As filed with the Securities and Exchange Commission on May 9, 1997
                                                      Registration No. 333-23625

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         PRE-EFFECTIVE AMENDMENT NO. TWO
                    TO THE REGISTRATION STATEMENT ON FORM S-1

                      FIRST ROBINSON FINANCIAL CORPORATION/
      FIRST ROBINSON SAVINGS AND LOAN, F.A. 401(K) RETIREMENT SAVINGS PLAN

             (Exact name of registrant as specified in its charter)

     Delaware                                6035                 Applied For
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                 501 East Main Street, Robinson, Illinois 62454
                                 (618) 544-8621
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            -----------------------
                             Rick L. Catt, President
                      First Robinson Financial Corporation
                              501 East Main Street
                            Robinson, Illinois 62454
                                 (618) 544-8621
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ------------------------
                  Please send copies of all communications to:

                            Jeffrey M. Werthan, P.C.
                                Gary A. Lax, P.C.
                         SILVER, FREEDMAN & TAFF, L.L.P.
      (a limited liability partnership including professional corporations)
                            1100 New York Avenue, NW
                            Washington, DC 20005-3934
                                 (202) 414-6100

                  Approximate date of commencement of proposed
                sale to the public: As soon as practicable after
                 this Registration Statement becomes effective.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                    Proposed Maximum         Proposed Maximum
   Title of Each Class of                    Amount to be            Offering Price             Aggregate              Amount of
Securities to be Registered                  Registered(1)           Per Share (1)          Offering Price(1)      Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share       859,625 shares             $10.00                $8,596,250                 $2,605(1)
====================================================================================================================================
---------------
(1)  Estimated solely for the purpose of calculating the registration fee. The registration fee was previously paid with the initial filing of the Form
     S-1 on March 19, 1997.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          CROSS-REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501(B)


1.   Forepart of the Registration Statement and                      Facing Page; this Cross Reference Sheet; Outside
     Outside Front Cover Page of Prospectus..................        Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages                       Inside Front and Outside Back Cover Pages of
     of Prospectus...........................................        Prospectus

3.   Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges......................        Prospectus Summary; Risk Factors

4.   Use of Proceeds.........................................        Use of Proceeds; Capitalization

5.   Determination of Offering Price.........................        The Conversion

6.   Dilution................................................        *

7.   Selling Security Holders................................        *

8.   Plan of Distribution....................................        Outside Front Cover Page of Prospectus; Prospectus
                                                                     Summary; The Conversion

9.   Description of Securities to be Registered..............        Description of Capital Stock

10.  Interests of Named Experts and Counsel..................        *

11.  Information with Respect to the Registrant..............        Prospectus Summary; First Robinson Savings and
                                                                     Loan, F.A.; First Robinson Financial Corporation;
                                                                     Capitalization; Market for Common Stock;
                                                                     Management's Discussion and Analysis of Financial
                                                                     Condition and Results of Operations; Business;
                                                                     Regulation; Management; Restrictions on Acquisitions
                                                                     of Stock and Related Takeover Defensive Provisions;
                                                                     Description of Capital Stock; Index to Financial
                                                                     Statements

12.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities..........        *

------------

*   Omitted because the item is inapplicable.

PROSPECTUS SUPPLEMENT

                      FIRST ROBINSON FINANCIAL CORPORATION

                      FIRST ROBINSON SAVINGS AND LOAN, F.A.
                         401(k) RETIREMENT SAVINGS PLAN

         This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in First Robinson Savings and Loan F.A.'s 401(k) Retirement Savings Plan (the "Plan") of up to 58,000 shares of First Robinson Financial Corporation's (the "Holding Company") common stock, par value $.01 per share (the "Holding Company Stock") and related participation interests in the Plan, as set forth herein.

         In connection with the proposed conversion of First Robinson Savings and Loan, F.A. ("First Robinson") from mutual to stock form (the "Conversion") and the formation of the Holding Company as the holding company of First Robinson, the Plan has been amended to provide for an investment fund consisting of Holding Company Stock as an investment option for the Participants in the Plan (the "Employer Stock Fund"). The amended Plan permits Participants in the Plan to direct the trustee of the Employer Stock Fund (the "Trustee") to purchase Holding Company Stock with amounts in the Plan attributable to the accounts of such Participants. This Prospectus Supplement relates solely to the initial election of a Participant to direct the purchase of Holding Company Stock in the Conversion and not to any future purchases under the Plan or otherwise.

         The  Prospectus   dated  _____,   1997  of  the  Holding  Company  (the
"Prospectus"), which is being delivered with this Prospectus Supplement, includes detailed information with respect to the Holding Company, the Conversion, the Holding Company Stock and the financial condition, results of operations and business of First Robinson. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Capitalized terms not defined in this Prospectus Supplement have the meanings ascribed to them in the Prospectus.

          FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED
                     BY EACH PARTICIPANT, SEE "RISK FACTORS"
                               IN THE PROSPECTUS.
                             ----------------------

         THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR HAS SUCH COMMISSION, OFFICE, OR CORPORATION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The date of this Prospectus Supplement is ______, 1997.

         No person has been authorized to give any information or to make any representation other than as contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, any such other information or representation must not be relied upon as having been authorized by the Holding Company, First Robinson or the Plan. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstance create any implication that there has been no change in the affairs of the Holding Company, First Robinson or the Plan since the date hereof or that the information herein contained or incorporated herein by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is delivered herewith and should be retained for future reference.

                                TABLE OF CONTENTS
                                                                            Page

The Offering...............................................................    1
         Securities Offered................................................    1
         Election to Purchase Holding Company Stock in the Conversion......    1
         Method of Directing Transfer......................................    1
         Time for Directing Transfer.......................................    2
         Irrevocability of Transfer Direction..............................    2
         Subsequent Elections..............................................    2
         Purchase Price of Holding Company Stock...........................    2
         Nature of a Participant's Interest in the Holding Company Stock...    2
         Voting and Tender Rights of Holding Company Stock.................    2

Description of the Plan....................................................    3
         Introduction......................................................    3
         Eligibility and Participation.....................................    4
         Investment of Contributions.......................................    4
         Financial Data....................................................    6
         Administration of the Plan........................................    7
         Reports to Plan Participants......................................    8
         Amendment and Termination.........................................    8
         Merger, Consolidation or Transfer.................................    8
         Federal Tax Aspects of the Plan...................................    8
         Restrictions on Resale............................................   10

Legal Opinions.............................................................   11

Financial Statements.......................................................   11

Summary Plan Description Prototype Plan and Adoption Agreement.............  A-1

Financial Statements.......................................................  B-1

Election Form..............................................................  C-1

                                  THE OFFERING


Securities Offered

         Up to 58,000 shares of Holding Company Stock which may be acquired by the Plan for the accounts of employees participating in the Plan, and related participation interests, are offered hereby. The Holding Company is the issuer of such securities. Only employees of First Robinson may participate in the Plan. Information relating to the Plan is contained in this Prospectus Supplement and information relating to the Holding Company, the Conversion and the financial condition, results of operations and business of First Robinson is contained in the Prospectus delivered herewith. The address of the principal executive office of the Holding Company is 501 East Main Street, Robinson, Illinois 62454 and its telephone number is (618) 544-8621. The address and telephone number of First Robinson's principal office are the same as the Holding Company's address and telephone number.

Election to Purchase Holding Company Stock in the Conversion

         In connection with First Robinson's Conversion, the Plan has been amended to permit each Participant to direct that all or part of the funds in his or her accounts under the Plan (hereinafter referred to in the aggregate as a Participant's "Accounts") be transferred to the Employer Stock Fund and used to purchase Holding Company Stock in the Conversion. The Trustee of the Employer Stock Fund will follow the Participants' directions and exercise Subscription Rights to purchase Holding Company Stock in the Conversion to the extent provided in First Robinson's Plan of Conversion. See "The Conversion - Offering of Holding Company Stock" in the Prospectus. Funds not allocated to the purchase of Holding Company Stock will remain invested in accordance with the investment instructions of Participants in effect at such time.

         Respective purchases by the Plan in the Conversion will be counted as purchases by the individual Participants at whose election they are made to the extent of the funds directed by such Participants to purchase Holding Company Stock, and will be subject to the purchase limitations applicable to such individuals, rather than being counted in determining the maximum amount that the Holding Company's or First Robinson's Tax-Qualified Employee Plans (as defined in the Prospectus) may purchase in the aggregate. See "The Conversion - Subscription Offering" in the Prospectus.

Method of Directing Transfer

         Included with this Prospectus Supplement is an election and investment form (the "Election Form"). If a Participant wishes to direct some or all the funds in his or her Accounts into the Employer Stock Fund to purchase Holding Company Stock in the Conversion, he or she should indicate that decision by checking the appropriate box in Part 2 of the Election Form and completing this Part of the Election Form. If a Participant does not wish to make such an election, he or she should so indicate by checking the appropriate box in Part 2 of the Election Form. See also "Investment of Contributions - Holding Company Stock Investment Election Procedures" below.

Time for Directing Transfer

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Holding Company Stock in the Conversion is _____, 1997, unless extended (the "Election Deadline"). A Participant's completed Election Form must be returned to the Stock Information Center at First Robinson by ____ _.m., Robinson, Illinois time on such date.

Irrevocability of Transfer Direction

         Once received in proper form, an executed Election Form may not be modified, amended or revoked without the consent of First Robinson unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offering. See also "Investment of Contributions - Holding Company Stock Investment Election Procedures" below.

Subsequent Elections

         After  the  Election  Deadline,  Participants  initially  will  not  be permitted to direct or redirect any portion of their Accounts into Holding Company Stock; however, First Robinson intends to provide for such future investment. Participants will be notified when and to what extent future investments in the Employer Stock Fund may be permitted. Participants may direct the Trustee to sell their shares of Holding Company Stock purchased in the Conversion through the Plan pursuant to the procedures outlined in the Plan by filing a request form with the Plan Administrator. See "Investment of Contributions - Adjusting Your Investment Strategy" below.

Purchase Price of Holding Company Stock

         The funds transferred to the Employer Stock Fund for the purchase of the Holding Company Stock in the Conversion will be used by the Trustee to purchase Holding Company Stock through the exercise of Subscription Rights granted to the Plan under First Robinson's Plan of Conversion. The price paid for such shares of Holding Company Stock will be $10.00 per share, the same price as is paid by all other persons who purchase Holding Company Stock in the Conversion.

Nature of a Participant's Interest in the Holding Company Stock

         The Holding Company Stock will be held in the name of the Trustee of the Employer Stock Fund, in its capacity as trustee. The Trustee will maintain individual accounts reflecting each Participants individual interest in the Employer Stock Fund.

Voting and Tender Rights of Holding Company Stock

         The Trustee will exercise voting and tender rights attributable to all Holding Company Stock held by the Plan Trust (the "Trust") as directed by Participants with interests in the Employer Stock Fund. Shares with respect to which no instructions have been received by the Trustee will not be voted.

                             DESCRIPTION OF THE PLAN

Introduction

         The Plan was adopted by First Robinson on January 1, 1991 as a profit sharing plan with a cash-or-deferred feature described at Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), to encourage employee savings and to allow eligible employees to supplement their income upon retirement.

         First Robinson intends that the Plan will comply in operation with each of the requirements of the Code which are applicable to a plan qualified under
Section 401(a) of the Code and the requirements which are applicable to a qualified cash-or-deferred arrangement under Section 401(k) of the Code.

         [The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants or beneficiaries under the Plan.]

         Reference to Full Text of Plan. The following statements are summaries of certain provisions of the Plan. They are not a complete description of such provisions and are qualified in their entirety by the full text of the Plan which is filed as an exhibit to the registration statement of which this Prospectus Supplement is a part and which is incorporated by reference herein. Copies of the Plan are available to all employees upon request to the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

         Reference to Summary Plan Description. Certain information regarding the Plan is contained in the Summary Plan Description (including Summaries of Material Modifications thereto (the "Summary Plan Description")), a copy of which is attached to, and made a part of, this Prospectus Supplement.

         Tax and Securities Laws. Participants should consult with legal counsel regarding the tax and securities laws implications of participation in the Plan. Any directors, officers or beneficial owners of more than 10% of the outstanding shares of Common Stock should consider the applicability of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, to his or her participation in the Plan.

Eligibility and Participation

         All  employees  of  First  Robinson,   who  have  met  the  eligibility
requirements of the Plan may participate in the Plan. See "Eligibility to Participate" in the Summary Plan Description attached hereto.

         As of March 31, 1997, there were approximately 35 employees eligible to participate in the Plan, and 34 employees had elected to participate in the Plan.

Investment of Contributions

         Investment Options. All amounts credited to Participants' Accounts under the Plan are held in the Trust, which is administered by the Trustees appointed by First Robinson's Board of Directors.

         Each Participant must instruct the Trustees as to how funds held in his or her Accounts are to be invested. In addition to the Employer Stock Fund, Participants may elect to instruct the Trustees to invest such funds in any or all of the following investment options ("Investment Options"): (i) Nationwide Fund, (ii) Twentieth Century Global Fund, (iii) Oppenheimer Global Fund A, (iv) Nationwide Money Market Fund, or (v) General Account Fixed Contract. Investments in the Employer Stock Fund may be made only through reallocation of existing funds in the five investment options listed above. A brief description of the Employer Stock Fund is set forth below. For descriptions of the other Investment Options available to Plan Participants, Participants may request a prospectus for each of the investment options pursuant to the instructions in "Participant Direction of Investment" in the Summary Plan Description attached hereto.

         Employer Stock Fund. Effective until ________, 1997 or such later date as elected by the Holding Company, Participants in the Plan may elect to direct the Trustee to transfer some or all of the funds in their Accounts to the Employer Stock Fund to purchase Holding Company Stock in the Conversion. The price paid for shares of Holding Company Stock will be the same price as is paid by all other persons who purchase Holding Company Stock in the Conversion. The number of shares, if any, subject to purchase for the Accounts of each Participant who may elect to invest in Holding Company Stock is not currently determinable. Any cash dividends received on Holding Company Stock held by the Plan will be reinvested in accordance with the Participant's investment instructions then in effect.

         The investment in Holding Company Stock involves certain risks. No assurance can be given that shares of Holding Company Stock purchased pursuant to the Plan will thereafter be able to be sold at a price equal to or in excess of the purchase price. See also "Risk Factors" in the Prospectus.

         Holding Company Stock Investment Election Procedures. Participants may instruct the Trustee to purchase Holding Company Stock by redirecting funds from their existing Accounts into the Employer Stock Fund by filing an Election Form with the Plan Administrator on or prior to the Election Deadline. Total funds redirected by each Participant into the Employer Stock Fund must represent whole share amounts (i.e., must be divisible by the $10.00 per share purchase price) and must be allocated in not less than 10% increments from Investment Options containing the Participant's Plan funds. When a Participant instructs the Trustee to redirect the funds in his or her existing Accounts into the Employer Stock Fund in order to purchase Holding Company Stock, the Trustee will liquidate funds from the appropriate Investment Option(s) and apply such redirected funds as requested, in order to effect the new allocation.

         For example, a Participant may fund an election to purchase 100 shares of Holding Company Stock by redirecting the aggregate purchase price of $1,000 for such shares from the following Investment Options (provided the necessary funds are available in such Investment Options): (i) 10% from the Twentieth Century Growth Fund, (ii) 30% from the Oppenheimer Global Fund A, and (iii) 60% from the Nationwide Money Market Fund. In such case, the Trustee would liquidate $100 of the Participant's funds from the Twentieth Century Growth Fund, $300 from funds in the Oppenheimer Fund and $600 from funds in the Twentieth Century Growth Fund to raise the $1,000 aggregate purchase price. If a Participant's instructions cannot be fulfilled because the Participant does not have the required funds in one or more of the Investment Options to purchase the shares of Holding Company Stock subscribed for, the Participant will be required to file a revised Election Form with the Plan Administrator by the Election
Deadline. Once received in proper form, an executed Election Form may not be modified, amended or rescinded without the consent of First Robinson unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offering.

         Adjusting Your Investment Strategy. Until changed in accordance with the terms of the Plan, future allocations of a Participant's contributions would remain unaffected by the election to purchase Holding Company Stock through the Plan in the Conversion. A Participant may modify a prior investment allocation election or request the transfer of funds to another investment vehicle by filing a written notice with the Plan Administrator, with such modification or request taking effect on the sooner to occur of the next January 1 or July 1. However, modifications and fund transfers relating to the Employer Stock Fund are permitted only during an "Investment Change Period." An "Investment Change Period" opens at the beginning of the third day after the Holding Company issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by the Holding Company for general distribution which announces, for the first time, the Holding Company's Results of operations for a particular fiscal quarter. First Robinson anticipates these opportunities will occur four times per year. First Robinson will attempt to notify Participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

         Valuation of Accounts. The net gain (or loss) of the Trust from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and any expenses paid from the Trust) are determined not less often than quarterly, and are allocated among the Accounts of Participants according to the balance of each such Acounts as of the end of each quarter. For purposes of such allocations, all assets of the Trust are valued at their fair market value pursuant to the method described in the Plan.

         When Holding Company Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. First Robinson expects to pay any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Holding Company Stock for the Employer Stock Fund. A Participant's account will be adjusted to reflect changes in the value of shares of Holding Company Stock resulting from stock dividends, stock splits and similar changes.

Financial Data

         Employer Contributions. For the Plan Year ended December 31, 1996, First Robinson made matching contributions totaling approximately $3,127.36. First Robinson made discretionary contributions to the Plan for the fiscal year ended December 31, 1996 of approximately $24,000. See generally "Employer's Contributions" in the Summary Plan Description attached hereto.

         Due to the additional expenses related to the establishment and operation of the ESOP and, if adopted, the RRP, First Robinson may determine to reduce its matching contribution under the Plan in the future.

         Performance of Holding Company Stock. As of the date of this Prospectus Supplement, no shares of Holding Company Stock have been issued or are outstanding and there is no established market for the Holding Company Stock. Accordingly, there is no record of the historical performance of the Holding Company Stock.

         Performance of Investment Options. The following table provides performance data with respect to the Investment Options available under the Plan, based on information provided to the Company by Nationwide Pension Sales ("Nationwide").

         The information set forth below with respect to the Investment Options has been reproduced from materials supplied by Nationwide, First Robinson and the Holding Company take no responsibility for the accuracy of such information.

         Additional information regarding the Investment Options may be available from Nationwide or First Robinson. Participants should review any available additional information regarding these investments before making an investment decision under the Plan.

                                                            Net Investment Performance
                                      -------------------------------------------------------------------
                                                For Twelve-Month Period                March 31, 1997
                                                    Ended March 31,                      Annualized
                                      ----------------------------------------    -----------------------
                                           1997          1996          1995         3 Years       5 Years
                                      ------------- ------------- ------------    ------------  ---------

Nationwide Fund                            20.69%        31.66%        10.2%         20.53%        14.38%
Twentieth Century Growth Fund              10.30         16.66          4.8          10.51          7.41
Oppenheimer Global Fund A                  16.85         20.01          1.4          12.43         12.55
Nationwide Money Market                     4.96          5.36          4.5           4.93          4.06



Historical Gross Rates for the BEST OF AMERICA Group Pensions Series General Account Fixed Contract:


                                 TIME OF DEPOSIT

                         Q1, 1997          1996            1995             1994
                         --------          ----            ----             ----
One Year Rate(1)          6.55%           6.98%           7.30%            7.41%

(1) The above-mentioned rates are "gross" rates and do not reflect margins for administration or commissions.

         Each Participant should note that past performance is not necessarily an indicator of future results.

Administration of the Plan

         Trustees. The trustees are appointed by the Board of Directors of First Robinson to serve at its pleasure (the "Trustees"). The current Trustees are Rick L. Catt, Clell T. Keller and Scott F. Pulliam.

         The Trustees receive and hold the contributions to the Plan in trust and distribute them to Participants and beneficiaries in accordance with the provisions of the Plan. The Trustees are responsible, following Participant direction, for effectuating the investment of the assets of the Trust in the Holding Company Stock and the other Investment Options.

         Plan Administrator. First Robinson is the Plan Administrator. First Robinson is responsible for administration of the Plan and is appointed by and serves at the pleasure of the Board of Directors of First Robinson. First Robinson may appoint individuals to assist in the administration of the Plan and in carrying out its responsibilities for interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, furnishing First Robinson with reports with respect to the administration of the Plan, receiving, reviewing and keeping on file reports of the financial condition of the Trust, and appointing or employing individuals to assist in the administration of the Plan. First Robinson has designated Rick L. Catt to assist it with the duties of Plan Administrator. First Robinson is responsible for maintenance of Plan records, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S.

Department of Labor and the IRS, and for all disclosures required to be made to Participants and beneficiaries under Sections 104 and 105 of ERISA.

Reports to Plan Participants

         As of the end of each calendar quarter, the Plan Administrator will furnish to each Participant a statement showing (i) balances in the Participant's Accounts as of the end of that period, (ii) the amount of contributions and forfeitures allocated to his or her Accounts for that period, and (iii) the adjustments to his or her Accounts to reflect a respective share of dividends on Holding Company Stock, and other income, gains or losses, if any.

Amendment and Termination

         It is the intention of First Robinson to continue the Plan indefinitely. Nevertheless, First Robinson may terminate the Plan at any time. If the Plan is terminated in whole or in part, then, regardless of other provisions in the Plan, each Participant affected by such termination shall become fully vested in all of his Accounts. First Robinson reserves the right to make from time to time any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that First Robinson may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Participant would (if either the Plan or the other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then been terminated).

Federal Tax Aspects of the Plan

         The Plan will be administered to comply in operation with the requirements of Section 401(a) of the Code and the requirements which are applicable to a qualified cash-or-deferred arrangement under Section 401(k) of the Code. Assuming that the Plan is administered in accordance with such Sections of the Code, participation in the Plan should have the following implications for federal income tax purposes:

         (a) Amounts contributed to Participants' Accounts, and the investment earnings on these Accounts, are not includable in Participants' federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Holding Company Stock or qualifies as a Lump Sum Distribution (as described below).

         (b) Income earned on assets by the Trust will not be taxable to the Trust.

         Lump Sum Distributions. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year to the Participant or beneficiary; (ii) on account of the Participant's death or separation from service, or after the Participant attains age 59-1/2; and (iii) consists of the balance to the credit of the Participant under this Plan and all other profit sharing plans, if any, maintained by First Robinson or the Holding Company. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution made by the Participant to this Plan and the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by First Robinson which is included in such distribution.

         Averaging Rules. Except as described below with respect to distributions of Holding Company Stock, the portion of the total taxable amount of a Lump Sum Distribution that is attributable to participation after 1973 in this Plan or in any other profit-sharing plan maintained by First Robinson (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed five years of participation in this Plan and each other profit-sharing plan making the Lump Sum Distribution prior to the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Plan or any other profit-sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to special averaging rules. The election of the special averaging rules must apply to all Lump Sum Distributions received by the Participant or beneficiary from this Plan and all other qualified plans during the taxable year. Furthermore, if a Lump Sum Distribution includes employer securities, the recipient is not currently taxable on the net unrealized appreciation of such securities at the time of the distribution, unless the recipient otherwise elects to pay the tax on the net unrealized appreciation at the time of the distribution.

         Rollover to Another Qualified Plan or to an IRA. A Participant may defer federal income taxation of all or any portion of the total taxable amount of a Lump Sum Distribution (including the proceeds from the sale of any Holding Company Stock included in the Lump Sum Distribution) to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by the Participant, to another qualified plan or to an individual retirement account ("IRA"). The beneficiary of a Participant who is the Participant's surviving spouse also may defer federal income taxation of all or any portion of the total taxable amount of a Lump Sum Distribution to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by the surviving spouse, to an IRA. If less than the total taxable amount of a Lump Sum Distribution is contributed to another qualified plan or to an IRA within the applicable 60-day period, the amount not so contributed must be included in the Participant's or beneficiary's taxable ordinary income for federal income tax purposes and will not be eligible for the special averaging rules or capital gain treatment. If all or any portion of the total taxable amount of a Lump Sum Distribution is contributed by a Participant or beneficiary to an IRA within the applicable 60-day period, any subsequent distribution from the IRA will not be eligible for the special averaging rules or capital gain treatment.

         Additional Tax on Early Distributions. For taxable years beginning after December 31, 1986, a Participant who receives a distribution from the Plan prior to attaining age 55 will be subject to an additional income tax equal to 10% of the amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his beneficiary, (iv) made to the Participant after separation from service under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes,
(vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

         The foregoing is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan.
Accordingly, each Participant may wish to consult a tax advisor concerning the Federal, state and local tax consequences of participating in and receiving distributions from the Plan.

         Participants subject to taxes imposed by state, local and other taxing authorities, including foreign governments, should also consult with their own attorneys or tax advisers regarding the tax consequences thereunder.

Restrictions on Resale

         Any person receiving shares of Holding Company Stock under the Plan who is an "affiliate" of First Robinson or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933 (e.g., directors, officers and substantial shareholders of the Holding Company and First Robinson) may re-offer or resell such shares only pursuant to a registration statement or, assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933. Any person who may be an "affiliate" of First Robinson or the Holding Company may wish to consult with counsel before transferring any Holding Company Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of Holding Company Stock acquired under the Plan, or other sales of Holding Company Stock.

                                 LEGAL OPINIONS

         The validity of the issuance of the Holding Company Stock will be passed upon by Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Washington, D.C. 20005, which firm acted as special counsel for the Holding Company and First Robinson in connection with First Robinson's Conversion.

                              FINANCIAL STATEMENTS

         The financial statements and schedules of the Plan have been prepared by management in accordance with the applicable provisions of ERISA and are included in this Prospectus Supplement.

                         Small Parker And Blossom, inc.

                       DEFINED CONTRIBUTION PROTOTYPE PLAN
                                       AND
                                 TRUST AGREEMENT

                                TABLE OF CONTENTS

ALPHABETICAL LISTING OF DEFINITIONS..........................................v

ARTICLE I, DEFINITIONS
        1.01      Employer............................................... 1.01
        1.02      Trustee.................................................1.01
        1.03      Plan....................................................1.01
        1.04      Adoption Agreement......................................1.01
        1.05      Plan Administrator......................................1.02
        1.06      Advisory Committee......................................1.02
        1.07      Employee................................................1.02
        1.08      Self-Employed Individual/Owner-Employee.................1.02
        1.09      Highly Compensated Employee.............................1.02
        1.10      Participant.............................................1.03
        1.11      Beneficiary.............................................1.03
        1.12      Compensation............................................1.03
        1.13      Earned Income...........................................1.05
        1.14      Account.................................................1.05
        1.15      Accrued Benefit.........................................1.05
        1.16      Nonforfeitable..........................................1.05
        1.17      Plan Year/Limitation Year...............................1.05
        1.18      Effective Date..........................................1.05
        1.19      Plan Entry Date.........................................1.05
        1.20      Accounting Date.........................................1.05
        1.21      Trust...................................................1.05
        1.22      Trust Fund..............................................1.05
        1.23      Nontransferable Annuity.................................1.05
        1.24      ERISA...................................................1.06
        1.25      Code....................................................1.06
        1.26      Service.................................................1.06
        1.27      Hour of Service.........................................1.06
        1.28      Disability..............................................1.07
        1.29      Service for Predecessor Employer........................1.07
        1.30      Related Employers.......................................1.07
        1.31      Leased Employees........................................1.08
        1.32      Special Rules for Owner-Employers.......................1.08
        1.33      Determination of Top Heavy Status.......................1.09
        1.34      Paired Plans............................................1.10

ARTICLE II, EMPLOYEE PARTICIPANTS
        2.01      Eligibility.............................................2.01
        2.02      Year of Service - Participation.........................2.01
        2.03      Break in Service - Participation........................2.01
        2.04      Participation upon Re-employment........................2.02
        2.05      Change in Employee Status...............................2.02
        2.06      Election Not to Participate.............................2.02

ARTICLE III, EMPLOYER CONTRIBUTIONS AND FORFEITURES
        3.01      Amount..................................................3.01
        3.02      Determination of Contribution...........................3.01
        3.03      Time of Payment of Contribution.........................3.01
        3.04      Contribution Allocation.................................3.01
        3.05      Forfeiture Allocation...................................3.03
        3.06      Accrual of Benefit......................................3.03
        3.07 - 3.16  Limitations on Allocations...........................3.05
        3.17      Special Allocation Limitation...........................3.07
        3.18      Defined Benefit Plan Limitation.........................3.07
        3.19      Definitions - Article III...............................3.07

ARTICLE IV, PARTICIPANT CONTRIBUTIONS
        4.01      Participant Nondeductible Contributions.................4.01
        4.02      Participant Deductible Contributions....................4.01
        4.03      Participant Rollover Contributions......................4.01
        4.04      Participant Contribution - Forfeitability...............4.02
        4.05      Participant Contribution - Withdrawal/Distribution......4.02
        4.06      Participant Contribution - Accrued Benefit..............4.02

ARTICLE V, TERMINATION OF SERVICE - PARTICIPANT VESTING
        5.01      Normal Retirement Age...................................5.01
        5.02      Participant Disability or Death.........................5.01
        5.03      Vesting Schedule........................................5.01
        5.04      Cash-Out Distributions to Partially-Vested
                    Participants/Restoration of Forfeited Accrued
                    Benefit...............................................5.01
        5.05      Segregated Account for Repaid Amount....................5.03
        5.06      Year of Service - Vesting...............................5.03
        5.07      Break in Service - Vesting..............................5.03
        5.08      Included Years of Service - Vesting.....................5.03
        5.09      Forfeiture Occurs.......................................5.03

ARTICLE VI, TIME AND METHOD OF PAYMENT OF BENEFITS
        6.01      Time of Payment of Accrued Benefit......................6.01
        6.02      Method of Payment of Accrued Benefit....................6.03
        6.03      Benefit Payment Elections...............................6.05
        6.04      Annuity Distributions to Participants and
                    Surviving Spouses.....................................6.06
        6.05      Waiver Election - Qualified Joint and Survivor
                    Annuity...............................................6.07
        6.06      Waiver Election - Preretirement Survivor Annuity........6.08
        6.07      Distributions Under Domestic Relations Orders...........6.09

ARTICLE VII, EMPLOYER ADMINISTRATIVE PROVISIONS
        7.01      Information to Committee................................7.01
        7.02      No Liability............................................7.01
        7.03      Indemnity of Certain Fiduciaries........................7.01
        7.04      Employer Direction of Investment........................7.01
        7.05      Amendment to Vesting Schedule...........................7.01

ARTICLE VIII, PARTICIPANT ADMINISTRATIVE PROVISIONS
        8.01      Beneficiary Designation.................................8.01
        8.02      No Beneficiary Designation/Death of Beneficiary.........8.01
        8.03      Personal Data to Committee..............................8.02
        8.04      Address for Notification................................8.02
        8.05      Assignment or Alienation................................8.02
        8.06      Notice of Change in Terms...............................8.02
        8.07      Litigation Against the Trust............................8.02
        8.08      Information Available...................................8.02
        8.09      Appeal Procedure for Denial of Benefits.................8.02
        8.10      Participant Direction of Investment.....................8.03

ARTICLE IX, ADVISORY COMMITTEE - DUTIES WITH RESPECT TO
PARTICIPANTS' ACCOUNTS
        9.01      Members' Compensation, Expenses.........................9.01
        9.02      Term....................................................9.01
        9.03      Powers..................................................9.01
        9.04      General.................................................9.01
        9.05      Funding Policy..........................................9.02
        9.06      Manner of Action........................................9.02
        9.07      Authorized Representative...............................9.02
        9.08      Interested Member.......................................9.02
        9.09      Individual Accounts.....................................9.02
        9.10      Value of Participant's Accrued Benefit..................9.02
        9.11      Allocation and Distribution of Net Income
                    Gain or Loss..........................................9.03
        9.12      Individual Statement....................................9.03
        9.13      Account Charged.........................................9.03
        9.14      Unclaimed Account Procedure.............................9.04

ARTICLE X, CUSTODIAN/TRUSTEE, POWERS AND DUTIES
        10.01     Acceptance.............................................10.01
        10.02     Receipt of Contributions...............................10.01
        10.03     Investment Powers......................................10.01
        10.04     Records and Statements.................................10.05
        10.05     Fees and Expenses from Fund............................10.06
        10.06     Parties to Litigation..................................10.06
        10.07     Professional Agents....................................10.06
        10.08     Distribution of Cash or Property.......................10.06
        10.09     Distribution Directions................................10.06
        10.10     Third Party/Multiple Trustees..........................10.06
        10.11     Resignation............................................10.06
        10.12     Removal................................................10.07
        10.13     Interim Duties and Successor Trustee...................10.07
        10.14     Valuation of Trust.....................................10.07
        10.15     Limitation on Liability - If Investment Manager,
                    Ancillary Trustee or Independent Fiduciary
                    Appointed............................................10.07
        10.16     Investment in Group Trust Fund.........................10.07
        10.17     Appointment of Ancillary Trustee or Independent
                    Fiduciary............................................10.08

ARTICLE XI, PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY
        11.01     Insurance Benefit......................................11.01
        11.02     Limitation on Life Insurance Protection................11.01
        11.03     Definitions............................................11.02
        11.04     Dividend Plan..........................................11.02
        11.05     Insurance Company Not a Party to Agreement.............11.02
        11.06     Insurance Company Not Responsible for Trustee's
                    Actions..............................................11.03
        11.07     Insurance Company Reliance on Trustee's Signature......11.03
        11.08     Acquittance............................................11.03
        11.09     Duties of Insurance Company............................11.03

ARTICLE XII, MISCELLANEOUS
        12.01     Evidence...............................................12.01
        12.02     No Responsibility for Employer Action..................12.01
        12.03     Fiduciaries Not Insurers...............................12.01
        12.04     Waiver of Notice.......................................12.01
        12.05     Successors.............................................12.01
        12.06     Word Usage.............................................12.01
        12.07     State Law..............................................12.01
        12.08     Employer's Right to Participate........................12.01
        12.09     Employment Not Guaranteed..............................12.02

ARTICLE XIII, EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION
        13.01     Exclusive Benefit......................................13.01
        13.02     Amendment By Employer..................................13.01
        13.03     Amendment By Regional Prototype Plan Sponsor...........13.02
        13.04     Discontinuance.........................................13.02
        13.05     Full Vesting on Termination............................13.02
        13.06     Merger/Direct Transfer.................................13.02
        13.07     Termination............................................13.03

ARTICLE XIV, CODE ss.401(k) AND CODE ss.401(m) ARRANGEMENTS
        14.01     Application............................................14.01
        14.02     Codess.401(k) Arrangement..............................14.01
        14.03     Definitions............................................14.02
        14.04     Matching Contributions/Employee Contributions..........14.03
        14.05     Time of Payment of Contributions.......................14.03
        14.06     Special Allocation Provisions - Deferral
                    Contributions, Matching Contributions and
                    Qualified Nonelective Contributions..................14.04
        14.07     Annual Elective Deferral Limitation....................14.05
        14.08     Actual Deferral Percentage ("ADP") Test................14.06
        14.09     Nondiscrimination Rules for Employer Matching
                    Contributions/Participant Nondeductible
                    Contributions........................................14.07
        14.10     Multiple Use Limitation................................14.09
        14.11     Distribution Restrictions..............................14.10
        14.12     Special Allocation Rules...............................14.11

ARTICLE A - APPENDIX TO BASIC PLAN DOCUMENT ...............................A-1

ARTICLE B - APPENDIX TO BASIC PLAN DOCUMENT ...............................B-1

                       ALPHABETICAL LISTING OF DEFINITIONS

         Plan Definition                                     Section Reference
                                                                (Page Number)


100% Limitation.................................................3.19(l) (3.09)
Account............................................................1.14 (1.05)
Accounting Date....................................................1.20 (1.05)
Accrued Benefit....................................................1.15 (1.05)
Actual Deferral Percentage ("ADP") Test..........................14.08 (14.06)
Adoption Agreement.................................................1.04 (1.01)
Advisory Committee.................................................1.06 (1.02)
Annual Addition.................................................3.19(a) (3.07)
Average Contribution Percentage Test.............................14.09 (14.07)
Beneficiary........................................................1.11 (1.03)
Break in Service for Eligibility Purposes..........................2.03 (2.01)
Break in Service for Vesting Purposes..............................5.07 (5.03)
Cash-out Distribution..............................................5.04 (5.01)
Code...............................................................1.25 (1.06)
Code ss.411(d)(6) Protected Benefits.............................13.02 (13.01)
Compensation.......................................................1.12 (1.03)
Compensation for Code ss.401(k) Purposes......................14.03(f) (14.02)
Compensation for Code ss.415 Purposes...........................3.19(b) (3.07)
Compensation for Top Heavy Purposes..........................1.33(B)(3) (1.10)
Contract(s)...................................................11.03(c) (11.02)
Custodian Designation.........................................10.03[B] (10.02)
Deemed Cash-out Rule............................................5.04(C) (5.02)
Deferral Contributions........................................14.03(g) (14.02)
Deferral Contributions Account...................................14.06 (14.04)
Defined Benefit Plan............................................3.19(i) (3.08)
Defined Benefit Plan Fraction...................................3.19(j) (3.08)
Defined Contribution Plan.......................................3.19(h) (3.08)
Defined Contribution Plan Fraction..............................3.19(k) (3.09)
Determination Date...........................................1.33(B)(7) (1.10)
Disability.........................................................1.28 (1.07)
Distribution Date..................................................6.01 (6.01)
Distribution Restrictions.....................................14.03(m) (14.03)
Earned Income......................................................1.13 (1.05)
Effective Date.....................................................1.18 (1.05)
Elective Deferrals............................................14.03(h) (14.02)
Elective Transfer.............................................13.06(A) (13.02)
Eligible Employee.............................................14.03(c) (14.02)
Employee...........................................................1.07 (1.02)
Employee Contributions........................................14.03(n) (14.03)
Employer...........................................................1.01 (1.01)
Employer Contribution Account....................................14.06 (14.04)

Employer for Code ss.415 Purposes...............................3.19(c) (3.08)
Employer for Top Heavy Purposes..............................1.33(B)(6) (1.10)
Employment Commencement Date.......................................2.02 (2.01)
ERISA..............................................................1.24 (1.06)
Excess Aggregate Contributions...................................14.09 (14.07)
Excess Amount...................................................3.19(d) (3.08)
Excess Contributions.............................................14.08 (14.06)
Exempt Participant.................................................8.01 (8.01)
Forfeiture Break in Service........................................5.08 (5.03)
Group Trust Fund.................................................10.16 (10.07)
Hardship.....................................................6.01(A)(4) (6.02)
Hardship for Code ss.401(k) Purposes.............................14.11 (14.10)
Highly Compensated Employee........................................1.09 (1.02)
Highly Compensated Group......................................14.03(d) (14.02)
Hour of Service....................................................1.27 (1.06)
Incidental Insurance Benefits....................................11.01 (11.01)
Insurable Participant.........................................11.03(d) (11.02)
Investment Manager..............................................9.04(i) (9.01)
Issuing Insurance Company.....................................11.03(b) (11.02)
Joint and Survivor Annuity......................................6.04(A) (6.06)
Key Employee.................................................1.33(B)(1) (1.10)
Leased Employees...................................................1.31 (1.08)
Limitation Year.............................1.17 and 3.19(e) (1.05) and (3.08)
Loan Policy.....................................................9.04(A) (9.02)
Mandatory Contributions..........................................14.04 (14.03)
Mandatory Contributions Account..................................14.04 (14.03)
Master or Prototype Plan........................................3.19(f) (3.08)
Matching Contributions........................................14.03(i) (14.02)
Maximum Permissible Amount......................................3.19(g) (3.08)
Minimum Distribution Incidental Benefit (MDIB)..................6.02(A) (6.03)
Multiple Use Limitation..........................................14.10 (14.09)
Named Fiduciary...............................................10.03[D] (10.04)
Nonelective Contributions.....................................14.03(j) (14.03)
Nonforfeitable.....................................................1.16 (1.05)
Nonhighly Compensated Employee................................14.03(b) (14.02)
Nonhighly Compensated Group...................................14.03(e) (14.02)
Non-Key Employee.............................................1.33(B)(2) (1.10)
Nontransferable Annuity............................................1.23 (1.05)
Normal Retirement Age..............................................5.01 (5.01)
Owner-Employee.....................................................1.08 (1.02)
Paired Plans.......................................................1.34 (1.10)
Participant........................................................1.10 (1.03)
Participant Deductible Contributions...............................4.02 (4.01)
Participant Forfeiture.............................................3.05 (3.03)
Participant Loans.............................................10.03[E] (10.05)
Participant Nondeductible Contributions............................4.01 (4.01)
Permissive Aggregation Group.................................1.33(B)(5) (1.10)
Plan...............................................................1.03 (1.01)

Plan Administrator.................................................1.05 (1.02)
Plan Entry Date....................................................1.19 (1.05)
Plan Year..........................................................1.17 (1.05)
Policy........................................................11.03(a) (11.02)
Predecessor Employer...............................................1.29 (1.07)
Preretirement Survivor Annuity..................................6.04(B) (6.06)
Qualified Domestic Relations Order.................................6.07 (6.09)
Qualified Matching Contributions..............................14.03(k) (14.03)
Qualified Nonelective Contributions...........................14.03(l) (14.03)
Qualifying Employer Real Property.............................10.03[F] (10.05)
Qualifying Employer Securities................................10.03[F] (10.05)
Related Employers..................................................1.30 (1.07)
Required Aggregation Group...................................1.33(B)(4) (1.10)
Required Beginning Date.........................................6.01(B) (6.02)
Rollover Contributions.............................................4.03 (4.01)
Self-Employed Individual...........................................1.08 (1.02)
Service............................................................1.26 (1.06)
Term Life Insurance Contract.....................................11.03 (11.02)
Top Heavy Minimum Allocation....................................3.04(B) (3.01)
Top Heavy Ratio....................................................1.33 (1.09)
Trust..............................................................1.21 (1.05)
Trustee............................................................1.02 (1.01)
Trustee Designation...........................................10.03[A] (10.01)
Trust Fund.........................................................1.22 (1.05)
Weighted Average Allocation Method...............................14.12 (14.11)
Year of Service for Eligibility Purposes...........................2.02 (2.01)
Year of Service for Vesting Purposes...............................5.06 (5.03)

                         Small Parker And Blossom, inc.

             DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST AGREEMENT
                            BASIC PLAN DOCUMENT # 01

    Small Parker And Blosssom, inc. Thrift & Savings Plan, in its capacity as Regional Prototype Plan Sponsor, establishes this Prototype Plan intended to conform to and qualify under ss.401 and ss.501 of the Internal Revenue Code of 1986, as amended. An Employer establishes a Plan and Trust under this Prototype Plan by executing an Adoption Agreement. If the Employer adopts this Plan as a restated Plan in substitution for, and in amendment of, an existing plan, the provisions of this Plan, as a restated Plan, apply solely to an Employee whose employment with the Employer terminates on or after the restated Effective Date of the Employer's Plan. If an Employee's employment with the Employer terminates prior to the restated Effective Date, that Employee is entitled to benefits under the Plan as the Plan existed on the date of the Employee's termination of employment.



                                    ARTICLE I
                                   DEFINITIONS

    1.01 "Employer" means each employer who adopts this Plan by executing an Adoption Agreement.

    1.02 "Trustee" means the person or persons who as Trustee execute the Employer's Adoption Agreement, or any successor in office who in writing accepts the position of Trustee. The Employer must designate in its Adoption Agreement whether the Trustee will administer the Trust as a discretionary Trustee or as a nondiscretionary Trustee. If a person acts as a discretionary Trustee, the Employer also may appoint a Custodian. See Article X.

    1.03 "Plan" means the retirement plan established or continued by the Employer in the form of this Agreement, including the Adoption Agreement under which the Employer has elected to participate in this Prototype Plan. The Employer must designate the name of the Plan in its Adoption Agreement. An Employer may execute more than one Adoption Agreement offered under this Prototype Plan, each of which will constitute a separate Plan and Trust established or continued by that Employer. The Plan and the Trust created by each adopting Employer is a separate Plan and a separate Trust, independent from the plan and the trust of any other employer adopting this Prototype Plan. All section references within the Plan are Plan section references unless the context clearly indicates otherwise.

    1.04 "Adoption Agreement" means the document executed by each Employer adopting this Prototype Plan. The terms of this Prototype Plan as modified by the terms of an adopting Employer's Adoption Agreement constitute a separate Plan and Trust to be construed as a single Agreement. Each elective provision of the Adoption Agreement corresponds by section reference to the section of the Plan which grants the election. Each Adoption Agreement offered under this Prototype Plan is either a Nonstandardized Plan or a Standardized Plan, as identified in the preamble to that Adoption Agreement. The provisions of this Prototype Plan apply equally to Nonstandardized Plans and to Standardized Plans unless otherwise specified.

                                      1.01

    1.05 "Plan Administrator" is the Employer unless the Employer designates another person to hold the position of Plan Administrator. In addition to his other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA as respects this Agreement.

    1.06 "Advisory Committee" means the Employer's Advisory Committee as from time to time constituted.

    1.07 "Employee" means any employee (including a Self-Employed Individual) of the Employer. The Employer must specify in its Adoption Agreement any Employee, or class of Employees, not eligible to participate in the Plan. If the Employer elects to exclude collective bargaining employees, the exclusion applies to any employee of the Employer included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers unless the collective bargaining agreement requires the employee to be included within the Plan. The term "employee representatives" does not include any organization more than half the members of which are owners, officers, or executives of the Employer.

    1.08 "Self-Employed Individual/Owner-Employee." "Self-Employed Individual" means an individual who has Earned Income (or who would have had Earned Income but for the fact that the trade or business did not have net earnings) for the taxable year from the trade or business for which the Plan is established. "Owner-Employee" means a Self-Employed Individual who is the sole proprietor in the case of a sole proprietorship. If the Employer is a partnership, "Owner-Employee" means a Self-Employed Individual who is a partner and owns more than 10% of either the capital or profits interest of the partnership.

    1.09 "Highly Compensated Employee" means an Employee who, during the Plan Year or during the preceding 12-month period:

    (a) is a more than 5% owner of the Employer (applying the constructive ownership rules of Code ss.318, and applying the principles of Code ss.318, for an unincorporated entity);

    (b) has Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

    (c) has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on Compensation for the relevant year); or

    (d) has Compensation in excess of 50% of the dollar amount prescribed in Code ss.415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer.

    If the Employee satisfies the definition in clause (b), (c) or (d) in the Plan Year but does not satisfy clause (b), (c) or (d) during the preceding 12-month period and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. The number of officers taken into account under clause (d) will not exceed the greater of 3 or 10% of the total number (after application of the Code ss.414(q) exclusions) of Employees, but no more than 50 officers. If no Employee satisfies the Compensation requirement in clause (d) for the relevant year, the Advisory Committee will treat the highest paid officer as satisfying clause (d) for that year.

    For purposes of this Section 1.09, "Compensation" means Compensation as defined in Section 1.12, except any exclusions from Compensation elected in the Employer's Adoption Agreement Section 1.12 do not apply, and Compensation must include "elective contributions" (as defined in Section 1.12). The Advisory Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group, the top 100 paid Employees, the number of officers includible in clause
(d) and the relevant Compensation, consistent with Code ss.414(q) and regulations issued under that Code


                                      1.02
section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer. For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury regulations, the Advisory Committee will treat a Highly Compensated Employee and all family members (a spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant) as a single Highly Compensated Employee, but only if the Highly Compensated Employee is a more than 5% owner or is one of the 10 Highly Compensated Employees with the greatest Compensation for the Plan Year. This aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation.

    The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed Separation from Service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday. If the former Employee's Separation from Service occurred prior to January 1, 1987, he is a Highly Compensated Employee only if he satisfied clause (a) of this
Section 1.09 or received Compensation in excess of $50,000 during: (1) the year of his Separation from Service (or the prior year); or (2) any year ending after his 54th birthday.

    1.10 "Participant" is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01.

    1.11 "Beneficiary" is a person designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's, the Advisory Committee's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

    1.12 "Compensation" means, except as provided in the Employer's Adoption Agreement, the Participant's Earned Income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). The Employer must elect in its Adoption Agreement whether to include elective contributions in the definition of Compensation. "Elective contributions" are amounts excludible from the Employee's gross income under Code ss.ss.125, 402(a)(8), 402(h) or 403(b), and contributed by the Employer, at the Employee's election, to a Code ss.401(k) arrangement, a Simplified Employee Pension, cafeteria plan or tax-sheltered annuity. The term "Compensation" does not include:

    (a) Employer contributions (other than "elective contributions," if includible in the definition of Compensation under Section 1.12 of the Employer's Adoption Agreement) to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludible from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

    (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

    (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a stock option described in Part II, Subchapter D, Chapter 1 of the Code.

                                      1.03

    (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code ss.403(b) (whether or not the contributions are excludible from the gross income of the Employee), other than "elective contributions," if elected in the Employer's Adoption Agreement.

    Any reference in this Plan to Compensation is a reference to the definition in this Section 1.12, unless the Plan reference specifies a modification to this definition. The Advisory Committee will take into account only Compensation actually paid for the relevant period. A Compensation payment includes Compensation by the Employer through another person under the common paymaster provisions in Code ss.ss.3121 and 3306.

(A) Limitations on Compensation.

    (1) Compensation dollar limitation. For any Plan Year beginning after December 31, 1988, the Advisory Committee must take into account only the first $200,000 (or beginning January 1, 1990, such larger amount as the Commissioner of Internal Revenue may prescribe) of any Participant's Compensation. For any Plan Year beginning prior to January 1, 1989, this $200,000 limitation (but not the family aggregation requirement described in the next paragraph) applies only if the Plan is top heavy for such Plan Year or operates as a deemed top heavy plan for such Plan Year.

    (2) Application of compensation limitation to certain family members. The $200,000 Compensation limitation applies to the combined Compensation of the Employee and of any family member aggregated with the Employee under Section
1.09 who is either (i) the Employee's spouse; or (ii) the Employee's lineal descendant under the age of 19. If, for a Plan Year, the combined Compensation of the Employee and such family members who are Participants entitled to an allocation for that Plan Year exceeds the $200,000 (or adjusted) limitation, "Compensation" for each such Participant, for purposes of the contribution and allocation provisions of Article III, means his Adjusted Compensation. Adjusted Compensation is the amount which bears the same ratio to the $200,000 (or adjusted) limitation as the affected Participant's Compensation (without regard to the $200,000 Compensation limitation) bears to the combined Compensation of all the affected Participants in the family unit. If the Plan uses permitted disparity, the Advisory Committee must determine the integration level of each affected family member Participant prior to the proration of the $200,000 Compensation limitation, but the combined integration level of the affected Participants may not exceed $200,000 (or the adjusted limitation). The combined Excess Compensation of the affected Participants in the family unit may not exceed $200,000 (or the adjusted limitation) minus the affected Participants' combined integration level (as determined under the preceding sentence). If the combined Excess Compensation exceeds this limitation, the Advisory Committee will prorate the Excess Compensation limitation among the affected Participants in the family unit in proportion to each such individual's Adjusted Compensation minus his integration level. If the Employer's Plan is a Nonstandardized Plan, the Employer may elect to use a different method in determining the Adjusted
Compensation of the affected Participants by specifying that method in an addendum to the Adoption Agreement, numbered Section 1.12.

(B) Nondiscrimination. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Compensation means Compensation as defined in this Section 1.12, except: (1) the Employer may elect to include or to exclude elective contributions, irrespective of the Employer's election in its Adoption Agreement regarding elective contributions; and (2) the Employer will not give effect to any elections made in the "modifications to Compensation definition" section of Adoption Agreement Section 1.12. The Employer's election described in clause (1) must be consistent and uniform with respect to all Employees and all plans of the Employer for any particular Plan Year. If the Employer's Plan is a Nonstandardized Plan, the Employer, irrespective of clause (2), may elect to exclude from this nondiscrimination definition of Compensation any items of Compensation excludible under Code ss.414(s) and the applicable Treasury regulations, provided such adjusted definition conforms to the nondiscrimination requirements of those regulations.

                                      1.04

    1.13 "Earned Income" means net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, provided personal services of the individual are a material income producing factor. The Advisory Committee will determine net earnings without regard to items excluded from gross income and the deductions allocable to those items. The Advisory Committee will determine net earnings after the deduction allowed to the Self-Employed Individual for all contributions made by the Employer to a qualified plan and, for Plan Years beginning after December 31, 1989, the deduction allowed to the Self-Employed under Code ss.164(f) for self-employment taxes.

    1.14 "Account" means the separate account(s) which the Advisory Committee or the Trustee maintains for a Participant under the Employer's Plan.

    1.15 "Accrued Benefit" means the amount standing in a Participant's Account(s) as of any date derived from both Employer contributions and Employee contributions, if any.

    1.16 "Nonforfeitable" means a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Accrued Benefit.

    1.17 "Plan Year" means the fiscal year of the Plan, the consecutive month period specified in the Employer's Adoption Agreement. The Employer's Adoption Agreement also must specify the "Limitation Year" applicable to the limitations on allocations described in Article III. If the Employer maintains Paired Plans, each Plan must have the same Plan Year.

    1.18 "Effective Date" of this Plan is the date specified in the Employer's Adoption Agreement.

    1.19 "Plan Entry Date" means the date(s) specified in Section 2.01 of the Employer's Adoption Agreement.

    1.20 "Accounting Date" is the last day of an Employer's Plan Year. Unless otherwise specified in the Plan, the Advisory Committee will make all Plan allocations for a particular Plan Year as of the Accounting Date of that Plan Year.

    1.21 "Trust" means the separate Trust created under the Employer's Plan.

    1.22 "Trust Fund" means all property of every kind held or acquired by the Employer's Plan, other than incidental benefit insurance contracts.

    1.23 "Nontransferable Annuity" means an annuity which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Plan distributes an annuity contract, the contract must be a Nontransferable Annuity.

    1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    1.25 "Code" means the Internal Revenue Code of 1986, as amended.

    1.26 "Service" means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees. "Separation from Service" means the Employee no longer has an employment relationship with the Employer maintaining this Plan.


                                      1.05

    1.27 "Hour of Service" means:

    (a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Advisory Committee credits Hours of Service under this paragraph (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

    (b) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Advisory Committee credits Hours of Service under this paragraph (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

    (c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Advisory Committee will credit no more than 501 Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Advisory Committee credits Hours of Service under this paragraph (c) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. ss.2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph (c).

    The Advisory Committee will not credit an Hour of Service under more than one of the above paragraphs. A computation period for purposes of this Section
1.27 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Advisory Committee is measuring an Employee's Hours of Service. The Advisory Committee will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

(A) Method of crediting Hours of Service. The Employer must elect in its Adoption Agreement the method the Advisory Committee will use in crediting an Employee with Hours of Service. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer. If the Employer elects to apply an "equivalency" method, for each equivalency period for which the Advisory Committee would credit the Employee with at least one Hour of Service, the Advisory Committee will credit the Employee with: (i) 10 Hours of Service for a daily equivalency; (ii) 45 Hours of Service for a weekly equivalency; (iii) 95 Hours of Service for a semimonthly payroll period equivalency; and (iv) 190 Hours of Service for a monthly equivalency.

(B) Maternity/paternity leave. Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Advisory Committee must credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Advisory Committee considers an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Advisory Committee credits Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the Advisory Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of 8 hours per day during the absence period. The Advisory Committee will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Advisory Committee credits all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Advisory Committee credits these Hours of Service to the immediately following computation period.

                                      1.06

    1.28 "Disability" means the Participant, because of a physical or mental disability, will be unable to perform the duties of his customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Advisory Committee considers will be of long continued duration. A Participant also is disabled if he incurs the permanent loss or loss of use of a member or function of the body, or is permanently disfigured, and incurs a Separation from Service. The Plan considers a Participant disabled on the date the Advisory Committee determines the Participant satisfies the definition of disability. The Advisory Committee may require a Participant to submit to a physical examination in order to confirm disability. The Advisory Committee will apply the provisions of this Section
1.28 in a nondiscriminatory, consistent and uniform manner. If the Employer's Plan is a Nonstandardized Plan, the Employer may provide an alternate definition of disability in an addendum to its Adoption Agreement, numbered Section 1.28.

    1.29 SERVICE FOR PREDECESSOR EMPLOYER. If the Employer maintains the plan of a predecessor employer, the Plan treats service of the Employee with the predecessor employer as service with the Employer. If the Employer does not maintain the plan of a predecessor employer, the Plan does not credit service with the predecessor employer, unless the Employer identifies the predecessor in its Adoption Agreement and specifies the purposes for which the Plan will credit service with that predecessor employer.

    1.30 RELATED EMPLOYERS. A related group is a controlled group of corporations (as defined in Code ss.414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code ss.414(c)) or an affiliated service group (as defined in Code ss.414(m) or in Code ss.414(o)). If the Employer is a member of a related group, the term "Employer" includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, applying the Participation Test and the Coverage Test under Section 3.06(E), applying the limitations on allocations in Part 2 of Article III, applying the top heavy rules and the minimum allocation requirements of Article III, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code section or by a Plan provision. However, an Employer may contribute to the Plan only by being a signatory to the Execution Page of the Adoption Agreement or to a Participation Agreement to the Employer's Adoption Agreement. If one or more of the Employer's related group members become Participating Employers by executing a Participation Agreement to the Employer's Adoption Agreement, the term "Employer" includes the participating related group members for all purposes of the Plan, and "Plan Administrator" means the Employer that is the signatory to the Execution Page of the Adoption Agreement.

    If the Employer's Plan is a Standardized Plan, all Employees of the Employer or of any member of the Employer's related group, are eligible to participate in the Plan, irrespective of whether the related group member directly employing the Employee is a Participating Employer. If the Employer's Plan is a Nonstandardized Plan, the Employer must specify in Section 1.07 of its Adoption Agreement, whether the Employees of related group members that are not Participating Employers are eligible to participate in the Plan. Under a Nonstandardized Plan, the Employer may elect to exclude from the definition of "Compensation" for allocation purposes any Compensation received from a related employer that has not executed a Participation Agreement and whose Employees are not eligible to participate in the Plan.

    1.31 LEASED EMPLOYEES. The Plan treats a Leased Employee as an Employee of the Employer. A Leased Employee is an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code ss.144(a)(3)) on a substantially full time basis for at least one year and who performs services historically performed by employees in the Employer's business field. If a Leased Employee is treated as an Employee by reason of this Section
1.31 of the Plan, "Compensation" includes Compensation from the leasing organization which is attributable to services performed for the Employer.


                                      1.07

(A) Safe harbor plan exception. The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code ss.415(c)(3) plus elective contributions (as defined in Section 1.12).

(B) Other requirements. The Advisory Committee must apply this Section 1.31 in a manner consistent with Code ss.ss.414(n) and 414(o) and the regulations issued under those Code sections. The Employer must specify in the Adoption Agreement the manner in which the Plan will determine the allocation of Employer contributions and Participant forfeitures on behalf of a Participant if the Participant is a Leased Employee covered by a plan maintained by the leasing organization.

    1.32 SPECIAL RULES FOR OWNER-EMPLOYEES. The following special provisions and restrictions apply to Owner-Employees:

    (a) If the Plan provides contributions or benefits for an Owner-Employee or for a group of Owner-Employees who controls the trade or business with respect to which this Plan is established and the Owner-Employee or Owner-Employees also control as Owner-Employees one or more other trades or businesses, plans must exist or be established with respect to all the controlled trades or businesses so that when the plans are combined they form a single plan which satisfies the requirements of Code ss.401(a) and Code ss.401(d) with respect to the employees of the controlled trades or businesses.

    (b) The Plan excludes an Owner-Employee or group of Owner-Employees if the Owner-Employee or group of Owner-Employees controls any other trade or business, unless the employees of the other controlled trade or business participate in a plan which satisfies the requirements of Code ss.401(a) and Code ss.401(d). The other qualified plan must provide contributions and benefits which are not less favorable than the contributions and benefits provided for the Owner-Employee or group of Owner-Employees under this Plan, or if an Owner-Employee is covered under another qualified plan as an Owner-Employee, then the plan established with respect to the trade or business he does control must provide contributions or benefits as favorable as those provided under the most favorable plan of the trade or business he does not control. If the exclusion of this paragraph (b) applies and the Employer's Plan is a Standardized Plan, the Employer may not participate or continue to participate in this Prototype Plan and the Employer's Plan becomes an individually-designed plan for purposes of qualification reliance.

    (c) For purposes of paragraphs (a) and (b) of this Section 1.32, an Owner-Employee or group of Owner-Employees controls a trade or business if the Owner-Employee or Owner-Employees together (1) own the entire interest in an unincorporated trade or business, or (2) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership.



    1.33 DETERMINATION OF TOP HEAVY STATUS. If this Plan is the only qualified plan maintained by the Employer, the Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of Accrued Benefits of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The Advisory Committee must include in the top heavy ratio, as part of the present value of Accrued Benefits, any contribution not made as of the Determination Date but includible under Code ss.416 and the applicable Treasury regulations, and distributions made within the Determination Period. The Advisory Committee must calculate the top heavy ratio by disregarding the Accrued Benefit (and distributions, if any, of the Accrued Benefit) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Accrued Benefit (including distributions, if any, of the Accrued Benefit) of an individual who


                                      1.08
has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Advisory Committee must calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code ss.416 and the regulations under that Code section.

    If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan which now is terminated, this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%. The Advisory Committee will calculate the top heavy ratio in the same manner as required by the first paragraph of this Section 1.33, taking into account all plans within the Aggregation Group. To the extent the Advisory Committee must take into account distributions to a Participant, the Advisory Committee must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Advisory Committee will calculate the present value of accrued benefits under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Code ss.416 and the regulations under that Code section. If a Participant in a defined benefit plan is a Non-Key Employee, the Advisory Committee will determine his accrued benefit under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code ss.411(b)(1)(C). If the Employer maintains a defined benefit plan, the Employer must specify in Adoption Agreement Section
3.18 the actuarial assumptions (interest and mortality only) the Advisory Committee will use to calculate the present value of benefits from a defined benefit plan. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Advisory Committee must value the Accrued Benefits in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code ss.416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Advisory Committee will calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

(A) Standardized Plan. If the Employer's Plan is a Standardized Plan, the Plan operates as a deemed top heavy plan in all Plan Years, except, if the Standardized Plan includes a Code ss.401(k) arrangement, the Employer may elect to apply the top heavy requirements only in Plan Years for which the Plan actually is top heavy. Under a deemed top heavy plan, the Advisory Committee need not determine whether the Plan actually is top heavy. However, if the Employer, in Adoption Agreement Section 3.18, elects to override the 100% limitation, the Advisory Committee will need to determine whether a deemed top heavy Plan's top heavy ratio for a Plan Year exceeds 90%.

(B) Definitions. For purposes of applying the provisions of this Section 1.33:

    (1) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, for any Plan Year in the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Code ss.415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer; (ii) has Compensation in excess of the dollar amount prescribed in Code ss.415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or (iv) is a more than 1% owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Code ss.318 (or the principles of that section, in the case of an unincorporated Employer,) will apply to determine ownership in the Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code ss.414(q) exclusions) of Employees, but no more than 50 officers. The Advisory Committee will make the determination of who is a Key Employee in accordance with Code ss.416(i)(1) and the regulations under that Code section.

    (2) "Non-Key Employee" is an employee who does not meet the definition of Key Employee.


                                      1.09

    (3) "Compensation" means Compensation as determined under Section 1.09 for purposes of identifying Highly Compensated Employees.

    (4) "Required Aggregation Group" means: (i) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and (ii) any other qualified plan of the Employer which enables a plan described in clause (i) to meet the requirements of Code ss.401(a)(4) or of Code ss.410.

    (5) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code ss.401(a)(4) and of Code ss.410. The Advisory Committee will determine the Permissive Aggregation Group.

    (6) "Employer" means the Employer that adopts this Plan and any related employers described in Section 1.30.

    (7) "Determination Date" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year. The "Determination Period" is the 5 year period ending on the Determination Date.

    1.34 "Paired Plans" means the Employer has adopted two Standardized Plan Adoption Agreements offered with this Prototype Plan, one Adoption Agreement being a Paired Profit Sharing Plan and one Adoption Agreement being a Paired Pension Plan. A Paired Profit Sharing Plan may include a Code ss.401(k) arrangement. A Paired Pension Plan must be a money purchase pension plan or a target benefit pension plan. Paired Plans must be the subject of a favorable opinion letter issued by the National Office of the Internal Revenue Service. This Prototype Plan does not pair any of its Standardized Plan Adoption Agreements with Standardized Plan Adoption Agreements under a defined benefit prototype plan.

                          * * * * * * * * * * * * * * *

                                      1.10

                                   ARTICLE II
                              EMPLOYEE PARTICIPANTS


    2.01 ELIGIBILITY. Each Employee becomes a Participant in the Plan in accordance with the participation option selected by the Employer in its Adoption Agreement. If this Plan is a restated Plan, each Employee who was a Participant in the Plan on the day before the Effective Date continues as a Participant in the Plan, irrespective of whether he satisfies the participation conditions in the restated Plan, unless otherwise provided in the Employer's Adoption Agreement.

    2.02 YEAR OF SERVICE - PARTICIPATION. For purposes of an Employee's participation in the Plan under Adoption Agreement Section 2.01, the Plan takes into account all of his Years of Service with the Employer, except as provided in Section 2.03. "Year of Service" means an eligibility computation period during which the Employee completes not less than the number of Hours of Service specified in the Employer's Adoption Agreement. The initial eligibility computation period is the first 12 consecutive month period measured from the Employment Commencement Date. The Plan measures succeeding eligibility computation periods in accordance with the option selected by the Employer in its Adoption Agreement. If the Employer elects to measure subsequent periods on a Plan Year basis, an Employee who receives credit for the required number of Hours of Service during the initial eligibility computation period and during the first applicable Plan Year will receive credit for two Years of Service under Article II. "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer. If the Employer elects a service condition under Adoption Agreement Section 2.01 based on months, the Plan does not apply any Hour of Service requirement after the completion of the first Hour of Service.

    2.03 BREAK IN SERVICE - PARTICIPATION. An Employee incurs a "Break in Service" if during any 12 consecutive month period he does not complete more than 500 Hours of Service with the Employer. The "12 consecutive month period" under this Section 2.03 is the same 12 consecutive month period for which the Plan measures "Years of Service" under Section 2.02.

(A) 2-year Eligibility. If the Employer elects a 2 years of service condition for eligibility purposes under Adoption Agreement Section 2.01, the Plan treats an Employee who incurs a one year Break in Service and who has never become a Participant as a new Employee on the date he first performs an Hour of Service for the Employer after the Break in Service.

(B) Suspension of Years of Service. The Employer must elect in its Adoption Agreement whether a Participant will incur a suspension of Years of Service after incurring a one year Break in Service. If this rule applies under the Employer's Plan, the Plan disregards a Participant's Years of Service (as defined in Section 2.02) earned prior to a Break in Service until the Participant completes another Year of Service and the Plan suspends the Participant's participation in the Plan. If the Participant completes a Year of Service following his Break in Service, the Plan restores that Participant's pre-Break Years of Service (and the Participant resumes active participation in the Plan) retroactively to the first day of the computation period in which the Participant earns the first post-Break Year of Service. The initial computation period under this Section 2.03(B) is the 12 consecutive month period measured from the date the Participant first receives credit for an Hour of Service following the one year Break in Service period. The Plan measures any subsequent periods, if necessary, in a manner consistent with the computation period selection in Adoption Agreement Section 2.02. This Section 2.03(B) does not affect a Participant's vesting credit under Article V and, during a suspension period, the Participant's Account continues to share fully in Trust Fund allocations under Section 9.11. Furthermore, this Section 2.03(B) will not result in the restoration of any Year of Service disregarded under the Break in Service rule of Section 2.03(A).


                                      2.01

    2.04 PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment with the Employer terminates will re-enter the Plan as a Participant on the date of his re-employment, subject to the Break in Service rule, if applicable, under
Section 2.03(B). An Employee who satisfies the Plan's eligibility conditions but who terminates employment with the Employer prior to becoming a Participant will become a Participant on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his re-employment, subject to the Break in Service rule, if applicable, under
Section 2.03(B). Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with Adoption Agreement Section 2.01.

    2.05 CHANGE IN EMPLOYEE STATUS. If a Participant has not incurred a Separation from Service but ceases to be eligible to participate in the Plan, by reason of employment within an employment classification excluded by the Employer under Adoption Agreement Section 1.07, the Advisory Committee must treat the Participant as an Excluded Employee during the period such a Participant is subject to the Adoption Agreement exclusion. The Advisory Committee determines a Participant's sharing in the allocation of Employer contributions and Participant forfeitures, if applicable, by disregarding his Compensation paid by the Employer for services rendered in his capacity as an Excluded Employee. However, during such period of exclusion, the Participant, without regard to employment classification, continues to receive credit for vesting under Article V for each included Year of Service and the Participant's Account continues to share fully in Trust Fund allocations under Section 9.11.

    If an Excluded Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of Section 2.01 and would have been a Participant had he not been an Excluded Employee during his period of Service. Furthermore, the Plan takes into account all of the Participant's included Years of Service with the Employer as an Excluded Employee for purposes of vesting credit under Article V.

    2.06 ELECTION NOT TO PARTICIPATE. If the Employer's Plan is a Standardized Plan, the Plan does not permit an otherwise eligible Employee nor any Participant to elect not to participate in the Plan. If the Employer's Plan is a Nonstandardized Plan, the Employer must specify in its Adoption Agreement whether an Employee eligible to participate, or any present Participant, may elect not to participate in the Plan. For an election to be effective for a particular Plan Year, the Employee or Participant must file the election in writing with the Plan Administrator not later than the time specified in the Employer's Adoption Agreement. The Employer may not make a contribution under the Plan for the Employee or for the Participant for the Plan Year for which the election is effective, nor for any succeeding Plan Year, unless the Employee or Participant re-elects to participate in the Plan. After an Employee's or Participant's election not to participate has been effective for at least the minimum period prescribed by the Employer's Adoption Agreement, the Employee or Participant may re-elect to participate in the Plan for any Plan Year and subsequent Plan Years. An Employee or Participant may re-elect to participate in the Plan by filing his election in writing with the Plan Administrator not later than the time specified in the Employer's Adoption Agreement. An Employee or Participant who re-elects to participate may again elect not to participate only as permitted in the Employer's Adoption Agreement. If an Employee is a Self-Employed Individual, the Employee's election (except as permitted by Treasury regulations without creating a Code ss.401(k) arrangement with respect to that Self-Employed Individual) must be effective no later than the date the Employee first would become a Participant in the Plan and the election is irrevocable. The Plan Administrator must furnish an Employee or a Participant any form required for purposes of an election under this Section 2.06. An election timely filed is effective for the entire Plan Year.


                                      2.02

    A Participant who elects not to participate may not receive a distribution of his Accrued Benefit attributable either to Employer or to Participant contributions except as provided under Article IV or under Article VI. However, for each Plan Year for which a Participant's election not to participate is effective, the Participant's Account, if any, continues to share in Trust Fund allocations under Article IX. Furthermore, the Employee or the Participant receives vesting credit under Article V for each included Year of Service during the period the election not to participate is effective.

                          * * * * * * * * * * * * * * *

                                      2.03

                                   ARTICLE III
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES


Part 1. Amount of Employer Contributions and Plan Allocations: Sections 3.01 through 3.06


    3.01 AMOUNT. For each Plan Year, the Employer contributes to the Trust the amount determined by application of the contribution option selected by the Employer in its Adoption Agreement. The Employer may not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants' Maximum Permissible Amounts.

    The Employer contributes to this Plan on the condition its contribution is not due to a mistake of fact and the Revenue Service will not disallow the deduction for its contribution. The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code ss.404. The Trustee will not return any portion of the Employer's contribution under the provisions of this paragraph more than one year after:

    (a) The Employer made the contribution by mistake of fact; or

    (b) The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

    The Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01 for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

    3.02  DETERMINATION  OF  CONTRIBUTION.   The  Employer,  from  its  records,
determines the amount of any contributions to be made by it to the Trust under the terms of the Plan.

    3.03 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments without interest. The Employer must make its contribution to the Plan within the time prescribed by the Code or applicable Treasury regulations. Subject to the consent of the Trustee, the Employer may make its contribution in property rather than in cash, provided the contribution of property is not a prohibited transaction under the Code or under ERISA.

    3.04          CONTRIBUTION ALLOCATION.

(A) Method of Allocation. The Employer must specify in its Adoption Agreement the manner of allocating each annual Employer contribution to this Trust.

(B) Top Heavy Minimum Allocation. The Plan must comply with the provisions of this Section 3.04(B), subject to the elections in the Employer's Adoption Agreement.

    (1) Top Heavy Minimum Allocation Under Standardized Plan. Subject to the Employer's election under Section 3.04(B)(3), the top heavy minimum allocation requirement applies to a Standardized Plan for each Plan Year, irrespective of whether the Plan is top heavy.

           (a) Each Participant employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year. The Employer may elect in Section 3.04 of its Adoption Agreement to apply this paragraph (a) only to a Participant who is a Non-Key Employee.

                                      3.01

           (b)  Subject  to any  overriding  elections  in  Section  3.18 of the
           Employer's Adoption Agreement, the top heavy minimum allocation is the lesser of 3% of the Participant's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Participant for the Plan Year. However, if the Employee participates in Paired Plans, the top heavy minimum allocation is 3% of his Compensation. If, under Adoption Agreement Section 3.04, the Employer elects to apply paragraph (a) only to a Participant who is a Non-Key Employee, the Advisory Committee will determine the "highest contribution rate" described in the first sentence of this paragraph
           (b) by reference only to the contribution rates of Participants who are Key Employees for the Plan Year.

    (2) Top Heavy Minimum Allocation Under Nonstandardized Plan. The top heavy minimum allocation requirement applies to a Nonstandardized Plan only in Plan Years for which the Plan is top heavy. Except as provided in the Employer's Adoption Agreement, if the Plan is top heavy in any Plan Year:

           (a) Each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year, irrespective of whether he satisfies the Hours of Service condition under Section 3.06 of the Employer's Adoption Agreement; and

           (b) The top heavy minimum allocation is the lesser of 3% of the Non-Key Employee's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key
           Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the antidiscrimination rules of Code ss.401(a)(4) or the coverage rules of Code ss.410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is 3% of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employees.

    (3) Special Election for Standardized Code ss.401(k) Plan. If the Employer's Plan is a Standardized Code ss.401(k) Plan, the Employer may elect in Adoption Agreement Section 3.04 to apply the top heavy minimum allocation requirements of
Section 3.04(B)(1) only for Plan Years in which the Plan actually is a top heavy plan.

    (4) Special Definitions. For purposes of this Section 3.04(B), the term "Participant" includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his Compensation level or because of his failure to make elective deferrals under a Code ss.401(k) arrangement or because of his failure to make mandatory contributions. For purposes of subparagraph (1)(b) or (2)(b), "Compensation" means Compensation as defined in
Section 1.12, except Compensation does not include elective contributions, irrespective of whether the Employer has elected to include these amounts in
Section 1.12 of its Adoption Agreement, any exclusion selected in Section 1.12 of the Adoption Agreement (other than the exclusion of elective contributions) does not apply, and any modification to the definition of Compensation in
Section 3.06 does not apply.

    (5) Determining Contribution Rates. For purposes of this Section 3.04(B), a Participant's contribution rate is the sum of all Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year divided by his Compensation for the entire Plan Year. However, for purposes of satisfying a Participant's top heavy minimum allocation in Plan Years beginning after December 31, 1988, the Participant's contribution rate does not include any elective contributions under a Code ss.401(k) arrangement nor any Employer matching contributions allocated on the basis of those elective contributions or on the basis of employee contributions, except a Nonstandardized Plan may include in the contribution rate any matching contributions not necessary to satisfy the nondiscrimination requirements of Code ss.401(k) or of Code ss.401(m).


                                      3.02

    If the Employee is a Participant in Paired Plans, the Advisory Committee will consider the Paired Plans as a single Plan to determine a Participant's contribution rate and to determine whether the Plans satisfy this top heavy minimum allocation requirement. To determine a Participant's contribution rate under a Nonstandardized Plan, the Advisory Committee must treat all qualified top heavy defined contribution plans maintained by the Employer (or by any related Employers described in Section 1.30) as a single plan.

    (6) No Allocations. If, for a Plan Year, there are no allocations of Employer contributions or forfeitures for any Participant (for purposes of Section 3.04 (B)(1)(b)) or for any Key Employee (for purposes of Section 3.04(B)(2)(b)), the Plan does not require any top heavy minimum allocation for the Plan Year, unless a top heavy minimum allocation applies because of the maintenance by the Employer of more than one plan.

    (7) Election of Method. The Employer must specify in its Adoption Agreement the manner in which the Plan will satisfy the top heavy minimum allocation requirement.

    (a) If the Employer elects to make any necessary additional contribution to this Plan, the Advisory Committee first will allocate the Employer contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the provisions of Adoption Agreement Section 3.04. The Employer then will contribute an additional amount for the Account of any Participant entitled under this Section 3.04(B) to a top heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under paragraph (5), is less than the top heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top heavy minimum allocation. The Advisory Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

    (b) If the Employer elects to guarantee the top heavy minimum allocation under another plan, this Plan does not provide the top heavy minimum allocation and the Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) under the Plan solely in accordance with the allocation method selected under Adoption Agreement
    Section 3.04.

    3.05 FORFEITURE ALLOCATION. The amount of a Participant's Accrued Benefit forfeited under the Plan is a Participant forfeiture. The Advisory Committee will allocate Participant forfeitures in the manner specified by the Employer in its Adoption Agreement. The Advisory Committee will continue to hold the undistributed, non-vested portion of a terminated Participant's Accrued Benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Section 5.09 or if applicable, until the time specified in Section
9.14. Except as provided under Section 5.04, a Participant will not share in the allocation of a forfeiture of any portion of his Accrued Benefit.

    3.06 ACCRUAL OF BENEFIT. The Advisory Committee will determine the accrual of benefit (Employer contributions and Participant forfeitures) on the basis of the Plan Year in accordance with the Employer's elections in its Adoption Agreement.

(A) Compensation Taken Into Account. The Employer must specify in its Adoption Agreement the Compensation the Advisory Committee is to take into account in allocating an Employer contribution to a Participant's Account for the Plan Year in which the Employee first becomes a Participant. For all other Plan Years, the Advisory Committee will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant. The Advisory Committee must take into account the Employee's entire Compensation for the Plan Year to determine whether the Plan satisfies the top heavy minimum allocation requirement of Section 3.04(B). The Employer, in an addendum to its Adoption Agreement numbered 3.06(A), may elect to measure Compensation for the Plan Year for allocation purposes on the basis of a specified period other than the Plan Year.


                                      3.03

(B) Hours of Service Requirement. Subject to the applicable minimum allocation requirement of Section 3.04, the Advisory Committee will not allocate any portion of an Employer contribution for a Plan Year to any Participant's Account if the Participant does not complete the applicable minimum Hours of Service requirement specified in the Employer's Adoption Agreement.

(C) Employment  Requirement.  If the Employer's  Plan is a Standardized  Plan, a
Participant who, during a particular Plan Year, completes the accrual requirements of Adoption Agreement Section 3.06 will share in the allocation of Employer contributions for that Plan Year without regard to whether he is employed by the Employer on the Accounting Date of that Plan Year. If the Employer's Plan is a Nonstandardized Plan, the Employer must specify in its Adoption Agreement whether the Participant will accrue a benefit if he is not employed by the Employer on the Accounting Date of the Plan Year. If the Employer's Plan is a money purchase plan or a target benefit plan, whether Nonstandardized or Standardized, the Plan conditions benefit accrual on employment with the Employer on the last day of the Plan Year for the Plan Year in which the Employer terminates the Plan.

(D) Other Requirements. If the Employer's Adoption Agreement includes options for other requirements affecting the Participant's accrual of benefits under the Plan, the Advisory Committee will apply this Section 3.06 in accordance with the Employer's Adoption Agreement selections.

(E)  Suspension  of Accrual  Requirements  Under  Nonstandardized  Plan.  If the
Employer's Plan is a Nonstandardized Plan, the Employer may elect in its Adoption Agreement to suspend the accrual requirements elected under Adoption Agreement Section 3.06 if, for any Plan Year beginning after December 31, 1989, the Plan fails to satisfy the Participation Test or the Coverage Test. A Plan satisfies the Participation Test if, on each day of the Plan Year, the number of Employees who benefit under the Plan is at least equal to the lesser of 50 or 40% of the total number of Includible Employees as of such day. A Plan satisfies the Coverage Test if, on the last day of each quarter of the Plan Year, the number of Nonhighly Compensated Employees who benefit under the Plan is at least equal to 70% of the total number of Includible Nonhighly Compensated Employees as of such day. "Includible" Employees are all Employees other than: (1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion under Adoption Agreement Section 1.07 or by reason of the participation requirements of Sections 2.01 and 2.03; and (2) any Employee who incurs a Separation from Service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year. A "Nonhighly Compensated Employee" is an Employee who is not a Highly Compensated Employee and who is not a family member aggregated with a Highly Compensated Employee pursuant to Section 1.09 of the Plan.

    For purposes of the Participation Test and the Coverage Test, an Employee is benefiting under the Plan on a particular date if, under Adoption Agreement
Section 3.04, he is entitled to an allocation for the Plan Year. Under the Participation Test, when determining whether an Employee is entitled to an allocation under Adoption Agreement Section 3.04, the Advisory Committee will disregard any allocation required solely by reason of the top heavy minimum allocation, unless the top heavy minimum allocation is the only allocation made under the Plan for the Plan Year.

    If this Section 3.06(E) applies for a Plan Year, the Advisory Committee will suspend the accrual requirements for the Includible Employees who are Participants, beginning first with the Includible Employee(s) employed with the Employer on the last day of the Plan Year, then the Includible Employee(s) who have the latest Separation from Service during the Plan Year, and continuing to suspend in descending order the accrual requirements for each Includible Employee who incurred an earlier Separation from Service, from the latest to the earliest Separation from Service date, until the Plan satisfies both the Participation Test and the Coverage Test for the Plan Year. If two or more Includible Employees have a Separation from Service on the same day, the Advisory Committee will suspend the accrual requirements for all such Includible Employees, irrespective of whether the Plan can satisfy the Participation Test and the Coverage Test by accruing benefits for fewer than all such Includible Employees. If the Plan suspends the accrual requirements for an Includible Employee, that Employee will share in the allocation

                                      3.04
of Employer contributions and Participant forfeitures, if any, without regard to the number of Hours of Service he has earned for the Plan Year and without regard to whether he is employed by the Employer on the last day of the Plan Year. If the Employer's Plan includes Employer matching contributions subject to Code ss.401(m), this suspension of accrual requirements applies separately to the Code ss.401(m) portion of the Plan, and the Advisory Committee will treat an Employee as benefiting under that portion of the Plan if he is an Eligible Employee for purposes of the Code ss.401(m) nondiscrimination test. The Employer may modify the operation of this Section 3.06(E) by electing appropriate modifications in Section 3.06 of its Adoption Agreement.

Part 2. Limitations On Allocations: Sections 3.07 through 3.19

    [Note: Sections 3.07 through 3.10 apply only to Participants in this Plan who do not participate, and who have never participated, in another qualified plan or in a welfare benefit fund (as defined in Code ss.419(e)) maintained by the Employer.]

    3.07 The amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 3.10) to the Participant's Account, the Advisory Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Advisory Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

    3.08 Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Advisory Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Advisory Committee must reduce any Employer contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years.

    3.09 As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

    3.10 If, pursuant to Section 3.09, or because of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, the Advisory Committee will dispose of such Excess Amount as follows:

    (a) The Advisory Committee will return any nondeductible voluntary Employee contributions to the Participant to the extent the return would reduce the Excess Amount.

    (b) If, after the application of paragraph (a), an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Advisory Committee will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding
    Limitation Year, as is necessary, for the Participant. If the Employer's Plan is a profit sharing plan, the Participant may elect to limit his Compensation for allocation purposes to the extent necessary to reduce his allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.


                                      3.05

    (c) If, after the application of paragraph (a), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Advisory Committee will hold the Excess Amount unallocated in a suspense account. The Advisory Committee will apply the suspense account to reduce Employer Contributions (including allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary. Neither the Employer nor any Employee may contribute to the Plan for any Limitation Year in which the Plan is unable to allocate fully a suspense account maintained pursuant to this paragraph (c).

    (d) The Advisory Committee will not distribute any Excess Amount(s) to Participants or to former Participants.

    [Note: Sections 3.11 through 3.16 apply only to Participants who, in addition to this Plan, participate in one or more plans (including Paired Plans), all of which are qualified Master or Prototype defined contribution plans or welfare benefit funds (as defined in Code ss.419(e)) maintained by the Employer during the Limitation Year.]

    3.11 The amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's Accounts for the same Limitation Year under this Plan and such other defined contribution plan. If the amount the Employer otherwise would contribute to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the Employer will reduce the amount of its contribution so the Annual Additions under all such plans for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 3.10) to the Participant's Account, the Advisory Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Advisory Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

    3.12 Prior to the determination of the Participant's actual Compensation for the Limitation Year, the Advisory Committee may determine the amounts referred to in 3.11 above on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee will make this determination on a reasonable and uniform basis for all Participants similarly situated. The Advisory Committee must reduce any Employer contribution (including allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years.

    3.13 As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the amounts referred to in 3.11 on the basis of the Participant's actual Compensation for such Limitation Year.

    3.14 If pursuant to Section 3.13, or because of the allocation of forfeitures, a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount will consist of the Amounts last allocated. The Advisory Committee will determine the Amounts last allocated by treating the Annual Additions attributable to a welfare benefit fund as allocated first, irrespective of the actual allocation date under the welfare benefit fund.

    3.15 The Employer must specify in its Adoption Agreement the Excess Amount attributed to this Plan, if the Advisory Committee allocates an Excess Amount to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan.

    3.16 The Advisory Committee will dispose of any Excess Amounts attributed to this Plan as provided in Section 3.10.

                                      3.06

    [Note: Section 3.17 applies only to Participants who, in addition to this Plan, participate in one or more qualified plans which are qualified defined contribution plans other than a Master or Prototype plan maintained by the Employer during the Limitation Year.]

    3.17 SPECIAL ALLOCATION LIMITATION. The amount of Annual Additions which the Advisory Committee may allocate under this Plan on behalf of any Participant are limited in accordance with the provisions of Section 3.11 through 3.16, as though the other plan were a Master or Prototype plan, unless the Employer provides other limitations in an addendum to the Adoption Agreement, numbered
Section 3.17.

    3.18 DEFINED BENEFIT PLAN LIMITATION. If the Employer maintains a defined benefit plan, or has ever maintained a defined benefit plan which the Employer has terminated, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Participant for any Limitation Year must not exceed 1.0. The Employer must provide in Adoption Agreement Section
3.18 the manner in which the Plan will satisfy this limitation. The Employer also must provide in its Adoption Agreement Section 3.18 the manner in which the Plan will satisfy the top heavy requirements of Code ss.416 after taking into account the existence (or prior maintenance) of the defined benefit plan.

    3.19 DEFINITIONS - ARTICLE III. For purposes of Article III, the following terms mean:

    (a) "Annual Addition" - The sum of the following amounts allocated on behalf of a Participant for a Limitation Year, of (i) all Employer contributions;
    (ii) all forfeitures; and (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code ss.401(k), excess aggregate contributions described in Code ss.401(m) and excess deferrals described in Code ss.402(g), irrespective of whether the plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 3.10. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code ss.415(l)(2)) included as part of a defined benefit plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code ss.419A(d)(3)) under a welfare benefit fund (as defined in Code ss.419(e)) maintained by the Employer.

    (b) "Compensation" - For purposes of applying the limitations of Part 2 of this Article III, "Compensation" means Compensation as defined in Section 1.12, except Compensation does not include elective contributions, irrespective of whether the Employer has elected to include these amounts as Compensation under Section 1.12 of its Adoption Agreement, and any exclusion selected in Section 1.12 of the Adoption Agreement (other than the exclusion of elective contributions) does not apply.

    (c) "Employer" - The Employer that adopts this Plan and any related employers described in Section 1.30. Solely for purposes of applying the limitations of Part 2 of this Article III, the Advisory Committee will determine related employers described in Section 1.30 by modifying Code ss.ss.414(b) and (c) in accordance with Code ss.415(h).

    (d) "Excess Amount" - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

    (e) "Limitation Year" - The period selected by the Employer under Adoption Agreement Section 1.17. All qualified plans of the Employer must use the same Limitation Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.


                                      3.07

    (f) "Master or Prototype Plan" - A plan the form of which is the subject of a favorable notification letter or a favorable opinion letter from the Internal Revenue Service.

    (g) "Maximum Permissible Amount" - The lesser of (i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation under Code ss.415(b)(1)(A)), or (ii) 25% of the Participant's Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Advisory Committee will multiply the $30,000 (or adjusted) limitation by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                       12

    (h) "Defined contribution plan" - A retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which the plan may allocate to such participant's account. The Advisory Committee must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of the limitations of Part 2 of this Article III, the Advisory Committee will treat employee contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Advisory Committee also will treat as a defined contribution plan an individual medical account (as defined in Code ss.415(l)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code ss.419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code ss.419A(d)(3)).

    (i) "Defined benefit plan" - A retirement plan which does not provide for individual accounts for Employer contributions. The Advisory Committee must treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan.

[Note: The definitions in paragraphs (j), (k) and (l) apply only if the limitation described in Section 3.18 applies to the Employer's Plan.]

    (j) "Defined benefit plan fraction" -

              Projected annual benefit of the Participant under the
                             defined benefit plan(s)
              ------------------------------------------------------
                       The lesser of (i) 125% (subject to
                 the "100% limitation" in paragraph (l)) of the
             dollar limitation in effect under Code ss. 415(b)(1)(A)
                  for the Limitation Year, or (ii) 140% of the
                   Participant's average Compensation for his
                   high three (3) consecutive Years of Service

           To determine the denominator of this fraction, the Advisory Committee will make any adjustment required under Code ss.415(b) and will determine a Year of Service, unless otherwise provided in an addendum to Adoption Agreement Section 3.18, as a Plan Year in which the Employee completed at least 1,000 Hours of Service. The "projected annual benefit" is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the defined benefit plan on the assumptions he continues employment until his normal retirement age (or current age, if later) as stated in the defined benefit plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.


                                      3.08

           Current Accrued Benefit. If the Participant accrued benefits in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the dollar limitation used in the denominator of this fraction will not be less than the Participant's Current Accrued Benefit. A Participant's Current Accrued Benefit is the sum of the annual benefits under such defined benefit plans which the Participant had accrued as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), determined without regard to any change in the terms or conditions of the Plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. This Current Accrued Benefit rule applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code ss.415 as in effect at the end of the 1986 Limitation Year.

    (k) "Defined contribution plan fraction" -

             The sum, as of the close of the Limitation Year, of the
               Annual Additions to the Participant's Account under
                        the defined contribution plan(s)
             -------------------------------------------------------
                 The sum of the lesser of the following amounts
          determined for the Limitation Year and for each prior Year of
                       Service with the Employer:(i) 125%
           (subject to the "100% limitation" in paragraph (l)) of the dollar limitation in effect under Codess.415(c)(1)(A)
              for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plans), or
       (ii) 35% of the Participant's Compensation for the Limitation Year

           For purposes of determining the defined contribution plan fraction, the Advisory Committee will not recompute Annual Additions in Limitation Years beginning prior to January 1, 1987, to treat all Employee contributions as Annual Additions. If the Plan satisfied Code ss.415 for Limitation Years beginning prior to January 1, 1987, the Advisory Committee will redetermine the defined contribution plan fraction and the defined benefit plan fraction as of the end of the 1986 Limitation Year, in accordance with this Section 3.19. If the sum of the redetermined fractions exceeds 1.0, the Advisory Committee will subtract permanently from the numerator of the defined contribution plan fraction an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of the defined contribution plan fraction. In making the adjustment, the Advisory Committee must disregard any accrued benefit under the defined benefit plan which is in excess of the Current Accrued Benefit. This Plan continues any transitional rules applicable to the determination of the defined contribution plan fraction under the Employer's Plan as of the end of the 1986 Limitation Year.

    (l) "100% limitation." If the 100% limitation applies, the Advisory Committee must determine the denominator of the defined benefit plan fraction and the denominator of the defined contribution plan fraction by substituting 100% for 125%. If the Employer's Plan is a Standardized Plan, the 100% limitation applies in all Limitation Years, subject to any override provisions under Section 3.18 of the Employer's Adoption Agreement. If the Employer overrides the 100% limitation under a Standardized Plan, the Employer must specify in its Adoption Agreement the manner in which the Plan satisfies the extra minimum benefit requirement of Code ss.416(h) and the 100% limitation must continue to apply if the Plan's top heavy ratio exceeds 90%. If the Employer's Plan is a Nonstandardized Plan, the 100% limitation applies only if: (i) the Plan's top heavy ratio exceeds 90%; or (ii) the Plan's top heavy ratio is greater than 60%, and the Employer does not elect in its Adoption Agreement Section 3.18 to provide extra minimum benefits which satisfy Code ss.416(h)(2).

                          * * * * * * * * * * * * * * *

                                       3.09

                                   ARTICLE IV
                            PARTICIPANT CONTRIBUTIONS


    4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. This Plan does not permit Participant nondeductible contributions unless the Employer maintains its Plan under a Code ss.401(k) Adoption Agreement. If the Employer does not maintain its Plan under a Code ss.401(k) Adoption Agreement and, prior to the adoption of this Prototype Plan, the Plan accepted Participant nondeductible contributions for a Plan Year beginning after December 31, 1986, those contributions must satisfy the requirements of Code ss.401(m). This Section 4.01 does not prohibit the Plan's acceptance of Participant nondeductible contributions prior to the first Plan Year commencing after the Plan Year in which the Employer adopts this Prototype Plan.

    4.02 PARTICIPANT DEDUCTIBLE CONTRIBUTIONS. A qualified Plan may not accept Participant deductible contributions after April 15, 1987. If the Employer's Plan includes Participant deductible contributions ("DECs") made prior to April 16, 1987, the Advisory Committee must maintain a separate accounting for the Participant's Accrued Benefit attributable to DECs, including DECs which are part of a rollover contribution described in Section 4.03. The Advisory Committee will treat the accumulated DECs as part of the Participant's Accrued Benefit for all purposes of the Plan, except for purposes of determining the top heavy ratio under Section 1.33. The Advisory Committee may not use DECs to purchase life insurance on the Participant's behalf.

    4.03 PARTICIPANT ROLLOVER CONTRIBUTIONS. Any Participant, with the Employer's written consent and after filing with the Trustee the form prescribed by the Advisory Committee, may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a "rollover contribution" which the Code permits an employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a rollover contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make to a qualified plan. A rollover contribution is not an Annual Addition under Part 2 of Article III.

    The Trustee will invest the rollover contribution in a segregated investment Account for the Participant's sole benefit unless the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee designation), in its sole discretion, agrees to invest the rollover contribution as part of the Trust Fund. The Trustee will not have any investment responsibility with respect to a Participant's segregated rollover Account. The Participant, however, from time to time, may direct the Trustee in writing as to the investment of his segregated rollover Account in property, or property interests, of any kind, real, personal or mixed; provided however, the Participant may not direct the Trustee to make loans to his Employer. A Participant's segregated rollover Account alone will bear any extraordinary expenses resulting from investments made at the direction of the Participant. As of the Accounting Date (or other valuation date) for each Plan Year, the Advisory Committee will allocate and credit the net income (or net loss) from a Participant's segregated rollover Account and the increase or decrease in the fair market value of the assets of a segregated rollover Account solely to that Account. The Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, by reason of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Trustee will hold, administer and distribute a rollover contribution in the same manner as any Employer contribution made to the Trust.

    An eligible Employee, prior to satisfying the Plan's eligibility conditions, may make a rollover contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a rollover contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Advisory Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Separation from service prior to becoming a Participant, the Trustee will distribute his rollover contribution Account to him as if it were an Employer contribution Account.

                                      4.01

    4.04 PARTICIPANT CONTRIBUTION - FORFEITABILITY. A Participant's Accrued Benefit is, at all times, 100% Nonforfeitable to the extent the value of his Accrued Benefit is derived from his Participant contributions described in this
Article IV.

    4.05 PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION. A Participant, by giving prior written notice to the Trustee, may withdraw all or any part of the value of his Accrued Benefit derived from his Participant contributions described in this Article IV. A distribution of Participant contributions must comply with the joint and survivor requirements described in Article VI, if those requirements apply to the Participant. A Participant may not exercise his right to withdraw the value of his Accrued Benefit derived from his Participant contributions more than once during any Plan Year. The Trustee, in accordance with the direction of the Advisory Committee, will distribute a Participant's unwithdrawn Accrued Benefit attributable to his Participant contributions in accordance with the provisions of Article VI applicable to the distribution of the Participant's Nonforfeitable Accrued Benefit.

    4.06 PARTICIPANT CONTRIBUTION - ACCRUED BENEFIT. The Advisory Committee must maintain a separate Account(s) in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan derived from his Participant contributions. A Participant's Accrued Benefit derived from his Participant contributions as of any applicable date is the balance of his separate Participant contribution Account(s).

                          * * * * * * * * * * * * * * *

                                      4.02

                                    ARTICLE V
                  TERMINATION OF SERVICE - PARTICIPANT VESTING


    5.01 NORMAL RETIREMENT AGE. The Employer must define Normal Retirement Age in its Adoption Agreement. A Participant's Accrued Benefit derived from Employer contributions is 100% Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date).

    5.02 PARTICIPANT DISABILITY OR DEATH. The Employer may elect in its Adoption Agreement to provide a Participant's Accrued Benefit derived from Employer contributions will be 100% Nonforfeitable if the Participant's Separation from Service is a result of his death or his disability.

    5.03 VESTING SCHEDULE. Except as provided in Sections 5.01 and 5.02, for each Year of Service, a Participant's Nonforfeitable percentage of his Accrued Benefit derived from Employer contributions equals the percentage in the vesting schedule completed by the Employer in its Adoption Agreement.

(A) Election of Special Vesting Formula. If the Trustee makes a distribution (other than a cash-out distribution described in Section 5.04) to a partially-vested Participant, and the Participant has not incurred a Forfeiture Break in Service at the relevant time, the Advisory Committee will establish a separate Account for the Participant's Accrued Benefit. At any relevant time following the distribution, the Advisory Committee will determine the Participant's Nonforfeitable Accrued Benefit derived from Employer contributions in accordance with the following formula: P(AB + (R x D)) - (R x D).

    To apply this formula, "P" is the Participant's current vesting percentage at the relevant time, "AB" is the Participant's Employer-derived Accrued Benefit at the relevant time, "R" is the ratio of "AB" to the Participant's Employer-derived Accrued Benefit immediately following the earlier distribution and "D" is the amount of the earlier distribution. If, under a restated Plan, the Plan has made distribution to a partially-vested Participant prior to its restated Effective Date and is unable to apply the cash-out provisions of
Section 5.04 to that prior distribution, this special vesting formula also applies to that Participant's remaining Account. The Employer, in an addendum to its Adoption Agreement, numbered Section 5.03, may elect to modify this formula to read as follows: P(AB + D) - D.

     5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/ RESTORATION OF FORFEITED ACCRUED BENEFIT. If, pursuant to Article VI, a partially- vested Participant receives a cash-out distribution before he incurs a Forfeiture Break in Service (as defined in Section 5.08), the cash-out distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Accrued Benefit derived from Employer contributions. See Section 5.09. A partially-vested Participant is a Participant whose Nonforfeitable Percentage determined under Section 5.03 is less than 100%. A cash-out distribution is a distribution of the entire present value of the Participant's Nonforfeitable Accrued Benefit.

(A) Restoration and Conditions upon Restoration. A partially-vested Participant who is re-employed by the Employer after receiving a cash-out distribution of the Nonforfeitable percentage of his Accrued Benefit may repay the Trustee the amount of the cash-out distribution attributable to Employer contributions, unless the Participant no longer has a right to restoration by reason of the conditions of this Section 5.04(A). If a partially-vested Participant makes the cash-out distribution repayment, the Advisory Committee, subject to the conditions of this Section 5.04(A), must restore his Accrued Benefit attributable to Employer contributions to the same dollar amount as the dollar amount of his Accrued Benefit on the Accounting Date, or other valuation date, immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other valuation date. Restoration of the Participant's Accrued Benefit includes restoration of all Code ss.411(d)(6) protected benefits with respect to that restored Accrued Benefit, in accordance with applicable Treasury regulations. The Advisory Committee will not restore a re-employed Participant's Accrued Benefit under this paragraph if:

                                      5.01

    (1) 5 years have elapsed since the Participant's first re-employment date with the Employer following the cash-out distribution; or

    (2) The  Participant  incurred a Forfeiture  Break in Service (as defined in
    Section 5.08). This condition also applies if the Participant makes repayment within the Plan Year in which he incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Advisory Committee otherwise would restore.

(B) Time and Method of Restoration. If neither of the two conditions preventing restoration of the Participant's Accrued Benefit applies, the Advisory Committee will restore the Participant's Accrued Benefit as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Accrued Benefit, the Advisory Committee, to the extent necessary, will allocate to the Participant's Account:

    (1) First, the amount, if any, of Participant forfeitures the Advisory Committee would otherwise allocate under Section 3.05;

    (2) Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

    (3) Third, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

    In an addendum to its Adoption Agreement numbered 5.04(B), the Employer may eliminate as a means of restoration any of the amounts described in clauses (1),
(2) and (3) or may change the order of priority of these amounts. To the extent the amounts described in clauses (1), (2) and (3) are insufficient to enable the Advisory Committee to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Section 3.01, the additional amount necessary to enable the Advisory Committee to make the required restoration. If, for a particular Plan Year, the Advisory Committee must restore the Accrued Benefit of more than one re-employed Participant, then the Advisory Committee will make the restoration allocations to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Advisory Committee will not take into account any allocation under this Section 5.04 in applying the limitation on allocations under Part 2 of Article III.

(C) 0% Vested Participant. The Employer must specify in its Adoption Agreement whether the deemed cash-out rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Accrued Benefit derived from Employer contributions is entirely forfeitable at the time of his Separation from Service. If the Participant's Account is not entitled to an allocation of Employer contributions for the Plan Year in which he has a Separation from Service, the Advisory Committee will apply the deemed cash-out rule as if the 0% vested Participant received a cash-out distribution on the date of the Participant's Separation from Service. If the Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Separation from Service, the Advisory Committee will apply the deemed cash-out rule as if the 0% vested Participant received a cash-out distribution on the first day of the first Plan Year beginning after his Separation from Service. For purposes of applying the restoration provisions of this Section 5.04, the Advisory Committee will treat the 0% vested Participant as repaying his cash-out "distribution" on the first date of his re-employment with the Employer. If the deemed cash-out rule does not apply to the Employer's Plan, a 0% vested Participant will not incur a forfeiture until he incurs a Forfeiture Break in Service.


                                      5.02

    5.05 SEGREGATED ACCOUNT FOR REPAID AMOUNT. Until the Advisory Committee restores the Participant's Accrued Benefit, as described in Section 5.04, the Trustee will invest the cash-out amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee must invest the amount in the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Trust Fund on the date the Advisory Committee restores the Participant's Accrued Benefit, the Participant's segregated Account remains a part of the Trust, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. Unless the repayment qualifies as a rollover contribution, the Advisory Committee will direct the Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant's segregated Account if the Advisory Committee determines either of the conditions of Section 5.04(A) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

    5.06 YEAR OF SERVICE - VESTING. For purposes of vesting under Section 5.03, Year of Service means any 12-consecutive month period designated in the Employer's Adoption Agreement during which an Employee completes not less than the number of Hours of Service (not exceeding 1,000) specified in the Employer's Adoption Agreement. A Year of Service includes any Year of Service earned prior to the Effective Date of the Plan, except as provided in Section 5.08.

    5.07 BREAK IN SERVICE - VESTING. For purposes of this Article V, a Participant incurs a "Break in Service" if during any vesting computation period he does not complete more than 500 Hours of Service. If, pursuant to Section 5.06, the Plan does not require more than 500 Hours of Service to receive credit for a Year of Service, a Participant incurs a Break in Service in a vesting computation period in which he fails to complete a Year of Service.

    5.08 INCLUDED YEARS OF SERVICE - VESTING. For purposes of determining "Years of Service" under Section 5.06, the Plan takes into account all Years of Service an Employee completes with the Employer except:

    (a) For the sole purpose of determining a Participant's Nonforfeitable percentage of his Accrued Benefit derived from Employer contributions which accrued for his benefit prior to a Forfeiture Break in Service, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service. The Participant incurs a Forfeiture Break in Service when he incurs 5 consecutive Breaks in Service.

    (b) The Plan disregards any Year of Service excluded under the Employer's Adoption Agreement. The Plan does not apply the Break in Service rule under Code ss.411(a)(6)(B). Therefore, an Employee need not complete a Year of Service after a Break in Service before the Plan takes into account the Employee's otherwise includible Years of Service under this Article V.

    5.09 FORFEITURE OCCURS. A Participant's forfeiture, if any, of his Accrued Benefit derived from Employer contributions occurs under the Plan on the earlier of:

    (a) The last day of the vesting computation period in which the Participant first incurs a Forfeiture Break in Service; or

    (b) The date the Participant receives a cash-out distribution.

    The Advisory Committee determines the percentage of a Participant's Accrued Benefit forfeiture, if any, under this Section 5.09 solely by reference to the vesting schedule of Section 5.03. A Participant does not forfeit any portion of his Accrued Benefit for any other reason or cause except as expressly provided by this Section 5.09 or as provided under Section 9.14.

                          * * * * * * * * * * * * * * *

                                      5.03

                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENT OF BENEFITS


    6.01 TIME OF PAYMENT OF ACCRUED BENEFIT. Unless, pursuant to Section 6.03, the Participant or the Beneficiary elects in writing to a different time or method of payment, the Advisory Committee will direct the Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500 and the Participant has not attained the later of Normal Retirement Age or age 62. Furthermore, the Participant's spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse's consent. For all purposes of this Article VI, the term "annuity starting date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form. A distribution date under this
Article VI, unless otherwise specified within the Plan, is the date or dates the Employer specifies in the Adoption Agreement, or as soon as administratively practicable following that distribution date. For purposes of the consent requirements under this Article VI, if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of any distribution, exceeds $3,500, the Advisory Committee must treat that present value as exceeding $3,500 for purposes of all subsequent Plan distributions to the Participant.

(A) Separation from Service For a Reason Other Than Death.

    (1) Participant's Nonforfeitable Accrued Benefit Not Exceeding $3,500. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum, on the distribution date the Employer specifies in the Adoption Agreement, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age. If the Participant has attained Normal Retirement Age at the time of his Separation from Service, the distribution under this paragraph will occur no later than the 60th day following the close of the Plan Year in which the Participant's Separation from Service occurs.

    (2) Participant's Nonforfeitable Accrued Benefit Exceeds $3,500. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to commence distribution of the Participant's Nonforfeitable Accrued Benefit in a form and at the time elected by the Participant, pursuant to Section 6.03. In the absence of an election by the Participant, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04), on the 60th day following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Age; (b) the Participant attains age 62; or (c) the Participant's Separation from Service.

    (3) Disability. If the Participant's Separation from Service is because of his disability, the Advisory Committee will direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in lump sum, on the distribution date the Employer specifies in the Adoption Agreement, subject to the notice and consent requirements of this Article VI and subject to the applicable mandatory commencement dates described in Paragraphs (1) and (2).

    (4) Hardship. Prior to the time at which the Participant may receive distribution under Paragraphs (1), (2) or (3), the Participant may request a distribution from his Nonforfeitable Accrued Benefit in an amount necessary to satisfy a hardship, if the Employer elects in the Adoption Agreement to permit hardship distributions. Unless the Employer elects otherwise in the Adoption Agreement, a hardship distribution must be on account of any of the following:
(a) medical expenses; (b) the purchase (excluding mortgage payments) of the Participant's principal residence; (c) post-secondary education tuition, for the next semester or quarter, for the Participant or for the Participant's spouse, children or dependents; (d) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; (e) funeral expenses of the Participant's family member; or
(f) the Participant's disability. A partially-vested Participant may not receive a hardship distribution described in this Paragraph (A)(4) prior to incurring a Forfeiture Break in Service, unless


                                      6.01
the hardship distribution is a cash-out distribution (as defined in Article V). The Advisory Committee will direct the Trustee to make the hardship distribution as soon as administratively practicable after the Participant makes a valid request for the hardship distribution.

(B) Required Beginning Date. If any distribution commencement date described under Paragraph (A) of this Section 6.01, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the Advisory Committee instead must direct the Trustee to make distribution on the Participant's Required Beginning Date, subject to the transitional election, if applicable, under Section 6.03(D). A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. However, if the Participant, prior to incurring a Separation from Service, attained age 70 1/2 by January 1, 1988, and, for the five Plan Year period ending in the calendar year in which he attained age 70 1/2 and for all subsequent years, the Participant was not a more than 5% owner, the Required Beginning Date is the April 1 following the close of the calendar year in which the Participant separates from Service or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a more than 5% owner. Furthermore, if a Participant who was not a more than 5% owner attained age 70 1/2 during 1988 and did not incur a Separation from Service prior to January 1, 1989, his Required Beginning Date is April 1, 1990. A mandatory distribution at the Participant's Required Beginning Date will be in lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04) unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment.

(C) Death of the Participant. The Advisory Committee will direct the Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the time of the Participant's death. Subject to the requirements of
Section 6.04, the Advisory Committee will determine the death benefit by reducing the Participant's Nonforfeitable Accrued Benefit by any security interest the Plan has against that Nonforfeitable Accrued Benefit by reason of an outstanding Participant loan.

    (1) Deceased Participant's Nonforfeitable Accrued Benefit Does Not Exceed $3,500. The Advisory Committee, subject to the requirements of Section 6.04, must direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit in a single sum, as soon as administratively practicable following the Participant's death or, if later, the date on which the Advisory Committee receives notification of or otherwise confirms the Participant's death.

    (2) Deceased Participant's Nonforfeitable Accrued Benefit Exceeds $3,500. The Advisory Committee will direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant or, if applicable by the Beneficiary, as permitted under this
Article  VI. In the  absence  of an  election,  subject to the  requirements  of
Section 6.04, the Advisory Committee will direct the Trustee to distribute the Participant's undistributed Nonforfeitable Accrued Benefit in a lump sum on the first distribution date following the close of the Plan Year in which the Participant's death occurs or, if later, the first distribution date following the date the Advisory Committee receives notification of or otherwise confirms the Participant's death.

    If the death benefit is payable in full to the Participant's surviving spouse, the surviving spouse, in addition to the distribution options provided in this Section 6.01(C), may elect distribution at any time or in any form (other than a joint and survivor annuity) this Article VI would permit for a Participant.

    6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. Subject to the annuity distribution requirements, if any, prescribed by Section 6.04, and any restrictions prescribed by Section 6.03, a Participant or Beneficiary may elect distribution under one, or any combination, of the following methods: (a) by payment in a lump sum; or (b) by payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his Beneficiary. The Employer may elect in its Adoption Agreement to modify the methods of payment available under this Section 6.02.


                                      6.02

    The distribution options permitted under this Section 6.02 are available only if the present value of the Participant Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500. To facilitate installment payments under this Article VI, the Advisory Committee may direct the Trustee to segregate all or any part of the Participant's Accrued Benefit in a separate Account. The Trustee will invest the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. A Participant or Beneficiary may elect to receive an installment distribution in the form of a Nontransferable Annuity Contract. Under an installment distribution, the Participant or Beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of the Participant's unpaid Nonforfeitable Accrued Benefit, subject to the requirements of Section 6.04.

(A) Minimum Distribution Requirements for Participants. The Advisory Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit, nor may the Participant elect to have the Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code ss.401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Article VIII, subject to the requirements of the Code ss.401(a)(9) regulations). The Advisory Committee will increase the
Participant's Nonforfeitable Accrued Benefit, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Advisory Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Advisory Committee must use the unisex life expectancy multiples under Treas. Reg. ss.1.72-9. The Advisory Committee, only upon the Participant's written request, will compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Advisory Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

    If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Advisory Committee direction) may not provide more than incidental benefits to the Beneficiary. For Plan Years beginning after December 31, 1988, the Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury regulations issued under Code ss.401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Advisory Committee must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.


                                      6.03

    The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date occurs, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this Section 6.02(A) if the contract complies with the requirements of Code ss.401(a)(9) and the applicable Treasury regulations.

(B) Minimum Distribution Requirements for Beneficiaries. The method of distribution to the Participant's Beneficiary must satisfy Code ss.401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning Date or, if earlier, the date the Participant commences an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, and the Participant had not commenced an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary, subject to Section 6.04, must provide for completion of payment to the Beneficiary over a period not exceeding: (i) 5 years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Advisory Committee may not direct payment of the Participant's Nonforfeitable Accrued Benefit over a period described in clause (ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Advisory Committee must use the unisex life expectancy multiples under Treas. Reg. ss.1.72-9 for purposes of applying this paragraph. The Advisory Committee, only upon the written request of the Participant or of the Participant's surviving spouse, will recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Advisory Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the Advisory Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

    6.03 BENEFIT PAYMENT ELECTIONS. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Advisory Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section 6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he attains the later of Normal Retirement Age or age 62.

    If a Participant or Beneficiary makes an election prescribed by this Section 6.03, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that election. Any election under this Section 6.03 is subject to the requirements of Section
6.02 and of Section 6.04. The Participant or Beneficiary must make an election under this Section 6.03 by filing his election with the Advisory Committee at any time before the Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI.


                                      6.04

(A) Participant Elections After Separation from Service. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds $3,500, he may elect to have the Trustee commence distribution as of any distribution date permitted under the Employer's Adoption Agreement Section 6.03. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date permitted under the Employer's Adoption Agreement Section 6.03. If the Participant is partially-vested in his Accrued Benefit, an election under this Paragraph (A) to distribute prior to the Participant's incurring a Forfeiture Break in Service (as defined in Section 5.08), must be in the form of a cash-out distribution (as defined in Article V). A Participant may not receive a cash-out distribution if, prior to the time the Trustee actually makes the cash-out distribution, the Participant returns to employment with the Employer. Following his attainment of Normal Retirement Age, a Participant who has separated from Service may elect distribution as of any distribution date, irrespective of the elections under Adoption Agreement Section 6.03.

(B) Participant Elections Prior to Separation from Service. The Employer must specify in its Adoption Agreement the distribution election rights, if any, a Participant has prior to his Separation from Service. A Participant must make an election under this Section 6.03(B) on a form prescribed by the Advisory
Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. The Trustee must make a distribution to a Participant in accordance with his election under this Section 6.03(B) within the 90 day period (or as soon as administratively practicable) after the Participant files his written election with the Trustee. The Trustee will distribute the balance of the Participant's Accrued Benefit not distributed pursuant to his election(s) in accordance with the other distribution provisions of this Plan.

(C) Death Benefit Elections. If the present value of the deceased Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant's Beneficiary may elect to have the Trustee distribute the Participant's Nonforfeitable Accrued Benefit in a form and within a period permitted under Section 6.02. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

(D) Transitional Elections. Notwithstanding the provisions of Sections 6.01 and 6.02, if the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1984, the Advisory Committee must distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that designation, subject however, to the survivor requirements, if applicable, of Sections 6.04, 6.05 and 6.06. This Section 6.03(D) does not apply to a pre-1984 distribution designation, and the Advisory Committee will not comply with that designation, if any of the following applies: (1) the method of distribution would have disqualified the Plan under Code ss.401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Accrued Benefit as of December 31, 1983; (3) the distribution designation does not specify the timing and form of the distribution and the death Beneficiaries (in order of priority);
(4) the substitution of a Beneficiary modifies the payment period of the distribution; or, (5) the Participant (or Beneficiary) modifies or revokes the distribution designation. In the event of a revocation, the Plan must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received under Section 6.02(A) if the distribution designation had not been in effect or, if the Beneficiary revokes the distribution designation, the amount which the
Beneficiary would have received under Section 6.02(B) if the distribution designation had not been in effect. The Advisory Committee will apply this
Section 6.03(D) to rollovers and transfers in accordance with Part J of the Code ss.401(a)(9) Treasury regulations.


                                      6.05

    6.04  ANNUITY   DISTRIBUTIONS   TO  PARTICIPANTS   AND  SURVIVING   SPOUSES.
          ----------------------------------------------------------------------

(A) Joint and Survivor Annuity. The Advisory Committee must direct the Trustee to distribute a married or unmarried Participant's Nonforfeitable Accrued Benefit in the form of a qualified joint and survivor annuity, unless the Participant makes a valid waiver election (described in Section 6.05) within the 90 day period ending on the annuity starting date. If, as of the annuity starting date, the Participant is married, a qualified joint and survivor annuity is an immediate annuity which is purchasable with the Participant's
Nonforfeitable Accrued Benefit and which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant. If, as of the annuity starting date, the Participant is not married, a qualified joint and survivor annuity is an immediate life annuity for the Participant which is purchasable with the Participant's Nonforfeitable Accrued Benefit. On or before the annuity starting date, the Advisory Committee, without Participant or spousal consent, must direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in a lump sum, in lieu of a qualified joint and survivor annuity, in accordance with
Section 6.01, if the Participant's Nonforfeitable Accrued Benefit is not greater than $3,500. This Section 6.04(A) applies only to a Participant who has completed at least one Hour of Service with the Employer after August 22, 1984.

(B) Preretirement Survivor Annuity. If a married Participant dies prior to his annuity starting date, the Advisory Committee will direct the Trustee to distribute a portion of the Participant's Nonforfeitable Accrued Benefit to the Participant's surviving spouse in the form of a preretirement survivor annuity, unless the Participant has a valid waiver election (as described in Section 6.06) in effect, or unless the Participant and his spouse were not married throughout the one year period ending on the date of his death. A preretirement survivor annuity is an annuity which is purchasable with 50% of the Participant's Nonforfeitable Accrued Benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. The value of the preretirement survivor annuity is attributable to Employer contributions and to Employee contributions in the same proportion as the Participant's Nonforfeitable Accrued Benefit is attributable to those contributions. The portion of the Participant's Nonforfeitable Accrued Benefit not payable under this paragraph is payable to the Participant's Beneficiary, in accordance with the other provisions of this Article VI. If the present value of the preretirement survivor annuity does not exceed $3,500, the Advisory Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a preretirement survivor annuity. This Section 6.04(B) applies only to a Participant who dies after August 22, 1984, and either (i) completes at least one Hour of Service with the Employer after August 22, 1984, or (ii) separated from Service with at least 10 Years of Service (as defined in Section 5.06) and completed at least one Hour of Service with the Employer in a Plan Year beginning after December 31, 1975.

(C) Surviving Spouse Elections. If the present value of the preretirement survivor annuity exceeds $3,500, the Participant's surviving spouse may elect to have the Trustee commence payment of the preretirement survivor annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods described in Section 6.02, and may elect any of the forms of payment described in Section 6.02, in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse, the Advisory Committee must direct the Trustee to distribute the preretirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's death; (ii) the date the Advisory Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62.


                                      6.06

(D) Special Rules. If the Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the preretirement survivor annuity, the Advisory Committee must direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with Sections 6.01,
6.02 and 6.03. The Advisory Committee will reduce the Participant's Nonforfeitable Accrued Benefit by any security interest (pursuant to any offset rights authorized by Section 10.03[E]) held by the Plan by reason of a Participant loan to determine the value of the Participant's Nonforfeitable Accrued Benefit distributable in the form of a qualified joint and survivor annuity or preretirement survivor annuity, provided any post-August 18, 1985, loan satisfied the spousal consent requirement described in Section 10.03[E] of the Plan. For purposes of applying this Article VI, the Advisory Committee treats a former spouse as the Participant's spouse or surviving spouse to the extent provided under a qualified domestic relations order described in Section
6.07. The provisions of this Section 6.04, and of Sections 6.05 and 6.06, apply separately to the portion of the Participant's Nonforfeitable Accrued Benefit subject to the qualified domestic relations order and to the portion of the Participant's Nonforfeitable Accrued Benefit not subject to that order.

(E) Profit Sharing Plan Election. If this Plan is a profit sharing plan, the Employer must elect the extent to which the preceding provisions of Section 6.04 apply. If the Employer elects to apply this Section 6.04 only to a Participant described in this Section 6.04(E), the preceding provisions of this Section 6.04 apply only to the following Participants: (1) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code ss.417 requirements and the Plan received the transfer after December 31, 1984, unless the transfer is an elective transfer described in Section 13.06; (2) a Participant who elects a life annuity distribution (if Section 6.02 or Section
13.02 of the Plan requires the Plan to provide a life annuity distribution option); and (3) a Participant whose benefits under a defined benefit plan maintained by the Employer are offset by benefits provided under this Plan. If the Employer elects to apply this Section 6.04 to all Participants, the preceding provisions of this Section 6.04 apply to all Participants described in the first two paragraphs of this Section 6.04, without regard to the limitations of this Section 6.04(E). Sections 6.05 and 6.06 only apply to Participants to whom the preceding provisions of this Section 6.04 apply.

    6.05 WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Advisory Committee must provide the Participant a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period.

    A married Participant's waiver election is not valid unless (a) the Participant's spouse (to whom the survivor annuity is payable under the qualified joint and survivor annuity), after the Participant has received the written explanation described in this Section 6.05, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his representative) witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this Section 6.05 apply to a former spouse of the Participant, to the extent required under a qualified domestic relations order described in Section 6.07.


                                      6.07

    The Advisory Committee will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Advisory Committee establishes the Participant does not have a spouse, the Advisory Committee is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

    6.06  WAIVER  ELECTION  -  PRERETIREMENT   SURVIVOR  ANNUITY.  The  Advisory
Committee must provide a written explanation of the preretirement survivor annuity to each married Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (2) a reasonable period after an Employee becomes a Participant; (3) a reasonable period after the joint and survivor rules become applicable to the Participant; or (4) a reasonable period after a fully subsidized preretirement survivor annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (1), (2), (3) and (4) do not apply and the Advisory Committee must provide the written explanation within the period beginning one year before and ending one year after the Separation from Service. The written explanation must describe, in a manner consistent with Treasury regulations, the terms and conditions of the preretirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section 6.05. The Plan does not limit the number of times the Participant may revoke a waiver of the preretirement survivor annuity or make a new waiver during the election period.

    A Participant's waiver election of the preretirement survivor annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35 and (b) the Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements described in Section 6.05, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Advisory Committee will accept a waiver election as respects the Participant's Accrued Benefit attributable to his Service prior to his Separation from Service. Furthermore, if a Participant who has not separated from Service makes a valid waiver election, except for the timing requirement of clause (a), the Advisory Committee will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35. A waiver election described in this paragraph is not valid unless made after the Participant has received the written explanation described in this Section 6.06.

    6.07 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Advisory Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code ss.414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code ss.414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. The Employer, in an
addendum  to  its  Adoption   Agreement   numbered  6.07,  may  elect  to  limit
distribution to an alternate payee only when the Participant has attained his earliest retirement age under the Plan. Nothing in this Section 6.07 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

                                      6.08

    The Advisory Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Advisory Committee promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Advisory Committee must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Advisory Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

    If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the Advisory Committee is making its determination of the qualified status of the domestic relations order, the Advisory Committee must make a separate accounting of the amounts payable. If the Advisory Committee determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Advisory Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the Advisory Committee does not make its determination of the qualified status of the order within the 18-month determination period, the Advisory Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Advisory Committee later determines the order is a qualified domestic relations order.

    To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Advisory Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section
6.07 by separate benefit checks or other separate distribution to the alternate payee(s).

                          * * * * * * * * * * * * * * *

                                      6.09

                                   ARTICLE VII
                       EMPLOYER ADMINISTRATIVE PROVISIONS


    7.01 INFORMATION TO COMMITTEE. The Employer must supply current information to the Advisory Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Advisory Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Advisory Committee are conclusive as to all persons.

    7.02 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Advisory Committee (unless the Employer is the
Advisory Committee), the Trustee, the Custodian, if any, or the Plan Administrator (unless the Employer is the Plan Administrator).

    7.03 INDEMNITY OF CERTAIN FIDUCIARIES. The Employer indemnifies and saves harmless the Plan Administrator and the members of the Advisory Committee, and each of them, from and against any and all loss resulting from liability to which the Plan Administrator and the Advisory Committee, or the members of the Advisory Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust or Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 do not relieve the Plan Administrator or any Advisory Committee member from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator and the Advisory Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.03, provided the letter agreement must be consistent with and does not violate ERISA. The indemnification provisions of this Section 7.03 extend to the Trustee (or to a Custodian, if any) solely to the extent provided by a letter agreement executed by the Trustee (or Custodian) and the Employer.

    7.04 EMPLOYER DIRECTION OF INVESTMENT. The Employer has the right to direct the Trustee with respect to the investment and re-investment of assets comprising the Trust Fund only if the Trustee consents in writing to permit such direction. If the Trustee consents to Employer direction of investment, the Trustee and the Employer must execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Employer direction as respects the investment or re-investment of any part of the Trust Fund.

    7.05 AMENDMENT TO VESTING SCHEDULE. Though the Employer reserves the right to amend the vesting schedule at any time, the Advisory Committee will not apply the amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Accrued Benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

    If the Employer makes a permissible amendment to the vesting schedule, each Participant having at least 3 Years of Service with the Employer may elect to have the percentage of his Nonforfeitable Accrued Benefit computed under the Plan without regard to the amendment. For Plan Years beginning prior to January 1, 1989, the election described in the preceding sentence applies only to Participants having at least 5 Years of Service with the Employer. The Participant must file his election with the Advisory Committee within 60 days of the latest of (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Advisory Committee, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the

                                      7.01
amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 7.05 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 7.05, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer derived Accrued Benefit. Furthermore, the Advisory Committee must treat any shift in the vesting schedule, due to a change in the Plan's top heavy status, as an amendment to the vesting schedule for purposes of this Section 7.05.

                          * * * * * * * * * * * * * * *

                                      7.02

                                  ARTICLE VIII
                      PARTICIPANT ADMINISTRATIVE PROVISIONS


    8.01 BENEFICIARY DESIGNATION. Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Nonforfeitable Accrued Benefit (including any life insurance proceeds payable to the Participant's Account) in the event of his death and the Participant may designate the form and method of payment. The Advisory Committee will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Advisory Committee, the form effectively revokes all designations filed prior to that date by the same Participant.

(A) Coordination with survivor requirements. If the joint and survivor requirements of Article VI apply to the Participant, this Section 8.01 does not impose any special spousal consent requirements on the Participant's Beneficiary designation. However, in the absence of spousal consent (as required by Article
VI) to the Participant's Beneficiary designation: (1) any waiver of the joint and survivor annuity or of the preretirement survivor annuity is not valid; and
(2)  if  the  Participant   dies  prior  to  his  annuity   starting  date,  the
Participant's Beneficiary designation will apply only to the portion of the death benefit which is not payable as a preretirement survivor annuity. Regarding clause (2), if the Participant's surviving spouse is a primary Beneficiary under the Participant's Beneficiary designation, the Trustee will satisfy the spouse's interest in the Participant's death benefit first from the portion which is payable as a preretirement survivor annuity.

(B) Profit sharing plan exception. If the Plan is a profit sharing plan, the Beneficiary designation of a married Exempt Participant is not valid unless the Participant's spouse consents (in a manner described in Section 6.05) to the Beneficiary designation. An "Exempt Participant" is a Participant who is not subject to the joint and survivor requirements of Article VI. The spousal consent requirement in this paragraph does not apply if the Exempt Participant and his spouse are not married throughout the one year period ending on the date of the Participant's death, or if the Participant's spouse is the Participant's sole primary Beneficiary.

    8.02 NO BENEFICIARY DESIGNATION/DEATH OF BENEFICIARY. If a Participant fails to name a Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceases him, then the Trustee will pay the Participant's Nonforfeitable Accrued Benefit in accordance with Section 6.02 in the following order of priority, unless the Employer specifies a different order of priority in an addendum to its Adoption Agreement, to:

    (a) The Participant's surviving spouse;

    (b) The Participant's surviving children, including adopted children, in equal shares;

    (c) The Participant's surviving parents, in equal shares; or

    (d) The Participant's estate.

    If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant's entire Nonforfeitable Accrued Benefit, the Trustee will pay the remaining Nonforfeitable Accrued Benefit to the Beneficiary's estate unless the Participant's Beneficiary designation provides otherwise or unless the Employer provides otherwise in its Adoption Agreement. If the Plan is a profit sharing plan, and the Plan includes Exempt Participants, the Employer may not specify a different order of priority in the Adoption Agreement unless the Participant's surviving spouse will be first in the different order of priority. The Advisory Committee will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 8.02.


                                      8.01

    8.03 PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Advisory Committee such evidence, data or information as the Advisory Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Advisory Committee, provided the Advisory Committee advises each Participant of the effect of his failure to comply with its request.

    8.04 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant must file with the Advisory Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Advisory Committee, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

    8.05 ASSIGNMENT OR ALIENATION. Subject to Code ss.414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

    8.06 NOTICE OF CHANGE IN TERMS. The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, must furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

    8.07 LITIGATION AGAINST THE TRUST. A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan.

    8.08 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.08 in his office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Plan Administrator must furnish him with a copy of any item listed in this Section
8.08. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

    8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. A Participant or a Beneficiary ("Claimant") may file with the Advisory Committee a written claim for benefits, if the Participant or Beneficiary determines the distribution procedures of the Plan have not provided him his proper Nonforfeitable Accrued Benefit. The Advisory Committee must render a decision on the claim within 60 days of the Claimant's written claim for benefits. The Plan Administrator must provide adequate notice in writing to the Claimant whose claim for benefits under the Plan the Advisory Committee has denied. The Plan Administrator's notice to the Claimant must set forth:

    (a) The specific reason for the denial;

    (b) Specific references to pertinent Plan provisions on which the Advisory Committee based its denial;

    (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and


                                      8.02

    (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Advisory Committee within 75 days after receipt of the Plan Administrator's notice of denial of benefits. The Plan Administrator's notice must further advise the Claimant that his failure to appeal the action to the Advisory Committee in writing within the 75-day period will render the Advisory Committee's determination final, binding and conclusive.

    If the Claimant should appeal to the Advisory Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Advisory Committee will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Advisory Committee must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event may the Advisory Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

    The Plan Administrator's notice of denial of benefits must identify the name of each member of the Advisory Committee and the name and address of the Advisory Committee member to whom the Claimant may forward his appeal.

    8.10 PARTICIPANT DIRECTION OF INVESTMENT. A Participant has the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual Account only if the Trustee consents in writing to permit such direction. If the Trustee consents to Participant direction of investment, the Trustee will accept direction from each Participant on a written election form (or other written agreement), as a part of this Plan, containing such conditions, limitations and other provisions the parties deem appropriate. The Trustee or, with the Trustee's consent, the Advisory Committee, may establish written procedures, incorporated specifically as part of this Plan, relating to Participant direction of investment under this Section 8.10. The Trustee will maintain a segregated investment Account to the extent a Participant's Account is subject to Participant self-direction. The Trustee is not liable for any loss, nor is the Trustee liable for any breach, resulting from a Participant's direction of the investment of any part of his directed Account.

    The Advisory Committee, to the extent provided in a written loan policy adopted under Section 9.04, will treat a loan made to a Participant as a Participant direction of investment under this Section 8.10. To the extent of the loan outstanding at any time, the borrowing Participant's Account alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant's loan in an interest bearing segregated Account on behalf of the borrowing Participant until the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee) deems it appropriate to add the amount paid to the Participant's separate Account under the Plan.

    If the Trustee consents to Participant direction of investment of his Account, the Plan treats any post-December 31, 1981, investment by a Participant's directed Account in collectibles (as defined by Code ss.408(m)) as a deemed distribution to the Participant for Federal income tax purposes.

                          * * * * * * * * * * * * * * *

                                      8.03

                                   ARTICLE IX
       ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNTS


    9.01 MEMBERS' COMPENSATION, EXPENSES. The Employer must appoint an Advisory Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Plan Administrator acting alone. In the absence of an Advisory Committee appointment, the Plan Administrator assumes the powers, duties and responsibilities of the Advisory Committee. The members of the Advisory Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Advisory Committee, except to the extent the Trust properly pays for such expenses, pursuant to
Article X.

    9.02  TERM.  Each  member  of  the  Advisory   Committee  serves  until  the
appointment of his successor.

    9.03 POWERS. In case of a vacancy in the membership of the Advisory Committee, the remaining members of the Advisory Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Advisory Committee pending the filling of the vacancy.

    9.04 GENERAL. The Advisory Committee has the following powers and duties:

    (a) To  select  a  Secretary,  who  need  not be a  member  of the  Advisory
    Committee;

    (b) To determine the rights of  eligibility of an Employee to participate in
    the  Plan,   the  value  of  a   Participant's   Accrued   Benefit  and  the
    Nonforfeitable percentage of each Participant's Accrued Benefit;

    (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Agreement;

    (d) To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan's operation;

    (e) To direct the Trustee as respects the crediting and distribution of the Trust;

    (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

    (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

    (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

    (i) To engage the services of an Investment Manager or Managers (as defined in ERISA ss.3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

    (j) To establish,  in its sole discretion,  a nondiscriminatory  policy (see
    Section 9.04(A)) which the Trustee must observe in making loans, if any, to Participants and Beneficiaries; and

    (k) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code.

    The Advisory Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.

                                      9.01

(A) Loan Policy. If the Advisory Committee adopts a loan policy, pursuant to paragraph (j), the loan policy must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default. This Section 9.04 specifically incorporates a written loan policy as part of the Employer's Plan.

    9.05 FUNDING POLICY. The Advisory Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Advisory Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

    9.06 MANNER OF ACTION. The decision of a majority of the members appointed and qualified controls.

    9.07 AUTHORIZED REPRESENTATIVE. The Advisory Committee may authorize any one of its members, or its Secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Advisory Committee must evidence this authority by an instrument signed by all members and filed with the Trustee.

    9.08 INTERESTED MEMBER. No member of the Advisory Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant, unless the Plan Administrator is acting alone in the capacity of the Advisory Committee.

    9.09 INDIVIDUAL ACCOUNTS. The Advisory Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan. If a Participant re-enters the Plan subsequent to his having a Forfeiture Break in Service, the Advisory Committee, or the Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Accrued Benefit and a separate Account for his post-Forfeiture Break in Service Accrued Benefit, unless the Participant's entire Accrued Benefit under the Plan is 100% Nonforfeitable.

    The Advisory Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.11. The Advisory Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.11. The Advisory Committee must maintain records of its activities.

    9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. The value of each Participant's Accrued Benefit consists of that proportion of the net worth (at fair market value) of the Employer's Trust Fund which the net credit balance in his Account (exclusive of the cash value of incidental benefit insurance contracts) bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Trustee on the Participant's life.

    For purposes of a distribution under the Plan, the value of a Participant's Accrued Benefit is its value as of the valuation date immediately preceding the date of the distribution. Any distribution (other than a distribution from a segregated Account) made to a Participant (or to his Beneficiary) more than 90 days after the most recent valuation date may include interest on the amount of the distribution as an expense of the Trust Fund. The interest, if any, accrues from such valuation date to the date of the distribution at the rate established in the Employer's Adoption Agreement.

                                      9.02

    9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS. A "valuation date" under this Plan is each Accounting Date and each interim valuation date determined under Section 10.14. As of each valuation date the Advisory Committee must adjust Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date.

(A) Trust Fund Accounts. The allocation provisions of this paragraph apply to all Participant Accounts other than segregated investment Accounts. The Advisory Committee first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any forfeitures arising under Section 5.09 or under Section 9.14, for amounts charged during the valuation period to the Accounts in accordance with Section
9.13 (relating to distributions) and Section 11.01 (relating to insurance premiums), and for the cash value of incidental benefit insurance contracts. The Advisory Committee then, subject to the restoration allocation requirements of
Section 5.04 or of Section 9.14, will allocate the net income, gain or loss pro rata to the adjusted Participant Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date.

(B) Segregated investment Accounts. A segregated investment Account receives all income it earns and bears all expense or loss it incurs. The Advisory Committee will adopt uniform and nondiscriminatory procedures for determining income or loss of a segregated investment Account in a manner which reasonably reflects investment directions relating to pooled investments and investment directions occurring during a valuation period. As of the valuation date, the Advisory Committee must reduce a segregated Account for any forfeiture arising under
Section 5.09 after the Advisory Committee has made all other allocations, changes or adjustments to the Account for the Plan Year.

(C) Additional rules. An Excess Amount or suspense account described in Part 2 of Article III does not share in the allocation of net income, gain or loss described in this Section 9.11. If the Employer maintains its Plan under a Code ss.401(k) Adoption Agreement, the Employer may specify in its Adoption Agreement alternate valuation provisions authorized by that Adoption Agreement. This
Section 9.11 applies solely to the allocation of net income, gain or loss of the Trust. The Advisory Committee will allocate the Employer contributions and Participant forfeitures, if any, in accordance with Article III.

    9.12 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Advisory Committee, has the right to inspect the records reflecting the Account of any other Participant.

    9.13 ACCOUNT CHARGED. The Advisory Committee will charge a Participant's Account for all distributions made from that Account to the Participant, to his Beneficiary or to an alternate payee. The Advisory Committee also will charge a Participant's Account for any administrative expenses incurred by the Plan directly related to that Account.

    9.14 UNCLAIMED ACCOUNT PROCEDURE. The Plan does not require either the Trustee or the Advisory Committee to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Article VI, the Advisory Committee, by certified or registered mail addressed to his last known address of record with the Advisory Committee or the Employer, must notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. The notice must quote the provisions of this Section 9.14 and otherwise must comply with the notice requirements of Article VI. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Advisory Committee within 6 months from the date of mailing of the notice, the Advisory Committee will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit in accordance with Section 3.05. A forfeiture under this


                                      9.03
paragraph will occur at the end of the notice period or, if later, the earliest date applicable Treasury regulations would permit the forfeiture. Pending forfeiture, the Advisory Committee, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Accrued Benefit in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

    If a Participant or Beneficiary who has incurred a forfeiture of his Accrued Benefit under the provisions of the first paragraph of this Section 9.14 makes a claim, at any time, for his forfeited Accrued Benefit, the Advisory Committee must restore the Participant's or Beneficiary's forfeited Accrued Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Advisory Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Advisory Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the Advisory Committee to make the required restoration. The Advisory Committee must direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit to him not later than 60 days after the close of the Plan Year in which the Advisory Committee restores the forfeited Accrued Benefit. The forfeiture provisions of this Section 9.14 apply solely to the Participant's or to the Beneficiary's Accrued Benefit derived from Employer contributions.

                          * * * * * * * * * * * * * * *

                                      9.04

                                    ARTICLE X
                      CUSTODIAN/TRUSTEE, POWERS AND DUTIES


    10.01 ACCEPTANCE. The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed. The Trustee must provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

    10.02 RECEIPT OF CONTRIBUTIONS. The Trustee is accountable to the Employer for the funds contributed to it by the Employer, but does not have any duty to see that the contributions received comply with the provisions of the Plan. The Trustee is not obliged to collect any contributions from the Employer, nor is obliged to see that funds deposited with it are deposited according to the provisions of the Plan.

    10.03 INVESTMENT POWERS.

[A] Discretionary  Trustee Designation.  If the Employer,  in Adoption Agreement
Section 1.02, designates the Trustee to administer the Trust as a discretionary Trustee, then the Trustee has full discretion and authority with regard to the investment of the Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Employer, Participant or Advisory Committee direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Advisory Committee. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

    (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

    (b) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest.

    (c) To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a State, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code ss.414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code ss.584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code ss.1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

    (d) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.


                                      10.01

    (e) To credit and distribute the Trust as directed by the Advisory Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Advisory Committee for any payment or distribution made by it in good faith on the order or direction of the Advisory Committee.

    (f) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

    (g) To compromise, contest, arbitrate or abandon claims and demands, in its discretion.

    (h) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights.

    (i) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

    (j) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship.

    (k) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

    (l) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction.

    (m) To file all tax returns required of the Trustee.

    (n) To furnish to the Employer, the Plan Administrator and the Advisory Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer, the Plan Administrator and the Advisory Committee, except as to any act or transaction concerning which the Employer, the Plan Administrator or the Advisory Committee files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object.

    (o) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

[B] Nondiscretionary Trustee Designation/Appointment of Custodian. If the Employer, in its Adoption Agreement Section 1.02, designates the Trustee to administer the Trust as a nondiscretionary Trustee, then the Trustee will not have any discretion or authority with regard to the investment of the Trust Fund, but must act solely as a directed trustee of the funds contributed to it. A nondiscretionary Trustee, as directed trustee of the funds held by it under the Employer's Plan, is authorized and empowered, by way of limitation, with the following powers, rights and duties, each of which the nondiscretionary Trustee exercises solely as directed trustee in accordance with the written direction of the Named Fiduciary (except to the extent a Plan asset is subject to the control and management of a properly appointed Investment Manager or subject to Advisory Committee or Participant direction of investment):

    (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end 10.02

                                     10.02
    mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized options exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Named Fiduciary deems appropriate.

    (b) To retain in cash so much of the Trust Fund as the Named Fiduciary may direct in writing to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest, including, specific authority to invest in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code ss.414(b)) at a reasonable rate of interest.

    (c) To sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Named Fiduciary directs in writing.

    (d) To credit and distribute the Trust as directed by the Advisory Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Advisory Committee for any payment or distribution made by it in good faith on the order or direction of the Advisory Committee.

    (e) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

    (f) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights, provided the exercise of any such powers is in accordance with and at the written direction of the Named Fiduciary.

    (g) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders, provided the exercise of any such powers is in accordance with and at the written direction of the Named Fiduciary.

    (h) To hold any securities or other property in the name of the nondiscretionary Trustee or its nominee, with depositories or agent depositories or in another form as the Named Fiduciary may deem best, with or without disclosing the custodial relationship.

    (i) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

    (j) To file all tax returns required of the Trustee.


                                      10.03

    (k) To furnish to the Named Fiduciary, the Employer, the Plan Administrator and the Advisory Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the nondiscretionary Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Named Fiduciary, the Employer, the Plan Administrator and the Advisory Committee, except as to any act or transaction concerning which the Named Fiduciary, the Employer, the Plan Administrator or the Advisory Committee files with the nondiscretionary Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object.

    (l) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

    Appointment of Custodian. The Employer may appoint a Custodian under the Plan, the acceptance by the Custodian indicated on the execution page of the Employer's Adoption Agreement. If the Employer appoints a Custodian, the Employer's Plan must have a discretionary Trustee, as described in Section 10.03[A]. A Custodian has the same powers, rights and duties as a nondiscretionary Trustee, as described in this Section 10.03[B]. The Custodian accepts the terms of the Plan and Trust by executing the Employer's Adoption Agreement. Any reference in the Plan to a Trustee also is a reference to a Custodian where the context of the Plan dictates. A limitation of the Trustee's liability by Plan provision also acts as a limitation of the Custodian's liability. Any action taken by the Custodian at the discretionary Trustee's direction satisfies any provision in the Plan referring to the Trustee's taking that action.

    Modification of Powers/Limited Responsibility. The Employer and the Custodian or nondiscretionary Trustee, by letter agreement, may limit the powers of the Custodian or nondiscretionary Trustee to any combination of powers listed within this Section 10.03[B]. If there is a Custodian or a nondiscretionary Trustee under the Employer's Plan, then the Employer, in adopting this Plan acknowledges the Custodian or nondiscretionary Trustee has no discretion with respect to the investment or re-investment of the Trust Fund and that the Custodian or nondiscretionary Trustee is acting solely as custodian or as directed trustee with respect to the assets comprising the Trust Fund.

[C] Limitation of Powers of Certain Custodians. If a Custodian is a bank which, under its governing state law, does not possess trust powers, then paragraphs
(a), (c), (e), (f), (g) of Section 10.03[B], Section 10.16 and Article XI do not apply to that bank and that bank only has the power and authority to exercise the remaining powers, rights and duties under Section 10.03[B].

[D] Named Fiduciary/Limitation of Liability of Nondiscretionary Trustee or Custodian. Under a nondiscretionary Trustee designation, the Named Fiduciary under the Employer's Plan has the sole responsibility for the management and control of the Employer's Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Participant or Advisory Committee direction  of  investment.  If the  Employer  appoints  a  Custodian,  the Named
Fiduciary is the discretionary Trustee. Under a nondiscretionary Trustee designation, unless the Employer designates in writing another person or persons to serve as Named Fiduciary, the Named Fiduciary under the Plan is the president of a corporate Employer, the managing partner of a partnership Employer or the sole proprietor, as appropriate. The Named Fiduciary will exercise its management and control of the Trust Fund through its written direction to the nondiscretionary Trustee or to the Custodian, whichever applies to the Employer's Plan.


                                      10.04

    The nondiscretionary Trustee or Custodian has no duty to review or to make recommendations regarding investments made at the written direction of the Named Fiduciary. The nondiscretionary Trustee or Custodian must retain any investment obtained at the written direction of the Named Fiduciary until further directed in writing by the Named Fiduciary to dispose of such investment. The nondiscretionary Trustee or Custodian is not liable in any manner or for any reason for making, retaining or disposing of any investment pursuant to any written direction described in this paragraph. Furthermore, the Employer agrees to indemnify and to hold the nondiscretionary Trustee or Custodian harmless from any damages, costs or expenses, including reasonable counsel fees, which the nondiscretionary Trustee or Custodian may incur as a result of any claim asserted against the nondiscretionary Trustee, the Custodian or the Trust arising out of the nondiscretionary Trustee's or Custodian's compliance with any written direction described in this paragraph.

[E] Participant Loans. This Section 10.03[E] specifically authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant or to a Beneficiary in accordance with the loan policy established by the Advisory Committee, provided: (1) the loan policy satisfies the requirements of Section 9.04; (2) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly
Compensated Employees than for other Employees; (3) any loan is adequately secured and bears a reasonable rate of interest; (4) the loan provides for repayment within a specified time; (5) the default provisions of the note prohibit offset of the Participant's Nonforfeitable Accrued Benefit prior to the time the Trustee otherwise would distribute the Participant's Nonforfeitable Accrued Benefit; (6) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant's Nonforfeitable Accrued Benefit; and (7) the loan otherwise conforms to the exemption provided by Code ss.4975(d)(1). If the joint and survivor requirements of Article VI apply to the Participant, the Participant may not pledge any portion of his Accrued Benefit as security for a loan made after August 18, 1985, unless, within the 90 day period ending on the date the pledge becomes effective, the Participant's spouse, if any, consents (in a manner described in Section 6.05 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security. If the Employer is an unincorporated trade or business, a Participant who is an Owner-Employee may not receive a loan from the Plan, unless he has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is an "S Corporation," a Participant who is a shareholder-employee (an employee or an officer) who, at any time during the Employer's taxable year, owns more than 5%, either directly or by attribution under Code ss.318(a)(1), of the Employer's outstanding stock may not receive a loan from the Plan, unless he has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is not an unincorporated trade or business nor an "S Corporation," this
Section 10.03[E] does not impose any restrictions on the class of Participants eligible for a loan from the Plan.

[F] Investment in qualifying Employer securities and qualifying Employer real property. The investment options in this Section 10.03[F] include the ability to invest in qualifying Employer securities or qualifying Employer real property, as defined in and as limited by ERISA. If the Employer's Plan is a Nonstandardized profit sharing plan, it may elect in its Adoption Agreement to permit the aggregate investments in qualifying Employer securities and in qualifying Employer real property to exceed 10% of the value of Plan assets.

    10.04 RECORDS AND STATEMENTS. The records of the Trustee pertaining to the Plan must be open to the inspection of the Plan Administrator, the Advisory Committee and the Employer at all reasonable times and may be audited from time to time by any person or persons as the Employer, Plan Administrator or Advisory Committee may specify in writing. The Trustee must furnish the Plan Administrator or Advisory Committee with whatever information relating to the Trust Fund the Plan Administrator or Advisory Committee considers necessary.


                                      10.05

    10.05 FEES AND EXPENSES FROM FUND. A Trustee or Custodian will receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Trustee or Custodian. No person who is receiving full pay from the Employer may receive compensation for services as Trustee or as Custodian. The Trustee will pay from the Trust Fund all fees and expenses reasonably incurred by the Plan, to the extent such fees and expenses are for the ordinary and necessary administration and operation of the Plan, unless the Employer pays such fees and expenses. Any fee or expense paid, directly or indirectly, by the Employer is not an Employer contribution to the Plan, provided the fee or expense relates to the ordinary and necessary administration of the Fund.

    10.06 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, no Participant or Beneficiary is a necessary party or is required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgment entered in any proceeding will be conclusive upon the Employer, the Plan Administrator, the Advisory Committee, the Trustee, Custodian, Participants and Beneficiaries.

    10.07 PROFESSIONAL AGENTS. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

    10.08 DISTRIBUTION OF CASH OR PROPERTY. The Trustee may make distribution under the Plan in cash or property, or partly in each, at its fair market value as determined by the Trustee. For purposes of a distribution to a Participant or to a Participant's designated Beneficiary or surviving spouse, "property" includes a Nontransferable Annuity Contract, provided the contract satisfies the requirements of this Plan.

    10.09 DISTRIBUTION DIRECTIONS. If no one claims a payment or distribution made from the Trust, the Trustee must promptly notify the Advisory Committee and then dispose of the payment in accordance with the subsequent direction of the Advisory Committee.

    10.10 THIRD PARTY/MULTIPLE TRUSTEES. No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund or of any portion of the Trust Fund with respect to which such persons act as Trustee. However, the signature of only one Trustee is necessary to effect any transaction on behalf of the Trust.

    10.11 RESIGNATION. The Trustee or Custodian may resign its position at any time by giving 30 days' written notice in advance to the Employer and to the Advisory Committee. If the Employer fails to appoint a successor Trustee within 60 days of its receipt of the Trustee's written notice of resignation, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed its acceptance of appointment with the former Trustee. The Employer, in its sole discretion, may replace a Custodian. If the Employer does not replace a Custodian, the discretionary Trustee will assume possession of Plan assets held by the former Custodian.

    10.12 REMOVAL. The Employer, by giving 30 days' written notice in advance to the Trustee, may remove any Trustee or Custodian. In the event of the resignation or removal of a Trustee, the Employer must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

                                      10.06

    10.13 INTERIM DUTIES AND SUCCESSOR TRUSTEE. Each successor Trustee succeeds to the title to the Trust vested in his predecessor by accepting in writing his appointment as successor Trustee and by filing the acceptance with the former Trustee and the Advisory Committee without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and do all acts necessary to vest the title of record in any successor Trustee. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under this Agreement upon his predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer and the Advisory Committee, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without incurring any liability or responsibility for so doing.

    10.14 VALUATION OF TRUST. The Trustee must value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant's Accrued Benefit in the Trust. The Trustee also must value the Trust Fund on such other valuation dates as directed in writing by the Advisory Committee or as required by the Employer's Adoption Agreement.

    10.15 LIMITATION ON LIABILITY - IF INVESTMENT MANAGER, ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY APPOINTED. The Trustee is not liable for the acts or omissions of any Investment Manager the Advisory Committee may appoint, nor is the Trustee under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed Investment Manager. The Advisory Committee, the Trustee and any properly appointed Investment Manager may execute a letter agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

    The limitation on liability described in this Section 10.15 also applies to the acts or omissions of any ancillary trustee or independent fiduciary properly appointed under Section 10.17 of the Plan. However, if a discretionary Trustee, pursuant to the delegation described in Section 10.17 of the Plan, appoints an ancillary trustee, the discretionary Trustee is responsible for the periodic review of the ancillary trustee's actions and must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA. The Employer, the discretionary Trustee and an ancillary trustee may execute a letter agreement as a part of this Plan delineating any indemnification agreement between the parties.

    10.16 INVESTMENT IN GROUP TRUST FUND. The Employer, by adopting this Plan, specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code ss.401(a). This authorization applies solely to a group trust fund exempt from taxation under Code ss.501(a) and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group trust fund will govern any investment of Plan assets in that fund. The Employer must specify in an attachment to its adoption agreement the group trust fund(s) to which this authorization applies. If the Trustee is acting as a nondiscretionary Trustee, the investment in the group trust fund is available only in accordance with a proper direction, by the Named Fiduciary, in accordance with Section 10.03[B]. Pursuant to paragraph (c) of Section 10.03[A] of the Plan, a Trustee has the authority to invest in certain common trust funds and collective investment funds without the need for the authorizing addendum described in this Section 10.16.

    Furthermore, at the Employer's direction, the Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the Trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant's Accrued Benefit under the plan(s) in which he is a Participant.

                                      10.07

    10.17  APPOINTMENT  OF  ANCILLARY  TRUSTEE  OR  INDEPENDENT  FIDUCIARY.  The
Employer, in writing, may appoint any person in any State to act as ancillary trustee with respect to a designated portion of the Trust Fund. An ancillary trustee must acknowledge in writing its acceptance of the terms and conditions of its appointment as ancillary trustee and its fiduciary status under ERISA. The ancillary trustee has the rights, powers, duties and discretion as the Employer may delegate, subject to any limitations or directions specified in the instrument evidencing appointment of the ancillary trustee and to the terms of the Plan or of ERISA. The investment powers delegated to the ancillary trustee may include any investment powers available under Section 10.03 of the Plan including the right to invest any portion of the assets of the Trust Fund in a common trust fund, as described in Code ss.584, or in any collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, but only if the ancillary trustee is a bank or similar financial institution supervised by the United States or by a State and the ancillary trustee (or its affiliate, as defined in Code ss.1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency. The Employer also may appoint as an ancillary trustee, the trustee of any group trust fund designated for investment pursuant to the provisions of Section 10.16 of the Plan.

    The ancillary trustee may resign its position at any time by providing at least 30 days' advance written notice to the Employer, unless the Employer waives this notice requirement. The Employer, in writing, may remove an ancillary trustee at any time. In the event of resignation or removal, the Employer may appoint another ancillary trustee, return the assets to the control and management of the Trustee or receive such assets in the capacity of ancillary trustee. The Employer may delegate its responsibilities under this
Section 10.17 to a discretionary Trustee under the Plan, but not to a nondiscretionary Trustee or to a Custodian, subject to the acceptance by the discretionary Trustee of that delegation.

    If the U.S. Department of Labor ("the Department") requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Employer will appoint such independent fiduciary, as directed by the Department. The independent fiduciary will have the duties, responsibilities and powers prescribed by the Department and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the Department and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

                          * * * * * * * * * * * * * * *

                                      10.08

                                   ARTICLE XI
             PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY

    11.01 INSURANCE BENEFIT. The Employer may elect to provide incidental life insurance benefits for insurable Participants who consent to life insurance benefits by signing the appropriate insurance company application form. The Trustee will not purchase any incidental life insurance benefit for any Participant prior to an allocation to the Participant's Account. At an insured Participant's written direction, the Trustee will use all or any portion of the Participant's nondeductible voluntary contributions, if any, to pay insurance premiums covering the Participant's life. This Section 11.01 also authorizes the purchase of life insurance, for the benefit of the Participant, on the life of a family member of the Participant or on any person in whom the Participant has an insurable interest. However, if the policy is on the joint lives of the Participant and another person, the Trustee may not maintain that policy if that other person predeceases the Participant.

    The Employer will direct the Trustee as to the insurance company and insurance agent through which the Trustee is to purchase the insurance contracts, the amount of the coverage and the applicable dividend plan. Each application for a policy, and the policies themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the policies, subject to the terms and provisions of this Agreement. The Trustee must be the named beneficiary for the Account of the insured Participant. Proceeds of insurance contracts paid to the Participant's Account under this Article XI are subject to the distribution requirements of Article V and of Article VI. The Trustee will not retain any such proceeds for the benefit of the Trust.

    The Trustee will charge the premiums on any incidental benefit insurance contract covering the life of a Participant against the Account of that Participant. The Trustee will hold all incidental benefit insurance contracts issued under the Plan as assets of the Trust created under the Plan.

(A) Incidental insurance benefits. The aggregate of life insurance premiums paid for the benefit of a Participant, at all times, may not exceed the following percentages of the aggregate of the Employer's contributions allocated to any Participant's Account: (i) 49% in the case of the purchase of ordinary life insurance contracts; or (ii) 25% in the case of the purchase of term life insurance or universal life insurance contracts. If the Trustee purchases a combination of ordinary life insurance contract(s) and term life insurance or universal life insurance contract(s), then the sum of one-half of the premiums paid for the ordinary life insurance contract(s) and the premiums paid for the term life insurance or universal life insurance contract(s) may not exceed 25% of the Employer contributions allocated to any Participant's Account.

(B) Exception for certain profit sharing plans. If the Employer's Plan is a profit sharing plan, the incidental insurance benefits requirement does not apply to the Plan if the Plan purchases life insurance benefits only from Employer contributions accumulated in the Participant's Account for at least two years (measured from the allocation date).

    11.02 LIMITATION ON LIFE INSURANCE PROTECTION. The Trustee will not continue any life insurance protection for any Participant beyond his annuity starting date (as defined in Article VI). If the Trustee holds any incidental benefit insurance contract(s) for the benefit of a Participant when he terminates his employment (other than by reason of death), the Trustee must proceed as follows:

    (a) If the entire cash value of the contract(s) is vested in the terminating Participant, or if the contract(s) will have no cash value at the end of the policy year in which termination of employment occurs, the Trustee will transfer the contract(s) to the Participant endorsed so as to vest in the transferee all right, title and interest to the contract(s), free and clear of the Trust; subject however, to restrictions as to surrender or payment of benefits as the issuing insurance company may permit and as the Advisory Committee directs;


                                      11.01

    (b) If only part of the cash value of the contract(s) is vested in the terminating Participant, the Trustee, to the extent the Participant's interest in the cash value of the contract(s) is not vested, may adjust the Participant's interest in the value of his Account attributable to Trust assets other than incidental benefit insurance contracts and proceed as in
    (a), or the Trustee must effect a loan from the issuing insurance company on the sole security of the contract(s) for an amount equal to the difference between the cash value of the contract(s) at the end of the policy year in which termination of employment occurs and the amount of the cash value that is vested in the terminating Participant, and the Trustee must transfer the contract(s) endorsed so as to vest in the transferee all right, title and interest to the contract(s), free and clear of the Trust; subject however, to the restrictions as to surrender or payment of benefits as the issuing insurance company may permit and the Advisory Committee directs;

    (c) If no part of the cash value of the contract(s) is vested in the terminating Participant, the Trustee must surrender the contract(s) for cash proceeds as may be available.

    In accordance with the written direction of the Advisory Committee, the Trustee will make any transfer of contract(s) under this Section 11.02 on the Participant's annuity starting date (or as soon as administratively practicable after that date). The Trustee may not transfer any contract under this Section
11.02 which contains a method of payment not specifically authorized by Article VI or which fails to comply with the joint and survivor annuity requirements, if applicable, of Article VI. In this regard, the Trustee either must convert such a contract to cash and distribute the cash instead of the contract, or before making the transfer, require the issuing company to delete the unauthorized method of payment option from the contract.

    11.03 DEFINITIONS. For purposes of this Article XI:

    (a) "Policy" means an ordinary life insurance contract or a term life insurance contract issued by an insurer on the life of a Participant.

    (b) "Issuing insurance company" is any life insurance company which has issued a policy upon application by the Trustee under the terms of this Agreement.

    (c) "Contract" or "Contracts" means a policy of insurance. In the event of any conflict between the provisions of this Plan and the terms of any contract or policy of insurance issued in accordance with this Article XI, the provisions of the Plan control.

    (d) "Insurable Participant" means a Participant to whom an insurance company, upon an application being submitted in accordance with the Plan, will issue insurance coverage, either as a standard risk or as a risk in an extra mortality classification.

    11.04 DIVIDEND PLAN. The dividend plan is premium reduction unless the Advisory Committee directs the Trustee to the contrary. The Trustee must use all dividends for a contract to purchase insurance benefits or additional insurance benefits for the Participant on whose life the insurance company has issued the contract. Furthermore, the Trustee must arrange, where possible, for all policies issued on the lives of Participants under the Plan to have the same premium due date and all ordinary life insurance contracts to contain guaranteed cash values with as uniform basic options as are possible to obtain. The term "dividends" includes policy dividends, refunds of premiums and other credits.

    11.05 INSURANCE COMPANY NOT A PARTY TO AGREEMENT. No insurance company, solely in its capacity as an issuing insurance company, is a party to this Agreement nor is the company responsible for its validity.

    11.06 INSURANCE COMPANY NOT RESPONSIBLE FOR TRUSTEE'S ACTIONS. No insurance company, solely in its capacity as an issuing insurance company, need examine the terms of this Agreement nor is responsible for any action taken by the Trustee.

                                      11.02

    11.07 INSURANCE COMPANY RELIANCE ON TRUSTEE'S SIGNATURE. For the purpose of making application to an insurance company and in the exercise of any right or option contained in any policy, the insurance company may rely upon the signature of the Trustee and is saved harmless and completely discharged in acting at the direction and authorization of the Trustee.

    11.08 ACQUITTANCE. An insurance company is discharged from all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, and is not obliged to see to the distribution or further application of any moneys it so pays.

    11.09 DUTIES OF INSURANCE COMPANY. Each insurance company must keep such records, make such identification of contracts, funds and accounts within funds, and supply such information as may be necessary for the proper administration of the Plan under which it is carrying insurance benefits.

    Note: The provisions of this Article XI are not applicable, and the Plan may not invest in insurance contracts, if a Custodian signatory to the Adoption Agreement is a bank which has not acquired trust powers from its governing state banking authority.

                          * * * * * * * * * * * * * * *

                                      11.03

                                   ARTICLE XII
                                  MISCELLANEOUS

    12.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Advisory Committee and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

    12.02 NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor the Advisory Committee has any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Advisory Committee to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Advisory Committee need inquire into or be responsible for any action or failure to act on the part of the others, or on the part of any other person who has any responsibility regarding the management, administration or operation of the Plan, whether by the express terms of the Plan or by a separate agreement authorized by the Plan or by the applicable provisions of ERISA. Any action required of a corporate Employer must be by its Board of Directors or its designate.

    12.03 FIDUCIARIES NOT INSURERS. The Trustee, the Advisory Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Advisory Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

    12.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury regulations prescribe the notice or ERISA specifically or impliedly prohibits such a waiver.

    12.05 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Advisory Committee, the Plan Administrator and their successors.

    12.06 WORD USAGE. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Employer's Plan dictates, the plural includes the singular and the singular includes the plural.

    12.07 STATE LAW. The law of the state of the Employer's principal place of business (unless otherwise designated in an addendum to the Employer's Adoption Agreement) will determine all questions arising with respect to the provisions of this Agreement except to the extent superseded by Federal law.

    12.08 EMPLOYER'S RIGHT TO PARTICIPATE. If the Employer's Plan fails to qualify or to maintain qualification or if the Employer makes any amendment or modification to a provision of this Plan (other than a proper completion of an elective provision under the Adoption Agreement or the attachment of an addendum authorized by the Plan or by the Adoption Agreement), the Employer may no longer participate under this Prototype Plan. Furthermore, if the Employer no longer is a client of the Regional Prototype Sponsor, subsequent amendments to this Prototype Plan by the Regional Prototype Sponsor, pursuant to Section 13.03 of the Plan, will result in the discontinuance of the Employer's participation in this Prototype Plan unless it resumes its client relationship with the Regional Prototype Sponsor. If the Employer is not entitled to participate under this Prototype Plan, the Employer's Plan is an individually-designed plan and the reliance procedures specified in the applicable Adoption Agreement no longer will apply.

                                      12.01

    12.09 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

                          * * * * * * * * * * * * * * *

                                      12.02

                                  ARTICLE XIII
                    EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION


    13.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. However, if the Commissioner of Internal Revenue, upon the Employer's request for initial approval of this Plan, determines the Trust created under the Plan is not a qualified trust exempt from Federal income tax, then (and only then) the Trustee, upon written notice from the Employer, will return the Employer's contributions (and increment attributable to the contributions) to the Employer. The Trustee must make the return of the Employer contribution under this Section 13.01 within one year of a final disposition of the Employer's request for initial approval of the Plan. The Employer's Plan and Trust will terminate upon the Trustee's return of the Employer's contributions.

    13.02 AMENDMENT BY EMPLOYER. The Employer has the right at any time and from time to time:

    (a) To amend the elective provisions of the Adoption Agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the provisions of Code ss.401(a);

    (b) To amend the Plan to allow the Plan to operate under a waiver of the minimum funding requirement; and

    (c) To amend this Agreement in any other manner.

    No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. The Employer also may not make any amendment which affects the rights, duties or responsibilities of the Trustee, the Plan Administrator or the Advisory Committee without the written consent of the affected Trustee, the Plan Administrator or the affected member of the Advisory Committee. The Employer must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective. See Section 12.08 for the effect of certain amendments adopted by the Employer.

(A) Code ss.411(d)(6) protected benefits. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Accrued Benefit, except to the extent permitted under Code ss.412(c)(8), and may not reduce or eliminate Code ss.411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code ss.411(d)(6) protected benefits if the amendment has the effect of either (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating an optional form of benefit. The Advisory Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Advisory Committee must disregard an amendment because the amendment would violate clause (1) or clause (2), the Advisory Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.


                                      13.01

    13.03 AMENDMENT BY REGIONAL PROTOTYPE PLAN SPONSOR. The Regional Prototype Plan Sponsor, without the Employer's consent, may amend the Plan and Trust, from time to time, in order to conform the Plan and Trust to any requirement for qualification of the Plan and Trust under the Internal Revenue Code. The Regional Prototype Plan Sponsor may not amend the Plan in any manner which would modify any election made by the Employer under the Plan without the Employer's written consent. Furthermore, the Regional Prototype Plan Sponsor may not amend the Plan in any manner which would violate the proscription of Section 13.02. A Trustee does not have the power to amend the Plan or Trust.

    13.04 DISCONTINUANCE. The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created under this Agreement. The Plan will terminate upon the first to occur of the following:

    (a) The date terminated by action of the Employer;

    (b) The dissolution or merger of the Employer, unless the successor makes provision to continue the Plan, in which event the successor must substitute itself as the Employer under this Plan. Any termination of the Plan resulting from this paragraph (b) is not effective until compliance with any applicable notice requirements under ERISA.

    13.05 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of profit sharing plan contributions to the Plan, an affected Participant's right to his Accrued Benefit is 100% Nonforfeitable, irrespective of the Nonforfeitable percentage which otherwise would apply under Article V.

    13.06 MERGER/DIRECT TRANSFER. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code ss.401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

    The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Trustee accepts such a direct transfer of plan assets, the Advisory Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan.

(A) Elective transfers. The Trustee, after August 9, 1988, may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, or unless the transferred benefits are in the form of paid-up individual annuity contracts guaranteeing the payment of the transferred benefits in accordance with the terms of the transferor plan and in a manner consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code ss.411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 13.02. A transfer is an elective transfer if: (1) the transfer satisfies the first paragraph of this
Section 13.06; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code ss.411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those

                                      13.02
requirements; (6) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (7) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age; (8) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable Treasury regulations. An elective transfer may occur between qualified plans of any type. Any direct transfer of assets from a defined benefit plan after August 9, 1988, which does not satisfy the requirements of this paragraph will render the Employer's Plan individually-designed. See
Section 12.08.

(B) Distribution restrictions under Code ss.401(k). If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code ss.401(k) arrangement, the distribution restrictions of Code ss.ss.401(k)(2) and (10) continue to apply to those transferred elective contributions.

    13.07 TERMINATION.

(A) Procedure.  Upon  termination of the Plan,  the  distribution  provisions of
Article VI remain operative, with the following exceptions:

    (1) if the present value of the Participant's Nonforfeitable Accrued Benefit does not exceed $3,500, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit to him in lump sum as soon as administratively practicable after the Plan terminates; and

    (2) if the present value of the Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Trustee commence distribution of his Nonforfeitable Accrued Benefit as soon as administratively practicable after the Plan terminates.

    To liquidate  the Trust,  the Advisory  Committee  will  purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Accrued Benefit exceeds $3,500 and the Participant does not elect an immediate distribution pursuant to Paragraph (2).

    If the Employer's Plan is a profit sharing plan, in lieu of the preceding provisions of this Section 13.07 and the distribution provisions of Article VI, the Advisory Committee will direct the Trustee to distribute each Participant's Nonforfeitable Accrued Benefit, in lump sum, as soon as administratively practicable after the termination of the Plan, irrespective of the present value of the Participant's Nonforfeitable Accrued Benefit and whether the Participant consents to that distribution. This paragraph does not apply if: (1) the Plan provides an annuity option; or (2) as of the period between the Plan termination date and the final distribution of assets, the Employer maintains any other defined contribution plan (other than an ESOP). The Employer, in an addendum to its Adoption Agreement numbered 13.07, may elect not to have this paragraph apply.

    The Trust will continue until the Trustee in accordance with the direction of the Advisory Committee has distributed all of the benefits under the Plan. On each valuation date, the Advisory Committee will credit any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under
Article III will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 13.07.


                                      13.03

(B) Distribution restrictions under Code ss.401(k). If the Employer's Plan includes a Code ss.401(k) arrangement or if transferred assets described in
Section 13.06 are subject to the distribution restrictions of Code ss.ss.401(k)(2) and (10), the special distribution provisions of this Section
13.07 are subject to the restrictions of this paragraph. The portion of the Participant's Nonforfeitable Accrued Benefit attributable to elective contributions (or to amounts treated under the Code ss.401(k) arrangement as elective contributions) is not distributable on account of Plan termination, as described in this Section 13.07, unless: (a) the Participant otherwise is entitled under the Plan to a distribution of that portion of his Nonforfeitable Accrued Benefit; or (b) the Plan termination occurs without the establishment of a successor plan. A successor plan under clause (b) is a defined contribution plan (other than an ESOP) maintained by the Employer (or by a related employer) at the time of the termination of the Plan or within the period ending twelve months after the final distribution of assets. A distribution made after March 31, 1988, pursuant to clause (b), must be part of a lump sum distribution to the Participant of his Nonforfeitable Accrued Benefit.

                          * * * * * * * * * * * * * * *

                                      13.04

                                   ARTICLE XIV
                 CODE ss.401(k) AND CODE ss.401(m) ARRANGEMENTS

    14.01 APPLICATION. This Article XIV applies to an Employer's Plan only if the Employer is maintaining its Plan under a Code ss.401(k) Adoption Agreement.

    14.02 CODE ss.401(k) ARRANGEMENT. The Employer will elect in Section 3.01 of its Adoption Agreement the terms of the Code ss.401(k) arrangement, if any, under the Plan. If the Employer's Plan is a Standardized Plan, the Code ss.401(k) arrangement must be a salary reduction arrangement. If the Employer's Plan is a Nonstandardized Plan, the Code ss.401(k) arrangement may be a salary reduction arrangement or a cash or deferred arrangement.

(A) Salary Reduction Arrangement. If the Employer elects a salary reduction arrangement, any Employee eligible to participate in the Plan may file a salary reduction agreement with the Advisory Committee. The salary reduction agreement may not be effective earlier than the following date which occurs last: (i) the Employee's Plan Entry Date (or, in the case of a reemployed Employee, his reparticipation date under Article II); (ii) the execution date of the Employee's salary reduction agreement; (iii) the date the Employer adopts the Code ss.401(k) arrangement by executing the Adoption Agreement; or (iv) the effective date of the Code ss.401(k) arrangement, as specified in the Employer's Adoption Agreement. Regarding clause (i), an Employee subject to the Break in Service rule of Section 2.03(B) of the Plan may not enter into a salary reduction agreement until the Employee has completed a sufficient number of Hours of Service to receive credit for a Year of Service (as defined in Section 2.02) following his reemployment commencement date. A salary reduction agreement must specify the amount of Compensation (as defined in Section 1.12) or percentage of Compensation the Employee wishes to defer. The salary reduction agreement will apply only to Compensation which becomes currently available to the Employee after the effective date of the salary reduction agreement. The Employer will apply a reduction election to all Compensation (and to increases in such Compensation) unless the Employee specifies in his salary reduction agreement to limit the election to certain Compensation. The Employer will specify in Adoption Agreement Section 3.01 the rules and restrictions applicable to the Employees salary reduction agreements.

(B) Cash or deferred arrangement. If the Employer elects a cash or deferred arrangement, a Participant may elect to make a cash election against his proportionate share of the Employer's Cash or Deferred Contribution, in accordance with the Employer's elections in Adoption Agreement Section 3.01. A Participant's proportionate share of the Employer's Cash or Deferred Contribution is the percentage of the total Cash or Deferred Contribution which bears the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. For purposes of determining each Participant's proportionate share of the Cash or Deferred Contribution, a Participant's Compensation is his Compensation as determined under Section 1.12 of the Plan (as modified by Section 3.06 for allocation purposes), excluding any effect the proportionate share may have on the Participant's Compensation for the Plan Year. The Advisory Committee will determine the proportionate share prior to the Employer's actual contribution to the Trust, to provide the Participants the opportunity to file cash elections. The Employer will pay directly to the Participant the portion of his proportionate share the Participant has elected to receive in cash.

(C) Election not to participate. A Participant's or Employee's election not to participate, pursuant to Section 2.06, includes his right to enter into a salary reduction agreement or to share in the allocation of a Cash or Deferred Contribution, unless the Participant or Employee limits the effect of the election to the non-401(k) portions of the Plan.


                                      14.01

    14.03 DEFINITIONS. For purposes of this Article XIV:

    (a) "Highly Compensated Employee" means an Eligible Employee who satisfies the definition in Section 1.09 of the Plan. Family members aggregated as a single Employee under Section 1.09 constitute a single Highly Compensated Employee, whether a particular family member is a Highly Compensated Employee or a Nonhighly Compensated Employee without the application of family aggregation.

    (b) "Nonhighly Compensated Employee" means an Eligible Employee who is not a Highly Compensated Employee and who is not a family member treated as a Highly Compensated Employee.

    (c) "Eligible  Employee"  means,  for purposes of the ADP test  described in
    Section 14.08, an Employee who is eligible to enter into a salary reduction agreement for the Plan Year, irrespective of whether he actually enters into such an agreement, and a Participant who is eligible for an allocation of the Employer's Cash or Deferred Contribution for the Plan Year. For purposes of the ACP test described in Section 14.09, an "Eligible Employee" means a Participant who is eligible to receive an allocation of matching contributions (or would be eligible if he made the type of contributions necessary to receive an allocation of matching contributions) and a Participant who is eligible to make nondeductible contributions, irrespective of whether he actually makes nondeductible contributions. An Employee continues to be an Eligible Employee during a period the Plan suspends the Employee's right to make elective deferrals or nondeductible contributions following a hardship distribution.

    (d) "Highly Compensated Group" means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

    (e) "Nonhighly Compensated Group" means the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

    (f) "Compensation" means, except as specifically provided in this Article XIV, Compensation as defined for nondiscrimination purposes in Section 1.12(B) of the Plan. To compute an Employee's ADP or ACP, the Advisory Committee may limit Compensation taken into account to Compensation received only for the portion of the Plan Year in which the Employee was an Eligible Employee and only for the portion of the Plan Year in which the Plan or the Code ss.401(k) arrangement was in effect.

    (g) "Deferral contributions" are Salary Reduction Contributions and Cash or Deferred Contributions the Employer contributes to the Trust on behalf of an Eligible Employee, irrespective of whether, in the case of Cash or Deferred Contributions, the contribution is at the election of the Employee. For
    Salary Reduction Contributions, the terms "deferral contributions" and "elective deferrals" have the same meaning.

    (h) "Elective deferrals" are all Salary Reduction Contributions and that portion of any Cash or Deferred Contribution which the Employer contributes to the Trust at the election of an Eligible Employee. Any portion of a Cash or Deferred Contribution contributed to the Trust because of the Employee's failure to make a cash election is an elective deferral. However, any portion of a Cash or Deferred Contribution over which the Employee does not have a cash election is not an elective deferral. Elective deferrals do not include amounts which have become currently available to the Employee prior to the election nor amounts designated as nondeductible contributions at the time of deferral or contribution.

    (i) "Matching contributions" are contributions made by the Employer on account of elective deferrals under a Code ss.401(k) arrangement or on account of employee contributions. Matching contributions also include Participant forfeitures allocated on account of such elective deferrals or employee contributions.

    (j) "Nonelective contributions" are contributions made by the Employer which are not subject to a deferral election by an Employee and which are not matching contributions.

                                      14.02

    (k) "Qualified matching contributions" are matching contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Matching contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule. Any matching contributions allocated to a Participant's Qualified Matching Contributions Account under the Plan automatically satisfy the definition of qualified matching contributions.

    (l) "Qualified nonelective contributions" are nonelective contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Nonelective contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule. Any nonelective contributions allocated to a Participant's Qualified Nonelective Contributions Account under the Plan automatically satisfy the definition of qualified nonelective contributions.

    (m)  "Distribution  restrictions"  means  the  Employee  may not  receive  a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1) the Participant's death, disability, termination of employment or attainment of age 59 1/2, (2) financial hardship satisfying the requirements of Code ss.401(k) and the applicable Treasury regulations, (3) a plan termination, without establishment of a successor defined contribution plan (other than an ESOP),
    (4) a sale of substantially all of the assets (within the meaning of Code ss.409(d)(2)) used in a trade or business, but only to an employee who continues employment with the corporation acquiring those assets, or (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code ss.409(d)(3)), but only to an employee who continues employment with the subsidiary. For Plan Years beginning after December 31, 1988, a distribution on account of financial hardship, as described in clause (2), may not include earnings on elective deferrals credited as of a date later than December 31, 1988, and may not include qualified matching contributions and qualified nonelective contributions, nor any earnings on such contributions, credited after December 31, 1988. A plan does not violate the distribution restrictions if, instead of the December 31, 1988, date in the preceding sentence the plan specifies a date not later than the end of the last Plan Year ending before July 1, 1989. A distribution described in clauses (3), (4) or (5), if made after March 31, 1988, must be a lump sum distribution, as required under Code ss.401(k)(10).

    (n) "Employee contributions" are contributions made by a Participant on an after-tax basis, whether voluntary or mandatory, and designated, at the time of contribution, as an employee (or nondeductible) contribution. Elective deferrals and deferral contributions are not employee contributions. Participant nondeductible contributions, made pursuant to Section 4.01 of the Plan, are employee contributions.

    14.04 MATCHING CONTRIBUTIONS/EMPLOYEE CONTRIBUTIONS. The Employer may elect in Adoption Agreement Section 3.01 to provide matching contributions. The Employer also may elect in Adoption Agreement Section 4.01 to permit or to require a Participant to make nondeductible contributions.

(A) Mandatory contributions. Any Participant nondeductible contributions eligible for matching contributions are mandatory contributions. The Advisory Committee will maintain a separate accounting, pursuant to Section 4.06 of the Plan, to reflect the Participant's Accrued Benefit derived from his mandatory contributions. The Employer, under Adoption Agreement Section 4.05, may prescribe special distribution restrictions which will apply to the Mandatory Contributions Account prior to the Participant's Separation from Service. Following his Separation from Service, the general distribution provisions of
Article VI apply to the distribution of the Participant's Mandatory Contributions Account.

    14.05 TIME OF PAYMENT OF CONTRIBUTIONS. The Employer must make Salary Reduction Contributions to the Trust within an administratively reasonable period of time after withholding the corresponding Compensation from the Participant. Furthermore, the Employer must make Salary Reduction Contributions, Cash or Deferred Contributions, Employer matching contributions (including qualified Employer matching contributions) and qualified Employer nonelective contributions no later than the time prescribed by the


                                      14.03

Code or by applicable Treasury regulations. Salary Reduction Contributions and Cash or Deferred Contributions are Employer contributions for all purposes under this Plan, except to the extent the Code or Treasury regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code.

    14.06 SPECIAL ALLOCATION PROVISIONS - DEFERRAL CONTRIBUTIONS, MATCHING CONTRIBUTIONS AND QUALIFIED NONELECTIVE CONTRIBUTIONS. To make allocations under the Plan, the Advisory Committee must establish a Deferral Contributions Account, a Qualified Matching Contributions Account, a Regular Matching Contributions Account, a Qualified Nonelective Contributions Account and an Employer Contributions Account for each Participant.

(A) Deferral contributions. The Advisory Committee will allocate to each Participant's Deferral Contributions Account the amount of Deferral Contributions the Employer makes to the Trust on behalf of the Participant. The Advisory Committee will make this allocation as of the last day of each Plan Year unless, in Adoption Agreement Section 3.04, the Employer elects more frequent allocation dates for salary reduction contributions.

(B) Matching contributions. The Employer must specify in its Adoption Agreement whether the Advisory Committee will allocate matching contributions to the Qualified Matching Contributions Account or to the Regular Matching Contributions Account of each Participant. The Advisory Committee will make this allocation as of the last day of each Plan Year unless, in Adoption Agreement
Section 3.04, the Employer elects more frequent allocation dates for matching contributions.

    (1) To the extent the Employer makes matching contributions under a fixed matching contribution formula, the Advisory Committee will allocate the matching contribution to the Account of the Participant on whose behalf the Employer makes that contribution. A fixed matching contribution formula is a formula under which the Employer contributes a certain percentage or dollar amount on behalf of a Participant based on that Participant's deferral contributions or nondeductible contributions eligible for a match, as specified in Section 3.01 of the Employer's Adoption Agreement. The Employer may contribute on a Participant's behalf under a specific matching contribution formula only if the Participant satisfies the accrual requirements for matching contributions specified in Section 3.06 of the Employer's Adoption Agreement and only to the extent the matching contribution does not exceed the Participant's annual additions limitation in Part 2 of Article III.

    (2) To the extent the Employer makes matching contributions under a discretionary formula, the Advisory Committee will allocate the discretionary matching contributions to the Account of each Participant who satisfies the accrual requirements for matching contributions specified in
    Section 3.06 of the Employer's Adoption Agreement. The allocation of discretionary matching contributions to a Participant's Account is in the same proportion that each Participant's eligible contributions bear to the total eligible contributions of all Participants. If the discretionary formula is a tiered formula, the Advisory Committee will make this allocation separately with respect to each tier of eligible contributions, allocating in such manner the amount of the matching contributions made with respect to that tier. "Eligible contributions" are the Participant's deferral contributions or nondeductible contributions eligible for an allocation of matching contributions, as specified in Section 3.01 of the Employer's Adoption Agreement.

    If the matching contribution formula applies both to deferral contributions and to Participant nondeductible contributions, the matching contributions apply first to deferral contributions. Furthermore, the matching contribution formula does not apply to deferral contributions that are excess deferrals under Section
14.07.  For  this  purpose:  (a)  excess  deferrals  relate  first  to  deferral
contributions  for  the  Plan  Year  not  otherwise   eligible  for  a  matching
contribution; and (2) if the Plan Year is not a calendar year, the excess deferrals for a Plan Year are the last elective deferrals made for a calendar year. Under a Standardized Plan, an Employee forfeits any matching contribution attributable to an excess contribution or to an excess aggregate contribution, unless distributed pursuant to Sections 14.08 or 14.09. Under a Nonstandardized Plan, this forfeiture rule applies only if specified in Adoption Agreement
Section 3.06. The provisions of Section 3.05 govern the treatment of any forfeiture described in this paragraph, and the Advisory Committee will compute a Participant's ACP under 14.09 by disregarding the forfeiture.

                                      14.04

(C) Qualified nonelective contributions. If the Employer, at the time of contribution, designates a contribution to be a qualified nonelective contribution for the Plan Year, the Advisory Committee will allocate that qualified nonelective contribution to the Qualified Nonelective Contributions Account of each Participant eligible for an allocation of that designated contribution, as specified in Section 3.04 of the Employer's Adoption Agreement. The Advisory Committee will make the allocation to each eligible Participant's Account in the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year. The Advisory Committee will determine a Participant's Compensation in accordance with the general definition of Compensation under Section 1.12 of the Plan, as modified by the Employer in Sections 1.12 and 3.06 of its Adoption Agreement.

(D) Nonelective contributions. To the extent the Employer makes nonelective contributions for the Plan Year which, at the time of contribution, it does not designate as qualified nonelective contributions, the Advisory Committee will allocate those contributions in accordance with the elections under Section 3.04 of the Employer's Adoption Agreement. For purposes of the special nondiscrimination tests described in Sections 14.08 and 14.09, the Advisory Committee may treat nonelective contributions allocated under this paragraph as qualified nonelective contributions, if the contributions otherwise satisfy the definition of qualified nonelective contributions.

    14.07 ANNUAL ELECTIVE DEFERRAL LIMITATION.

(A) Annual Elective Deferral Limitation. An Employee's elective deferrals for a calendar year beginning after December 31, 1986, may not exceed the 402(g) limitation. The 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the Secretary of the Treasury. If, pursuant to a salary reduction agreement or pursuant to a cash or deferral election, the Employer determines the Employee's elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation, the Employer will suspend the Employee's salary reduction agreement, if any, until the following January 1 and pay in cash the portion of a cash or deferral election which would result in the Employee's elective deferrals for the calendar year exceeding the 402(g) limitation. If the Advisory Committee determines an Employee's elective deferrals already contributed to the Plan for a calendar year exceed the 402(g) limitation, the Advisory Committee will distribute the amount in excess of the 402(g) limitation (the "excess deferral"), as adjusted for allocable income, no later than April 15 of the following calendar year. If the Advisory Committee distributes the excess deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code. The Advisory Committee will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as determined in Section 14.08), if any, previously distributed to the Employee for the Plan Year beginning in that calendar year.

    If an Employee participates in another plan under which he makes elective deferrals pursuant to a Code ss.401(k) arrangement, elective deferrals under a Simplified Employee Pension, or salary reduction contributions to a tax-sheltered annuity, irrespective of whether the Employer maintains the other plan, he may provide the Advisory Committee a written claim for excess deferrals made for a calendar year. The Employee must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Employee's elective deferrals under this Plan which are excess deferrals. If the Advisory Committee receives a timely claim, it will distribute the excess deferral (as adjusted for allocable income) the Employee has assigned to this Plan, in accordance with the distribution procedure described in the immediately preceding paragraph.

(B) Allocable income. For purposes of making a distribution of excess deferrals pursuant to this Section 14.07, allocable income means net income or net loss allocable to the excess deferrals for the calendar year in which the Employee made the excess deferral, determined in a manner which is uniform, nondiscriminatory and reasonably reflective of the manner used by the Plan to allocate income to Participants' Accounts.

                                      14.05

    14.08 ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST. For each Plan Year, the Advisory Committee must determine whether the Plan's Code ss.401(k) arrangement satisfies either of the following ADP tests:

    (i) The average ADP for the Highly Compensated Group does not exceed 1.25 times the average ADP of the Nonhighly Compensated Group; or

    (ii) The average ADP for the Highly Compensated Group does not exceed the average ADP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.10) and the average ADP for the Highly Compensated Group is not more than twice the average ADP for the Nonhighly Compensated Group.

(A) Calculation of ADP. The average ADP for a group is the average of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio of the Eligible Employee's deferral contributions for the Plan Year to the Employee's Compensation for the Plan Year. For aggregated family members treated as a single Highly Compensated Employee, the ADP of the family unit is the ADP determined by combining the deferral contributions and Compensation of all aggregated family members. A Nonhighly Compensated Employee's ADP does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the 402(g) limitation described in Section 14.07(A).

    The Advisory Committee, in a manner consistent with Treasury regulations, may determine the ADPs of the Eligible Employees by taking into account qualified nonelective contributions or qualified matching contributions, or both, made to this Plan or to any other qualified Plan maintained by the
Employer. The Advisory Committee may not include qualified nonelective contributions in the ADP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in either the ADP test described in this Section 14.08 or the ACP test described in Section 14.09. For Plan Years beginning after December 31, 1989, the Advisory Committee may not include in the ADP test any qualified nonelective contributions or qualified matching contributions under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ADP test, including the extent to which the Plan used qualified nonelective contributions or qualified matching contributions to satisfy the test.

    For Plan Years beginning prior to January 1, 1992, the Advisory Committee may elect to apply a separate ADP test to each component group under the Plan. Each component group separately must satisfy the commonality requirement of the Code ss.401(k) regulations and the minimum coverage requirements of Code ss.410(b). A component group consists of all the allocations and other benefits, rights and features provided that group of Employees. An Employee may not be part of more than one component group. The correction rules described in this
Section 14.08 apply separately to each component group.

(B) Special aggregation rule for Highly Compensated Employees. To determine the ADP of any Highly Compensated Employee, the deferral contributions taken into account must include any elective deferrals made by the Highly Compensated Employee under any other Code ss.401(k) arrangement maintained by the Employer, unless the elective deferrals are to an ESOP. If the plans containing the Code ss.401(k) arrangements have different plan years, the Advisory Committee will determine the combined deferral contributions on the basis of the plan years ending in the same calendar year.

(C) Aggregation of certain Code ss.401(k) arrangements. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code ss.401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. For Plan Years beginning after December 31, 1989, an aggregation of Code ss.401(k) arrangements under this paragraph does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Advisory Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

                                      14.06

(D)  Characterization  of excess  contributions.  If,  pursuant to this  Section
14.08, the Advisory Committee has elected to include qualified matching contributions in the average ADP, the Advisory Committee will treat excess contributions as attributable proportionately to deferral contributions and to qualified matching contributions allocated on the basis of those deferral contributions. If the total amount of a Highly Compensated Employee's excess contributions for the Plan Year exceeds his deferral contributions or qualified matching contributions for the Plan Year, the Advisory Committee will treat the remaining portion of his excess contributions as attributable to qualified nonelective contributions. The Advisory Committee will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as determined in Section 14.07), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

(E) Distribution of excess contributions. If the Advisory Committee determines the Plan fails to satisfy the ADP test for a Plan Year, it must distribute the excess contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess contributions are the amount of deferral contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the
ADP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess contributions. The Advisory Committee will determine the respective shares of excess contributions by starting with the Highly Compensated Employee(s) who has the greatest ADP, reducing his ADP (but not below the next highest ADP), then, if necessary, reducing the ADP of the Highly Compensated Employee(s) at the next highest ADP level (including the ADP of the Highly Compensated Employee(s) whose ADP the Advisory Committee already has reduced), and continuing in this manner until the average ADP for the Highly Compensated Group satisfies the ADP test. If the Highly Compensated Employee is part of an aggregated family group, the Advisory Committee, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess contributions assigned to the family unit.

(F) Allocable income. To determine the amount of the corrective distribution required under this Section 14.08, the Advisory Committee must calculate the allocable income for the Plan Year in which the excess contributions arose. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Advisory Committee will use a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.

    14.09 NONDISCRIMINATION RULES FOR EMPLOYER MATCHING CONTRIBUTIONS/PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. For Plan Years beginning after December 31, 1986, the Advisory Committee must determine whether the annual Employer matching contributions (other than qualified matching contributions used in the ADP under Section 14.08), if any, and the Employee contributions, if any, satisfy either of the following average contribution percentage ("ACP") tests:

    (i) The ACP for the Highly Compensated Group does not exceed 1.25 times the ACP of the Nonhighly Compensated Group; or

    (ii) The ACP for the Highly Compensated Group does not exceed the ACP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.10) and the ACP for the Highly Compensated Group is not more than twice the ACP for the Nonhighly Compensated Group.

(A) Calculation of ACP. The average contribution percentage for a group is the average of the separate contribution percentages calculated for each Eligible Employee who is a member of that group. An Eligible

                                      14.07

Employee's contribution percentage for a Plan Year is the ratio of the Eligible Employee's aggregate contributions for the Plan Year to the Employee's Compensation for the Plan Year. "Aggregate contributions" are Employer matching contributions (other than qualified matching contributions used in the ADP test under Section 14.08) and employee contributions (as defined in Section 14.03). For aggregated family members treated as a single Highly Compensated Employee, the contribution percentage of the family unit is the contribution percentage determined by combining the aggregate contributions and Compensation of all aggregated family members.

    The Advisory Committee, in a manner consistent with Treasury regulations, may determine the contribution percentages of the Eligible Employees by taking into account qualified nonelective contributions (other than qualified nonelective contributions used in the ADP test under Section 14.08) or elective deferrals, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Advisory Committee may not include qualified nonelective contributions in the ACP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in either the ADP test described in Section 14.08 or the ACP test described in this Section 14.09. The Advisory Committee may not include elective deferrals in the ACP test, unless the Plan which includes the elective deferrals satisfies the ADP test both with and without the elective deferrals included in this ACP test. For Plan Years beginning after December 31, 1989, the Advisory Committee may not include in the ACP test any qualified nonelective contributions or elective deferrals under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ACP test, including the extent to which the Plan used qualified nonelective contributions or elective deferrals to satisfy the test. For Plan Years beginning prior to January 1, 1992, the component group testing rule permitted under Section 14.08(A) also applies to the ACP test under this Section 14.09.

(B) Special aggregation rule for Highly Compensated Employees. To determine the contribution percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any matching contributions (other than qualified matching contributions used in the ADP test) and any Employee contributions made on his behalf to any other plan maintained by the Employer, unless the other plan is an ESOP. If the plans have different plan years, the Advisory Committee will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

(C) Aggregation of certain plans. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the plans to determine whether either plan satisfies the ACP test. This aggregation rule applies to the contribution percentage determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. For Plan Years beginning after December 31, 1989, an aggregation of plans under this paragraph does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Advisory Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

(D) Distribution of excess aggregate contributions. The Advisory Committee will determine excess aggregate contributions after determining excess deferrals under Section 14.07 and excess contributions under Section 14.08. If the Advisory Committee determines the Plan fails to satisfy the ACP test for a Plan Year, it must distribute the excess aggregate contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess aggregate contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess aggregate contributions are the amount of aggregate contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail to satisfy the ACP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions. The Advisory Committee will determine the respective shares of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage (but not below the next highest contribution percentage), then, if necessary, reducing the contribution percentage of the Highly Compensated Employee(s) at the next highest contribution percentage level


                                      14.08

(including the contribution percentage of the Highly Compensated Employee(s) whose contribution percentage the Advisory Committee already has reduced), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test. If the Highly Compensated Employee is part of an aggregated family group, the Advisory Committee, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess aggregate contributions assigned to the family unit.

(E) Allocable income. To determine the amount of the corrective distribution required under this Section 14.09, the Advisory Committee must calculate the allocable income for the Plan Year in which the excess aggregate contributions arose. "Allocable income" means net income or net loss. The Advisory Committee will determine allocable income in the same manner as described in Section 14.08(F) for excess contributions.

(F) Characterization of excess aggregate contributions. The Advisory Committee will treat a Highly Compensated Employee's allocable share of excess aggregate contributions in the following priority: (1) first as attributable to his Employee contributions which are voluntary contributions, if any; (2) then as matching contributions allocable with respect to excess contributions determined under the ADP test described in Section 14.08; (3) then on a pro rata basis to matching contributions and to the deferral contributions relating to those matching contributions which the Advisory Committee has included in the ACP test; (4) then on a pro rata basis to Employee contributions which are mandatory contributions, if any, and to the matching contributions allocated on the basis of those mandatory contributions; and (5) last to qualified nonelective contributions  used  in the ACP  test.  To the  extent  the  Highly  Compensated
Employee's excess aggregate contributions are attributable to matching contributions, and he is not 100% vested in his Accrued Benefit attributable to matching contributions, the Advisory Committee will distribute only the vested portion and forfeit the nonvested portion. The vested portion of the Highly Compensated Employee's excess aggregate contributions attributable to Employer matching contributions is the total amount of such excess aggregate contributions (as adjusted for allocable income) multiplied by his vested percentage (determined as of the last day of the Plan Year for which the Employer made the matching contribution). The Employer will specify in Adoption Agreement Section 3.05 the manner in which the Plan will allocate forfeited excess aggregate contributions.

    14.10 MULTIPLE USE LIMITATION. For Plan Years beginning after December 31, 1988, if at least one Highly Compensated Employee is includible in the ADP test under Section 14.08 and in the ACP test under Section 14.09, the sum of the Highly Compensated Group's ADP and ACP may not exceed the multiple use limitation.

    The multiple use limitation is the sum of (i) and (ii):

    (i) 125% of the greater of: (a) the ADP of the Nonhighly Compensated Group under the Code ss.401(k) arrangement; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code ss.401(k) arrangement.

    (ii) 2% plus the lesser of (i)(a) or (i)(b), but no more than twice the lesser of (i)(a) or (i)(b).

    The Advisory Committee, in lieu of determining the multiple use limitation as the sum of (i) and (ii), may elect to determine the multiple use limitation as the sum of (iii) and (iv):

    (iii) 125% of the lesser of: (a) the ADP of the Nonhighly Compensated Group under the Code ss.401(k) arrangement; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code ss.401(k) arrangement.

    (iv) 2% plus the greater of (iii)(a) or (iii)(b), but no more than twice the greater of (iii)(a) or (iii)(b).

    The Advisory Committee will determine whether the Plan satisfies the multiple use limitation after applying the ADP test under Section 14.08 and the ACP test under Section 14.09 and after making any corrective distributions required by those Sections. If, after applying this Section 14.10, the Advisory Committee determines

                                      14.09
the Plan has failed to satisfy the multiple use limitation, the Advisory Committee will correct the failure by treating the excess amount as excess contributions under Section 14.08 or as excess aggregate contributions under
Section 14.09, as it determines in its sole discretion. This Section 14.10 does not apply unless, prior to application of the multiple use limitation, the ADP and the ACP of the Highly Compensated Group each exceeds 125% of the respective percentages for the Nonhighly Compensated Group.

    14.11 DISTRIBUTION RESTRICTIONS. The Employer must elect in Section 6.03 the Adoption Agreement the distribution events permitted under the Plan. The distribution events applicable to the Participant's Deferral Contributions Account, Qualified Nonelective Contributions Account and Qualified Matching Contributions Account must satisfy the distribution restrictions described in paragraph (m) of Section 14.03.

(A) Hardship distributions from Deferral Contributions Account. The Employer must elect in Adoption Agreement Section 6.03 whether a Participant may receive hardship distributions from his Deferral Contributions Account prior to the Participant's Separation from Service. Hardship distributions from the Deferral Contributions Account must satisfy the requirements of this Section 14.11. A hardship distribution option may not apply to the Participant's Qualified Nonelective Contributions Account or Qualified Matching Contributions Account, except as provided in paragraph (3).

    (1) Definition of hardship. A hardship distribution under this Section 14.11 must be on account of one or more of the following immediate and heavy financial needs: (1) medical care described in Code ss.213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents, or necessary to obtain such medical care; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) the payment of post-secondary education tuition and related educational fees, for the next 12-month period, for the Participant, for the Participant's spouse, or for any of the Participant's dependents (as defined in Code ss.152); (4) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or (5) any need prescribed by the Revenue Service in a revenue ruling, notice or other document of general applicability which satisfies the safe harbor definition of hardship.

    (2) Restrictions. The following restrictions apply to a Participant who receives a hardship distribution: (a) the Participant may not make elective deferrals or employee contributions to the Plan for the 12-month period following the date of his hardship distribution; (b) the distribution is not in excess of the amount of the immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); (c) the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under this Plan and all other qualified plans maintained by the Employer; and (d) the Participant agrees to limit elective deferrals under this Plan and under any other qualified Plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to the 402(g) limitation (as described in Section 14.07), reduced by the amount of the Participant's elective deferrals made in the taxable year of the hardship distribution. The suspension of elective deferrals and employee contributions described in clause (a) also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan).

    (3) Earnings. For Plan Years beginning after December 31, 1988, a hardship distribution under this Section 14.11 may not include earnings on an Employee's elective deferrals credited after December 31, 1988. Qualified matching contributions and qualified nonelective contributions, and any earnings on such contributions, credited as of December 31, 1988, are subject to the hardship withdrawal only if the Employer specifies in an addendum to this Section 14.11. The addendum may modify the December 31, 1988, date for purposes of determining credited amounts provided the date is not later than the end of the last Plan Year ending before July 1, 1989.

                                      14.10

(B) Distributions after Separation from Service. Following the Participant's Separation from Service, the distribution events applicable to the Participant apply equally to all of the Participant's Accounts, except as elected in Section
6.03 of the Employer's Adoption Agreement.

(C) Correction of Annual Additions Limitation. If, as a result of a reasonable error in determining the amount of elective deferrals an Employee may make without violating the limitations of Part 2 of Article III, an Excess Amount results, the Advisory Committee will return the Excess Amount (as adjusted for allocable income) attributable to the elective deferrals. The Advisory Committee will make this distribution before taking any corrective steps pursuant to
Section 3.10 or to Section 3.16. The Advisory Committee will disregard any elective deferrals returned under this Section 14.11(C) for purposes of Sections 14.07, 14.08 and 14.09.

    14.12 SPECIAL ALLOCATION RULES. If the Code ss.401(k) arrangement provides for salary reduction contributions, if the Plan accepts Employee contributions, pursuant to Adoption Agreement Section 4.01, or if the Plan allocates matching contributions as of any date other than the last day of the Plan Year, the Employer must elect in Adoption Agreement 9.11 whether any special allocation provisions will apply under Section 9.11 of the Plan. For purposes of the elections:

    (a) A "segregated Account" direction means the Advisory Committee will establish a segregated Account for the applicable contributions made on the Participant's behalf during the Plan Year. The Trustee must invest the segregated Account in Federally insured interest bearing savings account(s) or time deposits, or a combination of both, or in any other fixed income investments, unless otherwise specified in the Employer's Adoption Agreement. As of the last day of each Plan Year (or, if earlier, an allocation date coinciding with a valuation date described in Section 9.11), the Advisory Committee will reallocate the segregated Account to the Participant's appropriate Account, in accordance with Section 3.04 or
    Section 4.06, whichever applies to the contributions.

    (b) A "weighted average allocation" method will treat a weighted portion of the applicable contributions as if includible in the Participant's Account as of the beginning of the valuation period. The weighted portion is a fraction, the numerator of which is the number of months in the valuation period, excluding each month in the valuation period which begins prior to the contribution date of the applicable contributions, and the denominator of which is the number of months in the valuation period. The Employer may elect in its Adoption Agreement to substitute a weighting period other than months for purposes of this weighted average allocation.

                          * * * * * * * * * * * * * * *

                                      14.11

                                    ARTICLE A
                      APPENDIX TO PLAN AND TRUST AGREEMENT

    This Article is necessary to comply with the Unemployment Compensation Amendments Act of 1992 and is an integral part of the basic plan document.
Section 12.08 applies to any modification or amendment of this Article.

    A-1. APPLICATIONS. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

    A-2.  DEFINITIONS.

    (a) "Eligible rollover distribution." An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code ss.401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities).

    (b) "Eligible retirement plan." An eligible retirement plan is an individual retirement account described in Code ss.408(a), an individual retirement annuity described in Code ss.408(b), an annuity plan described in Code ss.403(a), or a qualified trust described in Code ss.401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

    (c) "Distributee." A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the
Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code ss.414(p), are distributees with regard to the interest of the spouse or former spouse.

    (d) "Direct rollover." A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                    ARTICLE B
                         APPENDIX TO BASIC PLAN DOCUMENT


    This Article is necessary to comply with the Omnibus Budget Reconciliation Act of 1993 (OBRA '93) and is an integral part of the basic plan document.
Section 12.08 applies to any modification or amendment of this Article.

    In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000 , as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

    For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

    If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination period beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                                    ARTICLE C
                         APPENDIX TO BASIC PLAN DOCUMENT
                         Rev.Rul. 94-76 Model Amendment

           This amendment is effective on the first day of the first Plan Year beginning on or after December 12, 1994, or, if later, March 12, 1995.

           Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefits is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code ss.414(l), to this Plan from a money purchase pension plan qualified under Code ss.401(a) (other than any portion of those assets and liabilities attributable to voluntary Employee contributions).





                                    ARTICLE D
                         APPENDIX TO BASIC PLAN DOCUMENT
                             USERRA Model Amendment

           This amendment is effective as of December 12, 1994.

           Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code ss.414(u). Loan repayments will be suspended under this Plan as permitted under Code ss.414(u)(4).


                * * * * * * * * * * * * * * * * * * * * * * * * *

                             ADOPTION AGREEMENT #006
               NONSTANDARDIZED CODE ss.401(k) PROFIT SHARING PLAN


        The undersigned, First Robinson Savings and Loan, F.A. ("Employer"), by executing this Adoption Agreement, elects to become a participating Employer in the Small Parker And Blossom, inc. Defined Contribution Prototype Plan (basic plan document #01) by adopting the accompanying Plan and Trust in full as if the Employer were a signatory to that Agreement. The Employer makes the following elections granted under the provisions of the Prototype Plan.

                                    ARTICLE I
                                   DEFINITIONS

         1.02 TRUSTEE. The Trustee executing this Adoption Agreement is: (Choose
(a) or (b))

[x]  (a) A discretionary Trustee. See Section 10.03[A] of the Plan.

[]   (b) A  nondiscretionary  Trustee.  See Section 10.03[B] of the Plan. [Note:
     The Employer may not elect Option (b) if a Custodian executes the Adoption Agreement.]

1.03 PLAN. The name of the Plan as adopted by the Employer is First Robinson Savings and Loan, F.A. 401(k) Retirement Savings Plan.

         1.07 EMPLOYEE. The following Employees are not eligible to participate in the Plan: (Choose (a) or at least one of (b) through (g))

[x]  (a) No exclusions.

[] (b) Collective bargaining employees (as defined in Section 1.07 of the Plan). [Note: If the Employer excludes union employees from the Plan, the Employer must be able to provide evidence that retirement benefits were the subject of good faith bargaining.]

[] (c) Nonresident aliens who do not receive any earned income (as defined in Code ss.911(d)(2)) from the Employer which constitutes United States source income (as defined in Code ss.861(a)(3)).

[]   (d) Commission Salesmen.

[]   (e) Any Employee compensated on a salaried basis.

[]   (f) Any Employee compensated on an hourly basis.

[]   (g) (Specify) ______________________.

Leased Employees. Any Leased Employee treated as an Employee under Section 1.31 of the Plan, is: (Choose (h) or (i))

[x]  (h) Not eligible to participate in the Plan.

[] (i) Eligible to participate in the Plan, unless excluded by reason of an exclusion classification elected under this Adoption Agreement Section 1.07.

Related Employers. If any member of the Employer's related group (as defined in Section 1.30 of the Plan) executes a Participation Agreement to this Adoption
Agreement, such member's Employees are eligible to participate in this Plan, unless excluded by reason of an exclusion classification elected under this Adoption Agreement Section 1.07. In addition: (Choose (j) or (k))

[x] (j) No other related group member's Employees are eligible to participate in the Plan.

[] (k) The following nonparticipating related group member's Employees are eligible to participate in the Plan unless excluded by reason of an exclusion classification elected under this Adoption Agreement Section 1.07:______________________________ .

         1.12 COMPENSATION.

Treatment of elective contributions.  (Choose (a) or (b))

[x] (a) "Compensation" includes elective contributions made by the Employer on the Employee's behalf.

[]   (b) "Compensation" does not include elective contributions.

Modifications to Compensation definition. (Choose (c) or at least one of (d) through (j))

[x]  (c) No modifications other than as elected under Options (a) or (b).

[]   (d) The Plan excludes Compensation in excess of $ .______________

[] (e) In lieu of the definition in Section 1.12 of the Plan, Compensation means any earnings reportable as W-2 wages for Federal income tax withholding purposes, subject to any other election under this Adoption Agreement Section 1.12.

[]   (f) The Plan excludes bonuses.

[]   (g) The Plan excludes overtime.

[]   (h) The Plan excludes Commissions.

[] (i) Compensation will not include Compensation from a related employer (as defined in Section 1.30 of the Plan) that has not executed a Participation Agreement in this Plan unless, pursuant to Adoption Agreement Section 1.07, the Employees of that related employer are eligible to participate in this Plan.

[]   (j) (Specify) ____________________________________________________.

If, for any Plan Year, the Plan uses permitted disparity in the contribution or allocation formula elected under Article III, any election of Options (f), (g),
(h) or (j) is ineffective for such Plan Year with respect to any Nonhighly Compensated Employee.

Special definition for matching contributions. "Compensation" for purposes of any matching contribution formula under Article III means: (Choose (k) or (l) only if applicable)

[x]  (k) Compensation as defined in this Adoption Agreement Section 1.12.

[]   (l) (Specify) _______________________________.

Special definition for salary reduction contributions. An Employee's salary reduction agreement applies to his Compensation determined prior to the reduction authorized by that salary reduction agreement, with the following exceptions: (Choose (m) or at least one of (n) or (o), if applicable)

[x]  (m) No exceptions.

[] (n) If the Employee makes elective contributions to another plan maintained by the Employer, the Advisory Committee will determine the amount of the Employee's salary reduction contribution for the withholding period:
     (Choose (1) or (2))

[] (1) After the reduction for such period of elective contributions to the other plan(s).

[] (2) Prior to the reduction for such period of elective contributions to the other plan(s).

[]   (o) (Specify) ____________________________________.

         1.17 PLAN YEAR/LIMITATION YEAR.

Plan Year.  Plan Year means: (Choose (a) or (b))

[X]  (a) The 12 consecutive month period ending every December 31.

[]       (b) (Specify) ________________________________________.

Limitation Year.  The Limitation Year is: (Choose (c) or (d))

[x]  (c) The Plan Year.

[]   (d) The 12 consecutive month period ending every .

         1.18 EFFECTIVE DATE.

New Plan.  The "Effective Date" of the Plan is January 1, 1991.

Restated Plan.  The restated Effective Date is __________________________.
This Plan is a substitution and amendment of an existing retirement plan(s) originally established _____________ . [Note: See the Effective Date Addendum.]

         1.27 HOUR OF  SERVICE.  The  crediting  method for Hours of Service is:
(Choose (a) or (b))

[x]  (a) The actual method.

[]   (b) The equivalency method, except:

     []   (1) No exceptions.

     []   (2) The actual method applies for purposes of: (Choose at least one)

     []   (i) Participation under Article II.

     []   (ii) Vesting under Article V.

     []   (iii) Accrual of benefits under Section 3.06.

[Note: On the blank line, insert "daily," "weekly," "semi-monthly payroll periods" or "monthly."]

         1.29 SERVICE FOR PREDECESSOR EMPLOYER. In addition to the predecessor service the Plan must credit by reason of Section 1.29 of the Plan, the Plan credits Service with the following predecessor employer(s): N/A . Service with the designated predecessor employer(s) applies: (Choose at least one of (a) or (b); (c) is available only in addition to (a) or (b))

[]   (a) For purposes of participation under Article II.

[]   (b) For purposes of vesting under Article V.

[]   (c) Except the following Service: .

[Note: If the Plan does not credit any predecessor service under this provision, insert "N/A" in the first blank line. The Employer may attach a schedule to this Adoption Agreement, in the same format as this Section 1.29, designating additional predecessor employers and the applicable service crediting elections.]

         1.31 LEASED EMPLOYEES. If a Leased Employee is a Participant in the Plan and also participates in a plan maintained by the leasing organization:
(Choose (a) or (b))

[x] (a) The Advisory Committee will determine the Leased Employee's allocation of Employer contributions under Article III without taking into account the Leased Employee's allocation, if any, under the leasing organization's plan.

[] (b) The Advisory Committee will reduce a Leased Employee's allocation of Employer nonelective contributions (other than designated qualified nonelective contributions) under this Plan by the Leased Employee's allocation under the leasing organization's plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. The leasing organization's plan:

     [] (1) Must be a money purchase plan which would satisfy the definition under Section 1.31 of a safe harbor plan, irrespective of whether the safe harbor exception applies.

     [] (2) Must satisfy the features and, if a defined benefit plan, the method of reduction described in an addendum to this Adoption Agreement, numbered 1.31.


                                   ARTICLE II
                              EMPLOYEE PARTICIPANTS

         2.01 ELIGIBILITY.

Eligibility conditions. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions: (Choose (a) or (b) or both; (c) is optional as an additional election)

[x]  (a) Attainment of age 21 (specify age, not exceeding 21).

[x]  (b) Service requirement. (Choose one of (1) through (3))

     []   (1) One Year of Service.

     [x] (2) 3 months (not exceeding 12) following the Employee's Employment Commencement Date.

     []   (3) One Hour of Service.

[] (c) Special requirements for non-401(k) portion of plan. (Make elections under (1) and under (2))

     (1) The requirements of this Option (c) apply to participation in: (Choose at least one of (i) through (iii))

          [] (i) The allocation of Employer nonelective contributions and Participant forfeitures.

          [] (ii) The allocation of Employer matching contributions (including forfeitures allocated as matching contributions).

          []   (iii)  The   allocation   of   Employer   qualified   nonelective
               contributions.

     (2) For participation in the allocations described in (1), the eligibility conditions are: (Choose at least one of (i) through (iv))

          [] (i) (one or two) Year(s) of Service, without an intervening Break in Service (as described in Section 2.03(A) of the Plan) if the requirement is two Years of Service.

          []   (ii)  months  (not   exceeding  24)   following  the   Employee's
               Employment Commencement Date.

          []   (iii) One Hour of Service.

          []   (iv) Attainment of age (Specify age, not exceeding 21).

Plan Entry Date.  "Plan Entry Date" means the Effective  Date and:  (Choose (d),
(e) or (f))

[] (d) Semi-annual Entry Dates. The first day of the Plan Year and the first day of the seventh month of the Plan Year.

[]   (e) The first day of the Plan Year.

[x]  (f) (Specify entry dates) The first day of each month.

Time of Participation. An Employee will become a Participant (and, if applicable, will participate in the allocations described in Option (c)(1)), unless excluded under Adoption Agreement Section 1.07, on the Plan Entry Date (if employed on that date): (Choose (g), (h) or (i))

[x]  (g) immediately following

[]   (h) immediately preceding

[]   (i) nearest

the date the Employee completes the eligibility  conditions described in Options
(a) and (b) (or in  Option  (c)(2) if  applicable)  of this  Adoption  Agreement
Section 2.01.  [Note:  The Employer must coordinate the selection of (g), (h) or
(i) with the "Plan Entry Date" selection in (d), (e) or (f). Unless otherwise excluded under Section 1.07, the Employee must become a Participant by the earlier of: (1) the first day of the Plan Year beginning after the date the Employee completes the age and service requirements of Code ss.410(a); or (2) 6 months after the date the Employee completes those requirements.]

Dual  eligibility.  The  eligibility  conditions  of this Section 2.01 apply to:
(Choose (j) or (k))

[x]  (j) All Employees of the Employer, except: (Choose (1) or (2))

     [x]  (1) No exceptions.

     []   (2)  Employees  who are  Participants  in the Plan as of the Effective
          Date.

[] (k) Solely to an Employee employed by the Employer after __________. If the Employee was employed by the Employer on or before the specified date, the Employee will become a Participant: (Choose (1), (2) or (3))

     [] (1) On the latest of the Effective Date, his Employment Commencement Date or the date he attains age (not to exceed 21).

     [] (2) Under the eligibility conditions in effect under the Plan prior to the restated Effective Date. If the restated Plan required more than one Year of Service to participate, the eligibility condition under this Option (2) for participation in the Code ss.401(k) arrangement under this Plan is one Year of Service for Plan Years beginning after December 31, 1988. [For restated plans only]

     []   (3) (Specify) ____________________________________________.

         2.02 YEAR OF SERVICE - PARTICIPATION.

Hours of Service.  An Employee must complete: (Choose (a) or (b))

[x]  (a) 1,000 Hours of Service

[]   (b) Hours of Service

during an eligibility computation period to receive credit for a Year of Service. [Note: The Hours of Service requirement may not exceed 1,000.]

Eligibility computation period. After the initial eligibility computation period described in Section 2.02 of the Plan, the Plan measures the eligibility computation period as: (Choose (c) or (d))

[] (c) The 12 consecutive month period beginning with each anniversary of an Employee's Employment Commencement Date.

[x] (d) The Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date.

         2.03 BREAK IN SERVICE - PARTICIPATION. The Break in Service rule described in Section 2.03(B) of the Plan: (Choose (a) or (b))

[]   (a) Does not apply to the Employer's Plan.

[x]  (b) Applies to the Employer's Plan.

         2.06 ELECTION NOT TO PARTICIPATE. The Plan: (Choose (a) or (b))

[x] (a) Does not permit an eligible Employee or a Participant to elect not to participate.

[] (b) Does permit an eligible Employee or a Participant to elect not to participate in accordance with Section 2.06 and with the following rules:
     (Complete (1), (2), (3) and (4))

     (1)  An  election  is  effective  for a Plan  Year if filed  no later  than
          ________________________.

     (2) An election not to participate must be effective for at least _____ Plan Year(s).

     (3)  Following a re-election to participate, the Employee or Participant:

     []   (i) May not again elect not to  participate  for any  subsequent  Plan
          Year.

     [] (ii) May again elect not to participate, but not earlier than the Plan Year following the Plan Year in which the re-election first was effective.

     (4)  (Specify)______________________________________________  [Insert "N/A"
          if no other rules apply].


                                   ARTICLE III
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

         3.01 AMOUNT.

Part I. [Options (a) through (g)] Amount of Employer's contribution. The Employer's annual contribution to the Trust will equal the total amount of deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions, as determined under this Section
3.01. (Choose any combination of (a), (b), (c) and (d), or choose (e))

[x] (a) Deferral contributions (Codess.401(k) arrangement). (Choose (1) or (2) or both)

     [x] (1) Salary reduction arrangement. The Employer must contribute the amount by which the Participants have reduced their Compensation for the Plan Year, pursuant to their salary reduction agreements on file with the Advisory Committee. A reference in the Plan to salary reduction contributions is a reference to these amounts.

     [] (2) Cash or deferred arrangement. The Employer will contribute on behalf of each Participant the portion of the Participant's proportionate share of the cash or deferred contribution which he has not elected to receive in cash. See Section 14.02 of the Plan. The Employer's cash or deferred contribution is the amount the Employer may from time to time deem advisable which the Employer designates as a cash or deferred contribution prior to making that contribution to the Trust.

[x] (b) Matching contributions. The Employer will make matching contributions in accordance with the formula(s) elected in Part II of this Adoption Agreement Section 3.01.

[] (c) Designated qualified nonelective contributions. The Employer, in its sole discretion, may contribute an amount which it designates as a qualified nonelective contribution.

[x]  (d) Nonelective contributions. (Choose any combination of (1) through (4))

     [x] (1) Discretionary contribution. The amount (or additional amount) the Employer may from time to time deem advisable.

     [] (2) The amount (or additional amount) the Employer may from time to time deem advisable, separately determined for each of the following classifications of Participants: (Choose (i) or (ii))

          []   (i)  Nonhighly   Compensated  Employees  and  Highly  Compensated
               Employees.

          []   (ii) (Specify classifications) .

         Under this Option (2), the Advisory Committee will allocate the amount contributed for each Participant classification in accordance with Part II of Adoption Agreement Section 3.04, as if the Participants in that classification were the only Participants in the Plan.

          [] (3) ___________% of the Compensation of all Participants under the Plan, determined for the Employer's taxable year for which it makes the contribution. [Note: The percentage selected may not exceed 15%.]

          []   (4) ________% of Net Profits but not more than $ ______________.

[] (e) Frozen Plan. This Plan is a frozen Plan effective ____________. The Employer will not contribute to the Plan with respect to any period following the stated date.

Net Profits.  The Employer: (Choose (f) or (g))

[x] (f) Need not have Net Profits to make its annual contribution under this Plan.

[] (g) Must have current or accumulated Net Profits exceeding $ to make the following _______________ contributions: (Choose at least one)

     []   (1) Cash or deferred contributions described in Option (a)(2).

     []   (2)  Matching   contributions   described   in  Option  (b),   except:
          ____________.

     []   (3) Qualified nonelective contributions described in Option (c).

     []   (4) Nonelective contributions described in Option (d).

The term "Net Profits" means the Employer's net income or profits for any taxable year determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting practices consistently applied without any deductions for Federal and state taxes upon income or for contributions made by the Employer under this Plan or under any other employee benefit plan the Employer maintains. The term "Net Profits" specifically excludes ____________________________________________________________. [Note:
Enter "N/A" if no exclusions apply.]

If the Employer requires Net Profits for matching contributions and the Employer does not have sufficient Net Profits under Option (g), it will reduce the matching contribution under a fixed formula on a prorata basis for all Participants. A Participant's share of the reduced contribution will bear the same ratio as the matching contribution the Participant would have received if Net Profits were sufficient bears to the total matching contribution all Participants would have received if Net Profits were sufficient. If more than one member of a related group (as defined in Section 1.30) execute this Adoption Agreement, each participating member will determine Net Profits separately but will not apply this reduction unless, after combining the separately determined Net Profits, the aggregate Net Profits are insufficient to satisfy the matching contribution liability. "Net Profits" includes both current and accumulated Net Profits.

Part II. [Options (h) through (j)] Matching contribution formula. [Note: If the Employer elected Option (b), complete Options (h), (i) and (j).]

[x] (h) Amount of matching contributions. For each Plan Year, the Employer's matching contribution is: (Choose any combination of (1), (2), (3), (4) and
     (5))

     [x]  (1)  An   amount   equal  to  25%  of  each   Participant's   eligible
          contributions for the Plan Year.

     [] (2) An amount equal to % of each Participant's first tier of eligible contributions for the Plan Year, plus the following matching percentage(s) for the following subsequent tiers of eligible contributions for the Plan _______________________________________.

     []   (3) Discretionary formula.

          [] (i) An amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of the Participant's eligible contributions for the Plan Year.

          [] (ii) An amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of each tier of the Participant's eligible contributions for the Plan Year.

          []   (4)  An  amount  equal  to  the  following   percentage  of  each
               Participant's eligible contributions for the Plan Year, based on the Participant's Years of Service:

         Number of Years of Service                Matching Percentage
         --------------------------                -------------------
                     --                                     --
                     --                                     --
                     --                                     --
                     --                                     --

The Advisory Committee will apply this formula by determining Years of Service as follows: .

     []   (5) A Participant's  matching  contributions  may not:  (Choose (i) or
          (ii))

          []   (i) Exceed _____________________.

          []   (ii) Be less than ______________________.

Related Employers. If two or more related employers (as defined in Section 1.30) contribute to this Plan, the related employers may elect different matching contribution formulas by attaching to the Adoption Agreement a separately completed copy of this Part II. Note: Separate matching contribution formulas create separate current benefit structures that must satisfy the minimum participation test of Code ss.401(a)(26).]

[x]  (i) Definition of eligible  contributions.  Subject to the  requirements of
     Option  (j),  the  term  "eligible   contributions"   means:   (Choose  any
     combination of (1) through (3))

     [x]  (1) Salary reduction contributions.

     [] (2) Cash or deferred contributions (including any part of the Participant's proportionate share of the cash or deferred contribution which the Employer defers without the Participant's election).

     [] (3) Participant mandatory contributions, as designated in Adoption Agreement Section 4.01. See Section 14.04 of the Plan.

[x] (j) Amount of eligible contributions taken into account. When determining a Participant's eligible contributions taken into account under the matching contributions formula(s), the following rules apply: (Choose any combination of (1) through (4))

     [] (1) The Advisory Committee will take into account all eligible contributions credited for the Plan Year.

     [x] (2) The Advisory Committee will disregard eligible contributions exceeding 4%.

     [] (3) The Advisory Committee will treat as the first tier of eligible contributions, an amount not exceeding: ___________________.

     The  subsequent tiers of eligible contributions are: ______________.

     []   (4) (Specify) ______________________.

Part III. [Options (k) and (l)]. Special rules for Code ss.401(k) Arrangement. (Choose (k) or (l), or both, as applicable)

[x] (k) Salary Reduction Agreements. The following rules and restrictions apply to an Employee's salary reduction agreement: (Make a selection under (1), (2), (3) and (4))

     (1)  Limitation on amount.  The Employee's salary reduction  contributions:
          (Choose (i) or at least one of (ii) or (iii))

          [x]  (i) No maximum limitation other than as provided in the Plan.

          [] (ii) May not exceed ___ % of Compensation for the Plan Year, subject to the annual additions limitation described in Part 2 of
               Article III and the 402(g) limitation described in Section 14.07 of the Plan.

          []   (iii) Based on  percentages of  Compensation  must equal at least
               __________________________.

     (2) An Employee may revoke, on a prospective basis, a salary reduction agreement: (Choose (i), (ii), (iii) or (iv))

          [] (i) Once during any Plan Year but not later than ___________ of the Plan Year.

          []   (ii) As of any Plan Entry Date.

          []   (iii) As of the first day of any month.

          [x] (iv) (Specify, but must be at least once per Plan Year) At any time with written notice.

     (3) An Employee who revokes his salary reduction agreement may file a new salary reduction agreement with an effective date: (Choose (i), (ii), (iii) or (iv))

          []   (i) No earlier than the first day of the next Plan Year.

          [x]  (ii) As of any subsequent Plan Entry Date.

          [] (iii) As of the first day of any month subsequent to the month in which he revoked an Agreement.

          [] (iv) (Specify, but must be at least once per Plan Year following the Plan Year of revocation) _________________________.

     (4) A Participant may increase or may decrease, on a prospective basis, his salary reduction percentage or dollar amount: (Choose (i), (ii), (iii) or (iv))

          []   (i) As of the beginning of each payroll period.

          []   (ii) As of the first day of each month.

          []   (iii) As of any Plan Entry Date.

          [x] (iv) (Specify, but must permit an increase or a decrease at least once per Plan Year) May decrease at anytime with wriiten notice and may increase at any Entry Date.

[] (l) Cash or deferred contributions. For each Plan Year for which the Employer makes a designated cash or deferred contribution, a Participant may elect to receive directly in cash not more than the following portion (or, if less, the 402(g) limitation described in Section 14.07 of the Plan) of his proportionate share of that cash or deferred contribution: (Choose
     (1) or (2))

     []   (1) All or any portion.

     []   (2)_______________________________ %.

         3.04 CONTRIBUTION ALLOCATION. The Advisory Committee will allocate deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions in accordance with Section 14.06 and the elections under this Adoption Agreement Section 3.04.

Part I. [Options (a) through (d)]. Special Accounting Elections. (Choose whichever elections are applicable to the Employer's Plan)

[x] (a) Matching Contributions Account. The Advisory Committee will allocate matching contributions to a Participant's: (Choose (1) or (2); (3) is available only in addition to (1))

     [x]  (1) Regular Matching Contributions Account.

     []   (2) Qualified Matching Contributions Account.

     []   (3)  Except,   matching  contributions  under  Option(s)  of  Adoption
          Agreement Section 3.01 are allocable to the Qualified Matching Contributions Account.

[x] (b) Special Allocation Dates for Salary Reduction Contributions. The Advisory Committee will allocate salary reduction contributions as of the Accounting Date and as of the following additional allocation dates: Last day of each calendar month.

[x] (c) Special Allocation Dates for Matching Contributions. The Advisory Committee will allocate matching contributions as of the Accounting Date and as of the following additional allocation dates: Last day of each calendar month.

[x]  (d)  Designated  Qualified   Nonelective   Contributions  -  Definition  of
     Participant.   For  purposes  of  allocating   the   designated   qualified
     nonelective contribution, "Participant" means: (Choose (1), (2) or (3))

     []   (1) All Participants.

          [x] (2) Participants who are Nonhighly Compensated Employees for the Plan Year.

          []   (3) (Specify) .

Part II. Method of Allocation - Nonelective Contribution. Subject to any restoration allocation required under Section 5.04, the Advisory Committee will allocate and credit each annual nonelective contribution (and Participant forfeitures treated as nonelective contributions) to the Employer Contributions Account of each Participant who satisfies the conditions of Section 3.06, in accordance with the allocation method selected under this Section 3.04. If the Employer elects Option (e)(2), Option (g)(2) or Option (h), for the first 3% of Compensation allocated to all Participants, "Compensation" does not include any exclusions elected under Adoption Agreement Section 1.12 (other than the exclusion of elective contributions), and the Advisory Committee must take into account the Participant's Compensation for the entire Plan Year. (Choose an allocation method under (e), (f), (g) or (h); (i) is mandatory if the Employer elects (f), (g) or (h); (j) is optional in addition to any other election.)

[x]  (e) Nonintegrated Allocation Formula. (Choose (1) or (2))

     [x] (1) The Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

     [] (2) The Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. For purposes of this Option (2), "Participant" means, in addition to a Participant who satisfies the requirements of
          Section 3.06 for the Plan Year, any other Participant entitled to a top heavy minimum allocation under Section 3.04(B), but such Participant's allocation will not exceed 3% of his Compensation for the Plan Year.

     [] (f) Two-Tiered Integrated Allocation Formula - Maximum Disparity. First, the Advisory Committee will allocate the annual Employer nonelective contributions in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (i).

         The Advisory Committee then will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

[] (g) Three-Tiered Integrated Allocation Formula. First, the Advisory Committee will allocate the annual Employer nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation may not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (i). Solely for purposes of the allocation in this first paragraph, "Participant" means, in addition to a Participant who satisfies the requirements of Section 3.06 for the Plan Year: (Choose (1) or (2))

     []   (1) No other Participant.

     [] (2) Any other Participant entitled to a top heavy minimum allocation under Section 3.04(B), but such Participant's allocation under this Option (g) will not exceed 3% of his Compensation for the Plan Year.

         As a second tier allocation, the Advisory Committee will allocate the nonelective contributions in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Excess Compensation, may not exceed the allocation percentage in the first paragraph.

         Finally, the Advisory Committee will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

[] (h) Four-Tiered Integrated Allocation Formula. First, the Advisory Committee will allocate the annual Employer nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Compensation. Solely for purposes of this first tier allocation, a "Participant" means, in addition to any Participant who satisfies the requirements of Section 3.06 for the Plan Year, any other Participant entitled to a top heavy minimum allocation under Section 3.04(B) of the Plan.

         As a second tier allocation, the Advisory Committee will allocate the nonelective contributions in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Excess Compensation.

         As a third tier allocation, the Advisory Committee will allocate the annual Employer contributions in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (2.7%, 2.4% or 1.3%) listed under the Maximum Disparity Table following Option (i).

         The Advisory Committee then will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

[] (i) Excess Compensation. For purposes of Option (f), (g) or (h), "Excess Compensation" means Compensation in excess of the following Integration
     Level: (Choose (1) or (2))

          [] (1) _____% (not exceeding 100%) of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year: (Choose any combination of (i) and (ii) or choose (iii))

          [] (i) Rounded to _____________________ (but not exceeding the taxable wage base).

          []   (ii) But not greater than $_______________.

          []   (iii) Without any further adjustment or limitation.

     [] (2) $__________________ [Note: Not exceeding the taxable wage base for the Plan Year in which this Adoption Agreement first is effective.]

Maximum Disparity Table. For purposes of Options (f), (g) and (h), the applicable percentage is:


 Integration Level (as
 percentage of taxable   Applicable Percentages for  Applicable Percentages
     wage base)           Option (f) or Option (g)        for Option (h)
     ----------           ------------------------        --------------
 100%                                  5.7%                     2.7%

More than 80% but less than 100%       5.4%                     2.4%

More than 20% (but not less than
$10,001) and not more than 80%         4.3%                     1.3%

20% (or $10,000, if greater) or less   5.7%                     2.7%


[] (j) Allocation offset. The Advisory Committee will reduce a Participant's allocation otherwise made under Part II of this Section 3.04 by the Participant's allocation under the following qualified plan(s) maintained by the Employer: __________________________________.

     The  Advisory Committee will determine this allocation  reduction:  (Choose
          (1) or (2))

     [] (1) By treating the term "nonelective contribution" as including all amounts paid or accrued by the Employer during the Plan Year to the qualified plan(s) referenced under this Option (j). If a Participant under this Plan also participates in that other plan, the Advisory Committee will treat the amount the Employer contributes for or during a Plan Year on behalf of a particular Participant under such other plan as an amount allocated under this Plan to that Participant's Account for that Plan Year. The Advisory Committee will make the computation of allocation required under the immediately preceding sentence before making any allocation of nonelective contributions under this Section 3.04.

     [] (2) In accordance with the formula provided in an addendum to this Adoption Agreement, numbered 3.04(j).

Top Heavy Minimum Allocation - Method of Compliance. If a Participant's allocation under this Section 3.04 is less than the top heavy minimum allocation to which he is entitled under Section 3.04(B): (Choose (k) or (l))

[x] (k) The Employer will make any necessary additional contribution to the Participant's Account, as described in Section 3.04(B)(7)(a) of the Plan.

[] (l) The Employer will satisfy the top heavy minimum allocation under the following plan(s) it maintains: _________________. However, the Employer will make any necessary additional contribution to satisfy the top heavy minimum allocation for an Employee covered only under this Plan and not under the other plan(s) designated in this Option (l). See Section 3.04(B)(7)(b) of the Plan.

If the Employer maintains another plan, the Employer may provide in an addendum to this Adoption Agreement, numbered Section 3.04, any modifications to the Plan necessary to satisfy the top heavy requirements under Code ss.416.

Related employers. If two or more related employers (as defined in Section 1.30) contribute to this Plan, the Advisory Committee must allocate all Employer nonelective contributions (and forfeitures treated as nonelective contributions) to each Participant in the Plan, in accordance with the elections in this Adoption Agreement Section 3.04: (Choose (m) or (n))

[] (m) Without regard to which contributing related group member employs the Participant.

[x]  (n)  Only  to  the  Participants  directly  employed  by  the  contributing
     Employer. If a Participant receives Compensation from more than one contributing Employer, the Advisory Committee will determine the allocations under this Adoption Agreement Section 3.04 by prorating among the participating Employers the Participant's Compensation and, if applicable, the Participant's Integration Level under Option (i).

         3.05 FORFEITURE ALLOCATION. Subject to any restoration allocation required under Sections 5.04 or 9.14, the Advisory Committee will allocate a Participant forfeiture in accordance with Section 3.04: (Choose (a) or (b); (c) and (d) are optional in addition to (a) or (b))

[] (a) As an Employer nonelective contribution for the Plan Year in which the forfeiture occurs, as if the Participant forfeiture were an additional nonelective contribution for that Plan Year.

[x]  (b)  To  reduce  the  Employer   matching   contributions  and  nonelective
     contributions for the Plan Year: (Choose (1) or (2))

     []   (1) in which the forfeiture occurs.

     [x] (2) immediately following the Plan Year in which the forfeiture occurs.

[] (c) To the extent attributable to matching contributions: (Choose (1), (2) or (3))

     []   (1) In the manner elected under Options (a) or (b).

     []   (2) First to reduce Employer matching contributions for the Plan Year:
          (Choose (i) or (ii))

          []   (i) in which the forfeiture occurs,

          [] (ii) immediately following the Plan Year in which the forfeiture occurs, then as elected in Options (a) or (b).

     [] (3) As a discretionary matching contribution for the Plan Year in which the forfeiture occurs, in lieu of the manner elected under Options (a) or (b).
                                       15

[] (d) First to reduce the Plan's ordinary and necessary administrative expenses for the Plan Year and then will allocate any remaining forfeitures in the manner described in Options (a), (b) or (c), whichever applies. If the Employer elects Option (c), the forfeitures used to reduce Plan expenses: (Choose (1) or (2))

     [] (1) relate proportionately to forfeitures described in Option (c) and to forfeitures described in Options (a) or (b).

     []   (2) relate first to forfeitures described in Option .

Allocation of forfeited excess aggregate contributions. The Advisory Committee will allocate any forfeited excess aggregate contributions (as described in Section 14.09): (Choose (e), (f) or (g))

[x]  (e) To reduce Employer matching  contributions  for the Plan Year:  (Choose
     (1) or (2))

     []   (1) in which the forfeiture occurs.

     [x] (2) immediately following the Plan Year in which the forfeiture occurs.

[] (f) As Employer discretionary matching contributions for the Plan Year in which forfeited, except the Advisory Committee will not allocate these forfeitures to the Highly Compensated Employees who incurred the forfeitures.

[] (g) In accordance with Options (a) through (d), whichever applies, except the Advisory Committee will not allocate these forfeitures under Option (a) or under Option (c)(3) to the Highly Compensated Employees who incurred the forfeitures.

         3.06 ACCRUAL OF BENEFIT.

Compensation taken into account. For the Plan Year in which the Employee first becomes a Participant, the Advisory Committee will determine the allocation of any cash or deferred contribution, designated qualified nonelective contribution or nonelective contribution by taking into account: (Choose (a) or (b))

[x]  (a) The Employee's Compensation for the entire Plan Year.

[] (b) The Employee's Compensation for the portion of the Plan Year in which the Employee actually is a Participant in the Plan.

Accrual  Requirements.  Subject to the  suspension  of accrual  requirements  of
Section 3.06(E) of the Plan, to receive an allocation of cash or deferred contributions, matching contributions, designated qualified nonelective contributions, nonelective contributions and Participant forfeitures, if any, for the Plan Year, a Participant must satisfy the conditions described in the following elections: (Choose (c) or at least one of (d) through (f))

[] (c) Safe harbor rule. If the Participant is employed by the Employer on the last day of the Plan Year, the Participant must complete at least one Hour of Service for that Plan Year. If the Participant is not employed by the Employer on the last day of the Plan Year, the Participant must complete at least 501 Hours of Service during the Plan Year.

[x] (d) Hours of Service condition. The Participant must complete the following minimum number of Hours of Service during the Plan Year: (Choose at least one of (1) through (5))

     [x]  (1) 1,000 Hours of Service.

     []   (2) (Specify, but the number of Hours of Service may not exceed 1,000)
          __________________.

     [x] (3) No Hour of Service requirement if the Participant terminates employment during the Plan Year on account of: (Choose (i), (ii) or (iii))

          [x]  (i) Death.

          [x]  (ii) Disability.

          [] (iii) Attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year.

     [] (4) Hours of Service (not exceeding 1,000) if the Participant terminates employment with the Employer during the Plan Year, subject to any election in Option (3).

     [] (5) No Hour of Service requirement for an allocation of the following contributions: __________________________________________.

[] (e) Employment condition. The Participant must be employed by the Employer on the last day of the Plan Year, irrespective of whether he satisfies any Hours of Service condition under Option (d), with the following exceptions:
     (Choose (1) or at least one of (2) through (5))

     []   (1) No exceptions.

     []   (2) Termination of employment because of death.

     []   (3) Termination of employment because of disability.

     []   (4)   Termination  of  employment   following   attainment  of  Normal
          Retirement Age.

     []   (5) No employment condition for the following contributions: ________.

[x]  (f)  (Specify  other  conditions,  if  applicable):   Any  Participant  who
     separated from service during the Plan Year shall share in the allocation of contributions through the date of termination.

Suspension of Accrual  Requirements.  The suspension of accrual  requirements of
Section 3.06(E) of the Plan: (Choose (g), (h) or (i))

[x]  (g) Applies to the Employer's Plan.

[]   (h) Does not apply to the Employer's Plan.

[] (i) Applies in modified form to the Employer's Plan, as described in an addendum to this Adoption Agreement, numbered Section 3.06(E).

Special accrual requirements for matching contributions. If the Plan allocates matching contributions on two or more allocation dates for a Plan Year, the
Advisory  Committee,  unless  otherwise  specified in Option (l), will apply any
Hours of Service condition by dividing the required Hours of Service on a prorata basis to the allocation periods included in that Plan Year. Furthermore, a Participant who satisfies the conditions described in this Adoption Agreement
Section 3.06 will receive an allocation of matching contributions (and forfeitures treated as matching contributions) only if the Participant satisfies the following additional condition(s): (Choose (j) or at least one of (k) or (l))

[x]  (j) No additional conditions.

[] (k) The Participant is not a Highly Compensated Employee for the Plan Year. This Option (k) applies to: (Choose (1) or (2))

     []   (1) All matching contributions.

     []   (2)  Matching   contributions   described  in  Option(s)  of  Adoption
          Agreement Section 3.01.

[]   (l) (Specify) _______________.

         3.15 MORE THAN ONE PLAN LIMITATION. If the provisions of Section 3.15 apply, the Excess Amount attributed to this Plan equals: (Choose (a), (b) or (c))

[x]  (a) The product of:

               (i) the total Excess Amount allocated as of such date (including any amount which the Advisory Committee would have allocated but for the limitations of Code ss.415), times

               (ii) the ratio of (1) the amount allocated to the Participant as of such date under this Plan divided by (2) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code ss.415).

[]   (b) The total Excess Amount.

[]   (c) None of the Excess Amount.

         3.18 DEFINED BENEFIT PLAN LIMITATION.

Application  of  limitation.  The  limitation  under  Section  3.18 of the Plan:
(Choose (a) or (b))

[] (a) Does not apply to the Employer's Plan because the Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan.

[x] (b) Applies to the Employer's Plan. To the extent necessary to satisfy the limitation under Section 3.18, the Employer will reduce: (Choose (1) or
     (2))

     [] (1) The Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

     [x] (2) Its contribution or allocation on behalf of the Participant to the defined contribution plan under which the Participant participates and then, if necessary, the Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

[Note: If the Employer selects (a), the remaining options in this Section 3.18 do not apply to the Employer's Plan.]

Coordination with top heavy minimum allocation. The Advisory Committee will apply the top heavy minimum allocation provisions of Section 3.04(B) of the Plan with the following modifications: (Choose (c) or at least one of (d) or (e))

[x]  (c) No modifications.

[] (d) For Non-Key Employees participating only in this Plan, the top heavy minimum allocation is the minimum allocation described in Section 3.04(B) determined by substituting _____% (not less than 4%) for "3%," except:
     (Choose (i) or (ii))

     []   (i) No exceptions.

     []   (ii) Plan Years in which the top heavy ratio exceeds 90%.

[] (e) For Non-Key Employees also participating in the defined benefit plan, the top heavy minimum is: (Choose (1) or (2))

     []   (1) 5% of  Compensation  (as determined  under Section  3.04(B) or the
          Plan) irrespective of the contribution rate of any Key Employee, except: (Choose (i) or (ii))

          []   (i) No exceptions.

          [] (ii) Substituting "7 1/2%" for "5%" if the top heavy ratio does not exceed 90%.

     []   (2) 0%. [Note:  The Employer may not select this Option (2) unless the
          defined   benefit  plan  satisfies  the  top  heavy  minimum   benefit
          requirements of Code ss.416 for these Non-Key Employees.]

Actuarial Assumptions for Top Heavy Calculation. To determine the top heavy ratio, the Advisory Committee will use the following interest rate and mortality assumptions to value accrued benefits under a defined benefit plan: 6%, 1975 Group Annuity Mortality Table.

If the elections under this Section 3.18 are not appropriate to satisfy the limitations of Section 3.18, or the top heavy requirements under Code ss.416, the Employer must provide the appropriate provisions in an addendum to this Adoption Agreement.

                                   ARTICLE IV
                            PARTICIPANT CONTRIBUTIONS

         4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS.  The Plan: (Choose (a) or
(b); (c) is available only with (b))

[x]  (a) Does not permit Participant nondeductible contributions.

[]   (b) Permits Participant  nondeductible  contributions,  pursuant to Section
     14.04 of the Plan.

[] (c) The following portion of the Participant's nondeductible contributions for the Plan Year are mandatory contributions under Option (i)(3) of Adoption Agreement Section 3.01: (Choose (1) or (2))

     []   (1) The amount which is not less than: _____________________.

     []   (2) The amount which is not greater than: ______________________.

Allocation   dates.   The  Advisory   Committee   will  allocate   nondeductible
contributions for each Plan Year as of the Accounting Date and the following additional allocation dates: (Choose (d) or (e))

[]   (d) No other allocation dates.

[x]  (e) (Specify) N/A .

As of an allocation date, the Advisory Committee will credit all nondeductible contributions made for the relevant allocation period. Unless otherwise specified in (e), a nondeductible contribution relates to an allocation period only if actually made to the Trust no later than 30 days after that allocation period ends.

         4.05 PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Mandatory Contributions Account, if any, prior to his Separation from Service: (Choose (a) or at least one of (b) through (d))

[x]  (a) No distribution options prior to Separation from Service.

[] (b) The same distribution options applicable to the Deferral Contributions Account prior to the Participant's Separation from Service, as elected in Adoption Agreement Section 6.03.

[] (c) Until he retires, the Participant has a continuing election to receive all or any portion of his Mandatory Contributions Account if: (Choose (1) or at least one of (2) through (4))

     []   (1) No conditions.

     [] (2) The mandatory contributions have accumulated for at least Plan Years since the Plan Year for which contributed.

     [] (3) The Participant suspends making nondeductible contributions for a period of months.

     []   (4) (Specify) __________________________.

[]   (d) (Specify) __________________________________.

                                    ARTICLE V
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

         5.01  NORMAL  RETIREMENT.  Normal  Retirement  Age  under  the Plan is:
(Choose (a) or (b))

[x]  (a) 65 [State age, but may not exceed age 65].

[] (b) The later of the date the Participant attains years of age or the anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan. [The age selected may not exceed age 65 and the anniversary selected may not exceed the 5th.]

         5.02  PARTICIPANT  DEATH OR  DISABILITY.  The 100%  vesting  rule under
Section 5.02 of the Plan: (Choose (a) or choose one or both of (b) and (c))

[]   (a) Does not apply.

[x]  (b) Applies to death.

[x]  (c) Applies to disability.

         5.03 VESTING SCHEDULE.

Deferral     Contributions      Account/Qualified     Matching     Contributions
Account/Qualified Nonelective Contributions Account/Mandatory Contributions Account. A Participant has a 100% Nonforfeitable interest at all times in his Deferral Contributions Account, his Qualified Matching Contributions Account, his Qualified Nonelective Contributions Account and in his Mandatory Contributions Account.

Regular Matching Contributions Account/Employer Contributions Account. With respect to a Participant's Regular Matching Contributions Account and Employer Contributions Account, the Employer elects the following vesting schedule:
(Choose (a) or (b); (c) and (d) are available only as additional options)

[] (a) Immediate vesting. 100% Nonforfeitable at all times. [Note: The Employer must elect Option (a) if the eligibility conditions under Adoption Agreement Section 2.01(c) require 2 years of service or more than 12 months of employment.]

[x]  (b) Graduated Vesting Schedules.

  Top Heavy Schedule                           Non Top Heavy Schedule
     (Mandatory)                                      (Optional)
---------------------                          ----------------------
Years of    Nonforfeitable                    Years of    Nonforfeitable
Service      Percentage                       Service      Percentage
-------      ----------                       -------      ----------
Less than 1...... 0%                          Less than 1...... 0%
 1.............. 20%                           1.............. 20%
 2.............. 40%                           2.............. 40%
 3.............. 60%                           3.............. 60%
 4.............. 80%                           4.............. 80%
 5 or more .... 100%                           5 or more .... 100%

[] (c) Special vesting election for Regular Matching Contributions Account. In lieu of the election under Options (a) or (b), the Employer elects the following vesting schedule for a Participant's Regular Matching Contributions Account: (Choose (1) or (2))

     []   (1) 100% Nonforfeitable at all times.

     [] (2) In accordance with the vesting schedule described in the addendum to this Adoption Agreement, numbered 5.03(c). [Note: If the Employer elects this Option (c)(2), the addendum must designate the applicable vesting schedule(s) using the same format as used in Option (b).]

[Note: Under Options (b) and (c)(2), the Employer must complete a Top Heavy Schedule which satisfies Code ss.416. The Employer, at its option, may complete a Non Top Heavy Schedule. The Non Top Heavy Schedule must satisfy Code ss.411(a)(2). Also see Section 7.05 of the Plan.]

[x] (d) The Top Heavy Schedule under Option (b) (and, if applicable, under Option (c)(2)) applies: (Choose (1) or (2))

     [x]  (1) Only in a Plan Year for which the Plan is top heavy.

     [] (2) In the Plan Year for which the Plan first is top heavy and then in all subsequent Plan Years. [Note: The Employer may not elect Option
          (d) unless it has completed a Non Top Heavy Schedule.]

Minimum vesting.  (Choose (e) or (f))

[x]  (e) The Plan does not apply a minimum vesting rule.

[] (f) A Participant's Nonforfeitable Accrued Benefit will never be less than the lesser of $ or his entire Accrued Benefit, even if the application of a graduated vesting schedule under Options (b) or (c) would result in a smaller Nonforfeitable Accrued Benefit.

Life Insurance Investments. The Participant's Accrued Benefit attributable to insurance contracts purchased on his behalf under Article XI is: (Choose (g) or (h))

[x]  (g) Subject to the vesting election under Options (a), (b) or (c).

[] (h) 100% Nonforfeitable at all times, irrespective of the vesting election under Options (b) or (c)(2).

         5.04   CASH-OUT   DISTRIBUTIONS   TO   PARTIALLY-VESTED   PARTICIPANTS/
RESTORATION OF FORFEITED ACCRUED BENEFIT.  The deemed cash-out rule described in
Section 5.04(C) of the Plan: (Choose (a) or (b))

[]   (a) Does not apply.

[x] (b) Will apply to determine the timing of forfeitures for 0% vested Participants. A Participant is not a 0% vested Participant if he has a Deferral Contributions Account.

         5.06 YEAR OF SERVICE - VESTING.

Vesting computation period. The Plan measures a Year of Service on the basis of the following 12 consecutive month periods: (Choose (a) or (b))

[x]  (a) Plan Years.

[] (b) Employment Years. An Employment Year is the 12 consecutive month period measured from the Employee's Employment Commencement Date and each successive 12 consecutive month period measured from each anniversary of that Employment Commencement Date.

Hours of Service. The minimum number of Hours of Service an Employee must complete during a vesting computation period to receive credit for a Year of Service is: (Choose (c) or (d))

[x]  (c) 1,000 Hours of Service.

[] (d) Hours of Service. [Note: The Hours of Service requirement may not exceed 1,000.]

         5.08 INCLUDED YEARS OF SERVICE - VESTING. The Employer specifically excludes the following Years of Service: (Choose (a) or at least one of (b) through (e))

[x]  (a) None other than as specified in Section 5.08(a) of the Plan.

[]   (b) Any Year of Service before the Participant  attained the age of . Note:
     The age selected may not exceed age 18.]

[] (c) Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

[] (d) Any Year of Service before a Break in Service if the number of consecutive Breaks in Service equals or exceeds the greater of 5 or the aggregate number of the Years of Service prior to the Break. This exception applies only if the Participant is 0% vested in his Accrued Benefit derived from Employer contributions at the time he has a Break in Service. Furthermore, the aggregate number of Years of Service before a Break in Service do not include any Years of Service not required to be taken into account under this exception by reason of any prior Break in Service.

[] (e) Any Year of Service earned prior to the effective date of ERISA if the Plan would have disregarded that Year of Service on account of an Employee's Separation from Service under a Plan provision in effect and adopted before January 1, 1974.

                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENTS OF BENEFITS

Code ss.411(d)(6) Protected Benefits. The elections under this Article VI may not eliminate Code ss.411(d)(6) protected benefits. To the extent the elections would eliminate a Code ss.411(d)(6) protected benefit, see Section 13.02 of the Plan. Furthermore, if the elections liberalize the optional forms of benefit under the Plan, the more liberal options apply on the later of the adoption date or the Effective Date of this Adoption Agreement.

         6.01 TIME OF PAYMENT OF ACCRUED BENEFIT.

Distribution date. A distribution date under the Plan means first day of any month of a designated Plan Year, as elected by the Participant, but not earlier than 30 days following separation from service. [Note: The Employer must specify the appropriate date(s). The specified distribution dates primarily establish annuity starting dates and the notice and consent periods prescribed by the Plan. The Plan allows the Trustee an administratively practicable period of time to make the actual distribution relating to a particular distribution date.]

Nonforfeitable Accrued Benefit Not Exceeding $3,500. Subject to the limitations of Section 6.01(A)(1), the distribution date for distribution of a Nonforfeitable Accrued Benefit not exceeding $3,500 is: (Choose (a), (b), (c),
(d) or (e))

[]   (a)  ____________________________________  of the ____________________ Plan
     Year beginning after the Participant's Separation from Service.

[x] (b) As soon as is administratively feasible following the Participant's Separation from Service.

[]   (c)  ______________________________  of the Plan Year after the Participant incurs _____ Break(s) in Service (as defined in Article V).

[] (d) ____________________ following the Participant's attainment of Normal Retirement Age, but not earlier than __________ days following his Separation from Service.

[]   (e) (Specify) ___________________________________.

Nonforfeitable Accrued Benefit Exceeds $3,500. See the elections under Section 6.03.

Disability.  The distribution date, subject to Section  6.01(A)(3),  is: (Choose
(f), (g) or (h))

[]   (f) ______________________________________ after the Participant terminates employment because of disability.

[x] (g) The same as if the Participant had terminated employment without disability.

[]   (h) (Specify) ___________________________ .

Hardship. (Choose (i) or (j))

[] (i) The Plan does not permit a hardship distribution to a Participant who has separated from Service.

[x] (j) The Plan permits a hardship distribution to a Participant who has separated from Service in accordance with the hardship distribution policy stated in: (Choose (1), (2) or (3))

     [x]  (1) Section 6.01(A)(4) of the Plan.

     []   (2) Section 14.11 of the Plan.

     []   (3) The addendum to this Adoption Agreement, numbered Section 6.01.

Default on a Loan. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan: (Choose (k), (l) or (m))

[x] (k) Treats the default as a distributable event. The Trustee, at the time of the default, will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit. To the extent the loan is attributable to the Participant's Deferral Contributions Account, Qualified Matching Contributions Account or Qualified Nonelective Contributions Account, the Trustee will not reduce the Participant's Nonforfeitable Accrued Benefit unless the Participant has separated from Service or unless the Participant has attained age 59 1/2.

[] (l) Does not treat the default as a distributable event. When an otherwise distributable event first occurs pursuant to Section 6.01 or Section 6.03 of the Plan, the Trustee will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit.

[]   (m) (Specify) ___________________________________________.

         6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. The Advisory Committee will apply Section 6.02 of the Plan with the following modifications: (Choose (a) or at least one of (b), (c), (d) and (e))

[x]  (a) No modifications.

[] (b) Except as required under Section 6.01 of the Plan, a lump sum distribution is not available: ______________________________________

[]   (c) An installment distribution: (Choose (1) or at least one of (2) or (3))

     []   (1) Is not available under the Plan.

     [] (2) May not exceed the lesser of years or the maximum period permitted under ____________ Section 6.02.

     []   (3) (Specify) _________________________.

[]   (d) The Plan permits the following annuity options: .

         Any Participant who elects a life annuity option is subject to the requirements of Sections 6.04(A), (B), (C) and (D) of the Plan. See
         Section 6.04(E). [Note: The Employer may specify additional annuity options in an addendum to this Adoption Agreement, numbered 6.02(d).]

[]   (e) If the Plan invests in qualifying Employer securities,  as described in
     Section  10.03(F),  a  Participant  eligible  to elect  distribution  under
     Section 6.03 may elect to receive that distribution in Employer securities only in accordance with the provisions of the addendum to this Adoption Agreement, numbered 6.02(e).

         6.03 BENEFIT PAYMENT ELECTIONS.

Participant Elections After Separation from Service. A Participant who is eligible to make distribution elections under Section 6.03 of the Plan may elect to commence distribution of his Nonforfeitable Accrued Benefit: (Choose at least one of (a) through (c))

[]   (a) As of any distribution  date, but not earlier than  ____________ of the
     ___________ Plan Year beginning after the Participant's Separation from Service.

[x] (b) As of the following date(s): (Choose at least one of Options (1) through (6))

     [] (1) Any distribution date after the close of the Plan Year in which the Participant attains Normal Retirement Age.

     [x] (2) Any distribution date following his Separation from Service with the Employer.

     [] (3) Any distribution date in the ____________________ Plan Year(s) beginning after his Separation from Service.

     [] (4) Any distribution date in the Plan Year after the Participant incurs ________________ Break(s) in Service (as defined in Article V).

     [] (5) Any distribution date following attainment of age _____ and completion of at least _______ Years of Service (as defined in Article
          V).

     []   (6) (Specify) _______________________ .

[]   (c) (Specify) ______________________________________________.

        The distribution  events described in the election(s) made under Options
(a), (b) or (c) apply equally to all Accounts maintained for the Participant unless otherwise specified in Option (c).

Participant Elections Prior to Separation from Service - Regular Matching Contributions Account and Employer Contributions Account. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Regular Matching Contributions Account and Employer Contributions Account prior to his Separation from Service: (Choose (d) or at least one of (e) through (h))

[]   (d) No distribution options prior to Separation from Service.

[x] (e) Attainment of Specified Age. Until he retires, the Participant has a continuing election to receive all or any portion of his Nonforfeitable interest in these Accounts after he attains: (Choose (1) or (2))

     []   (1) Normal Retirement Age.

     [x] (2) 59 1/2 years of age and is at least 100% vested in these Accounts. [Note: If the percentage is less than 100%, see the special vesting formula in Section 5.03.]

[] (f) After a Participant has participated in the Plan for a period of not less ____ than years and he is 100% vested in these Accounts, until he retires, the Participant has a continuing election to receive all or any portion of the Accounts. [Note: The number in the blank space may not be less than 5.]

[x] (g) Hardship. A Participant may elect a hardship distribution prior to his Separation from Service in accordance with the hardship distribution policy: (Choose (1), (2) or (3); (4) is available only as an additional option)

     []   (1) Under Section 6.01(A)(4) of the Plan.

     [x]  (2) Under Section 14.11 of the Plan.

     []   (3)  Provided in the  addendum to this  Adoption  Agreement,  numbered
          Section 6.03.

     [] (4) In no event may a Participant receive a hardship distribution before he is at least ____% vested in these Accounts. [Note: If the percentage in the blank is less than 100%, see the special vesting formula in Section 5.03.]

[]   (h) (Specify) ____________________________________________________.

[Note: The Employer may use an addendum, numbered 6.03, to provide additional language authorized by Options (b)(6), (c), (g)(3) or (h) of this Adoption Agreement Section 6.03.]

Participant Elections Prior to Separation from Service - Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account prior to his Separation from Service: (Choose (i) or at least one of (j) through (l))

[]   (i) No distribution options prior to Separation from Service.

[x] (j) Until he retires, the Participant has a continuing election to receive all or any portion of these Accounts after he attains: (Choose (1) or (2))

     []   (1) The later of Normal Retirement Age or age 59 1/2.

     [x]  (2) Age 59 1/2 (at least 59 1/2).

[x] (k) Hardship. A Participant, prior to his Separation from Service, may elect a hardship distribution from his Deferral Contributions Account in accordance with the hardship distribution policy under Section 14.11 of the Plan.

[]   (l) (Specify) __________________________________________. [Note: Option (l)
     may not permit in service distributions prior to age 59 1/2 (other than hardship) and may not modify the hardship policy described in Section 14.11.]

Sale of trade or business/subsidiary. If the Employer sells substantially all of the assets (within the meaning of Code ss.409(d)(2)) used in a trade or business or sells a subsidiary (within the meaning of Code ss.409(d)(3)), a Participant who continues employment with the acquiring corporation is eligible for distribution from his Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account: (Choose
(m) or (n))

[x] (m) Only as described in this Adoption Agreement Section 6.03 for distributions prior to Separation from Service.

[] (n) As if he has a Separation from Service. After March 31, 1988, a distribution authorized solely by reason of this Option (n) must constitute a lump sum distribution, determined in a manner consistent with Code ss.401(k)(10) and the applicable Treasury regulations.

         6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The annuity distribution requirements of Section 6.04: (Choose (a) or (b))

[x] (a) Apply only to a Participant described in Section 6.04(E) of the Plan (relating to the profit sharing exception to the joint and survivor requirements).

[]   (b) Apply to all Participants.

                                   ARTICLE IX
       ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNTS

         9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. If a distribution (other than a distribution from a segregated Account and other than a corrective distribution described in Sections 14.07, 14.08, 14.09 or 14.10 of the Plan) occurs more than 90 days after the most recent valuation date, the distribution will include interest at: (Choose (a), (b) or (c))

[x]  (a) 0% per annum. [Note: The percentage may equal 0%.]

[] (b) The 90 day Treasury bill rate in effect at the beginning of the current valuation period.

[]   (c) (Specify) __________________________________________.


         9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS. Pursuant to Section 14.12, to determine the allocation of net income, gain or loss:
(Complete only those items, if any, which are applicable to the Employer's Plan)

[x]  (a) For  salary  reduction  contributions,  the  Advisory  Committee  will:
     (Choose (1), (2), (3), (4) or (5))

     []   (1) Apply Section 9.11 without modification.

     []   (2) Use the segregated account approach described in Section 14.12.

     [x] (3) Use the weighted average method described in Section 14.12, based on a actual weighting period.

     [] (4) Treat as part of the relevant Account at the beginning of the valuation period _____% of the salary reduction contributions: (Choose
          (i) or (ii))

          []   (i) made during that valuation period.

          []   (ii) made by the following specified time: _____________.

     [] (5) Apply the allocation method described in the addendum to this Adoption Agreement numbered 9.11(a).

[x]  (b) For matching  contributions,  the Advisory Committee will: (Choose (1),
     (2), (3) or (4))

     []   (1) Apply Section 9.11 without modification.

     [x] (2) Use the weighted average method described in Section 14.12, based on a actual weighting period.

     [] (3) Treat as part of the relevant Account at the beginning of the valuation period % of the matching contributions allocated during the valuation period.

     [] (4) Apply the allocation method described in the addendum to this Adoption Agreement numbered 9.11(b).

[] (c) For Participant nondeductible contributions, the Advisory Committee will: (Choose (1), (2), (3), (4) or (5))

     []   (1) Apply Section 9.11 without modification.

     []   (2) Use the segregated account approach described in Section 14.12.

     [] (3) Use the weighted average method described in Section 14.12, based on a ______________ weighting period.

     []   (4) Treat as part of the  relevant  Account  at the  beginning  of the
          valuation   period   _____   %  of   the   Participant   nondeductible
          contributions: (Choose (i) or (ii))

          []   (i) made during that valuation period.

          []   (ii) made by the following specified time: _________________.

     [] (5) Apply the allocation method described in the addendum to this Adoption Agreement numbered 9.11(c).

                                    ARTICLE X
                    TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

         10.03 INVESTMENT POWERS. Pursuant to Section 10.03[F] of the Plan, the aggregate investments in qualifying Employer securities and in qualifying Employer real property: (Choose (a) or (b))

[x]  (a) May not exceed 10% of Plan assets.

[] (b) May not exceed ______ % of Plan assets. [Note: The percentage may not exceed 100%.]

         10.14 VALUATION OF TRUST. In addition to each Accounting Date, the Trustee must value the Trust Fund on the following valuation date(s): (Choose
(a) or (b))

[x]  (a) No other mandatory valuation dates.

[]   (b) (Specify) __________________________________.

                             EFFECTIVE DATE ADDENDUM
                              (Restated Plans Only)

         The Employer must complete this addendum only if the restated Effective Date specified in Adoption Agreement Section 1.18 is different than the restated effective date for at least one of the provisions listed in this addendum. In lieu of the restated Effective Date in Adoption Agreement Section 1.18, the following special effective dates apply: (Choose whichever elections apply)

[] (a) Compensation definition. The Compensation definition of Section 1.12 (other than the $200,000 limitation) is effective for Plan Years beginning after __________ . [Note: May not be effective later than the first day of the first Plan Year beginning after the Employer executes this Adoption Agreement to restate the Plan for the Tax Reform Act of 1986, if applicable.]

[]   (b)  Eligibility  conditions.   The  eligibility  conditions  specified  in
     Adoption Agreement Section 2.01 are effective for Plan Years beginning after ____________________.

[] (c) Suspension of Years of Service. The suspension of Years of Service rule elected under Adoption Agreement Section 2.03 is effective for Plan Years beginning after _____________________________.

[] (d) Contribution/allocation formula. The contribution formula elected under Adoption Agreement Section 3.01 and the method of allocation elected under Adoption Agreement Section 3.04 is effective for Plan Years beginning after
     _______________________________.

[] (e) Accrual requirements. The accrual requirements of Section 3.06 are effective for Plan Years beginning after __________________.

[] (f) Employment condition. The employment condition of Section 3.06 is effective for Plan Years beginning after _____________________.

[] (g) Elimination of Net Profits. The requirement for the Employer not to have net profits to contribute to this Plan is effective for Plan Years beginning after _____________. [Note: The date specified may not be earlier than December 31, 1985.]

[]   (h) Vesting Schedule. The vesting schedule elected under Adoption Agreement
     Section 5.03 is effective for Plan Years beginning after ____________.

[] (i) Allocation of Earnings. The special allocation provisions elected under Adoption Agreement Section 9.11 are effective for Plan Years beginning after ________________________.

[]   (j) (Specify) ______________________________________________________.

         For Plan Years prior to the special Effective Date, the terms of the Plan prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions. A special Effective Date may not result in the delay of a Plan provision beyond the permissible Effective Date under any applicable law requirements.

                                 Execution Page

         The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Prototype Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) signified its acceptance, on this 30th day of December, 1991.

Name and EIN of Employer: First Robinson Savings and Loan, F.A. 37-0867684

Signed: ____________________________________________________________
        Rick L. Catt

Name(s) of Trustee: Rick L. Catt , Clell Keller , Scott Pulliam

Signed: ____________________________________________________________

        ____________________________________________________________

Name of Custodian: _________________________________________________

Signed: ____________________________________________________________

[Note: A Trustee is mandatory, but a Custodian is optional. See Section 10.03 of the Plan.]

Plan Number. The 3-digit plan number the Employer assigns to this Plan for ERISA reporting purposes (Form 5500 Series) is: 002.

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The 3-digit number assigned to this Adoption Agreement (see page 1) is solely for the Regional Prototype Plan Sponsor's recordkeeping purposes and does not necessarily correspond to the plan number the Employer designated in the prior paragraph.

Reliance on Notification Letter. The Employer may not rely on the Regional Prototype Plan Sponsor's notification letter covering this Adoption Agreement. For reliance on the Plan's qualification, the Employer must obtain a determination letter from the applicable IRS Key District office.

                             PARTICIPATION AGREEMENT
         For Participation by Related Group Members (Plan Section 1.30)

         The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.03 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Prototype Plan as made by First Robinson Savings and Loan, F.A., the Signatory Employer to the Execution Page of the Adoption Agreement.

          1. The Effective Date of the undersigned Employer's participation in the designated Plan is: _________________________.

          2.   The undersigned Employer's adoption of this Plan constitutes:

[]   (a) The adoption of a new plan by the Participating Employer.

[] (b) The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as ________________, and having an original effective date of _________________________.

     Dated this _________________ day of ___________, 19__.

                        Name of Participating Employer: ________________________
                        ________________________________________________________


                        Signed: ________________________________________________


                        Participating Employer's EIN: __________________________

Acceptance by the Signatory Employer to the Execution Page of the Adoption Agreement and by the Trustee.

               Name of Signatory Employer: First Robinson Savings and Loan, F.A.

Accepted:__________________
               [Date]                      Signed: _____________________________

                                           Name(s) of Trustee: _________________


Accepted:___________________
               [Date]                      Signed: _____________________________

[Note: Each Participating Employer must execute a separate Participation Agreement. See the Execution Page of the Adoption Agreement for important Prototype Plan information.]

                            SUMMARY PLAN DESCRIPTION

                                     for the

      First Robinson Savings and Loan, F.A. 401(k) Retirement Savings Plan



























                                 revised 3/4/96

                                TABLE OF CONTENTS



(1) General ...............................................................    1

(2) Identification of Plan ................................................    1

(3) Type of Plan ..........................................................    1

(4) Plan Administrator ....................................................    1

(5) Trustee/Trust Fund ....................................................    2

(6) Hours of Service ......................................................    2

(7) Eligibility to Participate ............................................    3

(8) Employer's Contributions ..............................................    3

(9) Employee Contributions ................................................    5

(10) Vesting in Employer Contributions ....................................    5

(11) Payment of Benefits After Termination of Employment ..................    8

(12) Payment of Benefits Prior to Termination of Employment ...............    9

(13) Disability Benefits ..................................................   11

(14) Payment of Benefits upon Death .......................................   11

(15) Disqualification of Participant Status - Loss or Denial of
      Benefits ............................................................   11

(16) Claims Procedure .....................................................   12

(17) Retired Participant, Separated Participant with Vested Benefit,
      Beneficiary Receiving Benefits ......................................   12

(18) Participant's Rights under ERISA .....................................   12

(19) Federal Income Taxation of Benefits Paid .............................   13

(20) Participant Loans ....................................................   14

(21) Participant Direction of Investment ..................................   14

                            SUMMARY PLAN DESCRIPTION


(1) General. The legal name, address and Federal employer identification number of the Employer are -

         First Robinson Savings and Loan, F.A.
         501 E. Main Street
         Robinson, IL  62454
         37-0867684

The Employer has established a retirement plan ("Plan") to supplement your income upon retirement. In addition to retirement benefits, the Plan may provide benefits in the event of your death or disability or in the event of your termination of employment prior to normal retirement. If after reading this summary you have any questions, please ask the Plan Administrator. We emphasize this summary plan description is a highlight of the more important provisions of the Plan. If there is a conflict between a statement in this summary plan description and in the Plan, the terms of the Plan control.

(2) Identification of Plan.  The Plan is known as -

      First Robinson Savings and Loan, F.A. 401(k) Retirement Savings Plan

The Employer has assigned 002 as the Plan identification number. The plan year is the period on which the Plan maintains its records: the twelve consecutive month period ending every December 31.

(3) Type of Plan. The Plan is commonly known as a Code Section 401(k) profit sharing plan. Section (8), "Employer's Contributions," explains how you share in the Employer's annual contributions to the trust fund and the extent to which the Employer has an obligation to make annual contributions to the trust fund.

Under this Plan, there is no fixed dollar amount of retirement benefits. Your actual retirement benefit will depend on the amount of your account balance at the time of retirement. Your account balance will reflect the annual allocations, the period of time you participate in the Plan and the success of the Plan in investing and reinvesting the assets of the trust fund. Furthermore, a governmental agency known as the Pension Benefit Guaranty Corporation (PBGC) insures the benefits payable under plans which provide for fixed and determinable retirement benefits. The Plan does not provide a fixed and determinable retirement benefit. Therefore, the PBGC does not include this Plan within its insurance program.

(4) Plan Administrator. The Employer is the Plan Administrator. The Employer's telephone number is (618)544-8621. The Employer has designated Rick L. Catt to assist the Employer with the duties of Plan Administrator. You may contact Rick
L. Catt at the Employer's address. The Plan Administrator is responsible for providing you and other participants information regarding your rights and benefits under the Plan. The Plan Administrator also has the primary authority for filing the various reports, forms and returns with the Department of Labor and the Internal Revenue Service.

The name of the person designated as agent for service of legal process and the address where a processor may serve legal process upon the Plan are -


         First Robinson Savings and Loan, F.A.
         501 E. Main Street
         Robinson, IL  62454

A legal processor may also serve the Trustee of the Plan or the Plan Administrator.

The Plan permits the Employer to appoint an Advisory Committee to assist in the administration of the Plan. The Advisory Committee has the responsibility for making all discretionary determinations under the Plan and for giving distribution directions to the Trustee. If the Employer does not appoint an Advisory Committee, the Plan Administrator assumes these responsibilities. The members of the Advisory Committee may change from time to time. You may obtain the names of the current members of the Advisory Committee from the Plan Administrator.

(5) Trustee/Trust Fund.  The Employer has appointed -

       Rick L. Catt                       501 E. Main Street
       Clell Keller                       Robinson, IL  62454
       Scott Pulliam


to hold the office of Trustee. The Trustee will hold all amounts the Employer contributes to it in a trust fund. Upon the direction of the Advisory Committee, the Trustee will make all distribution and benefit payments from the trust fund to participants and beneficiaries. The Trustee will maintain trust fund records on a plan year basis.

(6) Hours of Service. The Plan and this summary plan description include references to hours of service. To advance on the vesting schedule or to share in the allocation of Employer contributions for a plan year, the Plan requires you to complete a minimum number of hours of service during a specified period, such as the plan year. The sections covering vesting and employer contributions explain this aspect of the Plan in the context of those topics. However, hour of service has the same meaning for all purposes of the Plan.

The Department of Labor, in its regulations, has prescribed various methods under which the Employer may credit hours of service. The Employer has selected the "actual" method for crediting hours of service. Under the actual method, you will receive credit for each hour for which the Employer pays you, directly or indirectly, or for which you are entitled to payment, for the performance of your employment duties. You also will receive credit for certain hours during which you do not work if the Employer pays you for those hours, such as paid vacation.

If an employee's absence from employment is due to maternity or paternity leave, the employee will receive credit for unpaid hours of service related to his leave, not to exceed 501 hours. The Advisory Committee will credit these hours of service to the first period during which the employee otherwise would incur a 1-year break in service as a result of the unpaid absence.

(7) Eligibility to Participate. You will become a Participant on the first day of each month immediately following the later of the date 3 months after your first day of employment or the date you attain age 21.

To become a participant in the Plan, you must wait a minimum of 3 months after your first day of employment with the Employer. It is not necessary for you to complete any specified number of hours of service during this period nor for you to be employed during the entire period. For example, if you begin work on February 15, you would satisfy the service requirement on the following May 15. Therefore, you would enter the Plan on the June 1 immediately following that May 15, assuming you are employed on that June 1.

The example in the prior paragraph assumes you are at least age 21 when you complete the service requirement. If you have not attained age 21 when you complete the service requirement, then you will become a participant in the Plan on the first day of each month immediately following your attainment of age 21.

If you terminate employment after becoming a Participant in the Plan and later return to employment, you will re-enter the Plan on your re-employment date, unless the "one year break in service rule" applies to you. Also, if you terminate employment after satisfying the Plan's eligibility conditions but before actually becoming a participant in the Plan, you will become a participant in the Plan on the later of your scheduled entry date or your re-employment date, unless the "one year break in service rule" applies to you. Under the "one year break in service rule", if you have a break in service after you complete the eligibility service condition, you must complete another year of service after that break in service or the Plan will not treat you as having satisfied the service condition. Your failure to complete one year of service in the 12-month period following your reemployment will delay your reparticipation in the Plan. The "one year break in service rule" also will suspend your right to participate in the Plan if you incur a break in service while continuing in employment with the Employer. This suspension continues until you have completed another year of service. A "one year break in service" is an eligibility service period in which you complete 500 or less hours of service.

(8) Employer's Contributions. 401(k) Arrangement. This Plan includes a "401(k) arrangement," under which you may elect to have the employer contribute a portion of your compensation to the Plan. The contributions the Employer makes under your election are "elective deferrals." The Advisory Committee will allocate your elective deferrals to a separate account designated by the Plan as your Deferral Contributions Account.

As a participant in the Plan, you may enter into a salary reduction agreement with the Employer. The Advisory Committee will give you a salary reduction agreement form which will explain your salary reduction options. The Employer will withhold from your pay the amount you have agreed to have the Employer contribute as elective deferrals.

Your salary reduction agreement remains in effect until you revoke the agreement. You may revoke your salary reduction agreement At any time with written notice. If you revoke your salary reduction agreement, you may file a new agreement with an effective date as of any subsequent Plan Entry Date. You may increase or decrease your salary reduction percentage or dollar amount; may decrease at anytime with wriiten notice and may increase at any Entry Date.

For any calendar year, your elective deferrals may not exceed a specific dollar amount determined by the Internal Revenue Service. If your elective deferrals for a particular calendar year exceed the dollar limitation in effect for that calendar year, the Plan will refund the excess amount, plus any earnings (or loss) allocated to that excess amount. If you participate in another "401(k) arrangement" or in similar arrangements under which you elect to have an employer contribute on your behalf, your total elective deferrals may not exceed the dollar limitation in effect for that calendar year. The Form W-2 you receive from each employer for the calendar year will report the amount of your elective deferrals for that calendar year under that employer's plan. If your total exceeds the dollar limitation in effect for that calendar year you should decide which plan you wish to designate as the plan with the excess amount. If you designate this Plan as holding the excess amount for a calendar year, you must notify the Advisory Committee of that designation by March 1 of the following calendar year. The Trustee then will distribute the excess amount to you, plus earnings (or loss) allocated to that excess amount.

Matching Contributions. For each plan year, the Employer will contribute for each participant a matching contribution equal to 25% of the participant's "eligible contributions." A participant's "eligible contributions" equal the amount of the participant's elective deferrals for the plan year which does not exceed 4%. The Advisory Committee allocates the matching contributions to your Regular Matching Contributions Account.

The Employer will determine the amount of matching contribution as of the last day of each calendar month. As of each allocation date during the plan year, the Advisory Committee will allocate to your account your share of the matching contributions made for that allocation period. Any limitations on eligible contributions or on matching contributions apply separately for each allocation period.

Employer's nonelective contributions. Each plan year, the Employer will make nonelective contributions to the Plan in the amount determined by the Employer at its discretion. The Employer may choose not to make nonelective contributions to the Plan for a particular plan year.

For each plan year the Employer makes nonelective contributions to the Plan, the Advisory Committee will allocate this contribution to the separate accounts maintained for participants. The Advisory Committee will base your allocation upon your proportionate share of the total compensation paid during that plan year to all participants in the Plan. For example, if your compensation for that plan year is 10% of the total compensation for all participants for that particular plan year, the Advisory Committee will allocate 10% of the total Employer contribution for the plan year to your separate account.

Allocation of forfeitures. The Plan allocates participant forfeitures as if the forfeitures were Employer contributions. The Plan treats a forfeiture as a reduction of the Employer contributions otherwise made for the plan year following the plan year in which the forfeiture occurs.

Compensation. The Plan defines compensation as the total compensation paid to the employee for services rendered to the Employer, including wages, salary, overtime, bonuses, commissions, tips and fees for professional services.

With limited exceptions, the Plan includes an employee's compensation only for the part of the plan year in which he actually is a participant.

Conditions for allocation. With limited exceptions, to be entitled to an allocation of Employer contributions, you must complete 1,000 hours of service during the plan year. However, you do not have to be employed by the Employer on the last day of the plan year to be entitled to an allocation.


The contribution allocations described in this Section (8) may vary for certain employees if the Plan is top heavy. Generally, the Plan is top heavy if more than 60% of the Plan's assets are allocated to the accounts of key employees (certain owners and officers). If the Plan is top heavy, any participant who is not a key employee and who is employed on the last day of the plan year, may not receive a contribution allocation which is less than a certain minimum. Usually that minimum is 3%, but if the contribution allocation for the plan year is less than 3% for all the key employees, the top heavy minimum is the smaller allocation rate. If you are a participant in the Plan, your allocation described in this Section (8) in most cases will be equal to or greater than the top heavy minimum contribution allocation. The Plan also may vary the definition of the top heavy minimum contribution to take into account another plan maintained by the Employer.

The law limits the amount of "additions" (other than trust earnings) which the Plan may allocate to your account under the Plan. Your additions may never exceed 25% of your compensation for a particular plan year, but may be less if 25% of your compensation exceeds a dollar amount announced by the Internal Revenue Service each year. The Plan may need to reduce this limitation if you participate (or have participated) in any other plans maintained by the Employer. The discussion of Plan allocations in this Section (8) is subject to this limitation.

(9) Employee Contributions. The Plan does not permit nor require you to make employee contributions to the trust fund. "Employee contributions" are contributions made by an employee for which the employee does not receive an income tax deduction. The only source of contributions under the Plan is the annual Employer contribution, including the "elective deferrals" made at your election under the 401(k) arrangement described in Section (8). "Elective deferrals" are not "employee contributions" for purposes of the Plan. Prior to your termination of employment with the Employer, you may not withdraw any portion of your Mandatory Contributions Account.

(10) Vesting in Employer Contributions. Your interest in the contributions the Employer makes to the Plan for your benefit becomes 100% vested when you attain normal retirement age (as defined in Section (11)). Prior to normal retirement age, your interest in the contributions the employer makes on your behalf become vested in accordance with the following schedule:


                             NON TOP HEAVY SCHEDULE

                                                           Percent of
        Years of Service                            Nonforfeitable Interest
        ----------------                            -----------------------
          Less than 1   . . . . . . . . . . .                   0%
           1  . . . . . . . . . . . . . . . .                  20%
           2  . . . . . . . . . . . . . . . .                  40%
           3  . . . . . . . . . . . . . . . .                  60%
           4  . . . . . . . . . . . . . . . .                  80%
           5 or more  . . . . . . . . . . . .                 100%

                               TOP HEAVY SCHEDULE

                                                           Percent of
         Years of Service                           Nonforfeitable Interest
         ----------------                           -----------------------
           Less than 1 . . . . . . . . . . . .                  0%
            1  . . . . . . . . . . . . . . . .                 20%
            2  . . . . . . . . . . . . . . . .                 40%
            3  . . . . . . . . . . . . . . . .                 60%
            4  . . . . . . . . . . . . . . . .                 80%
            5 or more  . . . . . . . . . . . .                100%


100% vesting for Deferral Contributions Account. The vesting schedule does not apply to your Deferral Contributions Account described in Section (8). Instead, you are 100% vested at all times in your Deferral Contributions Account.

Special vesting rule for death or disability. If you die or become disabled while still employed by the Employer, your entire Plan interest becomes 100% vested, even if you otherwise would have a vested interest less than 100%.

Year of service. To determine your percentage under a vesting schedule, a year of service means a 12-month vesting service period in which you complete at least 1,000 hours of service. The Plan measures the vesting service period as the plan year. If you complete at least 1,000 hours of service during a plan year, you will receive credit for a year of service even though you are not employed by the Employer on the last day of that plan year.

You will receive credit for years of service with the Employer prior to the time the Employer established the Plan and for years of service prior to the time you became a participant in the Plan.

The Plan provides two methods of vesting forfeiture which may apply before a participant becomes 100% vested in his entire interest under the Plan. The primary method of vesting forfeiture is the "forfeiture break in service" rule. The secondary method of forfeiture is the "cash out" rule. Also see Section (15) relating to loss or denial of benefits.

Forfeiture Break in Service Rule. Termination of employment alone will not result in forfeiture under the Plan unless you do not return to employment with the Employer before incurring a "forfeiture break in service." A "forfeiture break in service" is a period of 5 consecutive vesting service periods in which you do not work more than 500 hours in each vesting service period comprising the 5 year period.

Example. Assume you are 60% vested in your account balance. After working 400 hours during a particular vesting service period, you terminate employment and perform no further service for the Employer during the next 4 vesting service periods. Under this example, you would have a "forfeiture break in service" during the fourth vesting service period following the vesting service period in which you terminated employment because you did not work more than 500 hours during each vesting service period of 5 consecutive vesting service periods. Consequently, you would forfeit the 40% non-vested portion of your account. If you had returned to employment with the Employer at any time during the 5 consecutive vesting service periods and worked more than 500 hours during any vesting service period within that 5-year period, you would not incur a forfeiture under the "forfeiture break in service" rule.

Cash Out Rule. The cash out rule applies if you terminate employment and receive a total distribution of the vested portion of your account balance before you incur a forfeiture break in service. For example, assume you terminated employment during a particular vesting service period after completing 800 hours of service. Assume further the total value of your account balance is $6,000 in which you have a 60% vested interest. Before you incur a forfeiture break in service, you receive a distribution of the $3,600 vested portion ($6,000 X 60%) of your account balance. Upon payment of the $3,600 vested portion of your account balance, you would forfeit the $2,400 nonvested portion. If you return to employment before you incur a "forfeiture break in service," you may have the Plan restore your "cash out" forfeiture by repaying the amount of the distribution you received attributable to Employer contributions. This repayment right applies only if you do not incur a "forfeiture break in service." You must make this repayment no later than the date 5 years after you return to employment with the Employer. Upon your reemployment with the Employer, you may request the Advisory Committee to provide you a full explanation of your rights regarding this repayment option. If the vested portion of your account balance does not exceed $3,500, the Plan will distribute that vested portion to you in a lump sum, without your consent. This involuntary cash-out distribution will result in the forfeiture of your nonvested account balance, in the same manner as an employee who voluntarily elects a cash-out distribution. Also, upon reemployment you would have the same repayment option as an employee who elected a cash-out distribution, if you return to employment before incurring a "forfeiture break in service."

If you are 0% vested in your entire interest in the Plan, the Plan will treat you as having received a cash-out distribution of $0. This "distribution" results in a forfeiture of your entire Plan interest. Normally, this forfeiture occurs on the date you terminate employment with the Employer. However, if you are entitled to an allocation of Employer contributions for the plan year in which you terminate employment with the Employer, this forfeiture occurs as of the first day of the next plan year. If you return to employment before you incur a forfeiture break in service, the Plan will restore this forfeiture, as if you repaid a cash-out distribution.

(11) Payment of Benefits After Termination of Employment. After you terminate employment with the Employer, the time at which the Plan will commence distribution to you and the form of that distribution depends on whether your vested account balance exceeds $3,500. If you receive a distribution from the Plan before you attain age 59-1/2, the law imposes a 10% penalty on the amount of the distribution you receive to the extent you must include the distribution in your gross income, unless you qualify for an exception from this penalty. You should consult a tax advisor regarding this 10% penalty. This summary makes references to your normal retirement age. Normal retirement age under this Plan is 65.

If your vested account balance does not exceed $3,500, the Plan will distribute that portion to you, in a lump sum, as soon as is administratively feasible after you terminate employment with the Employer, or as soon as administratively practicable following that date. If you already have attained normal retirement age when you terminate employment, the Plan must make this distribution no later than the 60th day following the close of the plan year in which your employment terminates, even if the normal distribution date would occur later. The Plan does not permit you to receive distribution in any form other than a lump sum if your vested account balance does not exceed $3,500.

If your vested account balance exceeds $3,500, the Plan will commence distribution to you at the time you elect to commence distribution. The Plan permits you to elect distribution: as of any distribution date following your termination of employment with the Employer.

A "distribution date" under the Plan means first day of any month of a designated Plan Year, as elected by theParticipant, but not earlier than 30 days following separation from service. You may not actually receive distribution on the distribution date you elect. The Plan provides the Trustee an administratively reasonable time following a particular distribution date to make actual distribution to a participant.

No later than 30 days prior to your earliest possible distribution date, the Advisory Committee will provide you a notice explaining your right to elect distribution from the Plan and the forms necessary to make your election. If you do not make a distribution election, the Plan will commence distribution to you on the 60th day following the close of the plan year in which the latest of three events occurs: (1) your attainment of normal retirement age; (2) your attainment of age 62; or (3) your termination of employment with the Employer. To determine whether your vested account balance exceeds $3,500, the Plan normally looks to the last valuation of your account prior to the scheduled distribution date. As a general rule, you may not receive distribution under the Plan earlier than the dates described in the preceding two paragraphs. However, in the event of hardship, you may request an earlier distribution. A hardship distribution must be on account of any of the following: (a) medical expenses;
(b) the purchase (excluding mortgage payments) of the participant's principal residence; (c) post-secondary education tuition, for the next 12-month period, for the participant or for the participant's spouse, children or dependents; (d) to prevent the eviction of the participant from his principal residence; (e) funeral expenses of the participant's family member; or (f) the participant's disability. Furthermore, the amount of the hardship distribution may not exceed the amount necessary to satisfy the need. If you are partially-vested in your account balance, you may not receive a hardship distribution before you incur a forfeiture break in service unless the distribution will qualify as a cash-out distribution, as explained in Section (10).

With limited exceptions, you may not commence distribution of your vested account balance later than April 1 of the calendar year following the calendar year in which you attain age 70-1/2, even if you have not terminated employment with the Employer. This required distribution date overrides any contrary distribution date described in this summary. If the Employer terminates the Plan before you receive complete distribution of your vested benefits, the Plan might make distribution to you before you otherwise would elect distribution. Upon
Plan termination, if your vested account balance exceeds $3,500, you will receive an explanation of your distribution rights.

For purposes of making a distribution of any portion of your vested account balance, the Plan refers to the latest valuation of your account balance. The Plan requires valuation of the trust fund, and adjustment of participant's accounts, as of the last day of each plan year. The Advisory Committee also may require a valuation on any other date. You will not receive any adjustment to your account balance for trust fund earnings after the latest valuation date. In general, the Plan allocates trust fund earnings, gains or losses for a valuation period on the basis of each participant's opening account balance at the beginning of the valuation period, less any distributions and charges to each participant's account during the valuation period.

Forms of Benefit Payment. If your vested account balance exceeds $3,500, the Plan permits you to elect distribution under any one of the following methods:

                 (a)   Lump sum.

                 (b)   Part lump sum and part installments, as described in (c).

                 (c) Installment payments (annually, quarterly or monthly) over a specified period of time, not exceeding your life expectancy or the joint life expectancy of you and your designated beneficiary.

Under an installment distribution, the Advisory Committee may direct to have the Plan segregate the amount owed to you in a separate account apart from other trust fund assets. Your separate account will continue to draw interest during the period the Plan is making retirement payments to you. If the Plan does not segregate the amount owed to you in a separate account, your retirement account will remain a part of the trust fund and continue to share in trust fund earnings, gains or losses.

The benefit payment rules described in Sections (11) through (14) reflect the current Plan provisions. If an Employer amends its Plan to change benefit payment options, some options may continue for those participants or beneficiaries who have account balances at the time of the change. If an eliminated option continues to apply to you, the information you receive from the Advisory Committee at the time you are first eligible for distribution from the Plan will include an explanation of that option.

(12) Payment of Benefits Prior to Termination of Employment.

Distributions from your Employer Contributions Account and Matching Contributions Account. Prior to your termination of employment with the Employer, you may elect to withdraw all or any portion of your Employer Contributions Account and Matching Contributions Account:

                 if you continue to work for the Employer after attaining age 59 1/2 and you are at least 100% vested in your account balance.

                 if you incur a  hardship.  A hardship  distribution  must be on account of any of the following: (a) deductible medical expenses (or amounts necessary to obtain medical care) incurred by the participant, by the participant's spouse, or by any of the participant's dependents; (b) the purchase (excluding mortgage payments) of a principal residence for the participant; (c) the payment of post-secondary education tuition, for the next 12-month period, for the participant or for the participant's spouse, or for any of the participant's dependents; (d) to prevent the eviction of the participant from his principal residence or the foreclosure on the mortgage of the participant's principal residence. To qualify for this hardship distribution, the participant may not make elective deferrals or employee contributions to the Plan for the
                 12-month period following the date of his hardship distribution, the participant first must obtain all other available distributions and all nontaxable loans currently available under the Plan and all other qualified plans maintained by the Employer, and a special limitation may apply to the participant's elective deferrals in the following taxable year.

The Advisory Committee will provide you a withdrawal election form. Other than the withdrawal right described in this Section (12) and the post-age 70-1/2 distribution requirement described in Section (11), the Plan does not permit you to receive payment of any portion of your account balance for any other reason, unless you terminate employment with the Employer.

Distributions  from  your  Deferral   Contributions   Account.   Prior  to  your
termination of employment with the Employer, you may elect to withdraw all or any portion of your Deferral Contributions Account:

                 if you have attained age 59 1/2.

                 if you incur a hardship. A hardship distribution is available only from your Deferral Contributions Account. A hardship distribution must be on account of any of the following: (a) deductible medical expenses incurred by the participant, by the participant's spouse, or by any of the participant's dependents; (b) the purchase (excluding mortgage payments) of a principal residence for the participant; (c) the payment of post-secondary education tuition, for the next 12-month period, for the participant or for the participant's spouse, or for any of the participant's dependents; (d) to prevent the eviction of the participant from his principal residence or the foreclosure on the mortgage of the participant's principal residence. To qualify for this hardship distribution, the participant may not make elective deferrals or employee contributions to the Plan for the 12-month period following the date of his hardship distribution, the participant first must obtain all other available distributions and all nontaxable loans currently available under the Plan and all other qualified plans maintained by the Employer, and a special limitation may apply to the participant's elective deferrals in the following taxable year.

The Advisory Committee will provide you a withdrawal election form. Other than the withdrawal right described in this Section (12) and the post-age 70-1/2 distribution requirement described in Section (11), the Plan does not permit you to receive payment of any portion of your account balance for any other reason, unless you terminate employment with the Employer.


(13) Disability Benefits. If you terminate employment because of disability, the Plan will pay your vested account balance to you in lump sum at the same time as it would pay your vested account balance for any other termination of employment. However, if your vested account balance exceeds $3,500, the disability distribution rules are subject to any election requirements described in Section (11). In general, disability under the Plan means because of a physical or mental disability you are unable to perform the duties of your customary position of employment for an indefinite period which, in the opinion of the Advisory Committee, will be of long continued duration. The Advisory Committee also considers you disabled if you terminate employment because of a permanent loss or loss of use of a member or function of your body or a permanent disfigurement. The Advisory Committee may require a physical examination in order to confirm the disability.

(14) Payment of Benefits upon Death. If you die prior to receiving all of your benefits under the Plan, the Plan will pay the balance of your account to your beneficiary. If the Employer permits the Trustee to purchase life insurance on your life with a portion of your account balance, your account balance also will receive any life insurance proceeds payable by reason of your death.

The Advisory Committee will provide you with an appropriate form for naming a beneficiary. If you are married, your spouse must consent to the designation of any nonspouse beneficiary. If your vested account balance payable to your designated beneficiary does not exceed $3,500, the Plan will pay the benefit, in a lump sum, to your designated beneficiary as soon as administratively practicable after your death. If your vested account balance payable to your designated beneficiary exceeds $3,500, the Plan will pay the benefit to your designated beneficiary, in the form and at the time elected by the beneficiary, unless, prior to your death, you specify the timing and form of the beneficiary's distribution. The benefit payment election generally must complete distribution of your account balance within five years of your death, unless distribution commences within one year of your death to your designated beneficiary or unless benefits had commenced prior to your death under the mandatory post-age 70-1/2 distribution requirements described in Section (11).

(15) Disqualification of Participant Status - Loss or Denial of Benefits. There are no specific Plan provisions which disqualify you as a participant or which cause you to lose plan benefits, except as provided in Sections (7) and (10). However, if you become disabled and do not receive compensation from the Employer, you will not receive an allocation of the Employer's contribution to the Plan during the period of disability. In addition, if your Plan benefits become payable after termination of employment and the Advisory Committee is unable to locate you at your last address of record, you may forfeit your benefits under the Plan. Therefore, it is very important that you keep the Employer apprised of your mailing address even after you have terminated employment. Finally, if the Employer terminates the Plan, which it has the right to do, you would receive benefits under the Plan based on your account balance accumulated to the date of the termination of the Plan. Termination of the Plan could occur before you attain normal retirement age. If the Employer terminates the Plan, your account will become 100% vested, if not already 100% vested, unless you forfeited the nonvested portion prior to the termination date.

The termination of the Plan does not permit you to receive a distribution from your Deferral Contributions Account unless: (1) you otherwise have the right to a distribution, as described in Sections (11) and (12); or (2) the Employer does not maintain a successor defined contribution plan. If you are able to receive a distribution only because the Employer does not maintain a successor defined contribution plan, you must agree to take that distribution as part of a lump sum payment of your entire account balance under the Plan. The Trustee will transfer to the successor defined contribution plan any portion of your interest the Plan is unable to distribute to you.

The fact that the Employer has established this Plan does not confer any right to future employment with the Employer. Furthermore, you may not assign your interest in the Plan to another person or use your Plan interest as collateral for a loan from a commercial lender.

(16) Claims Procedure. You need not file a formal claim with the Advisory Committee in order to receive your benefits under the Plan. When an event occurs which entitles you to a distribution of your benefits under the Plan, the Advisory Committee automatically will notify you regarding your distribution rights. However, if you disagree with the Advisory Committee's determination of the amount of your benefits under the Plan or with respect to any other decision the Advisory Committee may make regarding your interest in the Plan, the Plan contains the appeal procedure you should follow. In brief, if the Advisory Committee of the Plan determines it should deny benefits to you, the Plan Administrator will give you written notice of the specific reasons for the denial. The notice will refer you to the pertinent provisions of the Plan supporting the Advisory Committee's decision. If you disagree with the Advisory Committee, you, or a duly authorized representative, must appeal the adverse determination in writing to the Advisory Committee within 75 days after the receipt of the notice of denial of benefits. If you fail to appeal a denial within the 75-day period, the Advisory Committee's determination will be final and binding.

If you appeal to the Advisory Committee, you, or your duly authorized representative, must submit the issues and comments you feel are pertinent to permit the Advisory Committee to re-examine all facts and make a final determination with respect to the denial. The Advisory Committee, in most cases, will make a decision within 60 days of a request on appeal unless special circumstances would make the rendering of a decision within the 60-day period unfeasible. In any event, the Advisory Committee must render a decision within 120 days after its receipt of a request for review. The same procedures apply if, after your death, your beneficiary makes a claim for benefits under the Plan.

(17) Retired Participant, Separated Participant with Vested Benefit, Beneficiary Receiving Benefits. If you are a retired participant or beneficiary receiving benefits, the benefits you presently are receiving will continue in the same amount and for the same period provided in the mode of settlement selected at retirement. If you are a separated participant with a vested benefit, you may obtain a statement of the dollar amount of your vested benefit upon request to the Plan Administrator. There is no Plan provision which reduces, changes, terminates, forfeits, or suspends the benefits of a retired participant, a beneficiary receiving benefits or a separated participant's vested benefit amount, except as provided in Section (15).

(18) Participant's Rights under ERISA. As a participant in this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants are entitled to:

(a) Examine, without charge, at the Plan Administrator's office and at other specified locations (such as worksites), all Plan documents, including insurance contracts and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

(b) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

(c) Receive a summary of the Plan's annual financial report. ERISA requires the Plan Administrator to furnish each participant with a copy of this summary annual report.

(d) Obtain a statement telling you that you have a right to receive a retirement benefit at the normal retirement age under the Plan and what your benefit could be at normal retirement age if you stop working under the Plan now. If you do not have a right to a retirement benefit, the statement will advise you of the number of additional years you must work to receive a retirement benefit. You must request this statement in writing. The law does not require the Plan Administrator to give this statement more than once a year. The Plan must provide the statement free of charge.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate this Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer, your union or any other person may fire you or otherwise discriminate against you in any way to prevent you from obtaining a retirement benefit or from exercising your rights under ERISA.

If your claim for a retirement benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive the materials within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

(19) Federal Income Taxation of Benefits Paid. Existing Federal income tax laws do not require you to report as income the portion of the annual Employer contribution allocated to your account. However, when the Plan later distributes your account balance to you, such as upon your retirement, you must report as income the Plan distributions you receive. The Federal tax laws may permit you to report a Plan distribution under a special averaging provision. Also, it may be possible for you to defer Federal income taxation of a distribution by making a "rollover" contribution to your own rollover individual retirement account.

Mandatory income tax withholding rules apply to some distributions you do not rollover directly to an individual retirement account or to another plan. At the time you receive a distribution, you also will receive a notice discussing withholding requirement and the options available to you. We emphasize you should consult your own tax adviser with respect to the proper method of reporting any distribution you receive from the Plan.

(20) Participant Loans. This Plan does not make loans to participants and beneficiaries.


(21) Participant Direction of Investment. The Plan permits every participant to direct the investment of his account balance under the plan. For this purpose, the Advisory Committee upon your request, will provide you a form for making your investment direction. The investment direction explains your investment direction options and explains the frequency with which you may change your investment direction. The Trustee will invest your account balance under the Plan in accordance with your written direction. To the extent you direct the investment of your account balance under the Plan, ERISA relieves the Trustee from liability for any loss resulting from your direction of investment.

                          * * * * * * * * * * * * * * *

                          ACKNOWLEDGEMENT OF RECEIPT OF

                         SUMMARY PLAN DESCRIPTION OF THE

      First Robinson Savings and Loan, F.A. 401(k) Retirement Savings Plan



         I hereby acknowledge receipt of a copy of the Summary Plan Description ("SPD") on the above plan. I received a copy of the SPD on the date indicated below.


Dated: _____________________



                                                    ____________________________
                                                    Participant's Name - Printed

                                                    ____________________________
                                                    Signature of Participant

Form 5500-C/R                                                               1996

                     Return/Report of Employee Benefit Plan
                       (With Fewer than 100 Participants)

      This form is required to be filed under Sections 104 and 4065 of the
       Employee Retirement Income Security Act of 1974 and Sections 6039D,
           6047(a), 6057(b), and 6058(a) of the Internal Revenue Code.

For the calendar plan year 1996 or fiscal plan year beginning > 1/1 and ending > 12/31 1996.

If A(1) through A(4), B, C, and/or D do not apply to this year's return/report, leave the spaces unmarked.

You must check either space A(5) or A(6), whichever is applicable. See Instructions.

(1) >                     the first return/report filed for the plan;

(2) >                     an amended return/report;

(3) >                     the final return/report filed for the plan; or

(4) >                     a short plan year return/report (less than 12 months).

(5) > Form 5500-C filer check here (complete only pages 1 and 3 though 6).

(6) >    X                Form  5500-R  filers check here (Complete only pages 1
                          and 2.  Detach pages 3 though 6 before filing.)

IF ANY INFORMATION ON A PREPRINTED PAGE 1 IS INCORRECT, CORRECT IT. IF ANY INFORMATION IS MISSING, ADD IT. PLEASE USE RED INK WHEN MAKING THESE CHANGES AND INCLUDE THE PREPRINTED PAGE 1 WITH YOUR COMPLETED RETURN/REPORT.

B      Check here if any information reported in 1a, 2a, 2b, or 5a changed since the last return/report for this plan. >

C        If your plan year changed since the last return/report, check here. >

D        If you filed for an extension of time to file this return/report, check here and attach a copy of the approved extension. >

1a    Name and address of plan sponsor (employer, if for a single-employer plan)
(Address should include room and suite no.) >

         First Robinson Savings & Loan, F.A.
         501 East Main Street
         Robinson, IL 62454

1b       Employer Identification Number (EIN) > 37:0867684
1c       Sponsor's telephone number > (618) 544-8621
1d       Business code (see instructions, Page 17) > 6090
1e       CUSIP Issuer Number > N/A
2a       Name and address of plan administrator (if same as plan sponsor, enter
"Same") > Same

2b       Administrator's EIN >

2c       Administrator's telephone number >

3 If you are filing this page without the preprinted historical plan information and the name, address and EIN of the plan sponsor or plan administrator has changed since the last return/report filed for this plan, enter the information from the last return/report on lines 3a and/or 3b and complete line 3c.

3a       Sponsor >                      EIN >                      Plan Number >

3b       Administrator >                                                EIN >

3c If line 3a indicates a change in the sponsor's name, address, and EIN, is this a change in sponsorship only? (See line 3c on page 8 of the instructions for the definition of sponsorship) Yes > No >

4 ENTITY CODE.(If not shown, enter applicable code from page 8 of the instructions.) >

5a       Name of Plan > First Robinson Savings and Loan, F.A. Retirement Savings
         Plan

5b       Effective Date of Plan (Mo., Day, Yr.) > 01/01/91

5c       Three-digit Plan number > 002

         All filers must complete 6a through 6d, as applicable.

6a       Welfare benefit plan >

6b       Pension benefit plan > X

(If the correct codes are not preprinted below, enter the applicable codes from page 8 of the instructions.)

6c Pension plan features. (If the correct codes are not preprinted below, enter the applicable pension plan feature codes from page 8 of the instructions.) >

6d       Fringe benefit plan >                    Attach Schedule F (Form 5500).

CAUTION: A penalty for the late or incomplete filing of this return/report will be assessed unless reasonable cause is established.

Under penalty of perjury and other penalties set forth in the instructions, I declare that I have examined this return/report, including accompanying schedules and statements, and to the best of my knowledge and belief, it is true, correct, and complete.

Signature of employer/plan sponsor > /s/ Rick L. Catt      Date > March 31, 1997

Type or print name of individual signing above > Rick L. Catt

Signature of plan administrator > /s/ Rick L. Catt          Date >March 31, 1997

Type or print name of individual signing above > Rick L. Catt

6e       Check   investment    arrangement(s):    (1)   Master   Trust   >   (2)
         Conversion/Collective Trust > (3) Pooled Separate Account > X

7a Total participants: (1) At the beginning of plan year > 34(2) At the end of plan year > 36

7b Enter number of participants with account balances at the end of the plan year (defined benefit plans do not complete this item) > 34

7c (1) Were any participants in the pension benefit plan separated from service with a deferred vested benefit for which a Schedule SSA (Form
         5500) is required to be attached? (See instructions.) Yes > X No >

        (2) If "Yes", enter the number of separated participants required to be reported. > 1

8a Was this plan terminated during this plan year or any prior plan year? Yes > No > X If "Yes", enter the year. >

8b Were all the plan assets either distributed to participants or beneficiaries, transferred to another plan, or brought under the control of PBGC? Yes > No > X

8c If line 8a is "Yes" and the plan is covered by PBGC, is the plan continuing to file PBGC Form 1 and pay premiums until the end of the plan year in which assets are distributed or brought under the control of PBGC? Yes > No >

9 Is this a plan established or maintained pursuant to one or more collective bargaining agreements? Yes > No > X

10 If any benefits are provided by an insurance company, insurance service, or similar organization, enter the number of Sehedules A (Form
         5500), Insurance Information, that are attached. If none, enter -0- > 1

11a (1) Where any plan amendments adopted during this plan year? Yes > X No > (2) Enter the date the most recent amendment was adopted > Month > Day > 12 Year > 1996

11b If line 11a is "Yes", did any amendment result in a retroactive reduction of accrued benefits for any participant? Yes > X No >

11c If line 11a is "Yes", did any amendment change the information contained in the latest summary plan description or summary description of modifications available at the time of the amendment? Yes > X No >

11d If line 11c is "Yes", has a summary plan description or summary description of modifications that reflects the plan amendments referred to on line 11c been both furnished to participants and filed with the Department of Labor? Yes > No >

12a If this is a pension benefit plan subject to the minimum funding standards, has the plan experienced a funding deficiency for this plan year? (See
instructions.) Yes >      No>


12b if line 12a is "Yes", have you filed Form 5330 to pay the excise tax? Yes > No >

12c Is the plan administrator making an election under section 412(o)(8) for an amendment adopted after the end of the plan year? (See instructions.) Yes > No > X

12d If a change in the actuarial funding method was made for the plan year pursuant to a Revenue Procedure providing automatic approval for the change, indicate whether the plan sponsor/administrator agrees to the change. Yes > No >

13a Total plan assets as of the beginning > 658,241 and end > 583,576 of the plan year.

13b      Total liabilities as of the beginning > 0 and end > 0 of the plan year.

13c Net assets as of the beginning > 658,241 and end > 583,576 of the plan year.

14 For this plan year, enter: (a) Plan Income > 86,683 (b) Expenses > 160,348 (c) Net Income > (74,665) (d) Plan contributions > 42,372 (e) Total benefits paid > 160,348

15 You may NOT use N/A in response to lines 15a through 15o, if you check, "Yes", you must enter a dollar amount in the amount column. During this plan year:

15a      Was this plan covered by a fidelity bond? Yes > X        No > 1,000,000

15b      If  line  15a is  "Yes",  enter  the  name  of the  surety  company.  >
         SCARBOROUGH/CNA

15c Was there any loss to the plan, whether or not reimbursed, caused by fraud or dishonesty? Yes > No > X

15d Was there any sale, exchange, or lease of any property between the plan and the employer, any fiduciary, any of the five most highly paid employees of the employer, any owner of a 10% or more interest in the employer, or relatives of any such persons? Yes > No > X

15e Was there any loan or extension of credit by the plan to the employer, any fiduciary, any of the five most highly paid employees of the employer, any owner of a 10% or more interest in the employer, or relatives of any such persons? Yes > No > X

15f Did the plan acquire or hold any employer security or employer real property? Yes > No > X

15g Has the plan granted an extension on any delinquent loan owed to the plan? Yes > No > X

15h Were any participant contributions transmitted to the plan more than 31 days after receipt or withholding by the employer? Yes > No > X


15i Were any loans by the plan or fixed income obligations due the plan classified as uncollectible or in default as of the close of the plan year? Yes > No > X

15j Has any plan fiduciary had a financial interest in excess of 10% in any party providing services to the plan or received anything of value from any such party? Yes > No > X

15k Did the plan at any time hold 20% or more of its assets in any single security, debt, mortgage, parcel of real estate, or partnership/joint venture interests? Yes > No > X

15l did the plan at any time engage in any transaction or series of related transactions involving 20% or more of the current value of plan assets? Yes > No > X

15m Were there any noncash contributions made to the plan the value of which was set without any appraisal by an independent third party? Yes > No > X

15n Were there any purchases of nonpublicly traded securities by the plan the value of which was set without an appraisal by an independent third party? Yes > No > X

15o Has the plan reduced or failed to provide any benefit when due under the plan because of insufficient assets? Yes > No > X

16a Is the plan covered under the Pension Benefit Guaranty Corporation termination insurance program? Yes > No > X Not Determined >

16b      If  line  16a  is  "Yes"  or  "Not  Determined",   enter  the  employer
         identification number and the plan number used to identify it. Employer Identification Number > Plan Number >

          FIRST ROBINSON SAVINGS & LOAN 401(K) RETIREMENT SAVINGS PLAN

                   VALUATION PERIOD FROM 01/01/96 TO 12/31/96

                             ACCOUNT ACTIVITY TOTALS



                                               GAIN
    TOTAL                       PRIOR           OR
ACCOUNT/FUND                   BALANCE         LOSS         CONTRIB.   FORFEITURE     TRANSFER        WITHDRAWAL         END. BAL.
------------                   -------         ----         --------   ----------     --------        ----------         ---------
EMPLOYER        FIXED       $251,001.44  $ 14,785.03     $ 17,098.07       $0.00    $(3,821.36)     $ (16,387.59)     $ 262,685.59
                MJ FUND       41,117.05     8,091.41        2,181.42        0.00          0.00         (3,734.24)        47,655.67
                GLOBAL        20,479.70     3,121.38        1,862.97        0.00          0.00           (600.13)        24,883.92
                GROWTH        28,697.42     1,528.92        2,837.54        0.00          0.00        (15,464.54)        17,599.34
                MAT M/M            0.00        26.78            0.00        0.00     10,395.05              0.00         10,421.83

***SUB TOTAL                 341,308.64    27,553.52       24,000.00        0.00      6,573.69        (36,186.50)       363,246.35

EMPLOYEE        FIXED         36,823.67     2,111.43       10,013.78        0.00          0.00        (12,133.48)        36,814.40
                NW FUND        3,147.97     1,309.70        2,041.90        0.00          0.00           (154.22)         8,248.36
                GLOBAL         2,738.04       565.40        2,130.88        0.00          0.00           (152.64)         5,281.68
                GROWTH        13,341.07       128.32        1,065.18        0.00          0.00        (11,963.74)         2,570.83

***SUB TOTAL                  58,050.75     4,114.85       15,250.74        0.00          0.00        (24,404.08)        53,012.26

MATCHING        FIXED          6,019.63       394.02        2,141.46        0.00       (343.81)          (650.29)         7,561.01
                NW FUND        1,267.16       311.26          354.51        0.00          0.00            (38.55)         1,914.38
                GLOBAL           635.39       122.71          387.26        0.00          0.00            (38.19)         1,107.17
                GROWTH         1,013.07        47.54          238.13        0.00          0.00           (706.35)           592.39
                NAT M/M            0.00         0.89            0.00        0.00        343.81              0.00            344.70

***SUB TOTAL                   8,955.25       876.42        3,121.36        0.00          0.00         (1,433.38)        11,519.65

ROLLOVER        FIXED        189,822.61     9,760.16            0.00        0.00          0.00        (51,464.21)       148,118.56
                NW FUND        2,679.05       460.66            0.00        0.00          0.00           (532.90)         2,606.81
                GLOBAL         2,693.03       424.65            0.00        0.00          0.00              0.00          3,117.69
                GROWTH        48,454.22     (172.66)            0.00        0.00          0.00        (46,326.47)         1,955.09
***SUB TOTAL                 243,648.91    10,472.82            0.00        0.00          0.00        (98,323.58)       155,798.15

MC SUSPENSE     FIXED          6,280.80       292.89            0.00        0.00     (6,573.69)             0.00              0.00

**TOTAL**                    658,241.35    43,310.50       42,372.10        0.00          0.00       (160,347.94)       583,376.41



          FIRST ROBINSON SAVINGS & LOAN 401(K) RETIREMENT SAVINGS PLAN

                   VALUATION PERIOD FROM 01/01/96 TO 12/31/96




                             ACCOUNT RECONCILIATION


                          EMPLOYER          EMPLOYEE          MATCHING          ROLLOVER         MC SUSP.            TOTAL
BEGINNING            $  341,305.64    $    58,050.75      $   8,955.25     $  243,648.91    $    6,280.80     $ 658,241.35
GAIN / LOSS              27,553.52          4,114.85            876.42         10,472.82           292.89        43,310.50
CONTRIBUTION             24,000.00         15,250.74          5,121.36              0.00             0.00        42,372.10
WITHDRAWALS             (36,186.50)       (24,404.08)        (1,433.36)       (98,323.58)            0.00      (160,347.54)
TRANSFERS                 4,573.69              0.00              0.00              0.00        (6,573.69)            0.00
ENDING BALANCE          363,246.35         53,012.26         11,519.65        155,798.15             0.00       583,576.41
VESTED INTEREST         343,622.25         53,012.26         10,059.75        155,798.15             0.00       562,492.42


                               FUND RECONCILIATION


                             FIXED           MW FUND            GLOBAL            GROWTH          NAT M/M            TOTAL
BEGINNING             $ 489,958.15     $   50,231.26      $  26,946.16     $   91,505.78      $      0.00     $ 658,241.35
GAIN / LOSS              27,343.53         10,173.03          4,234.19          1,532.12            27.67        43,310.50
CONTRIBUTION             29,252.31          4,577.83          4,401.11          4,140.85             0.00        42,372.10
WITHDRAWALS             (80,635.57)        (4,459.91)          (790.96)       (74,461.10)            0.00      (160,347.54)
TRANSFERS               (10,738.86)             0.00              0.00              0.00        10,738.86             0.00
ENDING BALANCE          455,179.56         60,522.21         34,390.46         22,717.65        10,766.53       583,576.41
VESTED INTEREST         442,415.61         59,123.97         30,765.76         19,420.55        10,766.53       562,492.42



                      FIRST ROBINSON SAVINGS AND LOAN, F.A.
                         401(k) RETIREMENT SAVINGS PLAN

             PARTICIPANT ELECTION TO INVEST IN HOLDING COMPANY STOCK

1.       PARTICIPANT DATA

--------------------------------------------------------      ------------------
Print your full name above (Last, first, middle initial)        Social Security
                                                                    Number


--------------------------------------------------------------------------------
         Street Address                        City         State           Zip

$_______________________________________________________     _______     _______
Balance of Participant's Plan Accounts at March 31, 1997     Date of     Date of
                                                              Birth        Hire


2.       INVESTMENT DIRECTION

         The Plan is giving participants a special opportunity to invest their account balances in common stock ("Holding Company Stock") issued by First Robinson Financial Corporation (the "Holding Company") in connection with the conversion of First Robinson Savings and Loan, F.A. ("First Robinson") from the mutual to the stock form. This election may be made during the Subscription and Community Offering, with respect to the balance in your accounts under the Plan (hereinafter referred to as your "Accounts") as of ___________, 1997. Please review the Subscription and Community Prospectus dated ___________, 1997 (the "Prospectus") and the Prospectus Supplement (the "Supplement") dated ___________, 1997 before making any decision.

         Investing in Holding Company Stock entails some risks, and we encourage you to discuss this investment decision with your spouse and your investment advisor. First Robinson, the Plan's Trustee, and the Plan Administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement.

         Any shares purchased by the Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Holding Company Stock, as discussed in the Prospectus and Supplement. In addition, once you have elected to have your account invested in Holding Company Stock, you may have limited opportunities to change this investment decision. Any part of your Account invested in Holding Company Stock may be changed to an alternative authorized investment under the Plan only during an "Investment Change Period."

         An "Investment Change Period" opens at the beginning of the third day after the Holding Company issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by the Holding Company for general distribution which announces, for the first time, the Holding Company's results of operations for a particular fiscal quarter. First Robinson anticipates these opportunities will occur four times per year. First Robinson will attempt to notify Participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

|_| I choose to invest in _______ shares (25 share minimum) of Holding Company Stock at $10.00 per share, with the aggregate purchase price to be obtained by the Trustee's use of assets currently held in my Accounts. I hereby direct the Trustee to obtain the funds necessary to purchase such shares of Holding Company Stock by using funds in my current Accounts from among the following Investment Options in the following percentages (in not less than 10% increments):

                  |_|      Nationwide Fund                      _____%

                  |_|      Twentieth Century Growth Fund        _____%

                  |_|      Oppenheimer Global Fund              _____%

                  |_|      Nationwide Money Market Fund         _____%

                  |_|      General Account Fixed Contract       _____%

|_|      I choose not to invest any of my Accounts in Holding Company Stock.


3.       PARTICIPANT SIGNATURE AND ACKNOWLEDGMENT - REQUIRED

By signing this PARTICIPANT INVESTMENT ELECTION, I authorize and direct the Plan Administrator and Trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Supplement relating to the issuance of Holding Company Stock, and I have read the explanation provided in Part 2 of this form. I am aware of the risks involved in the investment in Holding Company Stock, and understand that the Trustee and Plan Administrator are not responsible for my choice of investment.


-------------------------------------------                    -----------------
        Participant's Signature                                   Date Signed

Signed before me this             day of             , 1997
                      -----------        ------------          -----------------
                                                                  Notary Public

My Commission Expires_____________________________



                 PLEASE COMPLETE AND RETURN BY ___________, 1997

     IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE STOCK INFORMATION CENTER AT
                                (618) 544-5800.

Prospectus
                      FIRST ROBINSON FINANCIAL CORPORATION
          (Holding Company for "First Robinson Savings and Loan, F.A."
         to become "First Robinson Savings Bank, National Association")
                         747,500 Shares of Common Stock
                              (Anticipated Maximum)
                         $10.00 Per Share Purchase Price

         First Robinson Financial Corporation (the "Holding Company"), a Delaware corporation, is offering up to 747,500 shares of common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of First Robinson Savings and Loan, F.A. ("First Robinson" or the "Association") from a mutual savings and loan association to a stock savings and loan association and the issuance of all of the Association's outstanding stock to the Holding Company (the "Stock Conversion") pursuant to the Plan
                                                        (continued on next page)

         FOR INFORMATION ON HOW TO SUBSCRIBE, CALL THE STOCK INFORMATION
                            CENTER AT (618) 544-5800.

              FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED,
                    SEE "RISK FACTORS" BEGINNING ON PAGE __.

    THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, ANY STATE
           SECURITIES COMMISSION OR ANY OTHER FEDERAL AGENCY, NOR HAS
            SUCH COMMISSION, OFFICE, ANY STATE SECURITIES COMMISSION
              OR OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

      THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR
      SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
             CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR
                ANY OTHER CORPORATION, FUND OR GOVERNMENT AGENCY.

                                                          Estimated Underwriting Fees           Estimated Net
                                  Purchase Price              and Other Expenses(1)          Conversion Proceeds(2)
                                  --------------              ---------------------          ----------------------
Per Share(3)                        $10.00                          $.62                           $9.38
Minimum Total                       $5,525,000                      $385,000                       $5,140,000
Midpoint Total                      $6,500,000                      $400,000                       $6,100,000
Maximum Total                       $7,475,000                      $400,000                       $7,075,000
Maximum Total, as Adjusted(4)       $8,596,250                      $400,000                       $8,196,250

---------------
(1) Consists of estimated costs to the Association and the Holding Company in the Conversion, including commissions payable to Trident Securities, Inc. ("Trident Securities") estimated to be $73,661 and $88,910, respectively, based on the minimum and the maximum of the Estimated Valuation Range, in connection with the Subscription and Community Offering. Trident Securities has no obligation to purchase the Common Stock. Such fees and commissions to selected dealers, if any, may be deemed to be underwriting fees. See "Pro Forma Data" and "The Conversion - Stock Price and Number of Shares to be Issued" for information regarding such fees and expenses. The Holding Company has agreed to indemnify Trident Securities against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Act"). Actual expenses and thus net proceeds, may be more or less than estimated amounts.

(2) Net Conversion proceeds may vary from the estimated amounts, depending on the number of shares issued and actual conversion expenses. The actual number of shares of Common Stock to be issued in the Stock Conversion will not be determined until the close of the Subscription and Community Offering.

(3) Assumes the sale of the midpoint number of shares. If the minimum, maximum or 15% above the maximum number of shares are sold, estimated expenses per share would be $.70, $.54 or $.47, respectively, resulting in estimated net Stock Conversion proceeds per share of $9.30, $9.46 or $9.53, respectively.

(4) As adjusted to give effect to an increase in the number of shares which could be sold in the Stock Conversion due to an increase in the Estimated Valuation Range of up to 15% above the maximum number of shares which may be offered in the Stock Conversion at the Purchase Price, without the resolicitation of subscribers or any right of cancellation, to reflect changes in market and financial conditions following commencement of the Subscription and Community Offering.

                            TRIDENT SECURITIES, INC.
                The date of this Prospectus is ___________, 1997

(continued from prior page)

of Conversion (the "Plan") of the Association. As soon as possible following completion of the Stock Conversion, the Association intends to convert from a federal stock savings and loan association (the "Converted Association") to a national bank (the "Bank Conversion") to be known as First Robinson Savings Bank, National Association (the "National Bank"). The purpose of the Bank Conversion is to provide the Association with additional operating flexibility and to enhance its ability to provide a full range of banking products and services to its community. However, the Board of Directors of the Association may elect at any time not to proceed with the Bank Conversion. Further, there can be no assurance that the Association will obtain regulatory approval to consummate the Bank Conversion. See "Risk Factors -- Potential Delay in Completion or Denial of Bank Conversion." It is presently the intent of the Association's Board of Directors to proceed with both the Stock Conversion and the Bank Conversion. The Stock Conversion and the Bank Conversion are referred to herein collectively as the "Conversion."

         Pursuant to the Association's Plan, non-transferable rights to subscribe for the Common Stock ("Subscription Rights") have been given to (i) First Robinson's depositors with an account balance of $50 or more as of October 31, 1995 ("Eligible Account Holders"), (ii) tax qualified employee plans of the Association and the Holding Company ("Tax Qualified Employee Plans"); provided, however, that the Tax Qualified Employee Plans shall have first priority Subscription Rights to the extent that the total number of shares of Common Stock sold in the Stock Conversion exceeds the maximum of the Estimated Valuation Range as defined below, (iii) First Robinson's depositors as of March 31, 1997 ("Supplemental Eligible Account Holders"), (iv) members of the Association at the close of business on April 30, 1997, other than Eligible Account Holders and Supplemental Eligible Account Holders, and certain borrowers as of both March 20, 1990 and April 30, 1997, who continue to be borrowers as of the date of the special meeting ("Other Members"), and (v) employees, officers and directors of the Association (the "Subscription Offering"). Concurrently, and subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock for sale in a community offering to members of the general public, with a first preference to natural persons residing in Crawford County, Illinois (the "Community Offering" and, when referred to together with the Subscription Offering, the "Subscription and Community Offering"). All purchases will be subject to the maximum and minimum purchase limi tations and other terms and conditions described in this Prospectus including the Association's and the Holding Company's right, in their sole discretion, to reject orders received in the Community Offering in whole or in part. Subscription rights are non-transferrable. Persons found to be transferring subscription rights will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the Office of Thrift Supervision (the "OTS"), an agency of the U.S. Government.

         The total number of shares to be issued in the Stock Conversion and the price per share will be based upon an appraised valuation of the estimated aggregate pro forma market value of the Common Stock. The purchase price per share ("Purchase Price") has been fixed at $10.00. Based on the current aggregate valuation range of $5,525,000 to $7,475,000 (the "Estimated Valuation Range"), the Holding Company is offering up to 747,500 shares, subject to adjustment of up to 859,625 shares for a total of up to $8,596,250. With the exception of the Tax Qualified Employee Plans, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may subscribe for or purchase in their capacity as such in the Subscription Offering more than $65,000 of Common Stock offered in the Stock Conversion; no person, together with associates of and persons acting in concert with such person, may subscribe for or purchase more than $65,000 of Common Stock offered in the Subscription and Community Offering; and no person, together with associates of and persons acting in concert with such person, may subscribe for or purchase more than $100,000 in the Stock Conversion. The minimum purchase is 25 shares. The purchase limitations described herein are subject to increase or decrease at the sole discretion of the Association and the Holding Company. See "The Conversion
- Offering of Holding Company Common Stock."

         Orders submitted are irrevocable until the completion of the Stock Conversion; provided that, if the Stock Conversion is not completed within 45 days after the close of the Subscription and Community Offering, unless such period has been extended with the consent of the OTS, all subscribers will have their funds returned promptly, with interest at the Association's current passbook rate per annum on payments made by cash, check, bank draft or money order. If an extension of time has been granted, all subscribers will be notified of such extension and of their rights to modify or rescind their subscriptions and to have their funds promptly returned with interest. Such extensions may not go beyond ________, 1999, two years from the date of the Special Meeting of Members. See "The Conversion - Method of Payment for Subscriptions." All Subscription Rights are non-transferable and will expire at _:__ p.m., Robinson, Illinois time, on ________, 1997 unless the Subscription and Community Offering is extended by First Robinson and the Holding Company.

         The Holding Company has received conditional approval to trade its Common Stock on the Nasdaq "Small Cap" Market under the symbol "____." Prior to this offering a public market for the Common Stock did not exist. Trident Securities has indicated its intention to make a market in the Holding Company's Common Stock following the Conversion, subject to compliance with applicable laws and other regulatory requirements. There can be no assurance that an active and liquid trading market for the Common Stock will develop. See "Market for Common Stock."
                                        2

                                  [INSERT MAP]
















         THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR THE FEDERAL DEPOSIT INSURANCE CORPORATION.

                               PROSPECTUS SUMMARY


         The following summary does not purport to be complete. It is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.

First Robinson Savings and Loan, F.A.

         First Robinson was originally chartered in 1883. First Robinson serves the financial needs of residents and businesses in its primary market area through its retail banking offices located in Crawford County, Illinois. Its deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation (the "FDIC"). At December 31, 1996, First Robinson had total assets of $67.5 million, deposits of $59.6 million, and retained earnings of $4.7 million. The Association met all of its regulatory capital requirements at that date.

         First Robinson has been, and intends to continue to be, a community-oriented, locally owned, financial institution offering financial services to residents and businesses of Crawford County, Illinois. The principal business of the Association has historically consisted of attracting deposits from the general public and investing those funds in primarily one- to four-family residential real estate loans and, to a lesser extent, consumer loans, commercial business and commercial real estate loans and multi-family and construction loans. The Association also invests in securities issued by the U.S. government and other liquid assets. The Association's business strategy is designed to maintain the Association's tangible capital in excess of regulatory requirements and limit, to the extent practicable, interest rate vulnerability. See generally, "Business of the Association."

         The information set forth above should be considered in light of the factors described under the caption "Risk Factors." For additional information regarding the implementation of the Association's business strategy, see
"Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset/Liability Management."

         The executive office of the Association is located at 501 East Main Street, Robinson, Illinois 62454. Its telephone number at that address is (618) 544-8621.

First Robinson Financial Corporation

         The Holding Company was incorporated under the laws of the State of Delaware in March 1997, at the direction of the Board of Directors of the Association for the purpose of serving as a holding company of the Converted Association upon its conversion from mutual to stock form, and of the National Bank following the Bank Conversion. Prior to the Conversion, the Holding Company has not engaged and will not engage in any material operations. Upon consummation of the Stock Conversion, the Holding Company will have no significant assets other than the outstanding capital stock of the Converted Association (or, following the Bank Conversion, the National Bank), approximately 50% of the net proceeds from the Stock Conversion (less the amount to fund the Employee Stock Ownership Plan ("ESOP")) and a note evidencing its loan to the Association's ESOP. Upon consummation of the Bank Conversion, the Holding Company's principal business will be overseeing and directing the business of the National Bank and investing the net Stock Conversion proceeds retained by it. In connection with the Bank Conversion, the Holding Company will register with the Board of Governors of the Federal Reserve System (the "FRB") as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

First Robinson Savings Bank, National Association

         Upon consummation of the Bank Conversion, the National Bank will succeed to all of the assets and liabilities of the Converted Association (which, pursuant to the Stock Conversion will have succeeded to all of the assets and liabilities of the Association), and initially will continue to conduct business in substantially the same manner as the Association prior to the Conversion. Diversification of the National Bank's loan portfolio may also alter the risk profile of the National Bank. See "Risk Factors - Effect of the Conversion to a National Bank Charter on Operations."

         The deposits of the National Bank will continue to be insured by the SAIF of the FDIC, and, as such, the National Bank will continue to be subject to regulation and supervision by the FDIC. The National Bank will not be subject to OTS regulation and supervision; rather, the primary regulator of the National Bank will be the Office of the Comptroller of the Currency (the "OCC"). The National Bank will remain a member of the FHLB of Chicago. As a national bank, the National Bank will also be required to become a member of the FRB.

The Conversion

         The Subscription and Community Offering is being made in connection with the Conversion of First Robinson from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and the formation of First Robinson Financial Corporation as the holding company of the Association. Net Conversion proceeds will increase the capital of the Association and, consistent with regulatory restrictions, will support financial services to the customers and members of the community which it serves. See "Use of Proceeds." Upon consummation of the Stock Conversion, it is anticipated that the Converted Association will convert to a national bank. The Bank Conversion will be consummated as soon as possible thereafter; provided, however, that under the Plan, the Association's Board of Directors has the ability to elect, at any time, not to proceed with the Bank Conversion. Furthermore, there can be no assurance that the Association will obtain regulatory approval to consummate the Bank Conversion. It is presently the intent of the Association's Board of Directors to proceed with both the Stock Conversion and the Bank Conversion. See "Risk Factors - Potential Delay in Completion or Denial of Bank Conversion" and "The Conversion General."

         The Conversion is subject to certain conditions, including the prior approval of the Plan by the Association's members at a special meeting to be held on ________, 1997 (the "Special Meeting"). Approval of the Plan requires the affirmative vote of members of the Association holding not less than a majority of the total number of votes eligible to be cast at the Special Meeting. After the Stock Conversion, depositors and borrowers of the Association will have no voting rights in the Holding Company, unless they become stockholders. Eligible Account Holders and Supplemental Eligible Account Holders, however, will have certain liquidation rights in the Association. See "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association - Liquidation Rights."

         Subscription and Community Offering. The Holding Company is offering 747,500 shares of Common Stock, at a price of $10.00 per share, in the Subscription Offering. The shares of Common Stock to be issued in the Stock Conversion are being offered in the following order of priority: (1) Eligible Account Holders, (2) Tax Qualified Employee Plans; provided, however, that the Tax Qualified Employee Plans shall have first priority Subscription Rights to the extent that the total number of shares of Common Stock sold in the Stock
Conversion exceeds the maximum of the Estimated Valuation Range, (3) Supplemental Eligible Account Holders, (4) Other Members, and (5) officers, directors and employees of the Association. The Holding Company may offer any shares of Common Stock not subscribed for in the Subscription Offering at the same price in the Community Offering to certain members of the general public. See "The Conversion - Offering of Holding Company Stock." The Holding Company has engaged Trident Securities as selling agent and to advise and consult with respect to the distribution of shares of Common Stock.

         The Plan places limitations on the number of shares which may be purchased in the Stock Conversion by various categories of persons. With the exception of the Tax Qualified Employee Plans, no Eligible Account Holder, Supplemental Eligible Account Holder, Other Member or director, officer or employee may purchase in the Stock Conversion more than $65,000 of the Common Stock, subject to adjustments in certain circumstances; and no person together with his associates or group of persons acting in concert (other than the Tax Qualified Employee Plans) may purchase more than $100,000 of the Common Stock offered in the Stock Conversion (as calculated without giving effect to any increase in the Estimated Valuation Range subsequent to the date hereof). Under certain circumstances, the maximum purchase limitation may be increased or decreased, consistent with OTS regulations, in the sole discretion of the Association and the Holding Company and without a resolicitation of subscribers. Further, to the extent that shares are available, each subscriber must subscribe for a minimum of 25 shares. See "The Conversion - Offering of Holding Company Common Stock."

         All Subscription Rights for Common Stock are non-transferable and will expire at _:__ p.m. Robinson, Illinois time on ________, 1997, unless the Subscription and Community Offering is extended by First Robinson and the Holding Company. The accompanying order form and certification, together with full payment for all shares of Common Stock for which subscription is made, or appropriate instructions authorizing withdrawal of such amount from one or more deposit accounts at First Robinson, must be received by the Holding Company prior to that time or any extension thereof. Under applicable federal regulations, all shares of Common Stock must be sold in the Stock Conversion within 45 days after the completion of the Subscription and Community Offering, unless extended with OTS approval. If the Stock Conversion is not approved by the members at the Special Meeting, no shares will be issued, the Stock Conversion will not take place, all subscription funds received will be returned promptly with interest at the Association's passbook rate, currently 3.0% per annum, and all withdrawal authorizations will be terminated. If the aggregate Purchase Price of the Common Stock actually sold in the Conversion is below $5,525,000 or above $8,596,250 (15% above the maximum of the Estimated Valuation Range), or if the Subscription and Community Offering is extended beyond _______, 1997, subscribers will be permitted to modify or cancel their subscriptions and to have their subscription funds returned promptly with interest. In the event of such an extension, each subscriber will be notified in writing of the time period within which the subscriber must notify the Association of his intention to maintain, modify or rescind his subscription. In the event the subscriber does not respond in any manner to the Association's notice, the funds submitted will be refunded to the subscriber with interest at 3.0% per annum, the Association's current passbook rate, and/or the subscriber's withdrawal authorizations will be terminated. See "The Conversion - Offering of Holding Company Common Stock."

         Stock Pricing. The Purchase Price of the Common Stock in the Subscription and Community Offering is a uniform price for all subscribers, including members of the Board of Directors and management. The aggregate Purchase Price is based upon an independent appraisal, which was reviewed by the Board of Directors, of the aggregate pro forma market value of the Holding Company and the Association as converted. The aggregate pro forma market value was estimated by Ferguson & Company (the "Appraiser"), an experienced conversion appraisal firm independent of the Association, to range from $5,525,000 to $7,475,000 at March 4, 1997. Depending upon the final updated valuation, the number of shares to be issued is subject to a maximum of 859,625 shares (15% above the 747,500 maximum of the Estimated Valuation Range) and a minimum of 552,500 shares, based on a Purchase Price of $10.00. The Purchase Price of $10.00 was determined by discussion between the Holding Company and the Association and the Appraiser, taking into account, among other factors, (i) the requirement under OTS regulations that the Common Stock be offered in a manner that will achieve the widest distribution of the stock, and (ii) desired liquidity in the Common Stock subsequent to the Stock Conversion. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the Conversion or purchasing shares of Common Stock. The appraisal considers First Robinson only as a going concern and should not be considered as any indication of the liquidation value of First Robinson. Moreover, the appraisal is necessarily based on many factors which change from time to time. There can be no assurance that persons who purchase shares in the Stock Conversion will be able to sell such shares at prices at or above the purchase price. See "The Conversion - Stock Pricing and Number of Shares to be Issued" for a description of the manner in which the Stock Conversion valuation was made and the limitations on its use.

         Non-transferability of Subscription Rights. Prior to the completion of the Stock Conversion, federal regulations prohibit any person from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the Subscription Rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Persons violating such prohibition may lose their right to purchase stock in the Stock Conversion and may be subject to sanctions by the OTS. Each person exercising Subscription Rights will be required to certify that a purchase of Common Stock is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares. See "The Stock Conversion - Restrictions on Transferability."

Purchases by Directors and Executive Officers

         The directors and executive officers of First Robinson intend to purchase for investment purposes and at the same price as shares sold to other investors in the Stock Conversion, approximately $735,000 of Common Stock (or 73,500 shares, or approximately 13.3%, 11.3%, 9.8% or 8.6%, respectively, of the shares to be issued in the Stock Conversion at the minimum, midpoint, maximum and 15% above the Estimated Valuation Range, respectively). There is no formal agreement among the officers and directors and their affiliates regarding their purchases of Common Stock. In addition, 8% of the shares issued in the Stock Conversion are expected to be purchased by the Association's ESOP. See "Management - Benefit Plans" and "The Stock Conversion - Participation by Management."

Use of Proceeds

         The net proceeds from the sale of Common Stock in the Stock Conversion are estimated to be $5.1 million, $6.1 million, $7.1 million and $8.2 million, respectively, based on the minimum, midpoint, maximum and 15% above the maximum, of the Estimated Valuation Range. See "Pro Forma Data." The Holding Company will purchase all of the common stock of the Association to be issued upon Conversion in exchange for 50% of the net proceeds from the issuance of the Common Stock and will retain the remaining 50% of such net proceeds as its initial capitalization (less funds loaned to the ESOP sufficient to purchase up to 8% of shares sold in the Stock Conversion). Subject to regulatory approval, the Holding Company intends to lend a portion of the net proceeds to the ESOP to facilitate its purchase of up to 8% of the Common Stock sold in the Stock Conversion. The Association intends to make contributions to the ESOP in an amount to be determined by the Board of Directors, but not less than the amount needed to pay any currently maturing obligations under the loan made to the ESOP, subject to the Association's continuing compliance with its capital requirements. These contributions would be allocated among all eligible participants in proportion to their compensation. See "Management - Benefit Plans - Employee Stock Ownership Plan." The remaining net proceeds retained by the Holding Company will be invested primarily in short-term U.S. Government agency securities and other assets. Subject to compliance with federal regulations, such funds may also be used to repurchase the Common Stock or for any other lawful purpose. The net proceeds retained by the Association will become part of the Association's general funds and will be used to support its lending and investment activities.

Dividends

         The Holding Company currently intends to pay an annual cash dividend on the Common Stock at a rate of approximately 3.0% of the Purchase Price of the Common Stock. Dividends, when and if paid, will be subject to determination and declaration by the Board of Directors in its discretion, which will take into account the Holding Company's consolidated financial condition and results of operations, tax considerations, industry standards, economic conditions, regulatory restrictions, general business practices and other factors. See "Dividends," "Regulation - Regulatory Capital Requirements" and "- Limitations on Dividends and Other Capital Distributions."

         The Holding Company currently has no intention to initiate, and will not initiate for a period of at least one year following completion of the Stock Conversion, any action which leads to a return of capital (as distinguished from a dividend) to stockholders of the Holding Company.

Market For Common Stock

         The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to trade its Common Stock on the Nasdaq SmallCap Market under the symbol "____" there can be no assurance that the Holding Company will meet Nasdaq SmallCap Market listing requirements, which currently include a minimum of two market makers in the Common Stock. Trident Securities has indicated its intention to make a market in the Common Stock, and the Association anticipates that it will be able to secure at least one additional market maker for the Common Stock.

         The Nasdaq has proposed substantial changes to its listing requirements on the Nasdaq SmallCap Market which would, among other things, increase the minimum capitalization, stockholder and market maker requirements. If the proposed changes are approved by the SEC, the Holding Company's Common Stock would not qualify for listing on the Nasdaq SmallCap Market. In that event, the Holding Company's Common Stock would be traded on the "pink sheets" published by the National Quotations Bureau, Inc.

         There can be no assurance that an active or liquid trading market will develop, or that if a market develops, it will continue. A public market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and sellers of the Common Stock at any given time, which is not within the control of the Holding Company or any market maker. Accordingly, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price. See "Market for Common Stock."

Benefits of Stock Conversion to Directors and Executive Officers

         Employee Stock Ownership Plan. The Board of Directors of the Association has adopted an ESOP, a tax-qualified employee benefit plan for officers and employees of the Holding Company and the Association. The ESOP intends to buy up to 8% of the Common Stock issued in the Stock Conversion (approximately 44,200 to 68,770 of the Common Stock based on the issuance of the minimum (552,500 shares) and 15% above the maximum (859,625 shares) of the Estimated Valuation range and the $10.00 per share Purchase Price). The ESOP will purchase the shares with funds borrowed from the Holding Company, and it is anticipated that the ESOP will repay the loans through periodic tax-deductible contributions from the Association over an estimated ten-year period. These contributions will increase the compensation expense of the Association. The Association's contributions to the ESOP will be allocated among participants on the basis of their compensation. See "Management - Benefit Plans - Employee Stock Ownership Plan" for a description of this plan.

         Other Stock Benefit Plans. In addition to the ESOP, in the future the Holding Company may consider the implementation of a stock option plan and recognition and retention plan ("RRP") for the benefit of selected directors, officers and employees of the Holding Company and the Association. Any such stock option plan or RRP will be implemented no earlier than one year after the date of the consummation of the Stock Conversion. If a determination is made to implement a stock option plan or RRP, it is anticipated that any such plans will be submitted to stockholders for their consideration at which time stockholders would be provided with detailed information regarding such plan. If such plans are approved, they may have a dilutive effect on the Holding Company's stockholders as well as effect the Holding Company's net income and stockholders' equity; although the actual effects cannot be determined until such plans are implemented.

Risk Factors

         See "Risk Factors" for information regarding interest rate risk exposure, effect of the conversion to a national bank charter on operations, potential delay in completion or denial of Bank Conversion, risks related to commercial business lending, geographical concentration of loans, ESOP compensation expense, regulatory oversight, absence of active market for common stock, takeover defensive provisions, voting control of shares by the Board, Management, Employees and Employee Plans, difficulty in fully leveraging capital and risk of delayed offering, which should be considered by prospective investors prior to investing in the Common Stock.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

         The following table sets forth selected consolidated financial data of the Association at and for the periods indicated. Financial data as of December 31, 1996, and for the two months ended December 31, 1996 and 1995, are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation have been included. The results of operations and other data for the two months ended December 31, 1996 are not necessarily indicative of the results of operations for the fiscal year ending October 31, 1997. The consolidated financial data is derived in part from, and should be read in conjunction with, the Financial Statements and Notes thereto presented elsewhere in this Prospectus.


                                                                 At                                 October 31,
                                                             December 31,  ---------------------------------------------------------
                                                                1996        1996         1995        1994         1993        1992
                                                                ----        ----         ----        ----         ----        ----
                                                                                             (In Thousands)
Selected Financial Condition Data:
Total assets.............................................     $67,538      $63,869      $54,708     $43,824      $41,299     $43,944
Loans receivable, net....................................      57,003       54,448       44,854      34,093       30,885      30,064
Mortgage-backed securities...............................       3,917        4,011        2,973       3,284        3,792       4,705
Interest bearing deposits................................       2,048          868        2,472       2,602        2,575       3,917
Investment securities....................................         671          714        1,213       1,221        1,448       2,502
Deposits.................................................      59,642       56,691       49,404      39,208       36,976      39,922
Total borrowings.........................................       2,500        1,500          ---         ---          ---         ---
Retained earnings - substantially restricted.............       4,746        4,658        4,536       4,111        3,747       3,301


                                                     Two Months Ended
                                                        December 31,                               Year Ended October 31,
                                                    ---------------------     ------------------------------------------------------
                                                      1996       1995      1996        1995         1994         1993        1992
                                                      ----       ----      ----        ----         ----         ----        ----
                                                                              (In Thousands)
Selected Operations Data:
Total interest income.........................      $   906      $  737     $4,827     $ 3,755     $  2,985      $ 3,160     $ 3,620
Total interest expense........................        (495)       (410)    (2,655)     (1,971)      (1,446)      (1,563)     (2,121)
                                                    ------     -------    -------     -------     --------      -------    --------
   Net interest income........................          411         327      2,172       1,784        1,539        1,597       1,499
Provision for loan losses.....................          (8)         (4)      (270)         (9)         (24)         (33)        (40)
                                                   -------     -------    -------    --------     --------     --------    --------
Net interest income after provision for
 loan losses..................................          403         323      1,902       1,775        1,515        1,564       1,459
Fees and service charges......................           48          41        295         241          223          188         165
Gain (loss) on sales of loans, securities
 and fixed assets.............................          ---         ---         60           1          ---            2         ---
Other non-interest income.....................            8           5         37          29           21           39          18
                                                   --------    --------   --------    --------     --------     --------    --------
Total non-interest income.....................           56          46        392         271          244          229         183
                                                   --------     -------    -------     -------     --------     --------    --------
Total non-interest expense....................        (338)       (290)    (2,120)     (1,414)      (1,176)      (1,175)     (1,175)
                                                    ------     -------    -------     -------      -------     --------    --------
Income (loss) before taxes and
 extraordinary item...........................          121          79        174         632          583          618         467
Income tax provision..........................         (47)        (31)       (51)       (233)        (221)        (219)       (160)
Extraordinary item............................          ---         ---        ---         ---          ---           48         ---
                                                   --------    --------  ---------   ---------     --------     --------   ---------
Net income....................................      $    74     $    48    $   123     $   399      $   362      $   447    $    307
                                                    =======     =======    =======     =======      =======      =======    ========


                                                                 Two Months
                                                                    Ended
                                                                 December 31,                    Year Ended October 31,
                                                              -----------------      ----------------------------------------------
                                                               1996       1995       1996       1995      1994       1993      1992
                                                               ----       ----       ----       ----      ----       ----      ----
Selected Financial Ratios and Other Data:
Performance Ratios:
  Return on assets (ratio of net income to average
   total assets)(1).........................................    .68%       .53%       .21%      .82%      .86%       .97%     .72%
  Return on retained earnings (ratio of net
   income to average equity)(1).............................   9.36       6.37       2.60      9.68      9.08      11.24      9.76

  Interest rate spread information:
   Average during period....................................   3.59       3.39       3.49      3.52      3.60       3.79      3.58
   End of period............................................   3.66       3.62       3.76      3.51      3.29       3.70      3.45
  Net interest margin(2)....................................   3.96       3.78       3.86      3.90      3.88       4.09      3.73
  Ratio of operating expense to average total assets........   3.09       3.17       3.54      2.91      2.80       2.84      2.75
  Ratio of average interest-earning assets to average
    interest-bearing liabilities............................ 107.81     108.40     108.01    108.83    107.78     107.84    103.20

Quality Ratios:
 Non-performing assets to total assets at end of period.....    .48        .34        .61       .07       .07        .33       .37
 Allowance for loan losses to non-performing loans.......... 958.14     153.70     430.21  2,125.00  2,215.00   3,670.00  1,640.91
 Allowance for loan losses to loans receivable, net.........    .72        .54        .76       .57       .84       1.19      1.20

Capital Ratios:
 Retained earnings to total assets at end of period.........   7.03       8.37       7.29      8.29      9.38       9.07      8.91
 Average retained earnings to average assets................   7.23       8.24       7.91      8.49      9.45       8.59      7.36

Other Data:
 Number of full-service offices.............................      3          3          3         3         1          1         1
 Number of full-time employees..............................     34         31         34        30        20         21        24
 Number of deposit accounts.................................  7,692      6,134      7,279     5,885     5,284      5,006     5,169
 Number of loan accounts....................................  3,694      3,030      3,625     2,897     2,375      2,234     2,179

-----------------
(1)      Ratios for the two month periods have been annualized.
(2)      Net interest income divided by average interest-earning assets.

                              RECENT FINANCIAL DATA

         The following table sets forth selected financial data of the Association at and for the periods indicated. Financial data as of March 31, 1997, and for the five months ended March 31, 1997 and 1996, are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation have been included. The results of operations and other data for the five months ended March 31, 1997 are not necessarily indicative of the results of operations for the fiscal year ending October 31, 1997.

                                              At                  At
                                           March 31,         December 31,
                                             1997                1996
                                           ---------         ------------
                                                   (In Thousands)
Selected Financial Condition Data:
Total assets...........................     $72,028            $67,538
Loans receivable, net..................      60,025             57,003
Mortgage-backed securities ............       3,554              3,917
Interest earning deposits..............       3,798              2,048
Investment securities..................         671                671
Deposits...............................      62,719             59,642
Total borrowings.......................       3,750              2,500
Retained earnings......................       4,881              4,746

                                                              Three Months Ended  Five Months Ended
                                                                  March 31,            March 31,
                                                              ------------------  ------------------
                                                                1997      1996      1997      1996
                                                              --------  --------  --------  --------
                                                                          (In Thousands)
Selected Operations Data:
Total interest income.......................................   $1,399    $1,135    $2,305    $1,872
Total interest expense......................................     (770)     (642)   (1,265)   (1,052)
                                                               ------    ------    ------    ------
   Net interest income......................................      629       493     1,040       820
Provision for loan losses...................................      (16)      (46)      (24)      (50)
                                                               ------    ------    ------    ------
Net interest income after provision for loan losses.........      613       447     1,016       770
Fees and service charges....................................       94        71       142       112
Gain (loss) on sales of loans, securities and fixed assets..       (1)       45        (1)       45
Other non-interest income...................................        9         9        17        14
                                                               ------    ------    ------    ------
Total non-interest income...................................      102       125       158       171
Total non-interest expense..................................     (476)     (426)     (814)     (716)
                                                               ------    ------    ------    ------
Income (loss) before income taxes and extraordinary item....      239       146       360       225
Income tax provision .......................................      (93)      (57)     (140)      (88)
Extraordinary item .........................................       --        --        --        --
                                                               ------    ------    ------    ------
   Net income...............................................   $  146    $   89    $  220    $  137
                                                               ======    ======    ======    ======

                                                                                    At and For the
                                                             Three Months Ended    Five Months Ended
                                                                 March 31,            December 31,
                                                             ------------------    ------------------
Selected Financial Ratios and Other Data:                      1997      1996        1997      1996
----------------------------------------                     --------  --------    --------  --------
Performance Ratios:
   Return on assets (ratio of net income to
    average total assets)(1)...............................      .86%      .63%        .77%      .58%
   Return on retained earnings (ratio of net income to
     average equity)(1)....................................    12.12      7.72       10.95      7.13
   Interest rate spread information:
      Average during period................................     3.75      3.52        3.72      3.51
      End of period........................................     3.68      3.47        3.65      3.47
   Net interest margin(2)..................................     3.91      3.93        3.88      3.92
   Ratio of operating expense to average total assets......     2.80      3.02        2.87      3.05
   Ratio of average interest-earning assets to
    average interest-bearing liabilities...................   106.98    107.83      107.20    107.79

Quality Ratios:
   Non-performing assets to total assets at end of period..      .63       .32         .63       .32
   Allowance for loan losses to non-performing loans.......   396.07    149.43      396.07    149.43
   Allowance for loan losses to loans receivable, net......      .67       .55         .67       .55

Capital Ratios:
   Retained earnings to total assets at end of period......     6.77      7.81        6.77      7.81
   Average retained earnings to average assets.............     7.09      8.18        7.09      8.18

Other Data:
   Number of full-service offices..........................        3         3           3         3
   Number of full-time employees...........................       34        32          34        32
   Number of deposit accounts..............................    8,187     6,521       8,187     6,521
   Number of loan accounts.................................    3,719     3,141       3,719     3,141

----------
(1)  Ratios for the three and five month periods have been annualized.
(2)  Net interest income divided by average interest-earning assets.

                MANAGEMENT'S DISCUSSION OF RECENT FINANCIAL DATA

         The Association's total assets increased by approximately $4.5 million or 6.6% from $67.5 million at December 31, 1996 to $72.0 million at March 31, 1997. The increase in total assets for the three months ended March 31, 1997 was primarily attributable to an increase of $1.7 million or 68.2% in cash and cash equivalents and a $3.0 million or 5.3% increase in loans receivable, net, which was partially offset by a $363,000 or 9.3% decrease in mortgage-backed securities. The increase in total assets was primarily funded by an increase in deposits of $3.1 million or 5.2% and an increase of $1.3 million or 50.0% in borrowed funds. Net worth increased by $135,000 or 2.8% to $4.9 million or 6.8% of total assets at March 31, 1997.

         At March 31, 1997, the Association exceeded all regulatory capital requirements, with tangible capital of $4.9 million (6.7% of adjusted total assets), core capital of $4.9 million (6.7% of adjusted total assets) and risk-based capital of $5.2 million (9.7% of risk-weighted assets).

         The Association reported net income of $146,000 and $220,000 during the three and five months ended March 31, 1997, respectively, as compared to $89,000 and $137,000 during the three and five months ended March 31, 1996. The $57,000 or 64.0% increase in net income during the three months ended March 31, 1997, as compared to the same period in the prior year, was primarily attributable to an increase of $166,000 or 37.1% in net interest income after provision for loan losses offset by a decrease of $23,000 or 18.4% in non-interest income, an increase of $50,000 or 11.7% in non-interest expense and an increase of $36,000 or 63.2% in provision for income tax. The Association reported a $83,000 or 60.6% increase in net income during the five months ended March 31, 1997, as compared to the same period in the prior year, was primarily attributable to an increase of $246,000 or 31.9% in net interest income after provision for loan losses offset by a decrease of $13,000 or 7.6% in non-interest income, an increase of $98,000 or 13.7% in non-interest expense and an increase of $52,000 or 59.1% in provision for income tax.

         Net interest income increased by $136,000 or 27.6% during the three months ended March 31, 1997, as compared to the same period in the prior year. The increase was caused by an increase of $264,000 or 23.3% in total interest income, which was partially offset by an increase of $128,000 or 19.9% in total interest expense. Net interest income increased by $220,000 or 26.8% during the five months ended March 31, 1997, as compared to the same period in the prior year. The increase in total net interest income during such period was attributable to an increase of $433,000 or 23.1% in total interest income which offset the $213,000 or 20.2% in total interest expense. During the three and five months ended March 31, 1997, the Association's net interest margin amounted to 3.91% and 3.88%, respectively, as compared to 3.93% and 3.92% during the same respective periods in the prior year.

         During the three and five months ended March 31, 1997, the Association recorded provision for loan losses of $16,000 and $24,000, respectively, as compared to $46,000 and $50,000 for the same respective periods the prior year. The Association recorded such provisions to adjust the Association's allowance for loan losses to a level deemed appropriate based on an assessment of the volume and lending presently being conducted by the Association, industry standards, past due loans, economic conditions in the Association's market area generally and other factors related to the collectibility of the Association's loan portfolio. The Association's non-performing assets as a percentage of total assets amounted to .64% at

March 31, 1997, as compared to .48% at December 31, 1996, and .61% at October 31, 1996. In addition, the Association's allowance for loan losses as a percentage of total non-performing loans amounted to 396.1% at March 31, 1997, as compared to 958.1% at December 31, 1996, and 430.2% at October 31, 1996.

         Total non-interest expense increased by $50,000 or 11.7% during the three months ended March 31, 1997, as compared to the same period in the prior year. This increase was due primarily from additional compensation and employee benefits and office occupancy expense from the branch facilities. Total non-interest expense increased by $98,000 or 13.7% during the five months ended March 31, 1997, as compared to the same period in the prior year, which increase was primarily due to additional compensation and employee benefits, office occupancy expense from the branch facilities, and the initiation of an internet service for customers.

         The Association recognized provision for income taxes of $93,000 and $140,000 for the three and five months ended March 31, 1997, respectively, as compared to $57,000 and $88,000 for the same period in the prior year. The effective tax rate during the three and five months ended March 31, 1997 was 38.9% and 38.9% (federal and state), respectively, as compared to 39.0% and 39.1% during the same respective periods in the prior year.

                                  RISK FACTORS


         The following factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors before deciding whether to purchase the Common Stock offered in the Subscription and Community Offering.

Low Return of Equity; Difficulty in Fully Leveraging Capital

         As a result of the existing capital level and the additional capital that will be raised in the Stock Conversion, the Association's ability to leverage quickly the net proceeds from the Stock Conversion is likely to be limited. In addition, the expenses associated with the ESOP along with other expenses associated with being a public company are expected to contribute to reduced returns on equity (net income for a given period divided by the average equity during that period) for the near term. Consequently, investors should not expect a return on equity which will meet or exceed the average return on equity for publicly traded financial services institutions for the foreseeable future.

Interest Rate Risk Exposure

         The Association's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. Changes in the level of interest rates also affect the amount of loans originated by the Association and, thus, the amount of loan and commitment fees, as well as the market value of the Association's interest-earning assets. Moreover, changes in interest rates also can result in disintermediation, which is the flow of funds away from savings institutions into direct investments, such as corporate securities and other investment vehicles, which because of the absence of federal insurance premiums and reserve requirements, may yield higher rates of return than savings institutions.

         In addition, changes in interest rates also can affect the market value of the Association's interest-earning assets, which are comprised of fixed and adjustable-rate instruments with various terms to maturity. At December 31, 1996, the Association's investment securities and equity securities totalled $691,000 and its investment in mortgage-backed securities had a carrying value of approximately $3.9 million of which $345,000 is being held to maturity and thus is not available to be sold in response to changes in interest rates. See "Business - Investment Activities."

Potential Delay in Completion or Denial of Bank Conversion

         The Plan permits the Board of Directors of the Association to elect, at any time, not to proceed with the Bank Conversion. While the Office of the Comptroller of the Currency (the "OCC") has conditionally approved the Association's application to convert to a national bank, the FRB must approve the Holding Company's application to become a bank holding company. If this election is made by the Board of Directors or the FRB denies the Holding Company's application, the Association will only proceed with the Stock Conversion. It is currently the intent of the Association's Board of Directors to proceed with both the Stock Conversion and the Bank Conversion. See "The Conversion -- General."

Risks Related To Commercial Business and Consumer Lending

         As a federal savings association, the Association has traditionally emphasized the origination of loans secured by one- to four-family residences. However, the Association has increasingly been operating in a manner that is more representative of a commercial bank than a savings association in that it has increasingly originated commercial and consumer loans. At December 31, 1996, commercial business loans amounted to $6.8 million, or 11.9% of the Association's total loan portfolio and consumer loans amounted to $12.0 million or 20.1% of the Association's total loan portfolio. While commercial business loans and consumer are generally more interest rate sensitive or have shorter terms and carry higher yields than do residential mortgage loans, they also typically carry a higher degree of credit risk than residential mortgage loans.

Geographical Concentration of Loans

         At December 31, 1996, substantially all of the Association's real estate mortgage loans were secured by properties located in the Association's primary market area of Crawford County, Illinois. While the Association currently believes that its loans are adequately secured or reserved for, in the event that real estate prices in the Association's market area substantially weaken or economic conditions in its primary market area deteriorate, reducing the value of properties securing the Association's loans, some borrowers may default and the value of the real estate collateral may be insufficient to fully secure the loan. In either event, the Association may experience increased levels of delinquencies and related losses having an adverse impact on net income.

ESOP Compensation Expense

         In November, 1993, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 93-6 "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6"). SOP 93-6 requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan. Assuming shares of Common Stock appreciate in value over time, the adoption of SOP 93-6 will increase compensation expense relating to the ESOP to be established in connection with the Stock Conversion as compared with prior guidance which required the recognition of compensation expense based on the cost of shares acquired by the ESOP. It is impossible to determine at this time the extent of such impact on future net income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Impact of New Accounting Standards."

Regulatory Oversight

         The Association is subject to extensive regulation, supervision and examination by the OTS as its chartering authority and primary federal regulator, and by the FDIC, which insures its deposits up to applicable limits. The Association is a member of the FHLB of Chicago and is subject to certain limited regulation by the FRB. Such regulation and supervision governs the activities in which an institution can engage and is intended primarily for the protection of the FDIC insurance fund and depositors. Following the Bank Conversion, the National Bank will be subject to extensive regulation and supervision by the OCC and the FDIC, and the Holding Company will be subject to extensive regulation and supervision of the FRB. Regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities. See "Regulation." The Congress is also reviewing proposals to require all federal savings associations to convert to either a national bank or state chartered depository institution no later than June 30, 1998. No assurance can be given as to whether or in what form such legislation may be enacted.

Absence of Active Market for Common Stock

         The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to trade its Common Stock on the Nasdaq SmallCap Market under the symbol "____" there can be no assurance that the Holding Company will meet Nasdaq SmallCap Market listing requirements, which currently include a minimum market capitalization, at least 300 stockholders and a minimum of two market makers in the Common Stock. Trident Securities has indicated its intention to make a market in the Common Stock, and the Holding Company anticipates that it will be able to secure at least one additional market maker for the Common Stock.

         The Nasdaq has proposed substantial changes to its listing requirements on the Nasdaq SmallCap Market which would, among other things, increase the minimum capitalization, stockholder and market maker requirements. If the proposed changes are approved by the SEC, the Holding Company's Common Stock would not qualify for listing on the Nasdaq SmallCap Market. In that event, the Holding Company's Common Stock would be traded on the "pink sheets" published by the National Quotations Bureau, Inc.

         There can be no assurance that an active or liquid trading market will develop, or that if a market develops, it will continue. A public market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and sellers of the Common Stock at any given time, which is not within the control of the Holding Company or any market maker. Accordingly, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price. See "Market for Common Stock."

Takeover Defensive Provisions

         Holding Company and Association Governing Instruments. Certain provisions of the Holding Company's Certificate of Incorporation and Bylaws assist the Holding Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, limiting voting rights of beneficial owners of more than 10% of the Common Stock, staggered terms for directors, noncumulative voting for directors, limits on the calling of special meetings, a fair price/supermajority vote requirement for certain business combinations and certain notice requirements. The 10% vote limitation would not affect the ability of an individual who is not the beneficial owner of more than 10% of the Common Stock to solicit revocable proxies in a public solicitation for proxies for a particular meeting of stockholders and to vote such proxies. In addition, provisions in the Association's federal stock Charter that have an anti-takeover effect could also be applicable to changes in control of the Holding Company as the sole shareholder of the Association. The Association's Charter includes a provision applicable for five years which prohibits acquisitions and offers to acquire, directly or indirectly, the beneficial ownership of more than 10% of the Association's securities. Any person violating this restriction may not vote the Association's securities in excess of 10%. Any or all of these provisions may discourage potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors. In addition, the Holding Company's Certificate of Incorporation also authorizes preferred stock with terms to be established by the Board of Directors which may rank prior to the Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights and may have a dilutive effect on the ownership interests of holders of the Common Stock. See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions."

         Bank Governing Instrument. Certain provisions of the National Bank's Charter that have an anti-takeover effect could also be applicable to changes in control of the Holding Company as the National Bank's sole shareholder. The
National Bank's Charter includes a provision which prohibits acquisitions and offers to acquire, directly or indirectly, the beneficial ownership of more than 10% of the National Bank's securities. Any person violating this restriction may not vote the National Bank's securities in excess of 10%. This provision may discourage potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors. See "Restrictions on Acquisition of Stock and Related Takeover Defensive Provisions."

         Regulatory and Statutory Provisions. Federal regulations prohibit, for a period of three years following the completion of the Stock Conversion, the beneficial ownership of more than 10% of the stock of the Converted Association without prior OTS approval. Federal law also requires OTS approval prior to the acquisition of "control" (as defined in OTS regulations) of an insured institution. See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions." Following the Bank Conversion, the Change in Bank Control Act (the "CIBC"), the BHCA and the FRB regulations promulgated under those acts, require that the consent of the FRB be obtained prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires more than 25% of any class of voting stock of a bank holding company. Control is rebuttably presumed to exist if the person acquires 10% or more of any class of voting stock of a bank holding company if either (i) the bank holding company has registered securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to rebut the rebuttable control presumption. Since the Holding Company's Common Stock will be registered under Section 12 of the Exchange Act, any acquisition of 10% or more of the Holding Company's Common Stock will give rise to a rebuttable presumption that the acquiror of such stock controls the Holding Company, requiring the acquiror, prior to acquiring such stock, to rebut the presumption of control to the satisfaction of the FRB or obtain FRB approval for the acquisition of control.

Voting Control of Shares by the Board, Management, Employees and Employee Plans

         The proposed purchases by the Board of Directors, management and employees in the Subscription and Community Offerings could render it more difficult to obtain majority support for stockholder proposals opposed by the Board and management. Assuming the sale of shares at the minimum, midpoint and maximum of the Estimated Valuation Range, the proposed purchases of $735,000 of shares of the Common Stock by the Board and the executive officers would represent 13.3%, 11.3% and 9.8%, respectively, of the number of shares to be outstanding upon completion of the Stock Conversion. In addition, the ESOP intends to purchase 8% of the shares of Common Stock sold in the Subscription and Community Offerings. (Prior to allocation, shares held by the ESOP will be voted by the independent trustee in its sole discretion.) See "Management - Benefit Plans," "Description of Capital Stock" and "Restrictions on Acquisition of Stock and Related Takeover Defensive Provisions."

Risk of Delayed Offering

         The Subscription and Community Offering will expire at _:__ _.m., Robinson, Illinois time on ________, 1997 unless extended by the Holding Company and the Association. However, unless waived by the Holding Company and the Association, all orders will be irrevocable unless the Stock Conversion is not completed by _______, 1997. In the event the Stock Conversion is not completed by _______, 1997, subscribers will have the right to modify or rescind their subscriptions and to have their subscription funds returned with interest.

                                 USE OF PROCEEDS

         The net proceeds from the sale of Common Stock in the Stock Conversion are estimated to be $5.1 million, $6.1 million, $7.1 million and $8.2 million, respectively, based on the minimum, midpoint, maximum and 15% above the maximum, of the Estimated Valuation Range. See "Pro Forma Data." The Holding Company will purchase all of the common stock of the Association to be issued upon Conversion in exchange for 50% of the net proceeds from the issuance of the Common Stock and will retain the remaining 50% of such net proceeds as its initial capitalization (less funds loaned to the ESOP sufficient to purchase up to 8% of shares sold in the Stock Conversion). Subject to regulatory approval, the Holding Company intends to lend a portion of the net proceeds to the ESOP to facilitate its purchase of up to 8% of the Common Stock sold in the Stock Conversion. The Association intends to make contributions to the ESOP in an amount to be determined by the Board of Directors, but not less than the amount needed to pay any currently maturing obligations under the loan made to the ESOP, subject to the Association's continuing compliance with its capital requirements. These contributions would be allocated among all eligible participants in proportion to their compensation. It is expected the ESOP will purchase up to 8% of the total number of shares sold in the Stock Conversion. See "Management - Benefit Plans - Employee Stock Ownership Plan." The remaining net proceeds retained by the Holding Company will be invested primarily in short-term U.S. Government agency securities and other assets. Subject to compliance with federal regulations, such funds may also be used to pay regular and special dividends and to repurchase the Common Stock. However, since the Holding Company has not yet issued stock, there is currently insufficient information upon which an intention to repurchase stock could be based. The net proceeds retained by the Association will become part of the Association's general funds and will be used to support its lending and investment activities.

         In the future the Holding Company may consider the adoption of a restricted stock plan (i.e., the RRP), at the earliest, one-year following the Stock Conversion and subject to stockholder ratification. If such a plan is implemented, the Holding Company may use a portion of the net proceeds to fund the purchase by the plan of the Holding Company's Common Stock.

                                    DIVIDENDS

         The Holding Company intends to pay an annual cash dividend on the Common Stock at a rate of approximately 3.0% of the Purchase Price of the Common Stock. Dividends, when and if paid, will be subject to determination and declaration by the Board of Directors in its discretion, which will take into account the Holding Company's consolidated financial condition and results of operations, tax considerations, industry standards, economic conditions, regulatory restrictions, general business practices and other factors. See "Dividends," "Regulation Regulatory Capital Requirements" and "- Limitations on Dividends and Other Capital Distributions."

         The Holding Company currently has no intention to initiate, and will not initiate for a period of at least one year following completion of the Stock Conversion, any action which lead to a return of capital (as distinguished from a dividend) to stockholders of the Holding Company.


                             MARKET FOR COMMON STOCK

         The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to trade its Common Stock on the Nasdaq SmallCap Market under the symbol "____" there can be no assurance that the Holding Company will meet Nasdaq SmallCap Market currently listing requirements, which include a minimum of two market makers in the Common Stock. In the event the listing requirements are not met, the Holding Company's Common Stock may not be traded on the Nasdaq SmallCap Market. Trident Securities has indicated its intention to make a market in the Common Stock, and the Association anticipates that it will be able to secure at least one additional market maker for the Common Stock.

         The Nasdaq has proposed substantial changes to its listing requirements on the Nasdaq SmallCap Market which would, among other things, increase the minimum capitalization, stockholder and market maker requirements. If the proposed changes are approved by the SEC, the Holding Company's Common Stock would not qualify for listing on the Nasdaq SmallCap Market. In that event, the Holding Company's Common Stock would be traded on the "pink sheets" published by the National Quotations Bureau, Inc.

         There can be no assurance that an active or liquid trading market will develop, or that if a market develops, it will continue. A public market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and sellers of the Common Stock at any given time, which is not within the control of the Holding Company or any market maker. Accordingly, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price. See "Risk Factors-Absence of Active Market for Common Stock."

                      FIRST ROBINSON SAVINGS AND LOAN, F.A.

         First Robinson is a federally chartered mutual savings and loan association headquartered in Robinson, Illinois. Its deposits are insured up to the maximum allowable amount by the SAIF of the FDIC. First Robinson serves primarily Crawford County, Illinois. At December 31, 1996, First Robinson had total assets of $67.5 million, deposits of $59.6 million and equity capital of $4.7 million.

         First Robinson has been, and intends to continue to be, a locally-owned, community-oriented financial institution offering selected financial services to meet the needs of the communities it serves. The Association attracts deposits from the general public and uses such deposits, together with other funds, to originate primarily one- to four-family residential mortgage loans and, to a lesser extent, consumer loans, commercial business loans and commercial real estate loans, and multi-family and construction loans. See "Business - Lending Activities."

                      FIRST ROBINSON FINANCIAL CORPORATION

         First Robinson Financial Corporation was incorporated under the laws of the State of Delaware in March 1997 at the direction of the Board of Directors of the Association for the purpose of serving as a savings and loan holding company of the Converted Association upon the acquisition of all of the capital stock issued by the Converted Association in the Stock Conversion, and then as a bank holding company of the National Bank following the Bank Conversion. The Holding Company has received approval from the OTS to acquire control of the Converted Association, subject to satisfaction of certain conditions. The Holding Company has applied to the FRB for approval to retain control of the National Bank following the Bank Conversion. Such approval has not been obtained as of the date of this Prospectus, and there can be no assurance that such approval will be obtained. See "Risk Factors -- Potential Delay in Completion or Denial of Bank Conversion." Prior to the Conversion, the Holding Company has not engaged and will not engage in any material operations. Upon consummation of the Conversion, the Holding Company will have no significant assets other than the outstanding capital stock of the Converted Association (and the National Bank following the Bank Conversion), 50% of the net proceeds from the Stock Conversion (less the amount to fund the ESOP) and a note evidencing its loan to fund the ESOP. Upon consummation of the Conversion, the Holding Company's principal business will be overseeing the business of the National Bank and investing the portion of the net Stock Conversion proceeds retained by it, and, assuming the requisite FRB and OCC approvals are obtained, the Holding Company will register with the FRB as a bank holding company under the BHCA.

         The holding company structure will permit the Holding Company to expand the financial services currently offered through the Association, although there are no definitive plans or arrangements for such expansion at present. The holding company structure will also provide the Association with enhanced operational flexibility and provide the ability to diversify its business opportunities through acquiring other financial institutions, thereby enhancing its financial resources in order to compete more effectively with other financial service organizations. At the present time, however, the Holding Company does not have any plans, agreements, arrangements or understandings with respect to any such acquisitions. After the Stock Conversion, the Holding Company will be classified as a unitary savings and loan holding company and will be subject to regulation by the OTS. After the Bank Conversion, the Holding Company will be classified as a bank holding company and will be subject to regulation by the FRB.

         The executive office of the Holding Company is located at 501 East Main Street, Robinson, Illinois 62454. Its telephone number at that address is (618) 544-8621.

                FIRST ROBINSON SAVINGS BANK, NATIONAL ASSOCIATION

         Upon consummation of the Bank Conversion, the National Bank will succeed to all of the assets and liabilities of the Converted Association (which, pursuant to the Stock Conversion will have succeeded to all of the assets and liabilities of the Association), and initially will continue to conduct business in substantially the same manner as the Association prior to the Conversion.

         The deposits of the National Bank will continue to be insured by the SAIF of the FDIC, and, as such, the National Bank will continue to be subject to regulation and supervision by the FDIC. The National Bank will not be subject to OTS regulation and supervision; rather, the primary regulator of the National Bank will be the OCC. The National Bank will remain a member of the FHLB of Chicago. As a national bank, the National Bank will also be required to become a member of the Federal Reserve System.

                                 PRO FORMA DATA

         The following tables set forth the historical net income, retained earnings and per share data of the Association at and for the year ended October 31, 1996 and the two months ended December 31, 1996, and, after giving effect to the Stock Conversion, the pro forma consolidated net income, stockholders' equity and per share data of the Holding Company at and for such periods. The pro forma data is computed on the assumptions that (i) the specified number of shares of Common Stock were sold at the beginning of the specified periods and yielded net proceeds to the Holding Company as indicated, and (ii) such net proceeds were invested by the Association and the Holding Company at the beginning of the periods to yield a net return of 3.4%. The assumed return is based on an approximate rate on the one-year Treasury bill at December 31, 1996 (5.5%), as adjusted for applicable federal and state taxes totaling 37.5% of such assumed return. The use of this rate is viewed as being more relevant, based on the intended use of the proceeds, than the use of an arithmetic average of the Association's weighted average yield on all interest-earning assets and the weighted average rate paid on deposits during such period (as required by federal regulations). Total expenses were assumed to be $400,000 at the midpoint of the Estimated Valuation Range. The pro forma net income amounts derived from the assumptions set forth herein should not be considered indicative of the actual results of operations of the Holding Company that would have been attained for any period if the Stock Conversion had been actually consummated at the beginning of such period, and the assumptions regarding investment yields should not be considered indicative of the actual yields expected to be achieved during any future period.

         The total number of shares to be issued in the Stock Conversion may be increased or decreased to reflect changes in market and financial conditions prior to the close of the Subscription and Community Offering. However, if the aggregate Purchase Price of the Common Stock sold in the Stock Conversion is below $5,525,000 (the minimum of the Estimated Valuation Range) or more than $8,596,250 (15% above the maximum of the Estimated Valuation Range), subscribers will be offered the opportunity to modify or cancel their subscriptions. See "The Conversion - Stock Pricing and Number of Shares to be Issued."

                                                                         At or For the Year Ended October 31, 1996
                                                                ---------------------------------------------------------
                                                                 552,500         650,000       747,500        859,625
                                                                 Shares          Shares         Shares        Shares
                                                                at $10.00       at $10.00     at $10.00      at $10.00
                                                                per Share       per Share     per Share      per Share
                                                                (Minimum        (Midpoint     (Maximum       (Supermax
                                                                of Range)       of Range)     of Range)      of Range)
                                                                ---------       ---------     ---------      ---------
                                                               (Dollars in thousands, except per share amounts)
Gross proceeds...............................................   $  5,525        $  6,500      $  7,475       $  8,596
Less offering expenses and commissions.......................       (385)           (400)         (400)          (400)
                                                                --------        --------      --------       --------
  Estimated net Conversion proceeds..........................      5,140           6,100         7,075          8,196
  Less common stock acquired by ESOP(2)......................       (442)           (520)         (598)          (688)
  Less common stock acquired by RRP(3) ......................       (221)           (260)         (299)          (344)
                                                                --------        --------      --------       --------
  Estimated proceeds available for investment................   $  4,477        $  5,320      $  6,178       $  7,165
                                                                ========        ========      ========       ========
Net Income(1):
  Historical.................................................   $    123        $    123     $     123      $     123
  Pro forma adjustments:
      Net income from proceeds(1)............................        161             192           223            258
      ESOP(2)................................................        (28)            (33)          (37)           (43)
      RRP(3).................................................        (28)            (33)          (37)           (43)
                                                                --------        --------      --------       --------
        Pro forma ...........................................   $    222        $    241      $    261       $    283
                                                                ========        ========      ========       ========
    Per share(1)
      Historical(4)..........................................   $   0.24        $   0.20      $   0.18       $   0.15
      Pro forma adjustments:
        Net income from proceeds(1)..........................       0.31            0.32          0.32           0.32
        ESOP(2)..............................................      (0.05)          (0.05)        (0.05)         (0.05)
        RRP(3)...............................................      (0.05)          (0.05)        (0.05)         (0.05)
                                                                --------         -------      --------       --------
          Pro forma(8) ......................................   $   0.43         $  0.40       $  0.38       $   0.36
                                                                ========         =======       =======       ========
      Pro forma price to earnings (P/E ratio)(1).............       23.3x           25.0 x        26.3 x         27.8 x
                                                                    ====           =====         =====          =====
      Number of shares used in calculating earnings per share    512,720         603,200       693,680        797,732
                                                                 =======         =======       =======        =======
Stockholders' equity (book value)(5):
  Historical.................................................  $   4,658       $   4,658     $   4,658      $   4,658
  Estimated net Conversion proceeds..........................      5,140           6,100         7,075          8,196
Less common stock acquired by:
    ESOP(2)..................................................       (442)           (520)         (598)          (688)
    RRP(3)...................................................       (221)           (260)         (299)          (344)
                                                               ---------       ---------     ---------      ---------
      Pro forma(6)...........................................  $   9,135       $   9,978      $ 10,836       $ 11,823
                                                               =========       =========      ========       ========
Per share
  Historical(4)..............................................   $   8.43        $   7.17      $   6.23       $   5.42
  Estimated net proceeds from the sale of Common Stock.......       9.30            9.38          9.46           9.53
Less common stock acquired by:
   ESOP(2)...................................................      (0.80)          (0.80)        (0.80)         (0.80)
   RRP(3)....................................................      (0.40)          (0.40)        (0.40)         (0.40)
                                                                --------        --------      --------       --------
        Pro forma(6).........................................     $16.53          $15.35        $14.50         $13.75
                                                                  ======          ======        ======         ======
Pro forma price to book value................................       60.5%           65.1%         69.0%          72.7%
                                                                   =====           =====         =====          =====
Number of shares used in calculating equity per share........    552,500         650,000       747,500        859,625
                                                                 =======         =======       =======        =======

                                                                  At or For the Two Months Ended December 31, 1996
                                                                -----------------------------------------------------
                                                                 552,500         650,000       747,500        859,625
                                                                 Shares          Shares         Shares        Shares
                                                                at $10.00       at $10.00     at $10.00      at $10.00
                                                                per Share       per Share      per Share     per Share
                                                                (Minimum        (Midpoint      (Maximum      (Supermax
                                                                of Range)       of Range)      of Range)      of Range)
                                                                   (Dollars in thousands, except per share amounts)
Gross proceeds...............................................     $  5,525        $  6,500      $  7,475       $  8,596
Less offering expenses and commissions.......................         (385)           (400)         (400)          (400)
                                                                  --------        --------      --------       --------
  Estimated net Conversion proceeds..........................        5,140           6,100         7,075          8,196
  Less common stock acquired by ESOP(2)......................         (442)           (520)         (598)          (688)
  Less common stock acquired by RRP(3).......................         (221)           (260)         (299)          (344)
                                                                  --------        --------      --------       --------
  Estimated proceeds available for investment................     $  4,477        $  5,320      $  6,178       $  7,165
                                                                  ========        ========      ========       ========
Net Income:
  Historical.................................................     $     74        $     74      $     74       $     74
  Pro forma adjustments:
      Net income from proceeds(1)............................           27              32            37             43
      ESOP(2)................................................           (5)             (5)           (6)            (7)
      RRP(3).................................................           (5)             (5)           (6)            (7)
                                                                  --------        --------      --------       --------
        Pro forma ...........................................     $     90        $     94      $     97       $    101
                                                                  ========        ========      ========       ========
    Per share
      Historical(4)..........................................     $   0.14        $   0.12      $   0.11       $   0.09
      Pro forma adjustments:
        Net income from proceeds.............................         0.05            0.05          0.05           0.05
        ESOP(2)..............................................        (0.01)          (0.01)        (0.01)         (0.01)
        RRP(3)...............................................        (0.01)          (0.01)        (0.01)         (0.01)
                                                                  --------         -------      --------       --------
          Pro forma(8) ......................................     $   0.18         $  0.16       $  0.14       $   0.13
                                                                  ========         =======       =======       ========
      Pro forma price to earnings (P/E ratio)(1)(7)..........         9.3x           10.4x         11.9x          12.8x
                                                                      ====           =====         =====          =====
      Number of shares used in calculating earnings per share      512,720         603,200       693,680        797,732
                                                                   =======         =======       =======        =======
Stockholders' equity (book value)(5):
  Historical.................................................   $   4,746       $   4,746     $   4,746      $   4,746
  Estimated net Conversion proceeds..........................       5,140           6,100         7,075          8,196
Less common stock acquired by:
    ESOP(2)..................................................        (442)           (520)         (598)          (688)
    RRP(3)...................................................        (221)           (260)         (299)          (344)
                                                                ---------       ---------     ---------      ---------
      Pro forma(6)...........................................   $   9,223       $  10,066      $ 10,924       $ 11,911
                                                                =========       =========      ========       ========
Per share
  Historical(4)..............................................    $   8.59        $   7.30      $   6.35       $   5.52
  Estimated net proceeds from the sale of Common Stock.......        9.30            9.38          9.46           9.53
Less common stock acquired by:
   ESOP(2)...................................................       (0.80)          (0.80)        (0.80)         (0.80)
   RRP(3)....................................................       (0.40)          (0.40)        (0.40)         (0.40)
                                                                 --------        --------      --------       --------
        Pro forma(6)(8) .....................................      $16.69          $15.49        $14.61         $13.86
                                                                   ======          ======        ======         ======
Pro forma price to book value................................        59.9%           64.6%         68.4%          72.2%
                                                                    =====           =====         =====          ======
Number of shares used in calculating equity per share........     552,500         650,000       747,500         859,625
                                                                  =======         =======       =======        =======

                                             (footnotes begin on following page)

----------
(1) Net income includes an after-tax charge of approximately $176,000 taken during the year ended October 31, 1996, representing a special assessment of 65.7 basis points on the Association's deposits at March 31, 1995, pursuant to legislation enacted to recapitalize SAIF. Excluding that charge, based on the other assumptions as reflected in this table, management estimates that pro forma earnings per share would have been $.78, $.69, $.63 and $.58, and the price to earnings ratio would have been 12.8, 14.5, 15.9 and 17.2 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.

(2) It is assumed that 8% of the shares of Common Stock offered in the Conversion will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP from the net proceeds from the Conversion retained by the Holding Company. The Association intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. The Association's payment of the ESOP debt is based upon equal installments of principal over a ten-year period plus interest. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Association on the ESOP loan. Accordingly, only the principal payments on the ESOP debt are recorded as an expense (tax-effected) to the Holding Company on a consolidated basis. The amount borrowed is reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense has been computed based on the requirements of Statement of Position 93-6 which requires recognition of expense based upon the average market price of shares committed to be released during the year and the exclusion of unallocated shares from earnings per share computations. The valuation of shares committed to be released is based upon the average market value of the shares during the year, which, for purposes of this calculation, is assumed to be equal to the $10.00 per share offering price. In computing earnings per share, 10% of the ESOP shares purchased in the conversion are assumed to be committed to be released. See "Management - Benefit Plans - Employee Stock Ownership Plan."

(3) Assumes a number of shares of Common Stock equal to 4% of the Common Stock to be sold in the Conversion will be purchased by the RRP in the open market following conversion. The dollar amount of the Common Stock to be purchased by the RRP is based on the Purchase Price in the Conversion and represents unearned compensation and is reflected as a reduction of capital. Such amount does not reflect possible increases or decreases in the value of such stock relative to the Purchase Price in the Conversion. As the Association accrues compensation expense to reflect the vesting of such shares pursuant to the RRP, the charge against capital will be reduced accordingly. RRP expense is based on amortization of the RRP over five years. Implementation of the RRP will require stockholder approval. For purposes of these tables, it is assumed that the RRP will be adopted by the Association's Board of Directors and approved by the Company's stockholders, and that the RRP will purchase the shares in the open market. If the shares to be purchased by the RRP are assumed to be newly issued shares purchased from the Company by the RRP at the Purchase Price, at the minimum, midpoint, maximum and 15% above of the maximum of the Estimated Valuation Range, the offering price to pro forma stockholders' equity per share would be 60.8%, 65.4%, 69.3% and 72.9%, respectively, at December 31, 1996, and pro forms net income per share would be $.17, $.15, $.14 and $.12, respectively, for the two months ended December 31, 1996, and $.43, $.40, $.37 and $.35, respectively, for the year ended October 31, 1996. See "Prospectus Summary - Benefits of Stock Conversion to Directors and Executive Officers -- Other Stock Benefit Plans."

(4) Historical per share amounts have been computed as if the shares of Common Stock expected to be issued in the Conversion had been outstanding during the period or on the dates shown, but without any adjustment of historical net income or historical equity capital to reflect the investment of the estimated net proceeds of the sale of shares in the Conversion or the additional ESOP expense as described above.

(5) "Book value" represents the difference between the stated amounts of the Association's assets and liabilities. The amounts shown do not reflect the effect of the Liquidation Account which will be established for the benefit of Eligible and Supplemental Eligible Account Holders in the Conversion and the tax bad debt reserves. See "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" and "Regulation
     - Federal and State Taxation." The amounts shown for book value do not represent fair market values or amounts distributable to shareholders in the unlikely event of liquidation.

(6)  Does not represent possible future price appreciation or depreciation.

(7) The pro forma price to earnings ratio for the two months ended December 31, 1996 is determined by dividing the $10.00 Purchase Price by the annualized pro forma earnings per share. The annualized pro forma earnings per shares is determined by multiplying the pro forma earnings per share by six.


(8) In the future, the Holding Company may consider the implementation of a stock option plan for the benefit of selected directors, officers and employees of the Holding Company and the Association. Any such stock option plan will be implemented no earlier than one year after the date of the consummation of the Stock Conversion. If a determination is made to implement a stock option plan, it is anticipated that any such plan will be submitted to stockholders for their consideration at which time stockholders would be provided with detailed information regarding such plan. Assuming that such plan is approved and assuming that options are granted to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion at exercise prices equal to the market price of the Common Stock on the date of grant, then in the event the shares issued under the plan consist of newly issued shares of Common Stock and all options available for award under the plan were awarded, the interests of existing stockholders would be diluted. At the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, if all shares under the plan were equal to the Purchase Price in the Conversion, the additional shares issued would be 55,250, 65,000, 74,750 and 85,963 respectively, stockholders' equity per share at December 31, 1996 would be $16.08, $14.99, $14.19 and $13.51, respectively, net income per share for the year ended October 31, 1996 would be $.42, $.39, $.37 and $.35, respectively, and net income per share for the two months ended December 31, 1996 would be $.16, $.15, $.13 and $.12, respectively.

                          PROPOSED MANAGEMENT PURCHASES

         The following table sets forth information regarding intended Common Stock purchases by each of the directors and executive officers of the Association and the Holding Company and by all directors and executive officers as a group. This table excludes shares to be purchased by the ESOP. See "Management - Benefit Plans." The directors and executive officers of First Robinson have indicated their intention to purchase in the Stock Conversion an aggregate of $735,000 of Common Stock, equal to 13.3%, 11.3%, 9.8% and 8.6% of the number of shares to be issued in the Subscription and Community Offering, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.



                                 Aggregate      Number of Shares     Percentage
                                  Purchase        at $10.00 per     of Shares at
Name and Title                      Price          Share (1)(2)       Midpoint
--------------                   ---------      ----------------    ------------
Scott F. Pulliam,
  Chairman of the Board           $100,000            10,000             1.5%
Clell T. Keller, Director          100,000            10,000             1.5
James D. Goodwine, Director         50,000             5,000              .8
Donald K. Inboden, Director        100,000            10,000             1.5
William K. Thomas, Director         75,000             7,500             1.2
Rick L. Catt, Director,
  President and Chief Executive    100,000            10,000             1.5
All directors and executive
  officers as a group (10 persons) $735,000           73,500            11.3%
                                   ========           ======            ====
----------
  (1)   Does not include subscriptions by the ESOP.
  (2)   Includes shares intended to be purchased by family members in household.

                      PRO FORMA REGULATORY CAPITAL ANALYSIS

         Set forth below is a summary of the Association's status under OTS' regulatory capital standards as of December 31, 1996 on a historical and a pro forma basis assuming that the indicated number of shares were sold as of such date.

                                                                          Pro Forma Based Upon Sale of
                                              --------------------------------------------------------------------------------------
                                                                                                                   859,625 Shares
                                                 552,500 Shares       650,000 Shares        747,500 Shares         (15% Above the
                                                  (Minimum of          (Midpoint of          (Maximum of             Maximum of
                                                   Estimated            Estimated              Estimated              Estimated
                             Historical          Valuation Range)     Valuation Range)      Valuation Range)      Valuation Range)
                             ----------         ----------------      ----------------      ----------------      ----------------
                         Amount  Percent(2)   Amount(1) Percent(2)  Amount(1) Percent(2)  Amount(1) Percent(2)  Amount(1) Percent(2)
                         ------  ----------   --------- ----------  --------- ----------  --------- ----------  --------- ----------
                                                                                        (Dollars in Thousands)
GAAP Capital             $4,746     7.03%      $7,316    10.44%      $7,796    11.04%      $8,284    11.66%      $8,844    12.35%
                         ======    =====       ======    =====       ======    =====       ======    =====       ======    =====
Tangible Capital:
 Capital level           $4,704     6.97%      $7,274    10.38%      $7,754    10.99%      $8,242    11.60%      $8,802    12.29%
 Requirement              1,013     1.50        1,051     1.50        1,059     1.50        1,066     1.50        1,074     1.50
                         ------    -----       ------    -----       ------    -----       ------    -----       ------    -----
   Excess                $3,691     5.47%      $6,223     8.88%      $6,695     9.49%      $7,176    10.10%      $7,728    10.79%
                         ======    =====       ======    =====       ======    =====       ======    =====       ======    =====

Core Capital:
 Capital level           $4,704     6.97%      $7,274    10.38%      $7,754    10.99%      $8,242    11.60%      $8,802    12.29%
 Requirement(3)(4)        2,026     3.00        2,103     3.00        2,117     3.00        2,132     3.00        2,149     3.00
                         ------    -----       ------    -----       ------    -----       ------    -----       ------    -----
   Excess                $2,678     3.97%      $5,171     7.38%      $5,637     7.99%      $6,110     8.60%      $6,653     9.29%
                         ======    =====       ======    =====       ======    =====       ======    =====       ======    =====

Risk-Based Capital:
 Capital level(5)        $5,116    10.25%      $7,686    14.85%      $8,166    15.67%      $8,654    16.50%      $9,214    17.43%
 Requirement              3,993     8.00        4,141     8.00        4,169     8.00        4,197     8.00        4,229     8.00
                         ------    -----       ------    -----       ------    -----       ------    -----       ------    -----
   Excess                $1,123     2.25%      $3,545     6.85%      $3,997     7.67%      $4,457     8.50%      $4,985     9.43%
                         ======    =====       ======    =====       ======    =====       ======    =====       ======    =====
-------

(1) Assumes retention by the Holding Company of 50% of the net Stock Conversion proceeds (less the amount of the loan made to the ESOP from the Holding Company's portion of the net Stock Conversion proceeds). The remaining 50% of the net Stock Conversion proceeds will be provided to the Association.

(2) Tangible and core capital levels are shown as a percentage of total adjusted assets; risk-based capital levels are shown as a percentage of risk-weighted assets.

(3) In April 1991, the OTS proposed a core capital requirement for savings associations comparable to the requirement for national banks that became effective December 31, 1990. The proposal calls for an OTS core capital requirement of at least 3.0% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness, with a 4.0% to 5.0% core capital requirement for all other thrifts. See "Regulation - Regulatory Capital Requirements."

(4) Assumes investment of net proceeds in 72% risk-weighted assets, the Association's average risk weight at December 31, 1996.

                                 CAPITALIZATION

         The table below sets forth the capitalization, including deposits, of First Robinson as of December 31, 1996, and the pro forma consolidated capitalization of the Holding Company at the minimum, the midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, after giving effect to the Stock Conversion and based on other assumptions set forth in the table and under the caption "Pro Forma Data."

                                                                                   Pro Forma Based
                                                                      Upon Sale at $10.00 Per Share of
                                                                ------------------------------------------------
                                                                552,500       650,000      747,500       859,625
                                                 Historical     Shares        Shares       Shares        Shares
                                                 ----------     ------        ------       ------        ------
                                                                    (Dollars in thousands)
Deposits(1).................................       $59,642      $59,642       $59,642      $59,642       $59,642
Borrowed funds(3)...........................         2,500        2,500         2,500        2,500         2,500
                                                   -------     --------      --------     --------      --------
Total deposits and borrowed funds...........       $62,142      $62,142       $62,142      $62,142       $62,142
                                                   =======      =======       =======      =======       =======
Stockholders' Equity:
   Serial Preferred Stock ($.01 par value)
   Authorized - 500,000 shares; none to
   be outstanding...........................    $      ---   $      ---    $      ---   $      ---    $      ---

 Common Stock ($.01 par value)
   Authorized - 2,000,000 shares; to be
   outstanding - (as shown)(4)(5)...........           ---            6             7            7             9
 Additional paid-in capital.................           ---        5,134         6,093        7,068         8,187
 Retained earnings, substantially
   restricted(2)............................         4,704        4,704         4,704        4,704         4,704
 Unrealized gain on securities available
   for sale, net of income taxes............            42           42            42           42            42

 Less common stock acquired by:
   ESOP(3)..................................           ---         (442)         (520)        (598)         (688)
   RRP(4)...................................           ---         (221)         (260)        (299)         (344)
                                                  --------     --------       -------      -------       -------
     Total stockholders' equity.............      $  4,746     $  9,223       $10,066      $10,924       $11,911
                                                  ========     ========       =======      =======       =======
Total stockholders equity as a percent of
 total assets...............................          7.0%        12.8%         13.8%        14.8%         15.9%
                                                     ====         ====          ====         ====          ====
-------------

(1) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Common Stock in the Stock Conversion. Any such
     withdrawals   will  reduce  pro  forma  deposits  by  the  amount  of  such withdrawals.

(2) See "Dividends" and "Regulation - Limitations on Dividends and Other Capital Distributions" regarding restrictions on future dividend payments and "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" regarding the liquidation account to be established upon the Stock Conversion.

(3) Assumes that 8.0% of the shares issued in the Stock Conversion will be acquired by the ESOP and that the ESOP will be funded by the Holding
     Company. The Association intends to make contributions to the ESOP sufficient to service and ultimately retire its debt. Since the Holding Company will finance the ESOP debt, the ESOP debt will be eliminated through consolidation and no liability will be reflected on the Holding Company's consolidated financial statements. Accordingly, the amount of stock acquired by the ESOP is shown in this table as a reduction of total stockholders' equity. See "Management - Benefit Plans - Employee Stock Ownership Plan."

(4) Assumes a number of shares of Common Stock equal to 4% of the Common Stock to be sold in the Conversion will be purchased by the RRP in open market purchases. The dollar amount of Common Stock to be purchased is based on the $10.00 per share Purchase Price in the Conversion and represents unearned compensation and is reflected as a reduction of capital. Such amount does not reflect possible increases or decreases in the value of such stock relative to the Purchase Price in the Conversion. As the
     Association accrues compensation expense to reflect the vesting of such shares pursuant to the RRP, the charge against capital will be reduced accordingly. Implementation of the RRP will require stockholder approval. If the shares to fund the RRP are assumed to come from authorized but unissued shares purchased by the RRP from the Company at the Purchase price, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, the number of outstanding shares would be
     574,600,   676,000,   777,400   and   894,010,   respectively,   and  total
     stockholders' equity would be $10.0 million, $11.0 million, $12.0 million and $13.1 million, respectively, at December 31, 1996. As a result of the RRP acquiring authorized but unissued shares from the Company, stockholders' ownership in the Company would be diluted by approximately 3.8%. See "Prospectus Summary - Benefits of Stock Conversion to Directors and Executive Officers -- Other Stock Benefit Plans."


(5) Does not include additional shares of Common Stock that possibly could be purchased by participants in the Option Plan, if implemented, under which directors, executive officers and other employees could be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion (65,000 shares at the midpoint of the Estimated Valuation Range) at exercise prices equal to the market price of the Common Stock on the date of grant. Implementation of the Option Plan may require stockholder approval. See "Prospectus Summary - Benefits of Stock Conversion to Directors and Executive Officers -- Other Stock Benefit Plans."

                        CONSOLIDATED STATEMENTS OF INCOME

         The following Consolidated Statements of Income of First Robinson for each of the years in the three year period ended October 31, 1996 have been audited by Larsson, Woodyard & Henson LLP, independent certified public accountants, whose report thereon appears elsewhere herein. The Statements of Income should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere herein. The Statements of Income for the two months ended December 31, 1996 and 1995 were not audited by the Association's independent auditors, but in the opinion of the Association's management reflect all adjustments necessary for a fair presentation of the results of such periods. All such adjustments are of a normal recurring nature. The results for the two month periods are not necessarily indicative of the results of the Association which may be expected for the entire year or any future periods.

                    FIRST ROBINSON SAVINGS & LOAN ASSOCIATION

                        CONSOLIDATED STATEMENTS OF INCOME

             For the Years Ended October 31, 1996, 1995 and 1994 and
         For the Two Months Ended December 31, 1996 and 1995 (Unaudited)


                                  Two Months Ended           For the Years
                                     December 31,           Ended October 31,
                                   ---------------      ------------------------
                                    1996     1995        1996     1995     1994
                                   ------   ------      ------   ------   ------
                                      Unaudited
                                                     1,000's
Interest income:
 Interest on mortgage loans        $  546   $  420      $2,789   $2,247   $1,869
 Interest on nonmortgage loans        300      257       1,652    1,120      739
 Interest on investments               60       60         386      388      377
                                   ------   ------      ------   ------   ------
     Total interest income            906      737       4,827    3,755    2,985
                                   ------   ------      ------   ------   ------
Interest expense:
 Interest on deposits                 473      410       2,634    1,951    1,446
 Interest on FHLB advances             22        0          21       20        0
                                   ------   ------      ------   ------   ------
     Total interest expense           495      410       2,655    1,971    1,446
                                   ------   ------      ------   ------   ------
     Net interest income              411      327       2,172    1,784    1,539

Provision for loan losses               8        4         270        9       24
                                   ------   ------      ------   ------   ------
   Net interest income after
    provision for loan losses         403      323       1,902    1,775    1,515
                                   ------   ------      ------   ------   ------
Non-interest income:
 Charges and fees on loans             19       20         139      120      108
 Service charges on deposits           29       21         156      121      115
 Gain on sale of assets                 0        0          60        1        0
 Other                                  8        5          37       29       21
                                   ------   ------      ------   ------   ------
                                       56       46         392      271      244
                                   ------   ------      ------   ------   ------
Non-interest expense:
 Compensation and employee
   benefits                           174      149       1,017      743      609
 Professional services                  4        4          32       26       26
 Premises, occupancy, and equip        81       65         406      320      277
 SAIF deposit insurance
   (Note N)                            21       17         393       92       84
 Other                                 58       55         272      233      180
                                   ------   ------      ------   ------   ------
                                      338      290       2,120    1,414    1,176
                                   ------   ------      ------   ------   ------
     Income before income taxes       121       79         174      632      583

Provision for income
  tax (Note I)                         47       31          51      233      221
                                   ------   ------      ------   ------   ------
     Net income                    $   74   $   48      $  123   $  399   $  362
                                   ======   ======      ======   ======   ======

          See accompanying notes to consolidated financial statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Association. The information contained in this section should be read in conjunction with consolidated financial statements and accompanying notes thereto and the other sections contained in this Prospectus. The principal business of the Association consists of accepting deposits from the general public and investing these funds primarily in loans, mortgage-backed and related securities. The Association's loans consist primarily of loans secured by residential real estate located in its market area, consumer loans and commercial loans.

         The Association's net income is dependent primarily on its net interest income, which is the difference between interest earned on interest-earning assets and the interest paid on interest-bearing liabilities. Net interest income is a function of the Association's "interest rate spread," which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities. The interest rate spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows. To a lesser extent, the Bank's net income also is affected by the level of general and administrative expenses and the level of other income, which primarily consists of service charges and other fees.

         The operations of the Association are significantly affected by prevailing economic conditions, competition and the monetary, fiscal and regulatory policies of government agencies. Lending activities are influenced by the demand for and supply of housing, competition among lenders, the level of interest rates and the availability of funds. Deposit flows and costs of funds are influenced by prevailing market rates of interest, primarily on competing investments, account maturities and the levels of personal income and savings in the Association's market area.

         Historically, the Association's mission has been to originate loans on a profitable basis to the communities it serves. In seeking to accomplish its mission, the Board of Directors and management have adopted a business strategy designed (i) to maintain the Association's capital level in excess of regulatory requirements; (ii) to maintain the Association's asset quality; (iii) to maintain, and if possible, increase the Association's earnings; and (iv) to manage the Association's exposure to changes in interest rates.

Financial Condition

December 31, 1996 compared to October 31, 1996

         Total assets increased approximately $3.6 million or 5.7%, to $67.5 million at December 31, 1996 from $63.9 million at October 31, 1996. This increase in total assets was primarily the result of a $1.3 million increase in cash and cash equivalents and a $2.6 million increase in loans receivable, net. This increase was primarily due to competitive rates and terms, the opening of two new branches, new loan staff with commercial loan background, growing customer desire to do business with a locally-owned institution, and attracting new relationships through a high level of superior service to individuals and small businesses. These increases were funded by an increase of $1.0 million in FHLB advances and a $3.0 million increase in deposits.

         Liabilities increased approximately $3.6 million or 6.1% to $62.8 million at December 31, 1996 from $59.2 million at October 31, 1996. This increase in liabilities was primarily the result of a $3.0 million, or 5.2%, increase in deposits to $59.7 million at December 31, 1996 from $56.7 million at October 31, 1996 and an increase in FHLB advances to $2.5 million at December 31, 1996 from $1.5 million at October 31, 1996, which was partially offset by payment of the SAIF, one-time, special assessment of $281,000 in November, 1996 which was accrued at October 31, 1996. Deposits have increased due to the Association's focus on providing competitive pricing and service in its market area.

         Retained earnings increased approximately $88,000 or 1.89% to $4.7 million at December 31, 1996 from $4.7 million at October 31, 1996, due to net earnings of $74,000, and the net effect of unrealized gains on available-for-sale securities of $14,000.

Comparison at October 31, 1996 and October 31, 1995

         Total assets increased $9.1, or 16.75%, to $63.9 million at October 31, 1996 from $54.7 million at October 31, 1995. This was primarily the result of a $9.6 million increase in loans receivable, net and a $539,000 increase in investment securities which was partially offset by a $1.6 million decrease in interest bearing deposits.

         Loans receivable, net increased by $9.6 million, or 21.4%, to $54.4 million at October 31, 1996 from $44.9 million at October 31, 1995. This increase was primarily due to competitive rates and terms, the opening of two new branches, new loan staff with commercial loan background, growing customer desire to do business with a locally-owned institution, and attracting new relationships through a high level of superior service to individuals and small businesses.

         Investment securities held to maturity decreased $704,000, or 54.3%, to $592,000 at October 31, 1996 from $1.3 million at October 31, 1995. The decrease was attributed to maturing securities and principal reduction on mortgage-backed securities. Investment securities available for sale increased by $1.2 million, or 43.01%, to $4.1 million at October 31, 1996 from $2.9 million at October 31, 1995. This increase was due to the purchase of securities to offset new jumbo certificates of deposit. Real estate owned increased $260,000 to $278,000 at October 31, 1996 from $18,000 at October 31, 1995. This increase was one foreclosed property, which should be sold by the third quarter 1997 with minimal to no loss anticipated. Accrued interest receivable increased $219,000, or 74.2%, to $514,000 at October 31, 1996 from $295,000 at October 31, 1995. This increase was due to increased loans and payment structure on the new loans.

         Liabilities increased approximately $9.0 million, or 18.0%, to $59.2 million at October 31, 1996 from $50.2 million at October 31, 1995. This was primarily the result of an increase in deposits of $7.3 million, or 14.8%, to $56.7 million at October 31, 1996 from $49.4 million at October 31, 1995. The increase in deposits was primarily due to additional market exposure with two new branches, a general increase in market share in Robinson, and an increase of $582,000 in jumbo certificates of deposit. Jumbo certificates of deposit amounted to $10.7 million at October 31, 1996. FHLB advances increased to $1.5 million at October 31, 1996 from no advances at October 31, 1995. The Association used advances to fund loan demand in excess of funds available.

         Other liabilities increased $252,000, or 32.8%, to $1.0 million at October 31, 1996 from $768,000 at October 31, 1995. This increase was primarily from an increase in accrued interest payable of $124,000 and an increase in accrued expenses of $272,000 which was partially offset by a decrease in accrued and deferred income taxes of $146,000. Accrued interest payable increase was due to increased deposits in the current year and FHLB advances outstanding at October 31, 1996. Accrued expenses increased primarily due to the SAIF, one-time, special assessment of $281,000 which was paid in November of 1996. Income taxes decreased primarily from reduced net income in 1996 and increases in deferred tax assets from the directors retirement plan, initial year in 1996 with prior service funding and an increase in the allowance for loan losses in 1996.

         Retained earnings increased by $122,000, or 2.7%, to $4.7 million at October 31, 1996 from $4.5 million at October 31, 1995 due to net earnings of $123,000, and by the net effect of unrealized gains on available-for-sale securities of $1,000.

Operating Results

Comparison of Operating Results for the Two Months Ended December 31, 1996 and December 31,1995

         Performance Summary. Net income for the two months ended December 31 1996 was $74,000, an increase of $26,000 or 54.2%, from net income of $48,000 for the same period last year. This increase was primarily due to an increase of $84,000 of net interest income and an increase in other non-operating income of $10,000 which was in excess of the increase in non-operating expenses of $48,000 and income taxes of $16,000. For the two month period ended December 31, 1996 and 1995 the returns on average assets were 0.7% and 0.5%, respectively, while the returns on average equity were 9.4% and 6.4%, respectively.

         Net Interest Income. For the two months ended December 31, 1996, net interest income increased $84,000. This reflects an increase in interest income of $169,000, or 22.9% to $906,000 from $737,000, and an increase in interest expense of $85,000, or 20.7%, to $495,000 for period ended in 1996 from $410,000 for the same period ended in 1995. The net increase was due primarily to higher volumes of loans as explained by a 0.2% increase in net interest margin (net interest income divided by average earning assets) and by a 0.2% increase in interest rate spread (average rate on interest earning assets less average interest paid on interest bearing liabilities).

         For the two months ended December 31, 1996, the average yield on interest-earning assets was 8.7%, compared to 8.5% for the same period last year. The average cost of interest-bearing liabilities was 5.2% for the two months ended December 31, 1996, compared to 5.1% for the same period last year.

         The average interest rate spread was 3.6% for the two months ended December 31, 1996, compared to 3.4% for the same period last year. The average net interest margin was 4.0% for the two months ended December 31, 1996, compared to 3.8% for the same period last year. The increase in both of these ratios is the result of an increase in lending offset by an increase in borrowings.

         Provision for Loan Losses. During the two months ended December 31, 1996, the Association recorded an $8,000 provision for loan losses compared to a $4,000 provision for the same period last year. The allowance for loan losses of $412,000 or 0.7% of loans receivable, net at December 31, 1996 compared to $248,000 or 0.5% of loans receivable, net at December 31, 1995.

         Non-Interest Income. For the two months ended December 31, 1996, non-interest income increased $10,000, or 21.7% to $56,000 from $46,000 from the same period last year. This increase was due primarily from the increase in the fees and charges on deposit accounts.

         Non-Interest Expense. For the two months ended December 31, 1996, non-interest expense increased by $48,000, or 16.6%, to $338,000 from $290,000 for the same period last year. This increase was due primarily from additional compensation and employee benefits and office occupancy expense from the branch facilities.

         Income Taxes. For the two months ended December 31, 1996 income taxes increased $16,000 to $47,000 from $31,000 for the same period last year. This increase results from the higher income before taxes. The Association's effective tax rates were 38.8% and 39.2% (federal and state) for the respective two month periods ended December 31, 1996 and 1995.

Comparison of Operating Results for the Years Ended October 31, 1996 and October 31, 1995

         Performance Summary. Net income decreased by $276,000, or 69.2%, to $123,000 at October 31, 1996 from $399,000 at October 31, 1995. The decrease was primarily due to an increase of net interest income of $388,000 and an increase of non-operating income of $121,000 and a reduction in income tax expense of $182,000, offset by an increase of provision for loan losses of $261,000, an increase of non-interest expense of $706,000. For the years ended October 31, 1996 and 1995, the returns on average assets were 0.2% and 0.8% respectively, while the returns on average equity were 2.6% and 9.7%, respectively.

         Net Interest Income. Net interest income increased by $388,000 at year ended October 31, 1996 from October 31, 1995. This reflects an increase of $1.1 million, or 28.6%, in interest income to $4.8 million from $3.8 million and an increase in interest expense of $684,000, or 34.7% to $2.7 million from $2.0 million. The increase in net interest margin was primarily from increases in the balances and rates of interest earning assets, particularly loans receivable, offset by increases of balances and rates of interest bearing deposits, primarily certificates of deposit. The Association maintained approximately the same interest rate spread for both years.

         For the year ended October 31, 1996, the average yield on interest-earning assets was 8.6% compared to 8.2% for 1995. The average cost of interest-bearing liabilities was 5.1% for the year ended October 31, 1996, an increase from 4.7% for 1995. The average balance of interest-earning assets increased by $10.6 million, or 23.1%, to $56.3 million for the year ended October 31, 1996, compared to $45.7 million for 1995. The average balance of interest-bearing liabilities increased by $10.1 million, or 24.0%, to $52.1 million for the year ended October 31, 1996 from $42.0 million for the year ended October 31, 1995.

         The average interest rate spread was 3.5% for the year ended October 31, 1996 compared to 3.5% for the year ended October 31, 1995. The average net interest margin was 3.9% for the year ended October 31, 1996 compared to 3.9% for 1995.

         Provision for Loan Losses. During the year ended October 31, 1996, the Association recorded a provision for loan losses of $270,000 compared to $9,000 for the year ended October 31, 1995. This provision was recorded due to significant growth in loans of 21.3% for 1996. The Association experienced significant growth in commercial business, commercial real estate, and consumer loans of 27.4% between the two years or 59.9% of the total loan growth in 1996. The Association increased the provision for loan losses in 1996 based on the continued growth in this type of lending which has perceived higher credit risk than traditional thrift lending on residential real estate loans.

         During fiscal 1996, the Association's non-performing loans increased from $36,000 to $389,000. This increase was primarily attributed to a $260,000 one- to four-family dwelling which was later transferred to real estate owned. This increase did not have a significant effect on the Association's provisions for loan losses as management anticipates a minimal loss, if any, when the property is sold.

         Management will continue to monitor its allowance for loan losses and make additions to the allowance through the provision for loan losses as economic conditions and other factors dictate. Although the Association maintains its allowance for loan losses at a level which it considers to be adequate to provide for loan losses, there can be no assurance that future losses will not exceed estimated amounts or that additional provisions for loan losses will not be required in the future.

         Non-Interest Income. For the year ended October 31, 1996, non-interest income increased by $121,000, or 44.7%, to $392,000 from $271,000 at October 31, 1995. This increase is primarily from an increase in loan fees of $19,000, or 15.8%, an increase in service charges on deposits of $35,000, or 28.9%, and an increase in gain on sale of assets of $59,000. The increase in gain on sale of assets resulted primarily from a $45,000 gain on the sale of an SBA guaranteed portion of a commercial loan and a $8,000 gain on the sale of real estate held for investment.

         Non-Interest Expense. Non-interest expense increased by $706,000, or 49.9%, to $2.1 million for the year ended October 31, 1996 from $1.4 million for the year ended October 31, 1995. Compensation and employee benefits increased $274,000, or 36.9%, to $1.0 million for year ended October 31, 1996 from $743,000 for 1995. This increase is attributed to a directors' retirement plan, which amounted to $94,000 including prior service award, additional employees for the staffing of the two branches started in late 1995, and normal salary increases. The SAIF made a one time assessment to all associations which increased the SAIF insurance cost by $281,000 during 1996. The rate of deposit insurance assessment is expected to significantly decline commencing January 1, 1997. See "Regulation
- Insurance of Accounts and Regulation by the FDIC." In addition, in the future, non-interest expense may increase due to expenses associated with the ESOP and the costs of being a public company. Occupancy expense increased $86,000, or 26.9%, to $406,000 for 1996 from $320,000 for 1995. This increase was mainly attributed to increased expenses of two branches for all of 1996 as compared to part of a year in 1995.

         Income Taxes. Income taxes decreased by $182,000 to $51,000 for the year ended October 31, 1996 from $233,000 for the year ended October 31, 1995. This decrease results from the decrease in income before taxes. The Association's effective tax rates were 29.3% and 36.9% for years ended October 31, 1996 and October 31, 1995, respectively.

         The effective tax rates decreased from 1995 to 1996 as a direct effect of the decrease in taxable income. In 1995, the Association was taxed at 34% based on the IRS tax rate schedule for corporations which is graduated based on taxable income levels. In 1996, the Association was taxed at an effective tax rate of 29.4% based on the same IRS tax rate schedule for corporations used in 1995. Both years had adjustments which lessened taxable income, however, the decrease in effective tax rates are directly related to the reduction in taxable income of the two years. State income taxes are calculated at a flat tax rate.

Comparison of Operating Results for the Years ended October 31, 1995 and October 31, 1994

         Performance Summary. Net income for the year ended October 31, 1995 increased by $37,000, or 10.2%, to $399,000 from $362,000 for the year ended October 31, 1994. This increase was primarily due to an increase in net interest income of $245,000, an increase in non-interest income of $27,000, and offset by an increase in non-interest expenses of $238,000. For the years ended October 31, 1995 and October 31, 1994, the returns on average assets were 0.8% and 0.9%, respectively, while the returns on average equity were 9.7% and 9.1%, respectively.

         Net Interest Income. For the year ended October 31, 1995, net interest income increased $245,000, or 15.9% to $1.8 million at October 31, 1995 from $1.5 million at October 31, 1994. This increase results from an increase in interest income of $770,000 offset by an increase in interest expense of $525,000. The net increase was primarily due to an increase in the Association's loans combined with higher rates on loans partially offset by an increase in the volume of demand deposit accounts and the rates paid by the Association on those deposits.

         For the year ended October 31, 1995 the average yield on interest-earning assets was 8.2% compared to 7.5% for 1994. The average cost of interest-bearing liabilities was 4.7% for the year ended October 31, 1995, an increase from 3.9% for 1994. The average balance of interest-earning assets increased $6.1 million, or 15.3%, to $45.7 million for the year ended October 31, 1995, compared to $39.7 for 1994. The average balance of interest-bearing liabilities increased by $5.2 million, or 14.21%, to $42.0 million for the year ended October 31, 1995 from $36.8 million for 1994.

         The average interest rate spread decreased to 3.5% for the year ended October 31, 1995, compared to 3.6% for 1994. The average net interest margin increased to 3.9% for the year ended October 31, 1995, compared to 3.9% for the year ended October 31, 1994.

         Provision for Loan Losses. The Association recorded a provision for loan losses of $9,000 for year ended October 31, 1995 down from a provision of $24,000 for year ended October 31, 1994. The allowance for loan losses of $255,000, or 0.6% of loans receivable, net at October 31, 1995 compares to $288,000, or 0.8% of loans receivable, net at October 31, 1994.

         Non-Interest Income. For the year ended October 31, 1995, non-interest income increased $27,000, or 11.1%, to $271,000 from $244,000 for fiscal 1994.
This was primarily due to increased fees on loans and increased service charges on deposits.

         Non-Interest Expense. Non-interest expense increased by $238,000, or 20.2%, to $1.4 million at October 31, 1995 from $1.2 million at October 31, 1994. Compensation and employee benefits increased $134,000, or 22.0%, to $743,000 for year ended in 1995 from $609,000 for 1994. This increase is attributed to additional employees for the staffing of the two branches started in 1995 and normal salary increases. Occupancy expense increased $43,000, or 15.5%, to $320,000 for year ended October 31, 1995 from $277,000 for 1994. This increase was primarily due to increased expenses of two branches opened in 1995. Other operating expenses increased $53,000, or 29.4%, to $233,000 for the year ended October 31, 1995 from $180,000 for 1994. This increase is primarily from general increases with increases of $9,000 in advertising, $20,000 in office supplies and $11,000 in telephone and postage expenses attributed to the opening of the two new branches in 1995. In addition SAIF insurance increased $8,000 in 1995 due to an increased deposit base.

         Income Taxes. Income taxes increased $12,000 to $233,000 during the year ended October 31, 1995, from $221,000 for the year ended October 31, 1994. This increase was a result of increased pre-tax income from fiscal 1994 to fiscal 1995. The Association's effective tax rates were 36.9% and 37.9% for the years ended October 31, 1995 and 1994, respectively.

         Average Balances/Interest Rates and Yields. The following table presents for the periods indicated the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances. Non-accruing loans have been included in the table as loans carrying a zero yield.

                                                                 Two Months Ended
                                         At December 31,            December 31,             Year Ended October 31,
                                        -----------------    --------------------------    --------------------------
                                              1996                      1996                          1996
                                        -----------------    --------------------------    --------------------------
                                                             Average   Interest            Average   Interest
                                                           Outstanding  Earned/  Yield/  Outstanding  Earned/  Yield/
                                         Balance    Rate     Balance     Paid    Rate(2)   Balance     Paid     Rate
                                        ---------  ------    -------   --------  -------   -------   -------   ------
                                                                      (Dollars in Thousands)
Interest-Earning Assets:
 Loans receivable(1)................      $57,549   9.01%    $56,250     $845     9.01%    $49,543    $ 4,441    8.96%
 Mortgage-backed securities.........        3,830   7.23       3,918       47     7.20       3,872        248    6.40
 Investment securities..............          689   6.79         689        6     5.22         879         57    6.48
 Interest-bearing deposits..........        2,048   6.50       1,365        8     3.52       1,994         81    4.06
                                         --------  -----     -------     ----    -----     -------    -------
  Total interest-earning assets.....       64,116   8.80      62,222      906     8.74      56,288      4,827    8.58
                                                                         ----                         -------
 Noninterest-earning assets.........        3,422              3,455                         3,523
                                        ---------            -------                      --------
  Total assets......................      $67,538            $65,677                       $59,811
                                          =======            =======                       =======
Interest-Bearing Liabilities:
 Savings deposits...................      $ 5,515   3.23     $ 5,264       27     3.08     $ 4,938       156      3.16
 Demand and NOW deposits............        7,313   3.13       6,839       36     3.16       6,447       207      3.21
 Certificate of deposits............       44,024   5.69      43,348      411     5.69      40,363     2,271      5.63
 Borrowings.........................        2,500   5.51       2,262       21     5.57         367        21      5.72
                                         --------  -----     -------     ----    -----     -------   -------
  Total interest-bearing liabilities       59,352   5.14      57,713      495     5.15      52,115     2,655      5.09
                                                                         ----                        -------
Noninterest-bearing liabilities.....        3,440              3,218                         2,964
                                         --------            -------                       -------
  Total liabilities.................       62,792             60,931                        55,079
Retained earnings...................        4,705              4,719                         4,695
Unrealized gains on securities......           41                 27                            37
                                         --------            -------                       -------
  Total assets......................      $67,538            $65,677                       $59,811
                                          =======            =======                       =======
Net interest income.................                                     $411                        $ 2,172
                                                                         ====                        =======
Net interest spread.................                3.66%                         3.59%                          3.49%
                                                    ====                         =====                           ====
Net average earning assets..........     $  4,764            $ 4,509                       $ 4,173
                                         ========            =======                       =======
Net yield on average earning
 assets.............................                                              3.96%                          3.86%
                                                                                 =====                           ====
Average interest-earning assets
  to average interest-bearing
  liabilities.......................         1.08x                       1.08x                         1.08x
                                             ====                        ====                          ====

                                                            Year Ended October 31,
                                         --------------------------------------------------------
                                                  1995                           1994
                                         --------------------------     -------------------------
                                         Average   Interest               Average Interest
                                       Outstanding  Earned/  Yield/   Outstanding  Earned/ Yield/
                                         Balance     Paid     Rate      Balance     Paid    Rate
                                         -------     ----    ------     -------     ----    ----

Interest-Earning Assets:
 Loans receivable(1)................     $39,101   $ 3,367    8.61%     $32,245   $ 2,608    8.09%
 Mortgage-backed securities.........       3,117       204    6.54        3,403       203    5.97
 Investment securities..............       1,276        76    5.96        1,638        95    5.80
 Interest-bearing deposits..........       2,236       108    4.83        2,370        79    3.33
                                         -------   -------              -------   -------
  Total interest-earning assets.....      45,730     3,755    8.21       39,656     2,985    7.53
                                                   -------                        -------
 Noninterest-earning assets.........       2,786                          2,544
                                         -------                        -------
  Total assets......................     $48,516                        $42,200
                                         =======                        =======
Interest-Bearing Liabilities:
 Savings deposits...................     $ 4,272       129    3.02      $ 4,384       131    2.99
 Demand and NOW deposits............       5,942       189    3.18        6,249       195    3.12
 Certificate of deposits............      31,478     1,633    5.19       26,159     1,120    4.28
 Borrowings.........................         329        20    6.08          ---       ---     ---
                                         -------   -------               ------   -------
  Total interest-bearing liabilities      42,021     1,971    4.69       36,792     1,446    3.93
                                                   -------                        -------
Noninterest-bearing liabilities.....       2,131                          1,421
                                         -------                        -------
  Total liabilities.................      44,152                         38,213
Retained earnings...................       4,353                          3,984
Unrealized gains on securities......          11                              3
                                         -------                        -------
  Total assets......................     $48,516                        $42,200
                                         =======                        =======
Net interest income.................               $ 1,784                        $ 1,539
                                                   =======                        =======
Net interest spread.................                          3.52%                          3.60%
                                                              ====                           ====
Net average earning assets..........     $ 3,709                        $ 2,864
                                         =======                        =======
Net yield on average earning
 assets.............................                          3.90%                          3.88%
                                                              ====                           ====
Average interest-earning assets
  to average interest-bearing
  liabilities.......................                  1.09x                          1.08x
                                                      ====                           ====
----------

(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.
(2)  Yield/Rate have been annualized.

                                       40

         Rate/Volume Analysis of Net Interest Income. The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and that due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

                                                  Two Months Ended
                                                    December 31,                          Year Ended October 31,
                                            --------------------------   -------------------------------------------------------
                                                   1995 vs. 1996               1995 vs. 1996                1994 vs. 1995
                                            --------------------------   --------------------------   --------------------------
                                              Increase                     Increase                     Increase
                                             (Decrease)                   (Decrease)                   (Decrease)
                                               Due to         Total         Due to         Total         Due to         Total
                                            -------------    Increase    -------------    Increase    -------------    Increase
                                            Volume   Rate   (Decrease)   Volume   Rate   (Decrease)   Volume   Rate   (Decrease)
                                            ------   ----   ----------   ------   ----   ----------   ------   ----   ----------
                                                                                                       (Dollars in Thousands)
Interest-earning assets:
 Loans receivable........................    $158     $10      $168       $932    $142      $1,074     $583    $176      $759
 Mortgage-backed securities..............      14      (2)       12         48      (4)         44      (17)     18         1
 Investment securities...................     (5)       1        (4)       (26)      7         (19)     (22)      3       (19)
 Other...................................     (5)      (2)       (7)       (11)    (16)        (27)      (4)     33        29
                                            ----      ---      ----       ----    ----      ------     ----    ----      ----
   Total interest-earning assets.........    $162     $ 7       169       $943    $129       1,072     $540    $230       770
                                             ====     ===      ----       ====    ====      ------     ====    ====      ----
Interest-bearing liabilities:
 Savings deposits........................    $  6     $--         6       $ 21    $  6          27     $ (3)   $  1        (2)
 Demand and NOW deposits.................       4     ---         4         16       2          18      (10)      4        (6)
 Certificate accounts....................      62      (8)       54        491     147         638      251     262       513
 Borrowings..............................      21      --        21          2      (1)          1       20      --        20
                                             ----     ---      ----       ----    ----      ------     ----    ----      ----
   Total interest-bearing liabilities....    $ 93     $(8)       85       $530    $154         684     $258    $267       525
                                             ====     ===      ----       ====    ====      ------     ====    ====      ----
Net interest income......................                      $ 84                         $  388                       $245
                                                               ====                         ======                       ====

Asset/Liability Management

         One of the Association's principal financial objectives is to achieve long-term profitability while reducing its exposure to fluctuations in interest rates. The Association has sought to reduce exposure of its earnings to changes in market interest rates by managing the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective has been to increase the interest-rate sensitivity of the Association's assets by originating loans with interest rates subject to periodic repricing to market conditions. Accordingly, the Association has emphasized the origination of one to three year adjustable rate mortgage loans, short-term and adjustable commercial loans, and consumer loans for retention in its portfolio. Management has offered higher yields on deposits with extended maturities to assist in matching the rate sensitivity of its liabilities.

         An asset or liability is interest rate sensitive within a specific time period if it will mature or reprice within that time period. If the Association's assets mature or reprice more quickly or to a greater extent than its liabilities, the Association's net portfolio value and net interest income would tend to increase during periods of rising interest rates but decrease during periods of falling interest rates. If the Association's assets mature or reprice more slowly or to a lesser extent than its liabilities, the Association's net portfolio value and net interest income would tend to decrease during periods of rising interest rates but increase during periods of falling interest rates.

         The Association's Board of Directors has formulated an Interest Rate Risk Management policy designed to promote long-term profitability while managing interest-rate risk. The Board of Directors has established an Asset/Liability Committee which consists primarily of the management team of the Association. This committee meets periodically and reports to the Board of Directors quarterly concerning asset/liability policies, strategies and the Association's current interest rate risk position. The committee's first priority is to structure and price the Association's assets and liabilities to maintain an acceptable interest rate spread while reducing the net effects of changes in interest rates.

         Management's principal strategy in managing the Association's interest rate risk has been to maintain short and intermediate term assets in the portfolio, including one and three year adjustable rate mortgage loans, as well as increased levels of commercial, agricultural and consumer loans, which typically are for short or intermediate terms and carry higher interest rates than residential mortgage loans. In addition, in managing the Association's portfolio of investment securities and mortgage-backed and related securities, management seeks to purchase securities that mature on a basis that approximates as closely as possible the estimated maturities of the Association's liabilities or purchase securities that have adjustable rate provisions. The Association does not engage in hedging activities.

         In addition to shortening the average repricing of its assets, the Association has sought to lengthen the average maturity of its liabilities by adopting a tiered pricing program for its certificates of deposit, which provides higher rates of interest on its longer term certificates in order to encourage depositors to invest in certificates with longer maturities.

         Net Portfolio Value. In order to encourage associations to reduce their interest rate risk, the OTS adopted a rule incorporating an interest rate risk ("IRR") component into the risk-based capital rules. The IRR component is a dollar amount that will be deducted from total capital for the purpose of calculating an institution's risk-based capital requirement and is measured in terms of the sensitivity of its net portfolio value ("NPV") to changes in interest rates. NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities, and off-balance sheet contracts. An institution's IRR is measured as the change to its NPV as a result of a hypothetical 200 basis point ("bp") change in market interest rates. A resulting change in NPV of more than 2% of the estimated market value of its assets will require the institution to deduct from its capital 50% of that excess change. The rules provide that the OTS will calculate the IRR component quarterly for each institution. Management reviews the OTS measurements on a quarterly basis. In addition to monitoring selected measures on NPV, management also monitors effects on net interest income resulting from increases or decreases in rates. This measure is used in conjunction with NPV measures to identify excessive interest rate risk. The following table presents the Association's NPV at December 31, 1996, as calculated by the OTS, based on information provided to the OTS by the Association.

                         At December 31, 1996
------------------------------------------------------------------------
           Net Portfolio Value                  NPV as % of PV of Assets
------------------------------------------      ------------------------
Change in
  Rate      $ Amount   $ Change   % Change      NPV Ratio      BP Change
---------   --------   --------   --------      ---------      ---------
                        (Dollars in Thousands)
  +400 bp    $4,647    $(1,560)    (25)%          7.03%         (195) bp
  +300        5,195     (1,012)    (16)           7.75          (123)
  +200        5,668       (539)     (9)           8.36           (62)
  +100        6,016       (191)     (3)           8.78           (20)
     0        6,207         --      --            8.98            --
  -100        6,239         32       1            8.97            (1)
  -200        6,248         42       1            8.93            (5)
  -300        6,384        178       3            9.05             7
  -400        6,590        383       6            9.26            28

         In the above table, the first column on the left presents the basis point increments of yield curve shifts. The second column presents the overall dollar amount of NPV at each basis point increment. The third and fourth columns present the Association's actual position in dollar change and percentage change in NPV at each basis point increment. The remaining columns present the Association's percentage change and basis point change in its NPV as a percentage of portfolio value of assets.

         Had it been subject to the IRR component at December 31, 1996, the Association would not have been considered to have had a greater than normal level of interest rate exposure and a deduction from capital would not have been required. Although the OTS has informed the Association that it is not subject to the IRR component discussed above, the Association is still subject to interest rate risk and, as can be seen above, rising interest rates will reduce the Association's NPV. The OTS has the authority to require otherwise exempt institutions to comply with the rule concerning interest rate risk. See "Regulation -- Regulatory Capital Requirements."

         Certain shortcomings are inherent in the method of analysis presented in the computation of NPV. Although certain assets and liabilities may have similar maturities or periods within which they will reprice, they may react differently to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates.

         The Association's Board of Directors is responsible for reviewing the Association's asset and liability policies. The Board reviews interest rate risk and trends quarterly, as well as liquidity, capital ratios and requirements, monthly. Management is responsible for administering the policies and determinations of the Board of Directors with respect to the Bank's asset and liability goals and strategies.

Liquidity

         The Association's primary sources of funds are deposits, repayments and prepayments of loans and interest income. Although maturity and scheduled amortization of loans are relatively predictable sources of funds, deposit flows and prepayments on loans are influenced significantly by general interest rates, economic conditions and competition.

         The primary investment activity of the Association is originating one to four family residential mortgages, commercial business and real estate loans, and consumer loans to be held to maturity. For the two months ended December 31, 1996, and the fiscal years ended October 31, 1996 and 1995, the Association originated loans for its portfolio in the amount of $7.5 million, $36.7 million and $31.8 million, respectively. For the two months ended December 31, 1996, and the fiscal years ended October 31, 1996 and 1995, these activities were funded from repayments of $4.3 million, $23.9 million, and $16.4 million, respectively and sales and participations of $600,000, $1.7 million, and $3.1 million, respectively.


         The Association is required to maintain minimum levels of liquid assets under government regulations. The Association's liquidity ratio is determined by adding (1) cash on hand, (2) daily investable deposits, (3) municipal bonds with maturities of less than two years, and (4) accrued interest on unpledged liquid assets. This total represents the Association's short-term liquidity. Securities with maturities of greater than two year and less than five years are added to the short-term liquidity to equal the Association's long-term liquidity. The ratio is determined by dividing the liquidity by the average total liabilities of the preceding month.

         The Association's most liquid assets are cash and cash equivalents, which include short-term investments. At December 31, 1996, October 31, 1996 and 1995, cash and cash equivalents were $2.5 million, $1.3 million, and $2.8 million, respectively. In addition, the Association has used jumbo certificates of deposits as a source of funds. Jumbo certificates of deposits represented $11.0 million, $10.7 million and $10.2 million at December 31, 1996 and October 31, 1996 and 1995, respectively, or 18.4%, 18.9% and 20.6% of total deposits at December 31, 1996 and October 31, 1996 and 1995, respectively. The regulatory minimum for the Association is 1.0% short-term liquidity and 5.0% long-term liquidity. The Association has always met the short-term liquidity requirements. However, long-term liquidity has been maintained at lower than required levels the past few months due to an increase in loans receivable that exceeded the increases in deposit growth for a similar period of time. Management has monitored and reviewed its liquidity, however, and, maintains a $10.6 million line of credit with the FHLB which can be accessed immediately. The Association's eligible short-term liquidity ratios were 3.7%, 2.6% and 7.4%, respectively, at December 31, 1996, October 31, 1996 and 1995. The Association's eligible long-term liquidity ratios were 5.2%, 3.2% and 9.7%, respectively, at December 31, 1996, October 31, 1996 and 1995.


         Liquidity management for the Association is both an ongoing and long-term function of the Association's asset/liability management strategy. Excess funds, when applicable, generally are invested in deposits at the FHLB of Chicago. Currently when the Association requires funds, beyond its ability to generate deposits, additional sources of funds are available through the FHLB of Chicago. The Association has the ability to pledge its FHLB of Chicago stock or certain other assets as collateral for such advances. The Association has used FHLB advances to fund cash flow shortages. These advances are generally less than .10% over the average rate paid on the Association's certificates of deposit. The Association may use some of the Conversion proceeds to reduce FHLB advances. The Association may also use FHLB advances in the future to fund loan demand in excess of the available funds. Management and the Board of Directors believe that due to significant amounts of adjustable rate mortgage loans that could be sold and the Association's ability to acquire funds from the FHLB of Chicago, the Association's liquidity is adequate.

Impact of Inflation and Changing Prices

         The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of the Association is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution's performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                           BUSINESS OF THE ASSOCIATION

General

         As a community-oriented financial institution, the Association seeks to serve the financial needs of the residents and businesses in its market area. The principal business of the Association has historically consisted of attracting retail deposits from the general public and investing those funds in primarily one-to four-family residential real estate loans and, to a lesser extent, consumer loans, commercial real estate loans and commercial business loans. At December 31, 1996, substantially all of the Association's real estate mortgage loans, were secured by properties located in the Association's market area. See "Risk Factors Geographical Concentration of Loans." The Association also invests in investment and equity securities and mortgage-backed securities, and other permissible investments.

         The Association currently offers a variety of deposit accounts having a wide range of interest rates and terms. The Association's deposits include passbook savings, NOW accounts, certificate accounts, IRA accounts and non-interest bearing accounts. The Association generally solicits deposits in its primary market area. The Association does not accept any brokered deposits.

         The Association's revenues are derived principally from interest income, including primarily interest on loans, deposits in other banks and mortgage-backed securities and other investments.

Market Area

         First  Robinson  primarily  serves  Crawford  County,   Illinois.   The
Association currently has three offices located in Robinson, Palestine and Oblong, Illinois.

         Robinson, Palestine and Oblong, Illinois are located in Crawford County, Illinois, approximately 150 miles east of St. Louis, Missouri and 35 miles northwest of Vincennes, Indiana. Crawford County, Illinois has a population of approximately 20,000 and is expected to increase in population from 1996 to 2001. However, the household income from Crawford County, Illinois is expected to decrease over that same period. Further, the 1990 unemployment rate for Crawford County, Illinois was 8.6%, compared to 6.6% and 6.3% for the state and national averages, respectively. The major employers in the Association's primary market area include: Marathon Oil Company (approximately 600 employees), Leaf Incorporated (approximately 550 employees), Briggs Industries (approximately 325 employees), Robinson Correctional Facility (approximately 325 employees), Dana Corporation (approximately 300 employees), Fair Rite Products (approximately 260 employees), Crawford Memorial Hospital (approximately 240 employees) and E.H. Baare Corporation (approximately 200 employees).

Lending Activities

         General. The Association's loan portfolio consists primarily of conventional, first mortgage loans secured by one- to four-family residences and, to a lesser extent, consumer loans, commercial real estate loans, commercial business loans and multi-family real estate and construction loans. At December 31, 1996, the Association's gross loans outstanding totalled $57.5 million, of which $27.8 million or 48.3% were one-to four-family residential mortgage loans. Of the one- to four-family mortgage loans outstanding at that date, 6.0% were fixed-rate loans, and 94.0% were adjustable-rate loans. At that same date, consumer loans totalled $12.0 million or 20.9% of the Association's total loan portfolio, all of which were fixed-rate loans. Also at that date, the Association's commercial real estate loans totaled $10.6 million or 18.4% of the Association's total loan portfolio of which 89.8% were adjustable-rate loans. At December 31, 1996, commercial business loans totalled $6.8 million or 11.9% of the Association's total loan portfolio, of which 51.8% were fixed-rate loans and 48.2% were adjustable-rate loans. At that same date, multi-family real estate and construction loans totalled $290,000 or 0.5% of the Association's total loan portfolio.

         The Association also invests in mortgage-backed securities, obligations of states or political subdivisions and other debt securities. At December 31, 1996, mortgage-backed securities totalled $3.9 million or 84.9% of the Association's total investment and mortgage-backed securities portfolio and obligations of states and political subdivisions and other debt securities totalled $691,000, or 15.1% of the Association's total investment and mortgage-backed securities portfolio. See "Investment Activities."

         The Association's loans-to-one borrower limit is generally limited to the greater of 15% of unimpaired capital and surplus or $500,000. See "Regulation - Federal Regulation of Savings Associations." At December 31, 1996, the maximum amount which the Association could have lent under this limit to any one borrower and the borrower's related entities was approximately $767,000. At December 31, 1996, the Association had no loans or groups of loans to related borrowers with outstanding balances in excess of this amount. The Association's five largest lending relationship at December 31, 1996 were as follows: (i) $4.1 million in loans to a heavy equipment contractor, of which $3.5 million was participated to other lenders, secured by real estate, equipment, inventory and accounts receivable as well as certificates of deposit and personal guarantees;
(ii) a $1.2 million loan to a grain elevator operator, of which $600,000 was participated to other lenders, secured by real estate, equipment and inventory, personal guarantees and warehouse receipts; (iii) a $725,000 loan to a pest control company, secured by real estate; (iv) a $700,000 loan to a grain farm operator secured by real estate, machinery, personal guarantees and inventory; and (v) a $650,000 line of credit to a heavy equipment operator secured by equipment, stock, personal guarantees and certificates of deposit. At December 31, 1996, all of these loans totalling $3.3 million in the aggregate were performing in accordance with their terms.

         Loan Portfolio Composition. The following information concerning the composition of the Association's rates loan portfolios in dollar amounts and in percentages (before deductions for loans in process, deferred fees and discounts and allowances for losses) as of the dates indicated.

                                  December 31,                                       October 31,
                                ---------------  -----------------------------------------------------------------------------------
                                     1996             1996             1995             1994             1993            1992
                                ---------------  ---------------  ---------------  ---------------  ---------------  ---------------
                                Amount  Percent  Amount  Percent  Amount  Percent  Amount  Percent  Amount  Percent  Amount  Percent
                                ------  -------  ------  -------  ------  -------  ------  -------  ------  -------  ------  -------
                                                                  (Dollars in Thousands)

Real Estate Loans:
 One- to four-family..........  $27,822  48.35%  $27,784  50.61%  $23,448  51.80%  $21,058  61.04%  $19,225  61.26%  $20,152  65.77%
 Multi-family.................      135    .23       141    .26       174    .38       190    .55       169    .54       195    .64
 Commercial...................   10,608  18.43     9,594  17.47     5,560  12.29     3,961  11.48     3,261  10.39     2,542   8.30
 Construction or development..      155    .27        76    .14       514   1.14       140    .41       409   1.30       559   1.82
                                ------- ------   ------- ------   ------- ------   ------- ------   ------- ------   ------- ------
     Total real estate loans..   38,720  67.28    37,595  68.48    29,696  65.61    25,349  73.48    23,064  73.49    23,448  76.53
                                ------- ------   ------- ------   ------- ------   ------- ------   ------- ------   ------- ------
Other Loans:
 Consumer Loans:
  Deposit account.............      569    .99       571   1.04     1,069   2.36       442   1.28       510   1.62       367   1.20
  Automobile..................    8,729  15.17     8,764  15.96     7,273  16.07     5,133  14.88     4,228  13.47     3,278  10.70
  Other.......................    2,712   4.71     2,717   4.95     2,591   5.73     1,412   4.09     1,256   4.00     1,499   4.89
                                ------- ------   ------- ------   ------- ------   ------- ------   ------- ------   ------- ------
     Total consumer loans.....   12,010  20.87    12,052  21.95    10,933  24.16     6,987  20.25     5,994  19.09     5,144  16.79
                                ------- ------   ------- ------   ------- ------   ------- ------   ------- ------   ------- ------
 Commercial business loans....    6,819  11.85     5,257   9.57     4,628  10.23     2,164   6.27     2,329   7.42     2,048   6.68
                                ------- ------   ------- ------   ------- ------   ------- ------   ------- ------   ------- ------
     Total other..............   18,829  32.72    17,309  31.52    15,561  34.39     9,151  26.52     8,323  26.51     7,192  23.47
                                ------- ------   ------- ------   ------- ------   ------- ------   ------- ------   ------- ------
     Total loans..............   57,549 100.00%   54,904 100.00%   45,257 100.00%   34,500 100.00%   31,387 100.00%   30,640 100.00%
                                ------- ======   ------- ======   ------- ======   ------- ======   ------- ======   ------- ======
Less:
 Loans in process.............    (134)                --              --               --               --               --
 Deferred fees and discounts..      --                (43)           (148)            (119)            (135)            (215)
 Allowance for losses.........    (412)              (413)           (255)            (288)            (367)            (361)
                                ------            -------         -------          -------          -------          -------
 Total loans receivable, net..  $57,003           $54,448         $44,854          $34,093          $30,885          $30,064
                                =======           =======         =======          =======          =======          =======

         The following schedule illustrates the interest rate sensitivity of the Association's loan portfolio at December 31, 1996. Mortgages which have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due. The schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.

                                   Real Estate
                    -----------------------------------------
                    One- to Four-Family     Multi-family and                               Commercial
                      and Construction         Commercial             Consumer              Business               Total
                    -------------------   -------------------   -------------------   -------------------   -------------------
                               Weighted              Weighted              Weighted              Weighted              Weighted
                                Average               Average               Average               Average               Average
                     Amount      Rate      Amount      Rate      Amount      Rate      Amount      Rate      Amount      Rate
                    --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                               (Dollars in Thousands)
   Due During
  Years Ending
  December 31,
  ------------
1997(1)............  $ 8,784    8.57%     $ 6,617     9.03%     $ 2,095      10.47%    $4,495      9.24%    $21,991      9.03%
1998 and 1999......   10,923    8.92        2,535     8.72        4,059      10.72      1,074      9.06      18,591      9.29
2000 and 2001......      735    8.58          875     7.83        5,686       9.93        848      8.80       8,144      9.46
After 2001.........    7,535    7.86          716     8.39          170       9.58        402      7.83       8,823      7.93
                     -------    ----      -------     ----      -------      -----     ------      ----     -------      ----
Total..............  $27,977    8.51%     $10,743     8.82%     $12,010      10.29%    $6,819      9.07%    $57,549      9.01%
                     =======    ====      =======     ====      =======      =====     ======      ====     =======      ====
----------

(1)  Includes demand loans, loans having no stated maturity and overdraft loans.

         The total amount of loans due after December 31, 1997 which have predetermined interest rates is $13.5 million, while the total amount of loans due after such dates which have floating or adjustable interest rates is $22.1 million.

         Underwriting Standards. All of the Association's lending is subject to its written underwriting standards and loan origination procedures. Decisions on loan applications are made on the basis of detailed applications and, if applicable, property valuations. Properties securing real estate loans made by First Robinson are generally appraised by Board-approved independent appraisers. In the loan approval process, First Robinson assesses the borrower's ability to repay the loan, the adequacy of the proposed security, the employment stability of the borrower and the credit-worthiness of the borrower.

         The Association requires evidence of marketable title and lien position or appropriate title insurance on all loans secured by real property. The Association also requires fire and extended coverage casualty insurance in amounts at least equal to the lesser of the principal amount of the loan or the value of improvements on the property, depending on the type of loan. As required by federal regulations, the Association also requires flood insurance to protect the property securing its interest if such property is located in a designated flood area.

         Management reserves the right to change the amount or type of lending in which it engages to adjust to market or other factors.

         One- to Four-Family Residential Mortgage Lending. Residential loan originations are generated by the Association's marketing efforts, its present customers, walk-in customers, referrals from real estate brokers. Historically, the Association has focused its lending efforts primarily on the origination of loans secured by one- to four-family residential mortgages in its market area. At December 31, 1996, the Association's one- to four-family residential mortgage loans totalled $27.8 million, or 48.3%, of the Association's gross loan portfolio of which $57,000 was contractually delinquent 60 days or more at that date.

         The Association generally offers only adjustable rate mortgage loans, but has in the past also offered fixed-rate mortgage loans. For the two months ended December 31, 1996, the Association originated $3.0 million of real estate loans, of which $1.4 million were secured by one- to four-family residential real estate. Substantially all of the Association's one- to four-family residential mortgage originations are secured by properties located in its market area.

         The Association offers adjustable-rate mortgage loans at rates and on terms determined in accordance with market and competitive factors. The Association currently originates adjustable-rate mortgage loans with a term of up to 25 years. The Association currently offers one-year and three-year adjustable-rate mortgage loans with a stated interest rate margin generally over the one-year Treasury Bill Index, which adjusts at one and three year terms, respectively. Increases or decreases in the interest rate of the Association's adjustable-rate loans is generally limited to 100 basis points at any adjustment date for a one-year adjustable rate loan, 200 basis points for a three-year adjustable rate loan, and 600 basis points over the life of the loan. As a consequence of using caps, the interest rates on these loans may not be as rate sensitive as are the Association's liabilities. The Association qualifies borrowers for adjustable-rate loans based on the initial interest rate of the loan. As a result, the risk of default on these loans may increase as interest rates increase. See "Asset Quality - Non-Performing Assets." At December 31, 1996, the total balance of one-to four-family adjustable-rate loans was $26.2 million or 45.5% of the Association's gross loan portfolio. See "-Originations, Purchases and Sales of Loans."

         The Association also offers fixed-rate mortgage loans but with only short-term maturities of up to 5 years. At December 31, 1996, the total balance of one- to four-family fixed-rate loans was $1.7 million or 2.9% of the Association's gross loan portfolio. See "- Originations, Purchases and Sales of Loans."

         Currently, the Association will generally lend up to 80% of the lesser of the sales price or appraised value of the security property on owner occupied one- to four-family loans. Residential loans do not include prepayment penalties, are non-assumable (other than government-insured or guaranteed loans), and do not produce negative amortization. Real estate loans originated by the Association contain a "due on sale" clause allowing the Association to declare the unpaid principal balance due and payable upon the sale of the security property. The Association does not utilize private mortgage insurance.

         The loans currently originated by the Association are not typically underwritten and documented pursuant to the guidelines of the FHLMC. Under current policy, the Association originates these loans for portfolio. See "- Originations, Purchases and Sales of Loans and Mortgage-Backed Securities."

         Consumer Lending. First Robinson offers secured and unsecured consumer loans. Secured loans may be collateralized by a variety of asset types, including automobiles, mobile homes and deposits. The Association currently originates substantially all of its consumer loans in its primary market area. At December 31, 1996, the Association's consumer loan portfolio totalled $12.0 million, or 20.9% of its gross loan portfolio, substantially all of which were fixed rate loans. Under federal law, the Association's consumer loan portfolio, when aggregated with investments in investment grade corporate debt, cannot exceed 35% of assets. A national bank has no consumer loan portfolio limitations.

         A significant component of the Association's consumer loan portfolio consists of new and used automobile loans. These loans generally have terms that do not exceed five years. Generally, loans on vehicles are made in amounts up to 80% of the sales price. At December 31, 1996, the Association's automobile loans totalled $8.8 million or 15.2% of the Association's gross loan portfolio. Of this amount approximately $7.6 million or 86.4% and $1.2 million or 13.6% were originated on a direct and indirect basis, respectively.

         Consumer loan terms vary according to the type and value of collateral, length of contract and creditworthiness of the borrower. The underwriting standards employed by the Association for consumer loans include an application, a determination of the applicant's payment history on other debts and an assessment of ability to meet existing obligations and payments on the proposed loan. Although creditworthiness of the applicant is a primary consideration, the underwriting process also includes a comparison of the value of the security, if any, in relation to the proposed loan amount.

         Consumer loans may entail greater credit risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or are secured by rapidly depreciable assets, such as automobiles. Further, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. At December 31, 1996, $126,000 of the Association's consumer loans were contractually delinquent 60 days or more representing .22% of the loan portfolio. There can be no assurances, however, that additional delinquencies will not occur in the future.

         Commercial Real Estate Lending. The Association also originates commercial real estate loans. At December 31, 1996 approximately $10.6 million, or 18.4% of the Association's gross loan portfolio, was comprised of commercial real estate loans, none of which were non-performing at that date. Of this amount, approximately $1.1 million or 10.2% of these loans were fixed-rate commercial real estate loans and approximately $9.5 million or 89.8% were adjustable rate loans. The largest commercial real estate loan was for $700,000 secured primarily by real estate, machinery, inventory and personal guarantees in Crawford County, Illinois.

         First Robinson will generally lend up to 80% of the value of the collateral securing the loan with a maturity of up to five-years for fixed rate loans and varying maturities up to 20 years for adjustable rate loans generally with repricing of one year or less. In underwriting these loans, the Association currently analyzes the financial condition of the borrower, the borrower's credit history, and the reliability and predictability of the cash flow generated by the property securing the loan. The Association requires personal guaranties of corporate borrowers. Appraisals on properties securing commercial real estate loans originated by the Association are performed by independent appraisers. The Association also offers small business loans, which are generally guaranteed up to 90% by various governmental agencies. The Association has typically sold the guaranteed portion of such loans and retained the uninsured portion as well as the servicing.

         Commercial real estate loans generally present a higher level of risk than loans secured by one- to four-family residences. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effect of general economic conditions on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed, or a bankruptcy court modifies a lease term, or a major tenant is unable to fulfill its lease obligations), the borrower's ability to repay the loan may be impaired.

         Commercial Business Lending. The Association also originates commercial business loans. At December 31, 1996 approximately $6.8 million, or 11.9% of the Association's gross loan portfolio, was comprised of commercial business loans of which $4,000 were non-performing at that date. Of this amount, approximately $3.5 million or 51.8% were fixed rate loans and approximately $3.3 million or 48.2% were adjustable rate loans. The largest commercial business loans are loans of $4.1 million to a heavy equipment contractor, of which $3.5 million was participated to other lenders. At December 31, 1996, this borrower had $650,000 outstanding to the Association.

         Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself (which, in turn, is likely to be dependent upon the general economic environment). The Association's commercial business loans are usually, but not always, secured by business assets and generally by personal assets as well. However, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. A small portion of the Association's commercial business loans are unsecured.

         The Association's commercial business lending policy includes credit file documentation and analysis of the borrower's character, capacity to repay the loan, the adequacy of the borrower's capital and collateral as well as an evaluation of conditions affecting the borrower. Analysis of the borrower's past, present and future cash flows is also an important aspect of the Association's current credit analysis. Nonetheless, such loans, are believed to carry higher credit risk than more traditional thrift investments.

         Construction Lending. The Association had $155,000 in construction loans for one- to four-family residences or .30% of the total loan portfolio at December 31, 1996. No construction loans for commercial property existed as of December 31, 1996.

         First Robinson offers construction loans to individuals for the construction of one- to four-family residences or commercial buildings. Such loans are offered with fixed and adjustable rates of interest. Following the construction period, these loans may become permanent loans.

         Construction lending is generally considered to involve a higher level of credit risk since the risk of loss on construction loans is dependent largely upon the accuracy of the initial estimate of the individual property's value upon completion of the project and the estimated cost (including interest) of the project. If the cost estimate proves to be inaccurate, the Association may be required to advance funds beyond the amount originally committed to permit completion of the project.

         Multi-Family Lending. The Association offers one- to three-year adjustable-rate multi-family loans for terms of up to 20 years. First Robinson will generally lend up to 80% of the value of the collateral securing the loan. At December 31, 1996, the Association had $135,000 of multi-family real estate loans or .2% of the Association's gross loan portfolio was comprised of such loans of which none were non-performing at that date.

         Multi-family lending is generally considered to involve a higher level of credit risk than one- to four-family residential lending. This greater risk in multi-family lending is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effect of general economic conditions on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed, or a bankruptcy court modifies a lease term, or a major tenant is unable to fulfill its lease obligations), the borrower's ability to repay the loan may be impaired.

Originations, Purchases and Sales of Loans

         Loan   originations   are  developed  from  continuing   business  with
depositors and borrowers, soliciting realtors, builders, walk-in customers.

         While the Association currently originates adjustable-rate and fixed-rate loans, its ability to originate loans to a certain extent is dependent upon the relative customer demand for loans in its market, which is affected by the interest rate environment, among other factors. For the two months ended December 31, 1996, the Association originated $3.0 million in fixed-rate loans and $4.5 million in adjustable-rate loans.

         The Association sold through participations with other lenders, $600,000 in commercial business loans for the two months ended December 31, 1996. Sales of these loans generally are beneficial to the Association since these sales may produce future servicing income, provide funds for additional lending and other investments and increase liquidity. The Association does not sell loans pursuant to forward sales commitments and, therefore, an increase in interest rates after loan origination and prior to sale may adversely affect the Association's income at the time of sale. It is the Association's general policy to sell participations in loan originations in amounts above $650,000.

         During the two months ended December 31, 1996, the Association did not purchase loans originated by other lenders.

         The following table shows the loan origination, purchase, sale and repayment activities of the Association for the periods indicated.


                                      Two Months
                                        Ended
                                     December 31,      Year Ended October 31,
                                     ------------    --------------------------
                                         1996        1996      1995      1994
                                     ------------    ----      ----      ----
Originations by type:
  Real estate:
     One to four family............     $ 1,406     $11,883   $ 8,069   $ 9,375
     Multi-family..................          95          --        --        95
                                        -------     -------   -------   -------
     Commercial....................       1,515       4,703     5,915     1,818
                                        -------     -------   -------   -------
Other:
     Consumer......................       1,807      12,391    11,885     8,267
     Commercial business...........       2,725       7,717     5,889     3,202
                                        -------     -------   -------   -------
        Total loans originated.....       7,548      36,694    31,758    22,757
                                        -------     -------   -------   -------
Purchases:
Real Estate:
     Commercial....................          --          --        --       400
Other:
     Commercial business...........          --          --        --       500
                                        -------     -------   -------   -------
       Total loan purchases........          --          --        --       900
                                        -------     -------   -------   -------
Mortgage-backed securities.........          --       2,174        --       500
                                        -------     -------   -------   -------
     Total purchases...............          --       2,174        --     1,400
                                        -------     -------   -------   -------
Sales and Repayments:
Real estate:
     Commercial....................          --         990     3,081        --

Other:
Commercial business................         600         754        --       109
                                        -------     -------   -------   -------
     Total sales...................         600       1,744     3,081       109
                                        -------     -------   -------   -------
Principal reductions
     Loans.........................       4,300      23,917    16,443    18,214
                                        -------     -------   -------   -------
     Mortgaged-backed securities...         198       1,136       346       982
                                        -------     -------   -------   -------
       Total Reductions.............      5,098      26,797    19,870    19,305
                                        -------     -------   -------   -------
Decreases in other items, net                (3)     (1,386)   (1,477)   (2,221)
                                        -------     -------   -------   -------
Net Increase.......................     $ 2,447     $10,685   $10,411   $ 2,631
                                        =======     =======   =======   =======

Asset Quality

         General. When a borrower fails to make a required payment on a loan, the Association attempts to cause the delinquency to be cured by contacting the borrower. In the case of loans secured by real estate, reminder notices are sent to borrowers. If payment is late, appropriate late charges are assessed and a notice of late charges is sent to the borrower. If the loan is in excess of 60 days delinquent, the loan will generally be referred to the Association's legal counsel for collection.

         When a loan becomes more than 90 days delinquent or is otherwise impaired, the Association will generally place the loan on non-accrual status and previously accrued interest income on the loan is charged against current income.

         Delinquent consumer loans are handled in a similar manner as to those described above; however, shorter time frames for each step apply due to the type of collateral generally associated with such types of loans. The Association's procedures for repossession and sale of consumer collateral are subject to various requirements under applicable consumer protection laws.

         The following table sets forth the Association's loan delinquencies by type, by amount and by percentage of type at December 31, 1996.

                                                      Loans Delinquent For:
                          ----------------------------------------------------------------------------
                               60-89 Days(1)          90 Days and Over(1)            Nonaccrual          Total Delinquent Loans
                          ------------------------  ------------------------  ------------------------  ------------------------
                                          Percent                   Percent                   Percent                   Percent
                                          of Loan                   of Loan                   of Loan                   of Loan
                          Number  Amount  Category  Number  Amount  Category  Number  Amount  Category  Number  Amount  Category
                          ------  ------  --------  ------  ------  --------  ------  ------  --------  ------  ------  --------
                                                                       (Dollars in Thousands)
Real Estate:
  One- to four-family...     4     $ 47      .17%      --    $ --       --%       1    $ 10      .04%       5    $ 57      .20%
Consumer................    22       97      .35        1       1       --        6      28      .10       29     126      .45
Commercial business.....    --       --       --       --      --       --        1       4      .01        1       4      .01
                          ----     ----     ----     ----    ----     ----     ----    ----     ----     ----    ----     ----

     Total..............    26     $144      .25%       1    $  1       --%       8    $ 42      .07%      35    $187      .32%
                          ====     ====     ====     ====    ====     ====     ====    ====     ====     ====    ====     ====
----------

(1)      Loans are still accruing.

         Non-Performing Assets. The table below sets forth the amounts and categories of non-performing assets in the Association's loan portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest become doubtful. Foreclosed assets include assets acquired in settlement of loans.

                                                                 October 31,
                                         December 31,   ----------------------------
                                             1996       1996    1995    1994    1993    1992
                                         ------------   ----    ----    ----    ----    ----
                                                    (Dollars in Thousands)
Non-accruing loans:
  One- to four-family..................      $ 10       $ 44    $ --    $ --    $ --    $ 19
  Consumer.............................        28         24      --      --      --       3
  Commercial business..................         4         --      --      --      --     ---
                                             ----       ----    ----    ----    ----
     Total.............................        42         68      --      --      --      22
                                             ----       ----    ----    ----    ----    ----
Accruing loans delinquent more
 than 90 days:
  One- to four-family..................       ---         15      10      --      --     ---
  Commercial real estate...............       ---         21      --      --      --     ---
  Consumer.............................         1         --       2       5       1     ---
  Commercial business..................       ---         --      --       8      --     ---
                                             ----       ----    ----    ----    ----    ----
     Total.............................         1         36      12      13       1     ---
                                             ----       ----    ----    ----    ----    ----
Foreclosed assets:
  One- to four-family..................       277        278      18      19     129     ---
  Commercial real estate...............       ---         --      --      --      --     140
  Consumer.............................         6          7       6      --       8     ---
                                            -----       ----    ----    ----    ----    ----
     Total.............................       283        285      24      19     137     140
                                             ----       ----    ----    ----    ----    ----
Total non-performing assets............      $326       $389    $ 36    $ 32    $138    $162
                                             ====       ====    ====    ====    ====    ====
Total as a percentage of total assets..      .48%        .61%    .07%    .07%    .33%    .37%
                                             ===        ====    ====    ====    ====     ===

         For the two months ended December 31, 1996, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to approximately $1,000. There was no amount that was included in interest income on such loans for the two months ended December 31, 1996.

         Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities, considered by the OTS to be of lesser quality, as "substandard," "doubtful" or "loss." An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full" on the basis of currently existing facts, conditions and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

         When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances for losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, who may order the establishment of additional general or specific loss allowances. Following the Bank Conversion, the Association will continue to be subject to these asset classification requirements.

         In connection with the filing of its periodic reports with the OTS and in accordance with its classification of assets policy, the Association regularly reviews loans in its portfolio to determine whether such assets require classification in accordance with applicable regulations. On the basis of management's review of its assets, at December 31, 1996, the Association had classified a total of $741,000 of its assets as substandard and none as doubtful or loss. At December 31, 1996, total classified assets comprised $741,000, or 15.6% of the Association's capital, or 1.1% of the Association's total assets.

         Other Loans of Concern. As of December 31, 1996, there were $767,000 loans identified, but not classified, by the Association with respect to which known information about the possible credit problems of the borrowers or the cash flows of the security properties have caused management to have some doubts as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the non-performing asset categories.

         Allowance for Loan Losses. The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries.

         Real estate properties acquired through foreclosure are recorded at the lower of cost or fair value minus estimated cost to sell. If fair value at the date of foreclosure is lower than the balance of the related loan, the difference will be charged-off to the allowance for loan losses at the time of transfer. Valuations are periodically updated by management and if the value declines, a specific provision for losses on such property is established by a charge to operations. At December 31, 1996, the Association had $277,000 in real estate properties acquired through foreclosure.

         Although management believes that it uses the best information available to determine the allowance, unforeseen market conditions could result in adjustments and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination. Future additions to the Association's allowance for loan losses will be the result of periodic loan, property and collateral reviews and thus cannot be predicted in advance. In addition, federal regulatory agencies, as an integral part of the examination process, periodically review the Association's allowance for loan losses. Such agencies may require the Association to increase the allowance based upon their judgment of the information available to them at the time of their examination. At December 31, 1996, the Association had a total allowance for loan losses of $412,000, representing .7% of the Association's loans, net. See Note C of the Notes to Consolidated Financial Statements.

         The distribution of the Association's allowance for losses on loans at the dates indicated is summarized as follows:

                             December 31,                                       October 31,
                   -------------------------------   -----------------------------------------------------------------
                                1996                              1996                              1995
                   -------------------------------   -------------------------------   -------------------------------
                                          Percent                           Percent                           Percent
                                          of Loans                          of Loans                          of Loans
                                Loan      in Each                 Loan      in Each                 Loan      in Each
                   Amount of   Amounts    Category   Amount of   Amounts    Category   Amount of   Amounts    Category
                   Loan Loss      by      to Total   Loan Loss      by      to Total   Loan Loss      by      to Total
                   Allowance   Category    Loans     Allowance   Category    Loans     Allowance   Category    Loans
                   ---------   --------   --------   ---------   --------   --------   ---------   --------   --------
                                                              (In Thousands)
One- to four-
family...........    $126       $27,822     48.35%     $ 77       $27,784     50.61%     $ 80       $23,448     51.80%
Multi-family.....      --           135       .23        --           141       .26        --           174       .38
Commercial
real estate......      66        10,608     18.43        61         9,594     17.47        43         5,560     12.29
Construction or
  development....      --           155       .27        --            76       .14        --           514      1.14
Consumer.........      72        12,010     20.87        58        12,052     21.95        72        10,933     24.16
Commercial
business.........      75         6,819     11.85        58         5,257      9.57        51         4,628     10.23
Unallocated......      73            --        --       159            --        --         9            --        --
                     ----       -------    ------      ----       -------    ------      ----       -------    ------
     Total.......    $412       $57,549    100.00%     $413       $54,904    100.00%     $255       $45,257    100.00%
                     ====       =======    ======      ====       =======    ======      ====       =======    ======

                                                               October 31,
                   ---------------------------------------------------------------------------------------------------
                                1994                              1993                              1992
                   -------------------------------   -------------------------------   -------------------------------
                                          Percent                           Percent                           Percent
                                          of Loans                          of Loans                          of Loans
                                Loan      in Each                 Loan      in Each                 Loan      in Each
                   Amount of   Amounts    Category   Amount of   Amounts    Category   Amount of   Amounts    Category
                   Loan Loss      by      to Total   Loan Loss      by      to Total   Loan Loss      by      to Total
                   Allowance   Category    Loans     Allowance   Category    Loans     Allowance   Category    Loans
                   ---------   --------   --------   ---------   --------   --------   ---------   --------   --------
                                                              (In Thousands)
One- to four-
family...........    $ 82       $21,058     61.04%     $ 96       $19,225     61.25%     $135       $20,152     65.77%
Multi-family.....      --           190       .55         2           169       .54         3           195       .64
Commercial
real estate......      34         3,961     11.48        32         3,261     10.39        23         2,542      8.30
Construction or
  development....      --           140       .41        --           409      1.30        --           559      1.82
Consumer.........      39         6,987     20.25        51         5,994     19.10        40         5,144     16.79
Commercial
business.........      24         2,164      6.27        26         2,329      7.42        23         2,048      6.68
Unallocated......     109            --        --       160            --        --       137            --        --
                     ----       -------    ------      ----       -------    ------      ----       -------    ------
     Total.......    $288       $34,500    100.00%     $367       $31,387    100.00%     $361       $30,640    100.00%
                     ====       =======    ======      ====       =======    ======      ====       =======    ======

         The following table sets forth an analysis of the Association's allowance for loan losses.

                                                      Two Months
                                                        Ended                 Year Ended October 31,
                                                     December 31,   ------------------------------------------
                                                         1996        1996     1995     1994     1993     1992
                                                     ------------   ------   ------   ------   ------   ------
                                                                       (Dollars in Thousands)
Balance at beginning of period....................      $  413      $  255   $  288   $  367   $  361   $  411

Charge-offs:
  One- to four-family.............................          --           2       --       --        6       81
  Consumer........................................          10          94       44       59       32       25
  Commercial business.............................          --          26       --      157       --       --
                                                        ------      ------   ------   ------   ------   ------
                                                            10         122       44      216       38      106
                                                        ------      ------   ------   ------   ------   ------
Recoveries:
  One- to four-family.............................          --          --       --       30        4        6
  Consumer........................................           1          10        2        2        7       10
  Commercial business.............................          --          --       --       81       --       --
                                                        ------      ------   ------   ------   ------   ------
                                                             1          10        2      113       11       16
                                                        ------      ------   ------   ------   ------   ------
Net charge-offs...................................           9         112       42      103       27       90
Additions charged to operations...................           8         270        9       24       33       40
                                                        ------      ------   ------   ------   ------   ------
Balance at end of period..........................      $  412      $  413   $  255   $  288   $  367   $  361
                                                        ======      ======   ======   ======   ======   ======
Ratio of net charge-offs during the period to
 average loans outstanding during the period(1)...        .10%         .23%    .11%      .32%     .08%     .26%
                                                          ===          ===     ===       ===      ===      ===
Ratio of net charge-offs during the period to
 average non-performing assets(1).................      15.13%       54.90%   84.00%   97.17%   14.84%   63.83%
                                                        =====        =====    =====    =====    =====    =====

-------------------
(1)  Annualized December 31, 1996.

Investment Activities

         General. First Robinson must maintain minimum levels of investments that qualify as liquid assets under OTS regulations. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, the Association has generally maintained liquid assets at levels above the minimum requirements imposed by the OTS regulations and at levels believed adequate to meet the requirements of normal operations, including repayments of maturing debt and potential deposit outflows. Cash flows projections are regularly reviewed and updated to assure that adequate liquidity is maintained. A national bank is not subject to such prescribed requirements. At December 31, 1996, the Association's liquidity ratio (liquid assets as a percentage of net withdrawable savings deposits and current borrowings) was 3.6%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Regulation - Liquidity."

         Federally chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest their assets in commercial paper, investment grade corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings institution is otherwise authorized to make directly. A national bank has similar investment authority.

         Generally, the investment policy of the Association, as established by the Board of Directors, is to invest funds among various categories of investments and maturities based upon the Association's liquidity needs, asset/liability management policies, investment quality, marketability and performance objectives.

         Investment Securities. At December 31, 1996, the Association's investment securities (including a $264,000 investment in the common stock of the FHLB of Chicago) totalled $4.6 million, or 6.8% of its total assets. It has been the Association's general policy to invest in obligations of state and political subdivisions, federal agency obligations and other investment securities. As of December 31, 1996, the Association held $202,000 in FHLMC stock. See Note B of the Notes to Consolidated Financial Statements.

         OTS regulations restrict investments in corporate debt and equity securities by the Association. These restrictions include prohibitions against investments in the debt securities of any one issuer in excess of 15% of the Association's unimpaired capital and unimpaired surplus as defined by federal regulations, which totalled $767,000 as of December 31, 1996, plus an additional 10% if the investments are fully secured by readily marketable collateral. A national bank is subject to virtually identical limitations. At December 31, 1996, the Association was in compliance with this regulation. See "Regulation - Federal Regulation of Savings Associations" for a discussion of additional restrictions on the Association's investment activities.

         The following table sets forth the composition of the Association's investment and mortgage-backed securities at the dates indicated.



                                                         December 31,                          October 31,
                                                      ----------------  ---------------------------------------------------------
                                                            1996              1996                  1995               1994
                                                      ----------------  -------------------  ------------------  ----------------
                                                       Book     % of      Book    % of          Book   % of        Book     % of
                                                      Value     Total    Value    Total        Value   Total      Value     Total
                                                     -------   -------  -------  -------      ------  -------    -------   ------
                                                                                         (Dollars in Thousands)

AVAILABLE FOR SALE
Equity Securities:
   FHLB stock....................................    $   264    6.57%    $  264     6.39      $  240    8.30      $  236     7.56%
   FHLMC stock...................................        202     5.03       205     4.96         208    7.20         200     6.40
                                                     -------   ------   -------    -----      ------   -----      ------   ------
     Total equity securities.....................        466    11.60       469    11.35         448   15.50         436    13.96
                                                     -------  -------   -------   ------      ------  ------      ------   ------

Mortgage-backed Securities:
   GNMA..........................................        191     4.75       209     5.06         309   10.69         352    11.27
   FNMA..........................................      2,645    65.83     2,730    66.05       1,139   39.42       1,246    39.90
   FHLMC.........................................        716    17.82       725    17.54         994   34.39       1,089    34.87
                                                     -------  -------   -------   ------      ------  ------      ------   ------
     Total mortgage-backed securities............    $ 3,552    88.40%  $ 3,664    88.65%     $2,442   84.50%     $2,687    86.04%
                                                     -------  -------   -------   ------       -----  ------       -----   ------

     Total available for sale....................    $ 4,018   100.00%  $ 4,133   100.00%     $2,890  100.00%     $3,123   100.00%
                                                     =======   ======   =======   ======       =====  ======       =====   ======
HELD TO MATURITY
Investment Securities:
   FHLMC step up.................................    $   ---      ---%  $   ---      ---%     $  500   38.58      $  500    36.21%

   Municipal bonds...............................        225    39.47       245    41.39         265   20.45         285    20.64
                                                    --------   ------   -------   ------      ------  ------      ------   ------
     Total investment securities.................        225    39.47       245    41.39         765   59.03         785    56.85
                                                    --------  -------   -------   ------      ------  ------      ------   ------

Mortgage-backed Securities:
  FHLMC..........................................    $   345    60.53%  $   347    58.61%     $  531   40.97%     $  596    43.15%
                                                     -------   ------   -------    -----       -----  ------       -----   ------
     Total held to maturity......................    $   570   100.00%  $   592   100.00%     $1,296  100.00%     $1,381   100.00%
                                                     =======   ======   =======   ======       =====  ======       =====   ======

Average remaining life of investment securities..        3.24 Years         3.31 Years          3.49 years           4.39 years

Other interest-earning assets:
     Total interest-bearing deposits with banks..     $2,048   100.00%  $   868   100.00%     $2,472  100.00%     $2,602   100.00%
                                                      ======   ======   =======   ======      ======  ======      ======   ======

         The Association's investment securities portfolio at December 31, 1996, contained no securities of any issuer with an aggregate book value in excess of 10% of the Association's retained earnings, excluding those issued by the U.S. government, or its agencies.

         First Robinson's investments, including the mortgage-backed securities portfolio, are managed in accordance with a written investment policy adopted by the Board of Directors.

         OTS guidelines, as well as those of the other federal banking regulators, regarding investment portfolio policy and accounting require savings associations to categorize securities and certain other assets as held for "investment," "sale," or "trading." In addition, effective April 1, 1994, the Association adopted SFAS 115 which states that securities available for sale are accounted for at fair value and securities which management has the intent and the Association has the ability to hold to maturity are accounted for on an amortized cost basis. The Association's investment policy has strategies for each type of security. At December 31, 1996, the Association classified $4.0 million of its investments as available for sale and $570,000 as held to maturity. See Note _ of the Notes to Consolidated Financial Statements.

         Mortgage-backed Securities. The Association invests primarily in federal agency obligations. At December 31, 1996, the Association's investment in mortgage-backed securities totalled $3.9 million or 5.8% of its total assets. Of this amount, $345,000 was held to maturity and $3.5 million was available for sale. At December 31, 1996, the Association did not have a trading portfolio. See Note B of the Notes to Consolidated Financial Statements.

         The following table sets forth the maturities of the Association's mortgage-backed securities at December 31, 1996.




                                                                                          Due in                       December 31,
                                               ---------------------------------------------------------------------      1996
                                                 6 Months  6 Months    1 to   3 to 5    5 to 10  10 to 20   Over 20     Balance
                                                 or Less  to 1 Year  3 Years   Years     Years     Years     Years    Outstanding
                                               ---------- ---------  -------- -------- --------- ---------  --------  -----------
                                                                                     (In Thousands)

Federal Home Loan Mortgage Corporation......       $109      $112    $  498     $118      $ 79      $110      $ 15        $1,041

Federal National Mortgage Association.......        346       354     1,133      206       141       212       157         2,549

Government National Mortgage Association....         33        35       117      ---       ---       ---       ---           185
                                                  -----    ------    ------    -----    ------     -----    ------       -------

     Total..................................       $488      $501    $1,748     $324      $220      $322      $172        $3,775
                                                   ====      ====    ======     ====      ====      ====      ====        ======


Sources of Funds

         General. The Association's primary sources of funds are deposits, receipt of principal and interest on loans and securities, interest earned on deposits with other banks, and other funds provided from operations.

         The Association has used FHLB advances to support lending activities and to assist in the Association's asset/liability management strategy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset\Liability Management." At December 31, 1996, the Association had $2.5 million in FHLB advances, but had the capacity to borrow up to $10.6 million from the FHLB. Following the Bank Conversion, the Association intends to remain a member of the FHLB of Chicago. See "-Borrowings."

         Deposits. First Robinson offers a variety of deposit accounts having a wide range of interest rates and terms. The Association's deposits consist of passbook, money market deposit, IRA accounts, and certificate accounts. The certificate accounts currently range in terms from 90 days to five years. The Association has a significant amount of deposits that will mature within one year. However, management expects that virtually all of the deposits will be renewed.

         The Association relies primarily on advertising, competitive pricing policies and customer service to attract and retain these deposits. Currently, First Robinson solicits deposits from its market area only, and does not use brokers to obtain deposits. The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates and competition.

         The Association has become more susceptible to short-term fluctuations in deposit flows as customers have become more interest rate conscious. The Association endeavors to manage the pricing of its deposits in keeping with its profitability objectives giving consideration to its asset/liability management. The ability of the Association to attract and maintain savings accounts and certificates of deposit, and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.

         The following table sets forth the savings flows at the Association during the periods indicated.


                                                     Two Months
                                                        Ended
                                                     December 31,         Year Ended October 31,
                                                     ------------   -----------------------------------
                                                         1996          1996         1995          1994
                                                         ----          ----         ----          ----
                                                                 (Dollars in Thousands)

Opening balance.............................           $56,691      $ 49,404     $ 39,208      $ 36,976
Deposits....................................            34,144       185,451      156,675       103,360
Withdrawals.................................            31,467       179,660      147,580       101,987
Interest credited...........................               274         1,496        1,101           859
                                                       -------      --------     --------     ---------

Ending balance..............................           $59,642       $56,691      $49,404       $39,208
                                                       =======       =======      =======       =======

Net increase................................            $2,951        $7,287      $10,196        $2,232
                                                       =======        ======      =======        ======

Percent increase............................             5.21%        14.75%       26.00%         6.04%
                                                       =======        ======      =======        ======


         The following table sets forth the dollar amount of savings deposits in the various types of deposit programs offered by the Association for the periods indicated.



                                            December 31,                                 October 31,
                                            ------------                                 -----------
                                               1996                  1996                  1995                  1994
                                      --------------------- ---------------------- ---------------------- --------------
                                                  Percent                Percent                Percent              Percent
                                        Amount   of Total     Amount    of Total     Amount    of Total    Amount   of Total
                                        ------   --------     ------    --------     ------    --------    ------   --------
                                                                                  (Dollars in Thousands)

Transactions and Savings Deposits:

Non-interest bearing demand 0%........ $ 2,790      4.68%    $  2,265      4.00%    $ 1,873      3.79%    $ 1,402      3.58%
Passbook Accounts 3.23%...............   5,515      9.25        5,540      9.77       4,124      8.35       4,296     10.95
NOW Accounts 3.13%....................   7,313     12.26        6,717     11.85       6,055     12.25       6,002     15.31
                                       -------   -------     --------   -------     -------    ------    --------    ------

Total Non-Certificates................  15,618     26.19       14,522     25.62      12,052     24.39      11,700     29.84
                                       -------   -------     --------   -------    --------    ------    --------   -------

Certificates:

 2.00 - 3.99%......................... $    63       .10%     $    94       .17%    $    11       .02%   $  4,126     10.52%
 4.00 - 5.99%.........................  24,792     41.57       22,958     40.49      21,810     44.15      23,022     58.72
 6.00 - 7.99%.........................  19,169     32.14       19,117     33.72      15,531     31.44         360       .92

Total Certificates....................  44,024     73.81       42,169     74.38      37,352     75.61      27,508     70.16
                                      --------    ------     --------   -------    --------    ------    --------   -------
Total Deposits........................ $59,642    100.00%     $56,691    100.00%    $49,404    100.00%    $39,208    100.00%
                                       =======    ======      =======    ======     =======    ======     =======    ======


         The following table shows rate and maturity information for the Association's certificates of deposit as of December 31, 1996.

                                                                                                Weighted
                                   2.00-       4.00-        6.00-                    Percent    Average
                                   3.99%       5.99%        7.99%        Total       of Total     Rate
                                   -----       -----        -----        -----       --------   --------
                                                 (Dollars in Thousands)
Certificate accounts
    maturing
in quarter ending:
------------------
March 31, 1997.................    $ 307      $ 6,333      $ 3,504      $10,144       23.05%      5.55
June 30, 1997..................      ---        7,793          585        8,378       19.03       5.25
September 30, 1997.............      ---        2,613        4,406        7,019       15.94       5.88
December 31, 1997..............      ---        3,427        1,825        5,252       11.93       5.65
March 31, 1998.................      ---        1,566          707        2,273        5.16       5.69
June 30, 1998..................      ---        1,258          944        2,202        5.00       5.72
September 30, 1998.............      ---          530          399          929        2.11       5.67
December 31, 1998..............      ---          553        1,316        1,869        4.25       5.89
March 30, 1999.................      ---          193          107          300         .68       5.77
June 30, 1999..................      ---          174          552          726        1.65       6.28
September 30, 1999.............      ---            8          425          433         .98       6.45
Thereafter.....................      ---          100        4,399        4,499       10.22       6.17
                                   -----      -------      -------      -------      ------
   Total.......................    $ 307      $24,548      $19,169      $44,024      100.00%      5.69%
                                   =====      =======      =======      =======      ======
   Percent of total............      .70%       55.76%       43.54%
                                   =====      =======      =======

         The  following  table   indicates  the  amount  of  the   Association's
certificates of deposit and other deposits by time remaining until maturity as of December 31, 1996.

                                                                          Maturity
                                                                       Over         Over
                                                      3 Months        3 to 6       6 to 12        Over
                                                       or Less        Months       Months      12 months      Total
                                                      ----------        ------    ---------     ---------   --------

Certificates of deposit less than $100,000.......       $7,113        $5,764      $ 9,548       $10,383      $32,808

Certificates of deposit of $100,000 or more......        1,738         1,245        2,723         2,847        8,553

Public funds of $100,000 or more (1).............        1,050         1,369          ---           ---        2,419
                                                       -------       -------    ---------     ---------    ---------

Total certificates of deposit....................       $9,901        $8,378      $12,271       $13,230      $43,780
                                                        ======        ======      =======       =======      =======
---------------

(1)      Deposits from governmental and other public entities.

Subsidiary Activities

         As a federally chartered savings association, First Robinson is permitted by OTS regulations to invest up to 2% of its assets, or approximately $1.4 million at December 31, 1996, in the stock of, or loans to, service corporation subsidiaries. First Robinson may invest an additional 1% of its assets in service corporations where such additional funds are used for inner-city or community development purposes and may lend additional amounts based upon its general lending authority. In addition to investments in service corporations, federal associations are permitted to invest an unlimited amount in operating subsidiaries engaged solely in activities in which a federal association may engage. At December 31, 1996, First Robinson had one subsidiary, First Robinson Service Corporation, Inc., (the "Service Corporation"). The Association's investment in the Service Corporation, which is inactive, complies with OTS investment regulations.

         As a national bank, the Association will be able to invest unlimited amounts in subsidiaries that are engaged in activities in which the parent bank may engage. In addition, a national bank may invest limited amounts in subsidiaries that provide banking services, such as data processing, to other financial institutions. Following the Bank Conversion, the Service Corporation will continue to be a subsidiary of the National Bank.

Competition

         First Robinson faces strong competition, both in originating real estate, commercial and consumer loans and in attracting deposits. Competition in originating loans comes primarily from commercial banks and credit unions located in the Association's market area. Commercial banks provide vigorous competition in consumer lending. The Association competes for real estate and other loans principally on the basis of the quality of services it provides to borrowers, the interest rates and loan processing fees it charges, and the types of loans it originates. See "- Lending Activities."

         The Association attracts all of its deposits through its retail banking office. Therefore, competition for those deposits is principally from retail brokerage offices, commercial banks and credit unions located in the community. The Association competes for these deposits by offering a variety of account alternatives at competitive rates and by providing convenient business hours.

         The Association primarily serves Crawford County, Illinois. There are four commercial banks which compete for deposits and loans in the Association's market area.

Employees

         At December 31, 1996, the Association had a total of 34 full-time and 6 part-time employees. The Association's employees are not represented by any collective bargaining group. Management considers its employee relations to be good.

Properties

         The Association conducts its business through its main office and two branch offices, which are located in Crawford County, Illinois. The Association owns its main office and branch offices. The following table sets forth information relating to the Association's office as of December 31, 1996. The total net book value of the Association's premises and equipment (including land, buildings and leasehold improvements and furniture, fixtures and equipment) at December 31, 1996 was approximately $2.6 million. See Note E of the Notes to Consolidated Financial Statements.


                                             Total
                                          Approximate
                              Date           Square          Net Book Value at
Location                    Acquired         Footage        December 31, 1996
-------------------------   --------     --------------     -----------------

Main Office:
 501 East Main Street         1985           12,420             $1.6 million
 Robinson, Illinois

Branch Offices:
 119 East Grand Prairie       1995            1,800                  399,000
 Palestine, Illinois

 102 West Main Street         1995             2,260                 141,000
 Oblong, Illinois



         At December 31, 1996, the Association also had under construction a drive-up facility to be located in Oblong, Illinois. At this date, the Association had booked approximately $130,000 in costs associated with this facility. It is estimated that total expenditures associated with the design and construction of this facility will be approximately $235,000.

         First Robinson believes that its current and planned facilities are adequate to meet the present and foreseeable needs of the Association and the Holding Company.

Legal Proceedings

         First Robinson is involved, from time to time, as plaintiff or defendant in various legal actions arising in the normal course of its businesses. While the ultimate outcome of these proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with counsel representing First Robinson in the proceedings, that the resolution of these proceedings should not have a material effect on Holding Company's results of operations on a consolidated basis.

                                   REGULATION


General

         First Robinson is a federally chartered savings and loan association, the deposits of which are federally insured and backed by the full faith and credit of the United States Government. Accordingly, the Association is subject to broad federal regulation and oversight extending to all its operations by the OTS and the FDIC. The Association is a member of the FHLB of Chicago and is subject to certain limited regulation by the FRB. First Robinson is a member of the SAIF and the deposits of the Association are insured by the FDIC. As a result, the FDIC has certain regulatory and examination authority the Association. This regulatory oversight by the OTS will continue to apply to the Association following consummation of the Stock Conversion but prior to completion of the Bank Conversion.

         Upon consummation of the Bank Conversion, the Association will be a national bank and its deposit accounts will continue to be insured by the SAIF. As a national bank, the Association also will be required to become a member of the Federal Reserve System. The Association will be subject to supervision, examination and regulation by the OCC (rather than the OTS) and to OCC regulations governing such matters as capital standards, mergers, establishment of branch offices, subsidiary investments and activities and general investment authority, and it will remain subject to the FDIC's authority to conduct special examinations. The Association will be required to file reports with the OCC concerning its activities and financial condition and will be required to obtain regulatory approvals prior to entering into certain transactions, including mergers with, or acquisitions of, other depository institutions.

         Certain of these regulatory requirements and restrictions are discussed below or elsewhere in this document.

Federal Regulation of Savings Associations

         The OTS has extensive authority over the operations of savings associations. As part of this authority, First Robinson is required to file periodic reports with the OTS and is subject to periodic examinations by the OTS and the FDIC. Under agency scheduling guidelines, it is likely that another examination will be initiated in the near future. When these examinations are conducted by the OTS and the FDIC, the examiners may require the Association to provide for higher general or specific loan loss reserves. All savings associations are subject to a semi-annual assessment, based upon the savings association's total assets, to fund the operations of the OTS.

         The OTS also has extensive enforcement authority over all savings institutions, including First Robinson. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Except under certain circumstances, public disclosure of final enforcement actions by the OTS is required.

         In addition, the investment, lending and branching authority of the Association is prescribed by federal laws and it is prohibited from engaging in any activities not permitted by such laws. For instance, no savings institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal associations in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the OTS. Federal savings associations are also generally authorized to branch nationwide. The Association is in compliance with the noted restrictions. Following the Bank Conversion, the national bank will be able to branch throughout the state of Illinois; however, its interstate branching authority will be restricted. See "-- Interstate Banking and Branching."

         First Robinson's general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At December 31, 1996, the Association's lending limit under this restriction was $767,000. Assuming the sale of the minimum number of shares in the Stock Conversion at December 31, 1996, that limit would be increased to $1.2 million. The Association is in compliance with the loans-to-one-borrower limitation. These percentage limitations will continue to apply to the National Bank following completion of the Bank Conversion.

         The OTS, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, internal controls and audit systems, asset quality, earnings standards, interest rate risk exposure and compensation and other employee benefits. Any institution which fails to comply with these standards must submit a compliance plan. A failure to submit a plan or to comply with an approved plan will subject the institution to further enforcement action. No assurance can be given as to whether or in what form the proposed regulations will be adopted. Following completion of the Bank Conversion, the National Bank will be subject to substantially similar guidelines adopted by the OCC.

Insurance of Accounts and Regulation by the FDIC

         The Association is a member of the SAIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC. The FDIC also has the authority to initiate enforcement actions against savings associations, after giving the OTS an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions will be made by the FDIC for each semi-annual assessment period.

         The FDIC is authorized to increase assessment rates, on a semiannual basis, if it determines that the reserve ratio of the SAIF will be less than the designated reserve ratio of 1.25% of SAIF insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. The FDIC may also impose special assessments on SAIF members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

         In order to equalize the deposit insurance premium schedules for BIF and SAIF insured institutions, the FDIC imposed a one-time special assessment on all SAIF-assessable deposits pursuant to federal legislation passed on September 30, 1996. First Robinson's special assessment, which was $281,000, was paid in November 1996, but accrued for the fiscal year ended October 31, 1996. Effective January 1, 1997, the premium schedule for BIF and SAIF insured institutions ranged from 0 to 27 basis points. However, SAIF-insured institutions are required to pay a Financing Corporation (FICO) assessment, in order to fund the interest on bonds issued to resolve thrift failures in the 1980s, equal to 6.48 basis points for each $100 in domestic deposits, while BIF-insured institutions pay an assessment equal to 1.52 basis points for each $100 in domestic deposits. The assessment is expected to be reduced to 2.43 no later than January 1, 2000, when BIF insured institutions fully participate in the assessment. These assessments, which may be revised based upon the level of BIF and SAIF deposits will continue until the bonds mature in the year 2017.

         The National Bank will be insured by the SAIF following completion of the Bank Conversion. To the extent it becomes available, the Association may consider paying an exit fee to the SAIF and an entrance fee to the BIF in order to convert its insured deposits to the BIF. No prediction can be made at this time as to whether this option, currently prohibited, may become available.

Regulatory Capital Requirements

         Federal Savings Associations. Federally insured savings associations, such as First Robinson, are required to maintain a minimum level of regulatory capital. The OTS has established capital standards, including a tangible capital requirement, a leverage ratio (or core capital) requirement and a risk-based capital requirement applicable to such savings associations. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The OTS is also authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis.

         The capital regulations require tangible capital of at least 1.5% of adjusted total assets (as defined by regulation). Tangible capital generally includes common stockholders' equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights ("PMSRs"), must be deducted from tangible capital for calculating compliance with the requirement. At December 31, 1996, the Association did not have any intangible assets.

         The OTS regulations establish special capitalization requirements for savings associations that own subsidiaries. In determining compliance with the capital requirements, all subsidiaries engaged solely in activities permissible for national banks or engaged in certain other activities solely as agent for its customers are "includable" subsidiaries that are consolidated for capital purposes in proportion to the association's level of ownership. For excludable subsidiaries the debt and equity investments in such subsidiaries are deducted from assets and capital. First Robinson had no subsidiaries at December 31, 1996.

         At December 31, 1996, the Association had tangible capital of $4.7 million, or 7.0% of adjusted total assets, which is approximately $3.7 million above the minimum requirement of 1.5% of adjusted total assets in effect on that date. On a pro forma basis, after giving effect to the sale of the minimum, midpoint and maximum number of shares of Common Stock offered in the Stock Conversion and investment of 50% of the net proceeds in assets not excluded for tangible capital purposes, the Association would have had tangible capital equal to 10.4%, 11.0% and 11.6%, respectively, of adjusted total assets at December 31, 1996, which is $6.2 million, $6.7 million and $7.2 million, respectively, above the requirement.

         The capital standards also require core capital equal to at least 3% of adjusted total assets. Core capital generally consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships ("PCCRs"). As a result of the prompt corrective action provisions discussed below, however, a savings association must maintain a core capital ratio of at least 4% to be considered adequately capitalized unless its supervisory condition is such to allow it to maintain a 3% ratio. At December 31, 1996, the Association had no intangibles which were subject to these tests.

         At December 31, 1996, the Association had core capital equal to $4.7 million, or 7.0% of adjusted total assets, which is $2.7 million above the minimum leverage ratio requirement of 3% as in effect on that date. On a pro forma basis, after giving effect to the sale of the minimum, midpoint and maximum number of shares of Common Stock offered in the Stock Conversion and investment of 50% of the net proceeds in assets not excluded from core capital, the Association would have had core capital equal to 10.4%, 11.0% and 11.6%, respectively, of adjusted total assets at December 31, 1996, which is $5.2 million, $5.6 million and $6.1 million, respectively, above the requirement.

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          The OTS risk-based  requirement  requires savings associations to have total capital of at least 8% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The OTS is also authorized to require a savings association to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities. At December 31, 1996, First Robinson had no capital instruments that qualify as supplementary capital and $412,000 of general loss reserves, which was less than 1.25% of risk-weighted assets.

         In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the OTS has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan to value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by the FNMA or FHLMC.

         The OTS has adopted a final rule that requires every savings association with more than normal interest rate risk exposure to deduct from its total capital, for purposes of determining compliance with such requirement, an amount equal to 50% of its interest-rate risk exposure multiplied by the present value of its assets. This exposure is a measure of the potential decline in the net portfolio value of a savings association, greater than 2% of the present value of its assets, based upon a hypothetical 200 basis point increase or decrease in interest rates (whichever results in a greater decline). Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The rule provides for a two quarter lag between calculating interest rate risk and recognizing any deduction from capital. The rule will not become effective until the OTS evaluates the process by which savings associations may appeal an interest rate risk deduction determination. It is uncertain as to when this evaluation may be completed. Any savings association with less than $300 million in assets and a total capital ratio in excess of 12%, such as the Association, is exempt from this requirement unless the OTS determines otherwise.

         On December 31, 1996, the Association had total capital of $5.1 million and risk-weighted assets of $49.9 million; or total capital of 10.3% of risk-weighted assets. This amount was $1.1 million above the 8% requirement in effect on that date. On a pro forma basis, after giving effect to the sale of the minimum, midpoint and maximum number of shares of Common Stock offered in the Stock Conversion, the infusion to the Association of 50% of the net Conversion proceeds and the investment of those proceeds to 72% risk-weighted assets, the Association would have had total capital of 14.9%, 15.7% and 16.5%, respectively, of risk-weighted assets, which is above the current 8% requirement by $3.5 million, $4.0 million and $4.5 million, respectively.

         National Banks. Upon consummation of the Bank Conversion, the National Bank will no longer be subject to OTS capital regulations, but will be subject to the capital regulations of the OCC. The OCC's regulations establish two capital standards for national banks: a leverage

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requirement and a risk-based capital requirement. In addition, the OCC may, on a case-by-case basis, establish individual minimum capital requirements for a national bank that vary from the requirements which would otherwise apply under OCC regulations. A national bank that fails to satisfy the capital requirements established under the OCC's regulations will be subject to such administrative action or sanctions as the OCC deems appropriate.

         The leverage ratio adopted by the OCC requires a minimum ratio of "Tier 1 capital" to adjusted total assets of 3% for national banks rated composite 1 under the CAMEL rating system for banks. National banks not rated composite 1 under the CAMEL rating system for banks are required to maintain a minimum ratio of Tier 1 capital to adjusted total assets of 4% to 5%, depending upon the level and nature of risks of their operations. For purposes of the OCC's leverage requirement, Tier 1 capital generally consists of the same components as core capital under the OTS's capital regulations, except that no intangibles except certain PMSRs and PCCRs may be included in capital.

         The risk-based capital requirements established by the OCC's regulations require national banks to maintain "total capital" equal to at least 8% of total risk-weighted assets. For purposes of the risk-based capital requirement, "total capital" means Tier 1 capital (as described above) plus "Tier 2 capital" (as described below), provided that the amount of Tier 2 capital may not exceed the amount of Tier 1 capital, less certain assets. The components of Tier 2 capital under the OCC's regulations generally correspond to the components of supplementary capital under OTS regulations. Total risk-weighted assets generally are determined under the OCC's regulations in the same manner as under the OTS's regulations. The OCC is also authorized to require higher levels of capital for an institution in light of its interest rate risk.

         Prompt Corrective Action. The OTS and the FDIC are authorized and, under certain circumstances required, to take certain actions against savings associations that fail to meet their capital requirements. The OTS is generally required to take action to restrict the activities of an "undercapitalized association" (generally defined to be one with less than either a 4% core capital ratio, a 4% Tier 1 risked-based capital ratio or an 8% risk-based capital ratio). Any such association must submit a capital restoration plan and until such plan is approved by the OTS may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The OTS is authorized to impose the additional restrictions that are applicable to significantly undercapitalized associations.

         Any savings association that fails to comply with its capital plan or is "significantly undercapitalized" (i.e., Tier 1 risk-based or core capital ratios of less than 3% or a risk-based capital ratio of less than 6%) must be made subject to one or more of additional specified actions and operating restrictions which may cover all aspects of its operations and include a forced merger or acquisition of the association. An association that becomes "critically undercapitalized" (i.e., a tangible capital ratio of 2% or less) is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized associations. In addition, the OTS must appoint a receiver (or conservator with the concurrence of the FDIC) for a savings association, with certain limited exceptions, within 90 days after it becomes critically undercapitalized. Any undercapitalized association is also subject to the general enforcement authority of the OTS and the FDIC, including the appointment of a conservator or a receiver.

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         The OTS is also generally  authorized to reclassify an association into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The imposition by the OTS or the FDIC of any of these measures on First Robinson may have a substantial adverse effect on the Association's operations and profitability and the value of the Common Stock purchased in the Stock Conversion. Such issuance may result in the dilution in the percentage of ownership of those persons purchasing shares in the Stock Conversion since shareholders do not have preemptive rights.

         Following completion of the Bank Conversion, the OCC will have the authority to enforce such requirements against the National Bank.

Limitations on Dividends and Other Capital Distributions

         Federal Savings Associations. OTS regulations impose various restrictions or requirements on associations with respect to their ability to pay dividends or make other distributions of capital. OTS regulations prohibit an association from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the regulatory capital of the association would be reduced below the amount required to be maintained for the liquidation account established in connection with its mutual to stock conversion. See "The Conversion-Effects of Conversion to Stock Form on Depositors and Borrowers of the Association."

         The OTS utilizes a three-tiered approach to permit associations, based on their capital level and supervisory condition, to make capital distributions which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. See "--Regulatory Capital Requirements."

         Generally, Tier 1 associations, which are associations that before and after the proposed distribution meet their current capital requirements, may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus 50% of the amount by which the lesser of the association's tangible, core or risk-based capital exceeds its fully phased-in capital requirement for such capital component, as measured at the beginning of the calendar year, or the amount authorized for a Tier 2 association. However, a Tier 1 association deemed to be in need of more than normal supervision by the OTS may be downgraded to a Tier 2 or Tier 3 association as a result of such a determination. The Association meets the requirements for a Tier 1 association and has not been notified of a need for more than normal supervision. Tier 2 associations, which are associations that before and after the proposed distribution meet their current minimum capital requirements, may make capital distributions of up to 75% of net income over the most recent four quarter period.

         Tier 3 associations (which are associations that do not meet current minimum capital requirements) that propose to make any capital distribution and Tier 2 associations that propose to make a capital distribution in excess of the noted safe harbor level must obtain OTS approval prior to making such distribution. Tier 2 associations proposing to make a capital distribution within the safe harbor provisions and Tier 1 associations proposing to make any capital distribution need only submit written notice to the OTS 30 days prior to such distribution. The

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OTS may object to the distribution during that 30-day period based on safety and soundness concerns. A savings association may not make a capital distribution without prior approval of the OTS and the FDIC if it is undercapitalized before, or as a result of, such a distribution. See "- Regulatory Capital Requirements."

         National Banks. Following the Bank Conversion, the National Bank's ability to pay dividends will not be subject to the limitations in the OTS regulations but will instead be governed by the National Bank Act and OCC regulations. Under such statute and regulations, all dividends by a national bank must be paid out of current or retained net profits, after deducting reserves for losses and bad debts. The National Bank Act further restricts the payment of dividends out of net profits by prohibiting a national bank from declaring a dividend on its shares of common stock until the surplus fund equals the amount of capital stock or, if the surplus fund does not equal the amount of capital stock, until one-tenth of the Association's net profits for the preceding half year in the case of quarterly or semi-annual dividends, or the preceding two half-year periods in the case of annual dividends, are transferred to the surplus fund. In addition, the prior approval of the OCC is required for the payment of a dividend if the total of all dividends declared by a national bank in any calendar year would exceed the total of its net profits for the year combined with its net profits for the two preceding years, less any required transfers to surplus or a fund for the retirement of any preferred stock.

         The OCC has the authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice. In addition, the National Bank would be prohibited by federal statute and the OCC's prompt corrective action regulations from making any capital distribution if, after giving effect to the distribution, the National Bank would be classified as "undercapitalized" under the OCC's regulations. See "-- Prompt Corrective Action." Finally, the National Bank, like the Converted Association, would not be able to pay dividends on its capital stock if its capital would thereby be reduced below the remaining balance of the liquidation account established in connection with the Stock Conversion.

Liquidity

         All savings associations, including First Robinson, are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. For a discussion of what the Association includes in liquid assets, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity." This liquid asset ratio requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings associations. At the present time, the minimum liquid asset ratio is 5%.

         In addition, short-term liquid assets (e.g., cash, certain time deposits, certain bankers acceptances and short-term United States Treasury obligations) currently must constitute at least 1% of the association's average daily balance of net withdrawable deposit accounts and current borrowings. Penalties may be imposed upon associations for violations of either liquid asset ratio requirement. At December 31, 1996, the Association was in compliance with both

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requirements, with an overall liquid asset ratio of 5.2% and a short-term liquid assets ratio of 3.7%.

         National   banks  are  not   subject   to  any   prescribed   liquidity
requirements.

Accounting

         An OTS policy statement applicable to all savings associations clarifies and re-emphasizes that the investment activities of a savings association must be in compliance with approved and documented investment policies and strategies, and must be accounted for in accordance with GAAP. Under the policy statement, management must support its classification of and accounting for loans and securities (i.e., whether held for investment, sale or trading) with appropriate documentation. The Association is in compliance with these amended rules.

         The OTS has adopted an amendment to its accounting regulations, which may be made more stringent than GAAP by the OTS, to require that transactions be reported in a manner that best reflects their underlying economic substance and inherent risk and that financial reports must incorporate any other accounting regulations or orders prescribed by the OTS.

         The National Bank will be subject to similar requirements following completion of the Bank Conversion.

Qualified Thrift Lender Test

         All savings associations, including First Robinson, are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. This test requires a savings association to have at least 65% of its portfolio assets (as defined by regulation) in qualified thrift investments on a monthly average for nine out of every 12 months on a continuous basis. Such assets primarily consist of residential housing related loans and investments. At December 31, 1996, the Association met the test, but has not always met the test since its effectiveness.

         Any savings association that fails to meet the QTL test must convert to a national bank charter, unless it requalifies as a QTL and thereafter remains a QTL. If an association does not requalify and converts to a national bank charter, it must remain SAIF-insured until the FDIC permits it to transfer to the BIF. If such an association has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a savings association and a national bank, and it is limited to national bank branching rights in its home state. In addition, the association is immediately ineligible to receive any new FHLB borrowings and is subject to national bank limits for payment of dividends. If such association has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB borrowings, which may result in prepayment penalties.

         The QTL requirements and the penalties imposed for the failure to comply will not be applicable to the National Bank.

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Community Reinvestment Act

         Under the Community Reinvestment Act ("CRA"), every FDIC insured institution, including the Association and the National Bank, has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with the examination of the Association, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by the Association. An unsatisfactory rating may be used as the basis for the denial of an application by the OTS.

         The federal banking agencies, including the OTS, have recently revised the CRA regulations and the methodology for determining an institution's compliance with the CRA. Due to the heightened attention being given to the CRA in the past few years, the Association may be required to devote additional funds for investment and lending in its local community. The Association was examined for CRA compliance in 1996 and received a rating of satisfactory. Following completion of the Bank Conversion, the National Bank's compliance with the CRA will be enforced by the OCC.

Transactions with Affiliates

         Generally, transactions between a savings association or its subsidiaries and its affiliates are required to be on terms as favorable to the association as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the association's capital. Affiliates of First Robinson include any company which is under common control with the Association. In addition, a savings association may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. Subsidiaries of the Association are not deemed affiliates, however; the OTS has the discretion to treat subsidiaries of savings associations as affiliates on a case by case basis.

         Certain transactions with directors, officers or controlling persons ("Insiders") are also subject to conflict of interest regulations enforced by the OTS. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests, unless the loans are made pursuant to an employee benefit program. Among other things, such loans must be made on terms substantially the same as loans to unaffiliated individuals. Following completion of the Bank Conversion, the National Bank will be subject to virtually identical rules on transactions with affiliates and loans to Insiders.

Federal Reserve System

         The FRB requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At December 31, 1996, the Association was in compliance with these

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reserve  requirements.  The balances maintained to meet the reserve requirements imposed by the FRB may be used to satisfy liquidity requirements that may be imposed by the OTS. See "--Liquidity."

         Savings associations are authorized to borrow from the Federal Reserve Bank "discount window," but FRB regulations require associations to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

         As a national bank, the National Bank will be required to become a member of the Federal Reserve System and subscribe for stock in the FRB of St. Louis in an amount equal to 6% of the National Bank's paid in capital and surplus (payment for one-half is initially required with the remainder subject to call by the FRB of St. Louis). The National Bank will continue to be subject to the reserve requirements to which the Association is presently subject under FRB regulations.

Holding Company Regulation

         The Holding Company will be a unitary savings and loan holding company subject to regulatory oversight by the OTS. As such, the Holding Company is required to register and file reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over the Holding Company and its non-savings association subsidiaries which also permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings association.

         As a unitary  savings and loan  holding  company,  the Holding  Company generally is not subject to activity restrictions. If the Holding Company acquires control of another savings association as a separate subsidiary, it would become a multiple savings and loan holding company, and the activities of the Holding Company and any of its subsidiaries (other than the Bank or any other SAIF-insured savings association) would become subject to such restrictions unless such other associations each qualify as a QTL and were acquired in a supervisory acquisition.

         If the Association fails the QTL test, the Holding Company must obtain the approval of the OTS prior to continuing after such failure, directly or through its other subsidiaries, any business activity other than those approved for multiple savings and loan holding companies or their subsidiaries. In addition, within one year of such failure the Holding Company must register as, and will become subject to, the restrictions applicable to bank holding companies. The activities authorized for a bank holding company are more limited than are the activities authorized for a unitary or multiple savings and loan holding company. See "- Qualified Thrift Lender Test."

         The Holding Company must obtain approval from the OTS before acquiring control of any other SAIF-insured association. Such acquisitions are generally prohibited if they result in a multiple savings and loan holding company controlling savings associations in more than one state. However, such interstate acquisitions are permitted based on express state statutory authorization or in a supervisory acquisition of a failing savings association.

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Regulation of the Holding Company Following the Bank Conversion

         General. Upon consummation of the Bank Conversion, the Holding Company, as the sole shareholder of the National Bank, will become a bank holding company and will register as such with the FRB and deregister with the OTS as a savings and loan holding company.

         Bank holding companies are subject to comprehensive regulation by the FRB under the BHCA, and the regulations of the FRB. As a bank holding company, the Holding Company will be required to file reports with the FRB and such additional information as the FRB may require, and will be subject to regular examinations by the FRB. The FRB also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

         Under FRB policy, a bank holding company must serve as a source of strength for its subsidiary banks. Under this policy the FRB may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized subsidiary bank.

         Under the BHCA, a bank holding company must obtain FRB approval before:
(i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

         The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by FRB regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the FRB includes, among other things, operating a savings institution, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The Holding Company has no present plans to engage in any of these activities.

         Interstate Banking and Branching. On September 29, 1994, the Riegle-Neal Interstate Banking and Branching Act of 1994 (the "Act") was enacted to ease restrictions on interstate banking. Effective September 29, 1995, the Act allows the FRB to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such

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

holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The FRB may not approve the acquisition of the bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Act also prohibits the FRB from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Act does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit contained in the Act. The State of Illinois does not currently have any deposit concentration limits or age protection for new banks.

         Additionally, beginning on June 1, 1997, the federal banking agencies will be authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks opts out of the Act by adopting a law after the date of enactment of the Act and prior to June 1, 1997 which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches will be permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers and branch acquisitions will also be subject to the nationwide and statewide insured deposit concentration amounts described above. The State of Illinois has authorized interstate merger transactions effective June 1, 1997.

         The Act authorizes the OCC and FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The Act also requires the appropriate federal banking agencies to prescribe regulations by June 1, 1997 which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. These regulations must include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve.

         Dividends. The FRB has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the FRB's view that a bank holding company should pay cash dividends only to the extent that the Holding Company's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the Holding Company's capital needs, asset quality and overall financial condition. The FRB also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the FRB, the FRB may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized". See " -- Regulatory Capital Requirements -- Prompt Corrective Action."

         Bank holding companies are required to give the FRB prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The FRB may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, FRB order, or any condition imposed by, or written agreement with, the FRB. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues.

         Capital Requirements. The FRB has established capital requirements for bank holding companies that generally parallel the capital requirements for national banks. For bank holding companies with consolidated assets of less than $150 million, such as the Holding Company, compliance is measured on a bank-only basis. See "-- Regulatory Capital Requirements National Banks." The Holding Company's capital following the Conversion will exceed such requirements and be at the same levels as that of the National Bank.

Federal Home Loan Bank System

         The Association is a member of the FHLB of Chicago, which is one of 12 regional FHLBs, that administers the home financing credit function of savings associations. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures, established by the board of directors of the FHLB which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

         As a member, the Association is required to purchase and maintain stock in the FHLB of Chicago. At December 31, 1996, the Association had $264,000 in FHLB stock, which was in compliance with this requirement. In past years, the Association has received substantial dividends on its FHLB stock. Over the past five calendar years such dividends have averaged 6.1% and were 6.8% for calendar year 1996. The Association currently intends to remain a member of the FHLB Chicago following completion of the Bank Conversion.

         Under federal law the FHLBs are required to provide funds for the resolution of troubled savings associations and to contribute to low- and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of First Robinson's FHLB stock may result in a corresponding reduction in the Association's capital.

         For the fiscal year ended October 31, 1996, dividends paid by the FHLB of Chicago to the Association totaled $17,000, which constitute a $2,000 increase from over the amount of dividends received in fiscal year 1995.

Federal and State Taxation

         Federal Taxation. Savings associations such as the Association that meet certain definitional tests relating to the composition of assets and other conditions prescribed by the Internal Revenue Code of 1986, as amended (the "Code"), are permitted to establish reserves for bad debts and to make annual additions thereto which may, within specified formula limits, be taken as a deduction in computing taxable income for federal income tax purposes. The amount of the bad debt reserve deduction for "non-qualifying loans" is computed under the experience method. The amount of the bad debt reserve deduction for "qualifying real property loans" (generally loans secured by improved real estate) may be computed under either the experience method or the percentage of taxable income method (based on an annual election).

         Under the experience method, the bad debt reserve deduction is an amount determined under a formula based generally upon the bad debts actually sustained by the savings association over a period of years.

         Since 1987, the percentage of specially-computed taxable income that was used to compute a savings association's bad debt reserve deduction under the percentage of taxable income method (the "percentage bad debt deduction") was 8%. The percentage bad debt deduction thus computed was reduced by the amount permitted as a deduction for non-qualifying loans under the experience method. The availability of the percentage of taxable income method permitted qualifying savings associations to be taxed at a lower effective federal income tax rate than that applicable to corporations generally (approximately 31.3% assuming the maximum percentage bad debt deduction). Under changes in federal tax law enacted in August 1996, the percentage bad debt deduction has been eliminated for tax years beginning after December 31, 1995. Accordingly, this method will not be available to the Association for its tax years ending October 31, 1996 and thereafter.

         Under the percentage of taxable income method, the percentage bad debt deduction could not exceed the amount necessary to increase the balance in the reserve for qualifying real property loans to an amount equal to 6% of such loans outstanding at the end of the taxable year or the greater of (i) the amount deductible under the experience method or (ii) the amount which when added to the bad debt deduction for non-qualifying loans equals the amount by which 12% of the amount comprising savings accounts at year-end exceeds the sum of surplus, undivided profits and reserves at the beginning of the year. Through October 31, 1996, the 6% and 12% limitations did not restrict the percentage bad debt deduction available to the Association.

         The federal tax legislation enacted in August 1996 also imposes a requirement to recapture into taxable income the portion of the qualifying and non-qualifying loan reserves in excess of the "base-year" balances of such reserves. For the Association, the base-year reserves are the balances as of October 31, 1988. Recapture of the excess reserves will occur over a six-year period which could begin for the Association as early as the tax year ending October 31, 1996 (commencement of the recapture period may be delayed, however, for up to two years provided the Association meets certain residential lending requirements). This delay of the recapture is not available to the Association if it converts to a national bank. The Association previously established, and will continue to maintain, a deferred tax liability with respect to its federal tax bad debt reserves in excess of the base-year balances; accordingly, the legislative changes will have no effect on total income tax expense for financial reporting purposes.

         Also, under the August 1996 legislation, the Association's base-year federal tax bad debt reserves are "frozen" and subject to current recapture only in very limited circumstances. Generally, recapture of all or a portion of the base-year reserves will be required if the Association pays a dividend in excess of the greater of its current or accumulated earnings and profits, redeems any of its stock, or is liquidated. The Association has not established a deferred federal tax liability under SFAS No. 109 for its base-year federal tax bad debt reserves, as it does not anticipate engaging in any of the transactions that would cause such reserves to be recaptured.

         In addition to the regular income tax, corporations, including savings associations such as the Association, generally are subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on alternative minimum taxable income, which is the sum of a corporation's regular taxable income (with certain adjustments) and tax preference items, less any available exemption. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax and net operating losses can offset no more than 90% of alternative minimum taxable income. For taxable years beginning after 1986 and before 1996, corporations, including savings associations such as the Association, are also subject to an environmental tax equal to 0.12% of the excess of alternative minimum taxable income for the taxable year (determined without regard to net operating losses and the deduction for the environmental tax) over $2 million.

         The Association files federal income tax returns on a fiscal year basis using the accrual method of accounting.

         The Association has not been audited by the IRS recently with respect to federal income tax returns. In the opinion of management, any examination of still open returns would not result in a deficiency which could have a material adverse effect on the financial condition of the Association.

         Illinois Taxation. For Illinois income tax purposes, the Association is taxed at an effective rate equal to 7.18% of Illinois taxable income. For these purposes, "Illinois Taxable Income" generally means federal taxable income, subject to certain adjustments (including the addition of interest income on state and municipal obligations and the exclusion of interest income on United States Treasury obligations). The exclusion of income on United States Treasury obligations has had the effect of eliminating Illinois taxable income for the Association.

                                   MANAGEMENT

Directors and Executive Officers of the Holding Company

         The Board of Directors of the Holding Company currently consists of six members, each of whom is also a director of the Association. See "Management - Directors of the Association." Each Director of the Holding Company has served as such since the Holding Company's incorporation in March 1997. Directors of the Holding Company will serve three-year staggered terms so that approximately one-third of the directors will be elected at each annual meeting of stockholders. The terms of the current directors of the Holding Company are the same as their terms as directors of the Association. The Holding Company may consider paying fees to directors. See "- Directors of the Association."

         The executive officers of the Holding Company are elected annually and hold office until their respective successor has been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company, who have held their positions since March 1997, are set forth below.


Name                            Title
-------------------             ------------------------------------------------
Rick L. Catt                    Director, President and Chief Executive Officer
Jamie E. McReynolds             Vice President, Chief Financial Officer and
                                  Secretary


         It is not anticipated that the executive officers of the Holding Company will receive any remuneration in their capacity as Holding Company executive officers. For information regarding compensation of directors and executive officers of the Association, see "Compensation and Meetings of the Board of Directors of the Association" and "- Executive Compensation."

Committees of the Holding Company

         The Holding Company formed standing Audit and Nominating Committees in connection with its organization in March 1997. The Holding Company committees did not meet during fiscal 1996 or for the two months ended December 31, 1996.

         The Audit Committee will review audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also will act on the recommendation by management of an accounting firm to perform the Holding Company's annual audit and acts as a liaison between the auditors and the Board. The current members of this committee are Directors Pulliam, Thomas, Inboden and Catt.

         The Nominating Committee will meet annually in order to nominate candidates for membership on the Board of Directors. This committee is comprised of the Board members who are not up for election.

Indemnification

         The Certificate of Incorporation of the Holding Company provides that a director or officer of the Holding Company shall be indemnified by the Holding Company to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Holding Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Holding Company and, with respect to any criminal action or proceeding, either had reasonable cause to believe such conduct was lawful or did not have reasonable cause to believe his conduct was unlawful.

         The Certificate of Incorporation and Delaware law also provide that the indemnification provisions of such Certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the Certificate of Incorporation, Bylaws of the Holding Company, agreement, vote of stockholders or disinterested directors or otherwise.

         These   provisions  may  have  the  effect  of  deterring   shareholder
derivative actions, since the Holding Company may ultimately be responsible for expenses for both parties to the action.
A similar effect would not be expected for third-party claims.

         In addition, the Certificate of Incorporation and Delaware law also provide that the Holding Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Holding Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Holding Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Holding Company intends to obtain such insurance.

Directors of the Association

         Upon completion of the Bank Conversion, each of the directors of the Association will continue to serve as a director of the converted Bank. The Board of Directors of the Association currently consists of six directors. The directors are divided into three classes. Approximately one-third of the directors are elected at each annual meeting of stockholders. Because the Holding Company will own all of the issued and outstanding shares of capital stock of the National Bank after the Bank Conversion, directors of the Holding Company will elect the directors of the National Bank.

                                                                         Term of
                                                             Director     Office
Name                   Age(1)  Position(s) Held                Since     Expires
----                   ------  ----------------              --------    -------
James D. Goodwine        34    Director                        1993        1998
Scott F. Pulliam         39    Chairman of the Board           1985        1999
Clell T. Keller          72    Director                        1984        1999
William K. Thomas        51    Director                        1988        1999
Donald K. Inboden        64    Director                        1990        2000
Rick L. Catt             44    Director, President and         1989        2000
                                 Chief Executive Officer
----------
(1)     At December 31, 1996.


         The business experience of each director is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

         James D. Goodwine. Mr. Goodwine is a funeral Director and Vice President of Goodwine Funeral Homes, Inc., a position he has held since 1986.

         Scott F. Pulliam. Since 1983, Mr. Pulliam has practiced as a public accountant in the Robinson, Illinois area.

         Clell T. Keller. Mr. Keller is currently retired. From 1976 to his retirement, Mr. Keller was the Clerk of the Circuit Court in Crawford County, Illinois.

         William K. Thomas. Since 1976, Mr. Thomas has practiced as an attorney in the Robinson, Illinois area.

         Donald K. Inboden. Mr. Inboden is currently retired. From 1955 to his retirement, Mr. Inboden was employed in the refinery at Marathon Oil Company.

         Rick L. Catt. Mr. Catt is President and Chief Executive Officer of the Association, a position he has held since 1989.

Executive Officer Who are not Directors

         Each of the executive officers of the Association will retain his or her office following the Conversion. Officers are elected annually by the Board of Directors of the Association. The business experience of the executive officers who are not also directors is set forth below.

         Jamie E. McReynolds. Ms. McReynolds, age 32, currently serves as a Vice President, Chief Financial Officer, and Secretary. Ms. McReynolds has been employed by the Association, in various capacities since 1986.

         Leslie Trotter, III. Mr. Trotter, age 41, currently serves as a Vice President and Treasurer. Mr. Trotter has been employed by the Association since 1978.

         Rita L. Elder. Ms. Elder, age 44, currently serves as a Vice President. Ms. Elder has been employed by the Association, in various capacities, since 1985.

         William D. Sandiford. Mr. Sandiford, age 39, currently serves as a Vice President and Senior Loan Officer, a position he has held since 1995. From 1992 to 1995, Mr. Sandiford served as a vice president/branch manager of a national bank located in Robinson, Illinois.

Meetings and Committees of the Board of Directors

         The Association's Board of Directors meets at least monthly. During the fiscal year ended October 31, 1996, the Board of Directors held 13 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Board member served during this period.

         The  Association  has  standing  Loan,  Building,   Nominating,  Audit,
Personnel and Investment Committees.

         The Loan Committee is comprised of all directors. It meets on an as needed basis to review loan requests in excess of $150,000. This committee met 28 times during fiscal 1996.

         The Building Committee is responsible for overseeing the Association's building, grounds, maintenance, repairs and the like. It is composed of Directors Catt, Inboden and Goodwine. This committee met three times during fiscal 1996.

         The Nominating Committee, composed of Directors Keller, Pulliam and Thomas, nominate individuals for election to the Association's Board of Directors. This committee met once during fiscal 1996.

         The Audit Committee, composed of Directors Pulliam, Thomas, Inboden and Catt, review and receive audit findings from the Association's internal and external auditors. This committee met five times in fiscal 1996.

         The Personnel Committee, composed of Directors Keller, Pulliam and Catt, review personnel evaluations and recommend salary adjustments to the entire Board of Directors. This committee met 14 times in fiscal 1996.

         The Investment Committee, composed of Director Catt and Vice Presidents McReynolds and Sandiford, review the purchase and sale of investments. This committee met once in fiscal 1996.

Director Compensation

         Each non-employee director is currently paid a fee of $375 for each regular meeting attended, except for the Chairman of the Board who is paid $405 for each regular meeting attended. Non-employee directors receive committee fees of $50 for each meeting attended, except for the Loan Committee participants who receive a fee of $300 per month reduced by $100 for each missed meeting. Employee directors do not receive fees for participation on any committees.

Executive Compensation

         The following table sets forth information concerning the compensation paid or granted to the Bank's Chief Executive Officer and each executive officer who made in excess of $100,000 during fiscal 1996. No executive officer of the Holding Company received cash compensation in excess of $100,000 in fiscal 1996.

                                                      Summary Compensation Table
                                    ------------------------------------------------------------------------------------
                                                                            Long-Term Compensation
                                             Annual Compensation                     Awards
                                    -------------------------------------    -----------------------
                                                                             Restricted
Name and Principal                                          Other Annual       Stock        Options/       All Other
    Position              Year(1)   Salary($)   Bonus($)   Compensation($)    Award($)       SARs(#)  Compensation($)(2)
-------------------       -------   ---------   --------   ---------------    ---------      -------  ------------------

Rick L. Catt                1996     $80,102     $10,218      $---            $ ---          ---/---        $20,146
 President, Chief
 Executive  Officer
 and Director
------------------

(1) In accordance with the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, Summary Compensation information is excluded for the years ended October 31, 1995 and 1994, as the Association was not a public company during such periods.

(2) Includes $2,146 of life, health and disability premiums paid by the Association, $14,000 one-time contribution by the Association to Mr. Catt's Director Retirement Plan account, $2,731 paid by the Association in discretionary contributions pursuant to the Association's 401(k) Plan, country club dues of $1,160 and Rotary Club dues of $109.

Benefit Plans

         General. First Robinson currently provides insurance benefits to its employees, including health, life, long-term disability and major medical insurance, subject to certain deductibles and copayments by employees.

         Directors Retirement Plan. The Association maintains a Directors Retirement Plan for the benefit of the members of the Board of Directors of the Association. Under the terms of the Directors Retirement Plan, the Association established a trust, the trustees of which are Directors Goodwine, Thomas and Pulliam, with an initial principal of $94,000. The Directors Retirement Plan provided for a one-time contribution of $2,000 per year for each director's past service to the Association, future contributions of $2,000 per year for each director, and a discretionary annual contribution for each director using performance standards similar to those used under the Association's existing 401(k) plan. Each directors account will include a rate of return equal to the highest rate paid on the Association's one year or less certificates of deposit. Future annual contributions will be made to each director as of January 1st of each year starting with January 1, 1998. See Note J to the Consolidated Financial Statements.

         Employee Stock Ownership Plan. The Boards of Directors of First Robinson and the Holding Company have approved the adoption of an ESOP for the benefit of employees of First Robinson. The ESOP is designed to meet the requirements of an employee stock ownership plan as described at Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, the ESOP is empowered to borrow in order to finance purchases of the Holding Company's Common Stock.

         It is anticipated that the ESOP will be capitalized with a loan from the Holding Company. The proceeds from this loan are expected to be used by the ESOP to purchase up to 8.0% of the Common Stock issued in the Stock Conversion. In addition, recently adopted OTS regulations generally limit the use of a 8.0% ESOP to institutions with tangible capital ratios of 10% of the adjusted total assets that receive prior OTS approval of such plan. In the event the Association's ratio of tangible capital to adjusted total assets does not exceed 10%, the funding of the Association's ESOP may be limited to 7.0% of the shares sold in the Stock Conversion. After the Stock Conversion, as a qualified employee pension plan under Section 401(a) of the Code, the ESOP will be in the form of a stock bonus plan and will provide for contributions, predominantly in the form of either the Holding Company's Common Stock or cash, which will be used within a reasonable period after the date of contributions primarily to purchase Holding Company Common Stock. The Association will receive a tax deduction equal to the amount it contributes to the ESOP, subject to the limitations set forth in the Code. The maximum tax-deductible contribution by the Association in any year is an amount equal to the maximum amount that may be deducted by the Association under Section 404 of the Code, subject to reduction based on contributions to other Tax-Qualified Employee Plans. Additionally, the Association will not make contributions if such contributions would cause the Association to violate its regulatory capital requirements. The assets of the ESOP will be invested primarily in Holding Company Common Stock.

         From time to time, the ESOP may purchase additional shares of Common Stock for the benefit of plan participants through purchases of outstanding shares in the market, upon the original issuance of additional shares by the Holding Company or upon the sale of shares held in treasury by the Holding Company. Such purchases, which are not currently contemplated, would be subject to then-applicable laws, regulations and market conditions.

         Generally accepted accounting principles require that any borrowing by the ESOP be reflected as a liability in the Holding Company's consolidated financial statements, whether or not such borrowing is guaranteed by, or constitutes a legally binding contribution commitment of the Holding Company or the Association. In addition, shares purchased with borrowed funds will, to the extent of the borrowings, be excluded from stockholders' equity, representing unearned compensation to employees for future services not yet performed. Consequently, if the ESOP purchases already-issued shares in the open market, the Holding Company's consolidated liabilities will increase to the extent of the ESOP's borrowings, and total and per share stockholders' equity will be reduced to reflect such borrowings. If the ESOP purchases newly issued shares from the Holding Company, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net income would decrease because of the increase in the number of outstanding shares. In either case, as the borrowings used to fund ESOP purchases are repaid, total stockholders' equity will correspondingly increase.

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         All employees of the  Association  are eligible to  participate  in the
ESOP after they attain age 21 and complete one year of service during which they work at least 1,000 hours. Employees will be credited for years of service to the Association prior to the adoption of the ESOP for participation and vesting purposes. The Association's contribution to the ESOP is allocated among participants on the basis of compensation. Each participant's account will be credited with cash and shares of Holding Company Common Stock based upon compensation earned during the year with respect to which the contribution is made. After completing five years of service, a participant will be 100% vested in his or her ESOP account. ESOP participants are entitled to receive distributions from their ESOP accounts only upon termination of service. Distribution will be made in cash and in whole shares of Holding Company Common Stock. Fractional shares will be paid in cash. Participants will not incur a tax liability until a distribution is made.

         Participating employees are entitled to instruct the trustee of the ESOP as to how to vote the shares held in their account. The trustee, who has dispositive power over the shares in the Plan, will not be affiliated with the Holding Company or First Robinson. The ESOP may be amended by the Board of Directors of the Holding Company, except that no amendment may be made which would reduce the interest of any participant in the ESOP trust fund or divert any of the assets of the ESOP trust fund to purposes other than the benefit of participants or their beneficiaries.

         In addition to the above-described benefit plan, in the future, the Holding Company may consider the implementation of a stock option plan and RRP. It is not anticipated, however, that such plan or plans will be implemented earlier than one year after the completion of the Stock Conversion. If a determination is made to implement a stock option plan or RRP, it is anticipated that any such plans will be submitted to stockholders for their consideration at which time stockholders would be provided with detailed information regarding such plan. If such plans are approved, they may have a dilutive effect on the Holding Company's stockholders as well as effect the Holding Company's net income and stockholders' equity; although such effects cannot be determined until such plans are implemented. See "Summary - Benefits of Stock Conversion to Directors and Executive Officers."

Indebtedness of Management

         The Association has followed a policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with the Association's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

         All loans by the Association to its directors and executive officers are subject to OTS regulations restricting loan and other transactions with affiliated persons of the Association. Federal law currently requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates. Loans to all directors and executive officers and their associates totaled $220,000 at December 31, 1996, which was 3.0% of the Bank's equity capital at that date, assuming completion of the Stock Conversion at the midpoint of the Estimated Valuation Range. All loans to directors and executive officers were performing in accordance with their terms at December 31, 1996.

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                                 THE CONVERSION

         The Board of Directors of First Robinson and the OTS have approved the Plan of Conversion. OTS approval does not constitute a recommendation or endorsement by the OTS of the Plan of Conversion. Certain terms used in the following summary are defined in the Plan of Conversion, a copy of which may be obtained by contacting First Robinson.

General

         On November 12, 1996 and as amended on April 29, 1997, the Board of Directors of First Robinson unanimously adopted the Plan, subject to approval by the OTS and the members of the Association. Pursuant to the Plan, the Association is to be converted from a federal mutual savings and loan association to a federal stock savings and loan association and subsequently to a national bank. The OTS has approved the Plan, subject to its approval by the affirmative vote of the members of the Association holding not less than a majority of the total number of votes eligible to be cast at a special meeting called for that purpose (the "Special Meeting"), to be held on ________, 1997.

         The Stock Conversion will be accomplished through amendment of the Association's federal charter to authorize the issuance of capital stock at which time the Association will become a wholly owned subsidiary of the Holding Company. Following consummation of the Stock Conversion, the Board of Directors of the Association intends to effectuate the Bank Conversion by converting the Converted Association to the National Bank. Upon completion of the Bank Conversion, the National Bank will be a wholly owned subsidiary of the Holding Company.

         The Holding Company has received approval from the OTS to become the holding company of the Converted Association subject to the satisfaction of certain conditions and to acquire all of the common stock of the Converted Association to be issued in the Stock Conversion in exchange for at least 50% of the net proceeds form the sale of Common Stock in the Stock Conversion. The Stock Conversion will be effected only upon completion of the sale of the shares of Common Stock to be issued by the Holding Company pursuant to the Plan. The Association has applied to the OTS and the OCC for approval of the conversion of the Converted Association to a national bank, and the Holding Company has applied to the FRB for approval of the Holding Company's continued ownership of 100% of the stock of the National Bank following the Bank Conversion. Such approvals have not been received to date, and there can be no assurance that such approval will be received. If such approvals are not received, the Bank Conversion will not occur. See "Risk Factors -- Potential Delay in Completion or Denial of Bank Conversion."

         The Plan provides that the Board of Directors of the Association may, at any time, elect not to proceed with the Bank Conversion (e.g., for failure to receive the necessary regulatory approvals). It is the present intent of the Association's Board of Directors to proceed with both the Stock Conversion and the Bank Conversion.

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

         Subscription Rights are being offered to the Eligible Account Holders as of October 31, 1995, Tax Qualified Employee Plans of the Association, Supplemental Eligible Account Holders as of March 31, 1997, Other Members, and officers, directors and employees of the Association, with a preference within each category given to natural persons residing in the Association's Local Community. Additionally, members of the general public are being afforded the opportunity to subscribe for Holding Company Common Stock in a Direct Community Offering, with a preference to natural persons who reside in Crawford County, Illinois. See "Offering of Holding Company Common Stock." Subscriptions for shares will be subject to the maximum and minimum purchase limitations set forth in the Plan of Conversion.

Business Purposes

         The Association's Board of Directors has undertaken the Bank Conversion to allow the Association more flexibility in its lines of business. The Association's lending activities can be more effectively developed if the Association operated under regulatory requirements applicable to a national bank rather than a federally chartered savings association. See "Regulation."

         The Association's Board of Directors has formed the Holding Company to serve upon consummation of the Stock Conversion as a holding company with the Converted Association (and, following the Bank Conversion, the National Bank) as its subsidiary. The portion of the net proceeds from the sale of the Common Stock in the Stock Conversion to be distributed to the Converted Association (and the National Bank) by the Holding Company will substantially increase the Converted Association's (and the National Bank's) capital position which will in turn increase the amount of funds available for lending and investment and provide greater resources to support both current operations and future expansion by the National Bank, although there are no current agreements or understandings for such expansion. The holding company structure will provide greater flexibility than the Association alone would have for diversification of business activities and geographic expansion. Management believes that this increased capital and operating flexibility will enable the National Bank to compete more effectively with other types of financial services organizations. In addition, the Conversion will also enhance the future access of the Holding Company and the National Bank to the capital markets.

         The potential impact of Stock Conversion upon the Association's capital base is significant. The Association had retained earnings in accordance with generally accepted accounting principles of $4.7 million, or 7.0% of assets, at December 31, 1996. Assuming approximately $6.5 million (based on the sale of 650,000 shares of Common Stock at the midpoint of the Estimated Valuation Range) of net proceeds are realized from the sale of the Common Stock, and after deducting amounts necessary to fund the ESOP and RRP, the Holding Company's consolidated stockholders' equity would have been approximately $10.1 million as of December 31, 1996. The Converted Association's ratio of tangible capital to adjusted total assets would increase to at least 11.0% after the Stock Conversion. See "Pro Forma Regulatory Capital Compliance." The investment of the net proceeds from the sale of the Common Stock will provide the Converted Association with additional income to further increase its capital position. The additional capital may also assist the Converted Association (and the National
Bank) in offering new programs and expanded services to its customers.

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

         After completion of the Stock Conversion, the unissued Common Stock and preferred stock authorized by the Holding Company's Certificate of Incorporation will permit the Holding Company, subject to market conditions, to raise additional equity capital through further sales of securities and to issue securities in connection with possible acquisitions. At the present time, the Holding Company has no plans with respect to additional offerings of securities.

Effects of Conversion to Stock Form on Depositors and Borrowers of the Association

         Voting Rights. Deposit account holders and certain borrowers will have no voting rights in the converted Association, the National Bank or the Holding Company, and will therefore not be able to elect directors of either entity or to control their affairs. Subsequent to the Conversion, voting rights as to the Association or the National Bank will be held exclusively by the Holding Company. Voting rights as to the Holding Company will be held exclusively by its Stockholders. Each purchaser of Holding Company Common Stock shall be entitled to vote on any matters to be considered by the Holding Company's stockholders. A stockholder will be entitled to one vote for each share of Common Stock owned, subject to certain limitations applicable to holders of 10% or more of the shares of the Common Stock. See "Description of Capital Stock." The Holding Company intends to supply each stockholder with annual reports and proxy statements.

         Deposit Accounts and Loans. The general terms of the Association's deposit accounts, the balances of the individual accounts and the existing FDIC insurance coverage will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, the balances of these accounts, or the obligations of the borrowers under their individual contractual arrangements with the Association.

         Tax Effects. The Association has received an opinion from Silver, Freedman & Taff, L.L.P. with regard to federal income taxation, and an opinion of Larsson, Woodyard & Henson LLP with regard to Illinois taxation, to the effect that the adoption and implementation of the Stock Conversion set forth herein will not be taxable for federal or Illinois tax purposes to the Association. See "- Income Tax Consequences."

         Liquidation Rights. Neither the Association nor the Converted Association has any plan to liquidate. However, if there should ever be a complete liquidation, either before or after Conversion, deposit account holders would receive the protection of insurance by the FDIC up to applicable limits. Subject thereto, liquidation rights before and after the Stock Conversion would be as follows:

         Liquidation Rights in Present Mutual Association. In addition to the protection of SAIF insurance up to applicable limits, in the event of a complete liquidation each holder of a deposit account in the Association in its present mutual form would receive his or her pro rata share of any assets of the Association remaining after payment of claims of all creditors (including the claims of all depositors in the amount of the withdrawal value of their accounts). Such holder's pro rata share of such remaining assets, if any, would be in the same proportion of such assets as the balance in his or her deposit account was to the aggregate balance in all deposit accounts in the Association at the time of liquidation.

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

         Liquidation Rights in Proposed Converted Association. After the Stock Conversion each deposit account holder, in the event of a complete liquidation, would have a claim of the same general priority as the claims of all other general creditors of the Association in addition to the protection of SAIF insurance up to applicable limits. Therefore, except as described below, the deposit account holder's claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. The holder would have no interest in the value of the Association above that amount.

         The Plan of Conversion provides that there shall be established, upon the completion of the Stock Conversion, a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (i.e., depositors at October 31, 1995 and March 31, 1997, respectively) in an amount equal to the regulatory capital of the Association as of the date of its latest consolidated statement of financial condition contained in the final Prospectus relating to the sales of shares of First Robinson Common Stock in the Stock Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account held in the Association on the qualifying date. An Eligible
Account Holder or Supplement Eligible Account Holder's interest as to each deposit account would be in the same proportion of the total liquidation account as the balance in his or her account on October 31, 1995 and March 31, 1997, respectively, was to the aggregate balance in all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders on such date. However, if an Eligible Account Holder or Supplemental Eligible Account Holders should withdraw funds from a deposit account to purchase shares of Common Stock in the Stock Conversion or otherwise reduce the amount in the deposit account on any annual closing date of the Association to a level less than the lowest amount in such account on October 31, 1995 or March 31, 1997, respectively, and on any subsequent closing date, then the account holder's interest in this special liquidation account would be reduced by an amount proportionate to any such reduction, and the account holder's interest would cease to exist if such deposit account were closed.

         In addition, the interest in the special liquidation account would never be increased despite any increase in the balance of the account holders' related accounts after Conversion, and would only decrease.

         Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders were satisfied would
be  distributed  to  the  Holding  Company  as  the  sole   stockholder  of  the
Association.

         No merger, consolidation, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transaction, whether the Association, as converted, or another SAIF-insured institution is the surviving institution, is deemed to be a complete liquidation for purposes of distribution of the liquidation account and, in any such transaction, the liquidation account would be assumed to the full extent authorized by regulations of the OTS as then in effect. The OTS has stated that the consummation of a transaction of the type described in the preceding sentence in which the surviving entity is not a SAIF-insured institution would be reviewed on a case-by-case basis to determine whether the transaction should constitute a "complete liquidation" requiring distribution of any then remaining balance in the liquidation account. While the Association believes that such a transaction should not constitute a complete

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

liquidation, there can be no assurance that the OTS will not adopt a contrary position and, in such event, that the Association's position will be determined to be correct.

         The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Association for purposes of the distribution of the liquidation account. Upon consummation of the Bank Conversion, the liquidation account, and all rights and obligations of the Converted Association in connection therewith, shall be assumed by the National Bank.

         Common Stock. For information as to the characteristics of the Common Stock to be issued under the Plan of Conversion, see "Dividends" and "Description of Capital Stock." Common Stock issued under the Plan of Conversion cannot, and will not, be insured by the FDIC or any other government agency.

         The Association will continue, immediately after completion of the Stock Conversion, to provide its services to depositors and borrowers pursuant to its existing policies and will maintain the existing management and employees of the Association. Other than for payment of expenses incident to the Conversion, no assets of the Association will be distributed in the Stock Conversion. First Robinson will continue to be a member of the FHLB System, and its deposit accounts will continue to be insured by the FDIC. The affairs of the Association will continue to be directed by the existing Board of Directors and management.

Offering of Holding Company Common Stock

         Under the Plan of Conversion, up to 747,500 shares of Holding Company Common Stock will be offered for sale, subject to certain restrictions described below through a Subscription and Community Offering.

         The Subscription and Community Offering will expire at _:__ _.m. Robinson, Illinois time, on ________, 1997 (the "Subscription Expiration Date") unless extended by the Association and the Holding Company. Regulations of the OTS require that all shares to be offered in the Stock Conversion be sold within a period ending not more than 45 days after the Subscription Expiration Date (or such longer period as may be approved by the OTS) or, despite approval of the Plan of Conversion by members, the Conversion will not be effected and First Robinson will remain in mutual form. This period expires on ________, 1997, unless extended with the approval of the OTS. If the Subscription and Community Offering is extended beyond __________, 1997, all subscribers will have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest. In the event of such an extension, all subscribers will be notified in writing of the time period within which the subscriber must notify the Association of his intention to modify or rescind his subscription. In the event that a subscriber does not respond in any manner to the Association's notice, the funds submitted by the subscriber will be refunded to the subscriber with interest at the rate of 3.0% per annum and/or the subscriber's withdrawal authorizations will be terminated. In the event that the Stock Conversion is not effected, all funds submitted and not previously refunded pursuant to the Subscription and Community Offering will be promptly refunded to subscribers with interest at the rate of 3.0% per annum, and all withdrawal authorizations will be terminated.

         In accordance with OTS regulations, nontransferable Subscription Rights have been granted under the Plan of Conversion to the following persons in the following order of priority: (1) Eligible Account Holders (deposit account holders of the Association maintaining a Qualifying Deposit as of October 31,
1995), (2) Tax Qualified Employee Plans; provided, however, that the Tax Qualified Employee Plans shall have first priority Subscription Rights to the extent that the total number of shares of Common Stock sold in the Conversion exceeds the maximum of the Estimated Valuation Range, (3) Supplemental Eligible Account Holders (deposit account holders of the Association maintaining a Qualifying Deposit as of March 31, 1997); (4) Other Members of the Association (depositors of the Association other than Eligible Account Holders and Supplemental Eligible Account Holders, and certain borrower members of the Association as of March 20, 1990 and April 30, 1997 who continue to be borrowers as of the date of the Special Meeting) and (5) officers, directors and employees of the Association. In addition, members of the general public not otherwise included in categories 1-5 above ("Other Subscribers") will be afforded an opportunity to subscribe for shares of First Robinson Common Stock being offered in the Conversion. All subscriptions received will be subject to the availability of First Robinson Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription and Community Offering, and to the maximum and minimum purchase limitations set forth in the Plan of Conversion. The preference categories are more fully described below.

         Category  No. 1 is  reserved  for the  Association's  Eligible  Account
Holders. Subscription Rights to purchase shares under this category will be allocated among Eligible Account Holders to permit each such depositor to purchase shares in an amount equal to the greater of $65,000 of Common Stock offered in the Stock Conversion, one-tenth of one percent (.10%) of the total shares of Common Stock offered in the Stock Conversion, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of the qualifying deposit of the Eligible Account Holders in the converting Association in each case on October 31, 1995 (the "Eligibility Record Date"); if sufficient shares are not available, shares shall be allocated first to permit each subscribing Eligible Account Holder to purchase to the extent possible 100 shares, and thereafter among each subscribing Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied.

         Category No. 2 provides for the issuance of Subscription Rights to Tax Qualified Employee Plans (other than that portion of such plans that is self directed) to purchase up to 10% of the total shares issued in the Subscription Offering on a first priority basis. However, such plans shall not, in the aggregate, purchase more than 10% of the Holding Company Common Stock issued. It is currently intended that the ESOP will purchase 8% of the shares of Common Stock issued in the Stock Conversion. Subscription Rights received pursuant to this category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Category No. 1; provided, however, that notwithstanding any provision of the Plan of Conversion to the contrary, the Tax Qualified Employee Plans shall have first priority Subscription Rights to the extent that the total number of shares of Common Stock sold in the Stock Conversion exceeds the maximum of the Estimated Valuation Range.

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

         Category No. 3 is reserved for the Association's Supplemental Eligible Account Holders. Subscription Rights to purchase shares under this category will be allocated among Supplemental Eligible Account Holders to purchase shares in an amount equal to the greater of $65,000 of Common Stock offered in the Stock Conversion, one-tenth of one percent (.10%) of the total shares of Common Stock offered in the Stock Conversion, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the qualifying deposit of the Supplemental Eligible Account Holders in the converting Association in each case on March 31, 1997 (the "Supplemental Eligibility Record Date"), subject to the overall purchase limitation after satisfying the subscriptions of Tax Qualified Employee Plans. In the event of an oversubscription for shares, the shares available shall be allocated first to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Category No. 1) equal to 100 shares, and thereafter among each subscribing Supplemental Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.

         Category No. 4 provides, to the extent that shares are then available after satisfying the subscriptions of Eligible Account Holders, Tax Qualified Employee Plans and Supplemental Eligible Account Holders, for the issuance of Subscription Rights to each such Other Member to purchase shares in an amount equal to the greater of $65,000 of Common Stock offered in the Stock Conversion or one-tenth of one percent (.10%) of the total offering of shares offered in the Stock Conversion based on the Estimated Valuation Range subject to the overall purchase limitation and to the extent Common Stock is available. The shares available shall be allocated among the subscribing Other Members pro rata in the same proportion that his number of votes on the Voting Record Date bears to the total number of votes on the Voting Record Date of all subscribing Other Members on such date.

         Category No. 5 provides for the issuance of Subscription Rights to officers, directors and employees of the Association, to purchase up to a maximum of $65,000 individually of the shares of Common Stock offered in the Stock Conversion to the extent that shares are available after satisfying the subscriptions of eligible subscribers in preference Categories 1, 2, 3 and 4. In the event of an oversubscription, the available shares will be allocated pro rata among all subscribers in this Category.

        In addition, Other Subscribers to whom this Prospectus is delivered may each subscribe for up to $65,000 of Common Stock offered in the Stock Conversion, to the extent that shares remain available for purchase after satisfaction of all subscriptions under preference Categories 1 through 5. Finally, depending upon market conditions, the shares may be offered for sale to Other Subscribers in a Community Offering to the general public with a preference to natural persons residing in Crawford County, Illinois. The price at which the shares are sold in the Community Offering will be the same as the price in the Subscription and Community Offering. If the Other Subscribers subscribe for more shares than are available for purchase, the available shares will be allocated (to the extent shares remain available) first to cover any reservation of shares for a public offering or institutional orders, next to cover orders of natural persons, then

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to cover the orders of any other person  subscribing for shares in the Community
Offering so that each such person may receive 1,000 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions.

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (October 31, 1995), Supplemental Eligible Record Date (March 31, 1997) and members on the Voting Record Date (_________, 1997) must list all accounts on the stock order form giving all names in each account and the account number as of the applicable record date.

         The Plan also provides for certain additional limitations to be placed upon the purchase of shares in the Stock Conversion. Specifically, no person (other than a tax-qualified employee plan) by himself or herself or with an associate, and no group of persons acting in concert may subscribe for or purchase more than $100,000 of Common Stock offered in the Stock Conversion based on the Estimated Valuation Range (as calculated without giving effect to any increase in the Estimated Valuation Range after the date hereof) without regard to an increase in the number of shares to be issued. Officers and directors and their associates may not purchase, in the aggregate, more than 34% of the shares to be sold in the Stock Conversion. For purposes of the Plan, the members of the Board of Directors are not deemed to be acting in concert solely by reason of their Board membership. For purposes of this limitation, an associate of a person does not include a Tax-Qualified Employee Plan or Non-Tax Qualified Employee Plan. Also, for purposes of this limitation, an associate of an officer or director does not include a Tax-Qualified Employee Plan. Moreover, any shares attributable to the officers and directors and their associates, but held by a Tax-Qualified Employee Plan (other than that portion of a plan which is self-directed) shall not be included in calculating the number of shares which may be purchased under the limitations in this paragraph. Shares purchased by employees who are not officers or directors of the Association, or their associates, are not subject to this limitation. The term "associate" is used above to indicate any of the following relationships with a person: (i) any corporation or organization (other than the Holding Company or the Association or a majority-owned subsidiary of the Holding Company or the Association) of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and
(iii) any relative or spouse of such person or any relative of such spouse who has the same home as such person or who is a director or officer of the Holding Company or the Association or any subsidiary of the Holding Company or the Association.

         The Boards of Directors of the Holding Company and the Association may, in their sole discretion, decrease the maximum purchase limit referred above or, in the event that orders do not reach the minimum of the appraisal range, increase the maximum purchase limitation up to 9.99% of the shares being offered in the Subscription and Community Offering, provided that orders for shares exceeding 5.0% of the shares being offered in the Subscription and Community Offering shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription and Community Offering. In the event of an increase, purchasers who have previously subscribed for $100,000 in stock will be offered the right to increase their subscription to the new purchase limit established by the Board of Directors of the Holding Company and the

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Association,  with the  approval of the OTS.  Requests  to  purchase  additional shares of Holding Company Common Stock under this provision will be allocated by the Boards of Directors on a pro rata basis giving priority in accordance with the priority rights set forth above. Depending upon market and financial conditions, and subject to certain regulatory limitations, the Boards of Directors of the Holding Company and the Association, with the approval of the OTS and without further approval of the members, may increase or decrease any of the above purchase limitations at any time. To the extent that shares are available, each subscriber must subscribe for a minimum of 25 shares. In computing the number of shares to be allocated, all numbers will be rounded down to the next whole number.

         Common Stock purchased in the Stock Conversion will be freely transferable except for shares purchased by executive officers and directors of the Association or the Holding Company and except as described below. See "- Restrictions on Transferability." In addition, under National Association of Securities Dealers, Inc. ("NASD") guidelines, members of the NASD and their associates are subject to certain restrictions on transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.

         The Association and the Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for shares pursuant to the Plan of Conversion reside. However, no shares will be offered or sold under the Plan of Conversion to any such person who (1) resides in a foreign country or (2) resides in a state of the United States in which a small number of persons otherwise eligible to subscribe for shares under the Plan of Conversion reside or as to which the Association and the Holding Company determine that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that the Association or the Holding Company or any of their officers, directors or employees register, under the securities laws of such state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of Subscription Rights to any such person.

Marketing Arrangements

         First Robinson and the Holding Company have retained Trident Securities, which is a broker-dealer registered with the Securities and Exchange Commission and a member of the NASD, to act as selling agent and to advise and consult with respect to the distribution of shares in the Subscription and
Community Offering. Trident Securities has no obligation to purchase the Conversion Stock. Trident Securities will assist First Robinson and the Holding Company in the Subscription and Community Offering with respect to, but not limited to, the following: (1) training and educating First Robinson's employees regarding the mechanics and regulatory requirements of the Stock Conversion and offering process; (2) conducting informational meetings for subscribers and other potential purchasers; (3) keeping records of all stock subscriptions; (4) organizing and staffing the Stock Information Center; and (5) otherwise assisting in the sale of stock in the Subscription and Community Offering. For their services, Trident Securities will receive (i) a fee of 1.70% of the aggregate dollar amount of stock sold in the Subscription and Community
Offering, excluding purchases by directors, officers, employees and their immediate family members, and employee stock ownership and benefit plans to investors who reside in Crawford County, Illinois; (ii) a fee of 1.45% of the aggregate

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

dollar amount of stock sold in the Subscription and Community Offering, excluding purchases by directors, officers, employees and their immediate family members, and employee stock ownership and benefit plans to investors who reside within the State of Illinois but outside Crawford County, Illinois; (iii) a fee of .95% of the aggregate dollar amount of stock sold in the Subscription and Community Offering, excluding purchases by directors, officers, employees and their immediate family members, and employee stock ownership and benefit plans to investors who reside outside the State of Illinois; (iv) reasonable out-of-pocket expenses; and (iii) fees and expenses for Trident Securities' counsel (not to exceed $30,000). For purposes of calculating Trident Securities fee, it is assumed that the amount of stock sold in the Conversion will not exceed the midpoint of the appraisal value of the Holding Company. Trident Securities are under no obligation to purchase any shares of Common Stock in the Conversion.

         The Holding Company has agreed to indemnify Trident Securities against certain claims or liabilities, including certain liabilities under the Securities Act of 1933, as amended, including indemnification for damages arising from material misstatements or material omissions based upon information supplied by the Holding Company or the Association.

         In addition, directors and executive officers of the Holding Company and the Association, may to a limited extent, participate in the solicitation of offers to purchase Common Stock. Other employees of the Association may participate in the Subscription and Community Offering in administrative capacities, providing clerical work in effecting a sales transaction or answering questions of a potential purchaser provided that the content of the employee's responses is limited to information contained in the Prospectus or other offering document. Other questions of prospective purchasers will be directed to registered representatives. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. Sales of Common Stock by directors, executive officers and registered representatives will be made from the Stock Information Center. The Holding Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of Common Stock. No officer, director or employee of the Holding Company or Association will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

Stock Pricing and Number of Shares to be Issued

         Federal regulations require that the aggregate purchase price of the securities of a thrift institution sold in connection with its conversion must be based on an appraised aggregate market value of the institution as converted (i.e., taking into account the expected receipt of proceeds from the sale of the securities in the conversion), as determined by an independent valuation. Ferguson & Company, which is experienced in the valuation and appraisal of business entities, including thrift institutions involved in the conversion process, was retained by First Robinson to prepare an appraisal of the estimated pro forma market value of the Common Stock.

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

         The Appraiser will receive a fee of approximately $25,000 for its appraisal plus its reasonable out-of-pocket expenses incurred in connection with the appraisal. The Association has agreed to indemnify the Appraiser under certain circumstances against liabilities and expenses (including legal fees) arising out of, related to, or based upon the Conversion.

         The Appraiser has prepared an appraisal of the estimated pro forma market value of the Common Stock converted taking into account market conditions for initial public offerings of thrift stocks and the formation of the Holding Company as the holding company for the Association. The appraisal concluded that, at March 4, 1997, an appropriate range for the estimated pro forma market value of the Common Stock was from a minimum of $5,525,000 to a maximum of $7,475,000, with a midpoint of $6,500,000. Assuming that the shares are sold at $10.00 per share in the Stock Conversion, the estimated number of shares to be issued in the Stock Conversion is expected to be between 552,500 and 747,500. The Purchase Price of $10.00 was determined by discussion between the Boards of Directors of the Holding Company, the Association and the Appraiser, taking into account, among other factors, the requirement under OTS regulations that the Common Stock be offered in a manner that will achieve the widest distribution of the stock, and the liquidity in the Common Stock subsequent to the Stock Conversion.

         The appraisal involved a comparative evaluation of the operating and financial statistics of First Robinson with those of other thrift institutions. The appraisal also took into account such other factors as the market for thrift institution stocks generally, prevailing economic conditions, both nationally and in Illinois, which affect the operations of thrift institutions, the competitive environment within which the Association operates, the effect of the Association becoming a subsidiary of the Holding Company, and the effect of the Association becoming a national bank. No detailed individual analysis of the components of the Holding Company's or the Association's assets and liabilities was performed in connection with the evaluation. The Plan of Conversion requires that all of the shares subscribed for in the Subscription and Community Offering be sold at the same price per share. The Board of Directors reviewed the appraisal, including the methodology and the appropriateness of the assumptions utilized by the Appraiser, and determined that in its opinion, the appraisal was not unreasonable.

         No sale of the shares will take place unless, prior thereto, the Appraiser confirms to the OTS that, to the best of the Appraiser's knowledge and judgment, nothing of a material nature has occurred which would cause the Appraiser to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Common Stock at the time of the sale. If, however, the facts do not justify such a statement, a new Estimated Valuation Range and price per share may be set. Under such circumstances, the Holding Company will be required to resolicit, and subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced; provided that if the pro forma market value of the Association upon conversion has not decreased below $5,525,000 or increased to an amount which does not exceed $8,596,250 (15% above the maximum of the Estimated Valuation Range), the Holding Company and the Association do not intend to resolicit subscriptions unless it is determined after consultation with the OTS that a resolicitation is required.

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

         Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares shown above. A change in the number of shares to be issued in the Stock Conversion will not affect subscription rights, which are based on the shares being offered in the Subscription Offering. In the event of an increase in the maximum number of shares being offered, persons who exercise their maximum subscription rights will be notified of such increase and of their right to purchase additional shares. Conversely, in the event of a decrease in the maximum number of shares being offered, persons who exercise their maximum subscription rights will be notified of such decrease and of the concomitant reduction in the number of shares for which subscriptions may be made. A decrease in the number of shares to be issued in the Stock Conversion would increase a purchaser's ownership interest and both pro forma net income and net worth on a per share basis while decreasing these amounts on an aggregate basis. In the event of a resolicitation, subscribers will be afforded the opportunity to increase, decrease or maintain their previously submitted order. In the event a new valuation range is established by the Appraiser, such new range will be subject to approval by the OTS and the Holding Company will be required to resolicit. The Holding Company will also be required to resolicit if the price per share is changed such that the total aggregate Purchase Price is not within the minimum and 15% above the maximum of the Estimated Valuation Range.

         If purchasers can not be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Holding Company and the Association, if possible. Such other purchase arrangements will be subject to the approval of the OTS and may provide for purchases by directors, officers, their associates and other persons in excess of the limitations provided below. If such other purchase arrangements cannot be made, the Subscription and Community Offering will terminate.

         In preparing its valuation of the pro forma market value of the Holding Company Common Stock, the Appraiser relied upon and assumed the accuracy and completeness of all financial and statistical information provided by the Association and the Holding Company. The Appraiser also considered information based upon other publicly available sources which it believes are reliable. However, the Appraiser does not guarantee the accuracy and completeness of such information and did not independently verify the financial statements and other data provided by the Association and the Holding Company or independently value the assets or liabilities of the Association and the Holding Company. The valuation by the Appraiser is not intended and must not be construed as a recommendation of any kind as to the advisability of voting to approve the Stock Conversion or of purchasing shares of Common Stock. Moreover, because the valuation is necessarily based upon estimates of and projections as to a number of matters (including certain assumptions as to expense factors affecting the net proceeds from the sale of Common Stock in the Stock Conversion and as to the net earnings on such net proceeds), all of which are subject to change from time to time, no assurance can be given that persons who purchase such shares in the Stock Conversion will be able to sell such shares thereafter at or above the Purchase Price.

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

Method of Payment for Subscriptions

         Subscribers must, before the Subscription Expiration Date, or such date to which the Subscription Expiration Date may be extended, return an original order form and certification to the Association, properly completed, together with checks or money orders in an amount equal to the Purchase Price ($10.00 per share) multiplied by the number of shares for which subscription is made. No cash, wire transfer orders or payments by third party checks will be accepted. Payment for stock purchases can also be accomplished through authorization on the order form of withdrawals from accounts with the Association without incurring a penalty. Until completion or termination of the Stock Conversion, subscribers who elect to make payment through authorization of withdrawal from accounts with the Association will not be permitted to reduce the deposit balance in any such accounts below the amount required to purchase the shares for which they subscribed. In such cases interest will continue to be credited at the existing account rate on deposits authorized for withdrawal until the completion of the Stock Conversion. Interest at 3.0% per annum will be paid on amounts submitted by check, bank draft or money order. Authorized withdrawals from certificate accounts for the purchase of Common Stock will be permitted without the imposition of early withdrawal penalties or loss of interest. However, withdrawals from certificate accounts that reduce the balance of said accounts below the required minimum for specific interest rate qualification will cause the cancellation of the certificate accounts, and the remaining balance will earn interest at the passbook savings account rate. Stock subscriptions received by the Association may not be modified, withdrawn or canceled by the subscriber without the consent of the Association and, if accepted by the Association, are final. Subscriptions which are not received by the expiration date or are not in compliance with the Plan of Conversion or the order form instructions may be deemed void by the Association. Checks returned for non-payment may be considered void and may result in an invalid order.

         The beneficiaries of IRA accounts are deemed to have the same subscription rights as other depositors. However, the IRA accounts maintained at the Association do not permit investment in Common Stock. A depositor interested in using his IRA funds to purchase Common Stock must do so through a self-directed IRA account. Since the Association does not offer such accounts, it will allow such a depositor to make a trustee to trustee transfer of the IRA on deposit at the Association. There will be no early withdrawal or IRS penalties for such transfers. The new trustee would hold the Common Stock in a self-directed account in the same manner as the Association now holds the depositor's IRA funds. An annual administrative fee might be payable to the new trustee. The Association assumes no responsibility as to the selection of, or services performed by, a new trustee.

         Depositors interested in transferring IRA funds on deposit at the Association to purchase Common Stock should contact the Stock Information Center at (618) 544-5800 as soon as possible so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date of the Subscription Offering.

         To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm

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receipt or delivery in  accordance  with Rule  15c2-8.  Order forms will only be distributed with a Prospectus. The Association will accept for processing only orders submitted on original order forms. Payment by check, money order, bank draft or debit authorization to an existing account at the Association must accompany the order form.

Risk of Delayed Offering

         In the event that all shares of the Common Stock are not sold in the Subscription Offering and concurrent Community Offering, First Robinson and the Holding Company will extend the Community Offering for a period of up to 45 days from the date of the termination of the Subscription Offering. Further extensions are subject to OTS approval and may be granted for successive periods, but not beyond 24 months from the date of the Special Meeting.

         A material delay in the completion of the sale of all unsubscribed shares in the Community Offering may result in a significant increase in the costs in completing the Stock Conversion. Significant changes in First Robinson's operations and financial condition, the aggregate market value of the shares to be issued in the Stock Conversion and general market conditions may occur during such material delay. In the event the Stock Conversion is not consummated within 24 months after the date of the Special Meeting of Members, First Robinson would charge accrued Conversion costs to then current period operations.

Approval, Interpretation, Amendment and Termination

         All interpretations of the Plan of Conversion, as well as the completeness and validity of order forms, will be made by First Robinson and the Holding Company and will be final, subject to the authority of the OTS and the requirements of applicable law. The Plan of Conversion provides that, if deemed necessary or desirable by the Boards of Directors of the Association and the Holding Company, the Plan of Conversion may be substantively amended (including an amendment to eliminate the formation of the Holding Company as part of the Stock Conversion) by the Boards of Directors of the Association and the Holding Company, as a result of comments from regulatory authorities or otherwise, at any time but only with the concurrence of the OTS. Moreover, if the Plan of Conversion is amended, subscriptions which have been received prior to such amendment will not be refunded unless otherwise required by the OTS.

         In the event that a decision is made to eliminate the Holding Company as part of the Stock Conversion, the Holding Company will withdraw its registration statement from the SEC, its holding company application with the OTS on Form H-(e)1-S and with the FRB on Form Y- 3, and the Association will take all steps necessary to complete the Stock Conversion and the Bank Conversion without the Holding Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Association determines not to complete the Stock Conversion, if permitted by the OTS the Association will issue and sell the common stock of the Association and subscribers will be notified of the elimination of the Holding Company and resolicited (i.e., permitted to affirm their orders, in which case they will need affirmatively to reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest at the Association's current passbook rate per annum; or be permitted to modify or rescind their subscriptions) and notified of the time period within which they must

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affirmatively  notify the  Association of their  intention to affirm,  modify or rescind their subscription. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described in "- Offering of Holding Company Common Stock" will apply to the Stock Conversion of the Association from the mutual to stock form of organization and the sale of the Association's common stock, as well as the subsequent charter conversion of the Converted Association to the National Bank.

         The Plan of Conversion will terminate if the sale of all shares is not completed within 24 months after the date of the Special Meeting of Members. The Plan of Conversion may be terminated by the Board of Directors of the Association with the concurrence of the OTS, at any time. A specific resolution approved by a two-thirds vote of the Board of Directors would be required to terminate the Plan of Conversion prior to the end of such 24-month period.

Restrictions on Repurchase of Stock

         For a period of three years following the Stock Conversion, the Holding Company may not repurchase any shares of its capital stock, except in the case of an offer to repurchase on a pro rata basis made to all holders of capital stock of the Holding Company. Any such offer shall be subject to the prior approval of the OTS. Furthermore, the Holding Company may not repurchase any of its stock (i) if the result thereof would be to reduce the regulatory capital of the Association below the amount required for the liquidation account to be established pursuant to OTS regulations and (ii) except in compliance with the requirements of the OTS' capital distribution rule.

         The above limitations are subject to the OTS conversion rules which generally provide that the Holding Company may repurchase its capital stock provided (i) no repurchases occur within one year following the Stock Conversion (except with OTS approval), (ii) repurchases during the second and third year after conversion are part of an open market stock repurchase program that does not allow for a repurchase of more than 5% of the Holding Company's outstanding capital stock during a 12-month period, (iii) the repurchases do not cause the Association to become undercapitalized, and (iv) the Holding Company provides notice or an application to the OTS at least 10 days prior to the commencement of a repurchase program and the OTS does not object. In addition, the above limitations do not preclude repurchases of capital stock by the Holding Company in the event applicable federal regulatory limitations are subsequently liberalized or become inapplicable.

Restrictions on Transferability

         The Subscription Rights described in this Prospectus are non-transferable. Prior to the completion of the Stock Conversion, federal regulations prohibit any person from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Persons violating such prohibition may lose their right to purchase stock in the Stock Conversion and may be subject to sanctions by the OTS. Each person exercising subscription rights will be required to certify that a purchase of Common Stock is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares. The Association

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and the Holding Company will pursue any and all legal and equitable  remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve the transfer of such rights.

         Except as to directors and executive officers of the Association and the Holding Company, the shares of Common Stock sold in the Stock Conversion will be freely transferable. Shares purchased by directors and executive officers in the Stock Conversion shall be subject to the restrictions that such shares shall not be sold during the period of one year following the date of purchase, except in the event of the death of the stockholder, in which event such restriction shall be released. Accordingly, stock certificates issued by the Holding Company to directors and executive officers shall bear a legend giving appropriate notice of such restriction and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's Common Stock with respect to the applicable restriction upon transfer of any restricted shares. Any shares issued at a later date as a stock dividend, stock split or otherwise, to holders of restricted stock, shall be subject to the same restrictions that may apply to such restricted stock. Holding Company stock is subject to the requirements of the Securities Act. Accordingly, Holding Company stock may be offered and sold only in compliance with such registration requirements or pursuant to an applicable exemption from registration.

         OTS regulations provide that for a period of three years following the Stock Conversion, without prior approval of the OTS, neither directors and officers of the Holding Company, the Association nor their associates may purchase shares of the Holding Company, except from a broker registered with the SEC. This restriction does not, however, apply to negotiated transactions involving more than one percent of the Holding Company's outstanding Common Stock or the purchase of stock made by or held by any one or more employee stock benefit plans which may be attributable to individual directors or officers.

         Holding Company stock received in the Stock Conversion by persons who are not "affiliates" of the Holding Company may be resold without registration. Shares received by affiliates of the Holding Company (primarily the directors, officers and principal stockholders of the Holding Company) will be subject to the resale restrictions of Rule 144 under the Securities Act, which are discussed below. Rule 144 generally requires that there be publicly available certain information concerning the Holding Company, and that sales thereunder be made in routine brokerage transactions or through a market maker. If the conditions of Rule 144 are satisfied, each affiliate (or group of persons acting in concert with one or more affiliates) is entitled to sell in the public market, without registration, in any three-month period, a number of shares which does not exceed the greater of (i) 1% of the number of outstanding shares of Holding Company stock, or (ii) if the stock is admitted to trading on a national securities exchange or reported through the automated quotation system of a registered securities association the average weekly reported volume of trading during the four weeks preceding the sale.

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Income Tax Consequences

         Consummation of the Stock Conversion is expressly conditioned upon prior receipt by the Association of either a ruling from the IRS or an opinion of Silver, Freedman & Taff, L.L.P. with respect to federal taxation, and a ruling of the Illinois taxation authorities or an opinion of Larsson, Woodyard & Henson LLP with respect to Illinois taxation, to the effect that consummation of the Stock Conversion will not be taxable to the Converted Association or the Holding Company.

         An opinion has been received from Silver, Freedman & Taff, L.L.P. with respect to the proposed Stock Conversion of the Association, to the effect that
(i) the Stock Conversion will qualify as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and no gain or loss will be recognized to the Association in either its mutual form or its stock form by reason of the proposed Stock Conversion, (ii) no gain or loss will be recognized to the Association upon the receipt of money from the Holding Company for Common Stock of the Holding Company, (iii) the assets of the Association in either its mutual or its stock form will have the same basis before and after the Stock Conversion, (iv) the holding period of the assets of the Association will include the period during which the assets were held by the Association in its mutual form prior to the Stock Conversion, (v) gain, if any, will be realized by the depositors of the Association, upon the constructive issuance to them of withdrawable deposit accounts of the Association immediately after the proposed Stock Conversion, interests in the Liquidation Account, and on the receipt or distribution to them of the nontransferable subscription rights to purchase Holding Company Common Stock (any such gain will be recognized by such account holder, but only in an amount not in excess of the fair market value of the subscription rights and Liquidation Account interests received), (vi) the basis of the account holder's savings accounts in the Association after the Stock Conversion will be the same as the basis of his or her savings accounts in the Association prior to the Stock Conversion, decreased by the fair market value of the nontransferable subscription rights received and increased by the amount, if any, of gain recognized on the exchange, (vii) the basis of each account holder's interest in the Liquidation Account will be zero,
(viii) the basis of the Holding Company Common Stock to its shareholders will be the Purchase Price thereof plus, in the case of stock acquired by account holders, the basis, if any in the Subscription Rights and a shareholder's holding period for Holding Company Common Stock acquired through the exercise of Subscription Rights shall begin on the date on which the Subscription Rights are exercised, (ix) the Association will succeed to and take into account the earnings and profits or deficit in earnings and profits, of the Association, in its mutual form, as of the date of the Stock Conversion, (x) the Association, immediately after the Stock Conversion, will succeed to the bad debt reserve accounts of the Association, in mutual form, and the bad debt reserves will have the same character in the hands of the Association after the Stock Conversion as if no distribution or transfer had occurred, and (xi) the creation of the Liquidation Account will have no effect on the Association's taxable income, deductions or addition to reserve for bad debts either in its mutual or stock form.

         The opinion from Silver, Freedman & Taff, L.L.P. is based, among other things, on certain representations made by the Association and the Holding Company to Silver, Freedman & Taff, L.L.P., including the representation that the exercise price of the subscription rights to purchase Holding Company Common Stock will be approximately equal to the fair market value

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of that stock at the time of the  completion of the proposed  Stock  Conversion.
With respect to the Subscription Rights, the Association will receive an opinion of the Appraiser (the "Appraiser Opinion") which, based on certain assumptions, will conclude that the Subscription Rights to be received by Eligible Account Holders and other eligible subscribers do not have any economic value at the time of distribution or at the time the Subscription Rights are exercised, whether or not a public offering takes place.

         The Association has also received an opinion of Silver, Freedman & Taff, L.L.P. to the effect that, based in part on the Appraiser Opinion and on certain representations made by the Association and the Holding Company, among other things: (i) no taxable income will be realized by depositors as a result of the exercise of non-transferable subscription rights to purchase shares of Holding Company Common Stock at fair market value; (ii) no taxable income will be recognized by the Tax Qualified Employee Plans, borrowers, directors, officers and employees of the Association on the receipt or exercise of subscription rights to purchase shares of Holding Company Common Stock at fair market value; and (iii) no taxable income will be realized by the Association or the Holding Company on the issuance of Subscription Rights to eligible subscribers to purchase shares of Holding Company Common Stock at fair market value.

         If it is subsequently established that the Subscription Rights received by such persons have an ascertainable fair market value, or in the case of directors and officers are compensatory in nature, then, in such event, the Subscription Rights will be taxable to the recipient in the amount of their fair market value. In this regard, the Subscription Rights may be taxed partially or entirely at ordinary income tax rates.

         With respect to Illinois taxation, the Association has received an opinion of Larsson, Woodyard & Henson LLP to the effect that, assuming the Stock Conversion does not result in any federal taxable income, gain or loss to the Association in its mutual or stock form, the account holders, borrowers, officers, directors and employees and Tax Qualified Employee Plans of the Association, the Stock Conversion should not result in any Illinois income tax liability to such entities or persons.

         Unlike a private letter ruling, the opinion of Silver, Freedman & Taff, L.L.P. and Larsson, Woodyard & Henson LLP as well as the Appraiser Opinion, have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the IRS or the Illinois tax authorities.


                    RESTRICTIONS ON ACQUISITIONS OF STOCK AND
                      RELATED TAKEOVER DEFENSIVE PROVISIONS

         Although the Boards of Directors of First Robinson and the Holding Company are not aware of any effort that might be made to obtain control of the Holding Company after the Conversion, the Boards of Directors, as discussed below, believe that it is appropriate to include certain provisions as part of the Holding Company's certificate of incorporation to protect the interests of the Holding Company and its stockholders from takeovers which the Board of

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Directors of the Holding Company might conclude are not in the best interests of the Association, the National Bank, the Holding Company or the Holding Company's stockholders.

         The following discussion is a general summary of the material provisions of the Holding Company's certificate of incorporation and bylaws and certain other regulatory provisions which may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Holding Company's certificate of incorporation and bylaws, the Association's proposed stock charter and bylaws and the National Bank's proposed articles and bylaws, reference should be made in each case to the document in question, each of which is part of the Association's application to the OTS and the OCC, and the Holding Company's Registration Statement filed with the SEC and holding company application filed with the FRB. See "Additional Information."

Provisions of the Holding Company's Certificate of Incorporation and Bylaws

         Directors. Certain provisions of the Holding Company's certificate of incorporation and bylaws will impede changes in majority control of the Board of Directors. The Holding Company's certificate of incorporation provide that the Board of Directors of the Holding Company will be divided into three classes, with directors in each class elected for three-year staggered terms except for the initial directors. Thus, it would take two annual elections to replace a majority of the Holding Company's Board. The Holding Company's certificate of incorporation provide that the size of the Board of Directors may be increased or decreased only by a majority vote of the Board. The certificate of incorporation also provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Finally, the certificate and bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

         The certificate of incorporation provide that a director may only be removed for cause by the affirmative vote of 80% of the shares eligible to vote. Removal for "cause" is limited to the grounds for termination in the federal regulations that applies to employment contracts of federally insured savings institutions.

         Restrictions   on  Call  of  Special   Meetings.   The  certificate  of
incorporation of the Holding Company provide that a special meeting of stockholders may be called by the Chairman of the Board of the Holding Company or pursuant to a resolution adopted by a majority of the Board of Directors. Stockholders are not authorized to call a special meeting.

         Absence of Cumulative Voting. The Holding Company's certificate of incorporation provide that there shall be no cumulative voting rights in the election of directors.

         Authorization of Preferred Stock. The certificate of incorporation of the Holding Company authorize 500,000 shares of serial preferred stock, without par value. The Holding Company is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law; and the Board of Directors is authorized to fix the designations,

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and relative preferences,  limitations, voting rights, if any, including without limitation, conversion rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of the Holding Company that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans or understandings for the issuance of any preferred stock but it may issue any preferred stock on terms which the Board deems to be in the best interests of the Holding Company and its stockholders.

         Limitation on Voting Rights. The certificate of incorporation of the Holding Company provide that (i) no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company (provided that such limitation shall not apply to the acquisition of equity securities by any one or more tax-qualified employee stock benefit plans maintained by the Holding Company, if the plan or plans beneficially own no more than 25% of any class of such equity security of the Holding Company); and that (ii) shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to a vote of stockholders. For these purposes, a person (including management) who has obtained the right to vote shares of the Common Stock pursuant to revocable proxies shall not be deemed to be the "beneficial owner" of those shares if that person is not otherwise deemed to be a beneficial owner of those shares.

         The certificate of incorporation of the Holding Company further provide that the Board of Directors of the Holding Company, when determining to take or refrain from taking corporate action on any matter, including making or declining to make any recommendation to the Holding Company's stockholders, may, in connection with the exercise of its judgment in determining what is in the best interest of the Holding Company, First Robinson, the National Bank, and the stockholders of the Holding Company, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on the Holding Company's customers and First Robinson's (and the National Bank's) present and future account holders, borrowers and employees; the effect on the communities in which the Holding Company and First Robinson (and the National Bank) operate or are located; and the effect on the ability of the Holding Company to fulfill the objectives of a financial institution holding company and of First Robinson (and the National Bank) or future subsidiaries to fulfill the objectives of a financial institution under applicable statutes and regulations. The certificate of incorporation of the Holding Company also authorize the Board of Directors to take certain actions to encourage a person to negotiate for a change of control of the Holding Company or to oppose such a transaction deemed undesirable by the Board of Directors including the adoption of so-called shareholder rights plans. By having these standards and provisions in the certificate of incorporation of the Holding Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Holding Company, even if the price offered is significantly greater than the then market price of any equity security of the Holding Company.

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

         Procedures for Certain Business Combinations. The certificate of incorporation of the Holding Company require that certain business combinations between the Holding Company (or any majority-owned subsidiary thereof) and a 10% or greater stockholder either (i) be approved by at least 80% of the total number of outstanding voting shares of the Holding Company or (ii) be approved by a majority of certain directors unaffiliated with such 10% or greater stockholder or (iii) involve consideration per share generally equal to the higher of (A) the highest amount paid by such 10% stockholder or its affiliates in acquiring any shares of the Common Stock or (B) the "Fair Market Value" (generally, the highest closing bid paid on the Common Stock during the 30 days preceding the date of the announcement of the proposed business combination or on the date the 10% or greater stockholder became such, whichever is higher).

         Amendment to Certificate of Incorporation and Bylaws. Amendments to the Holding Company's certificate of incorporation must be approved by the Holding Company's Board of Directors and also by a majority of the outstanding shares of the Holding Company's voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required for certain provisions (i.e., provisions relating to number, classification, election and removal of directors, amendment of bylaws, call of special stockholder meetings, criteria for evaluating certain offers, offers to acquire and acquisitions of control, director liability, certain business combinations, power of indemnification, and amendments to provisions relating to the foregoing in the certificate of incorporation).

         The bylaws may be amended by the affirmative vote of the total number of directors of the Holding Company or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

         Purpose and Takeover Defensive Effects of the Holding Company's Certificate of Incorporation and Bylaws. The Board of Directors of the Association believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Association (as well as the National Bank) in the orderly deployment of the Conversion proceeds into productive assets during the initial period after the Stock Conversion. The Board of Directors believes these provisions are in the best interest of the Association and of the Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interests of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Holding Company and which is in the best interests of all stockholders.

         Attempts to take over financial institutions and their holding companies have become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and

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approved by the Board of Directors,  on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Holding Company and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then-current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of the benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners becomes less than the 300 required for Exchange Act registration.

         Potential Anti-Takeover Effects. Despite the belief of the Bank and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Boards of Directors of the Association and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

         Pursuant to applicable law, at any annual or special meeting of its stockholders after the Stock Conversion, the Holding Company may adopt additional provisions to its certificate of incorporation regarding the acquisition of its equity securities that would be permitted to a Delaware corporation. The Holding Company and the Association do not presently intend to propose the adoption of further restrictions on the acquisition of the Holding Company's equity securities.

Other Restrictions on Acquisitions of Stock

         Delaware Anti-Takeover Statute. The State of Delaware has enacted legislation which provides that subject to certain exceptions a publicly held Delaware corporation may not engage in any business combination with an "interested stockholder" for three years after such stockholder became an interested stockholder, unless, among other things, the interested stockholder acquired at least 85% of the corporation's voting stock in the transaction that resulted in the stockholder becoming an interested stockholder. This legislation generally defines "interested stockholder" as any person or entity that owns 15% or more of the corporation's voting stock. The term "business combination" is defined broadly to cover a wide range of corporate transactions, including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits. Under certain circumstances,

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

either the board of directors or both the board and two-thirds of the stockholders other than the acquiror may approve a given business combination and thereby exempt the corporation from the operation of the statute.

         However,   these   statutory   provisions  do  not  apply  to  Delaware
corporations with fewer than 2,000 stockholders or which do not have voting stock listed on a national exchange or listed for quotation with a registered national securities association. The Holding Company has applied to have the Common Stock listed on the Nasdaq SmallCap Market.

         OTS Regulation. OTS regulations prohibit any person prior to the completion of a conversion from transferring, or entering into any agreement or understanding to transfer, the legal or beneficial ownership of the Subscription Rights issued under a plan of conversion or the stock to be issued upon their exercise. This regulation also prohibits any person prior to the completion of a conversion from offering, or making an announcement of an offer or intent to make an offer, to purchase such Subscription Rights or stock. For three years following conversion, this regulation prohibits any person, without the prior approval of the OTS, from acquiring or making an offer (if opposed by the institution) to acquire more than 10% of the stock of any converted savings institution if such person is, or after consummation of such acquisition would be, the beneficial owner of more than 10% of such stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to a vote of stockholders.

         Federal law provides that no company "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings association at any time without the prior approval of the OTS. "Acting in concert" is defined very broadly. In addition, federal regulations require that, prior to obtaining control of a savings association, a person, other than a company, must give 60 days' prior notice to the OTS and have received no OTS objection to such acquisition of control. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. Under federal law (as well as the regulations referred to below) the term "savings association" includes state and federally chartered SAIF-insured institutions and federally chartered savings associations whose accounts are insured by the FDIC's BIF and holding companies thereof. Following completion of the Bank Conversion, the control restrictions of the OTS will no longer be applicable.

         Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable.

         FRB Regulation. The CIBC and the BHCA, together with the FRB regulations under those acts, require that the consent of the FRB be obtained prior to any person or company acquiring "control" of a bank holding company. Controls is conclusively presumed to exist if an individual or company acquires more than 25% of any class of voting stock of the bank holding company. Control is rebuttably presumed to exist if the person acquires more than 10% of any class of voting stock of a bank holding company if either (i) the Holding Company has registered securities under Section 12 of the Exchange Act or (ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to rebut the rebuttable control presumption. Since the Holding Company's Common Stock will be registered under Section 12 of the Exchange Act, any acquisition of 10% or more of the Holding Company's Common Stock will give rise to a rebuttable presumption that the acquiror of such stock controls the Holding Company, requiring the acquiror, prior to acquiring such stock, to rebut the presumption of control to the satisfaction of the FRB or obtain FRB approval for the acquisition of control. Restrictions applicable to the operations of bank holding companies may deter companies from seeking to obtain control of the Holding Company. See "Regulation."


                          DESCRIPTION OF CAPITAL STOCK

Holding Company Capital Stock

         The 2,500,000 shares of capital stock authorized by the Holding Company's Certificate of Incorporation are divided into two classes, consisting of 2,000,000 shares of Common Stock (par value $.01 per share) and 500,000 shares of serial preferred stock (par value $.01 per share). The Holding Company currently expects to issue between 552,500 and 747,500 shares of Common Stock in the Stock Conversion. The aggregate par value of the issued shares will constitute the capital account of the Holding Company on a consolidated basis. The balance of the purchase price of Common Stock, less expenses of Conversion, will be reflected as paid-in capital. See "Capitalization." Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan, all such stock will be duly authorized, fully paid, validly issued and nonassessable.

         Each share of the Common Stock will have the same relative rights and will be identical in all respects with each other share of the Common Stock. The Common Stock of the Holding Company will represent non-withdrawable capital, will not be of an insurable type and will not be insured by the FDIC.

         Under Delaware law, the holders of the Common Stock will possess exclusive voting power in the Holding Company. Each stockholder will be entitled to one vote for each share held on all matters voted upon by stockholders, subject to the limitation discussed under "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions - Provisions of the Holding Company's Certificate of Incorporation and Bylaws - Limitation on Voting Rights." If the Holding Company issues preferred stock subsequent to the Stock Conversion, holders of the preferred stock may also possess voting powers.

         Liquidation or Dissolution. In the unlikely event of the liquidation or dissolution of the Holding Company, the holders of the Common Stock will be entitled to receive -- after payment or provision for payment of all debts and liabilities of the Holding Company (including all deposits in the Association and accrued interest thereon) and after distribution of the liquidation account established upon the Stock Conversion for the benefit of Eligible Account Holders who continue their deposit accounts at the Association -- all assets of the Holding Company available for distribution, in cash or in kind. See "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association." If preferred stock is issued subsequent to the Stock Conversion, the holders thereof may have a priority over the holders of Common Stock in the event of liquidation or dissolution.

         No Preemptive Rights. Holders of the Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock will not be subject to call for redemption, and, upon receipt by the Holding Company of the full purchase price therefor, each share of the Common Stock will be fully paid and nonassessable.

         Preferred Stock. After Stock Conversion, the Board of Directors of the Holding Company will be authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to the Common Stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The holders of preferred stock will be entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights which such holders may have.

         Except as discussed herein, the Holding Company has no present plans for the issuance of the additional authorized shares of Common Stock or for the issuance of any shares of preferred stock. In the future, the authorized but unissued and unreserved shares of Common Stock will be available for general corporate purposes including but not limited to possible issuance as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, in a future underwritten or other public offering or under an employee stock ownership plan, stock option or restricted stock plan. The authorized but unissued shares of preferred stock will similarly be available for issuance in future mergers or acquisitions, in a future underwritten public offering or private placement or for other general corporate purposes. Except as described above or as otherwise required to approve the transaction in which the additional authorized shares of Common Stock or authorized shares of preferred stock would be issued, no stockholder approval will be required for the issuance of these shares. Accordingly, the Board of Directors of the Holding Company, without stockholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock.

         Restrictions on Acquisitions. See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions" for a description of certain provisions of the Holding Company's certificate of incorporation and bylaws which may affect the ability of the Holding Company's stockholders to participate in certain transactions relating to acquisitions of control of the Holding Company.

         Dividends. Upon consummation of the formation of the Holding Company, the Holding Company's only asset will be the Association's Common Stock. Although it is anticipated that the Holding Company will retain approximately 50% of the net proceeds in the Stock Conversion, dividends from the Association will be an important source of income for the Holding Company. Should the Association elect to retain its income, the ability of the Holding Company to pay dividends to its own shareholders may be adversely affected. Furthermore, if at any time in the future the Holding Company owns less than 80% of the outstanding stock of the Association, certain tax benefits under the Code as to inter-company distributions will not be fully available to the Holding Company and it will be required to pay federal income tax on a portion of the dividends received from the Association, thereby reducing the amount of income available for distribution to the shareholders of the Holding Company. For further information concerning the ability of the Association, and following the Bank Conversion, the National Bank, to pay dividends to the Holding Company, see "Dividends."


                              LEGAL AND TAX MATTERS

         The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for First Robinson by the firm of Silver, Freedman & Taff, L.L.P. (a limited liability partnership including professional corporations), 1100 New York Avenue, N.W., Washington, DC. The Illinois state income tax consequences of the Conversion will be passed upon for the Association by Larsson, Woodyard & Henson LLP, 702 East Court, Paris, Illinois. Silver, Freedman & Taff, L.L.P. and Larsson, Woodyard & Henson LLP have consented to the references herein to their opinions. Malizia, Spidi, Sloane, & Fisch, P.C., Washington, DC, has acted as counsel to Trident Securities.


                                     EXPERTS

         The financial statements of First Robinson as of October 31, 1996 and 1995, and for each of the years in the three-year period ended October 31, 1996, included in this Prospectus have been audited by Larsson, Woodyard & Henson LLP, independent certified public accountants, as indicated in their report which is included herein and has been so included in reliance upon such report, given upon the authority of that firm as experts in accounting and auditing.

         The Appraiser has consented to the inclusion herein of the summary of its letter to the Association setting forth its opinion as to the estimated pro forma market value of the Association as converted and to the reference to its opinion that subscription rights received by Eligible Account Holders and other eligible subscribers do not have any economic value.


                             ADDITIONAL INFORMATION

         The Holding Company has filed with the SEC a registration statement under the Securities Act, with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, DC 20549, and copies of such material can be obtained from the SEC at prescribed rates. The SEC also maintains an internet address ("Web site") that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address for this Web site is "http://www.sec.gov." The statements contained herein as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding such documents; each such statement is qualified by reference to such contract or document.

         The Association has filed an Application for Approval of Conversion with the OTS with respect to the Stock Conversion. Pursuant to the rules and regulations of the OTS, this Prospectus omits certain information contained in that Application. The Application may be examined at the principal offices of the OTS, 1700 G Street, N.W., Washington, DC 20552 and at the Central Regional Office of the OTS, 200 West Madison, Suite 1300, Chicago, IL 60606, without charge.

         In connection with the Stock Conversion, the Holding Company will register the Common Stock with the SEC under Section 12(g) of the Exchange Act, as amended, and, upon such registration, the Holding Company and the holders of its Common Stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Holding Company has undertaken that it will not terminate such registration for a period of at least three years following the Stock Conversion.

         A copy of the Certificate of Incorporation and Bylaws of the Holding Company are available without charge from the Association.

                      FIRST ROBINSON FINANCIAL CORPORATION
                               Robinson, Illinois

                         INDEX TO FINANCIAL STATEMENTS




                                                                          Page
                                                                          ----
Independent Auditors' Report ...........................................   F-2

Consolidated Financial Statements:

Consolidated Statements of Financial Condition at
  December 31, 1996 (Unaudited) and October 31, 1996 and 1995 ..........   F-3

Consolidated Statements of Income for the Two-Months Ended
  December 31, 1996 and 1995 (Unaudited) and the Years Ended
  October 31, 1996, 1995 and 1994 ......................................    32

Consolidated Statements of Retained Earnings for the
  Two Months Ended December 31, 1996 and 1995 (Unaudited)
  and the Years Ended October 31, 1996, 1995 and 1994 ..................   F-4

Consolidated Statements of Cash Flows for the
  Two Months Ended December 31, 1996 and 1995 (Unaudited)
  and the Years Ended October 31, 1996, 1995 and 1994 ..................   F-5

Notes to Consolidated Financial Statements .............................   F-8


                                   # # # # #

           All schedules are omitted because the required information is not applicable or is included in the Financial Statements and related notes.

              Financial Statements of the Holding Company have not
           been provided because First Robinson Financial Corporation has not conducted any operations to date and
                            has not been capitalized.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
First Robinson Savings & Loan, F. A.
 and Subsidiary
Robinson, Illinois


We have audited the accompanying consolidated statements of financial condition of First Robinson Savings & Loan, F. A. and Subsidiary as of October 31, 1996 and 1995 and the related consolidated statements of income, retained earnings, and cash flows for each of the years ended October 31, 1996, 1995, and 1994. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Robinson Savings & Loan, F. A. and Subsidiary as of October 31, 1996 and 1995, and the results of their operations and their cash flows for the years ended
October 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.

As discussed in Note A to the consolidated financial statements, the Association changed its method of accounting for income taxes during the year ended October 31, 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

/s/ Larsson, Woodyard & Henson, LLP

November 15, 1996

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

            ASSETS
                                                                                                                   October 31,
                                                                                      December 31,         -------------------------
                                                                                         1996                1996              1995
                                                                                         ----                ----              ----
                                                                                      Unaudited
                                                                                      ---------
                                                                                                           1,000's
                                                                                      ----------------------------------------------
Cash and cash equivalents:
  Cash ....................................................................            $   470            $   385            $   302
  Interest bearing deposits ...............................................              2,048                868              2,472
                                                                                         -----                ---              -----
    Total cash and cash equivalents .......................................              2,518              1,253              2,774

Securities held to maturity,  approximate
 market value of $566,000, $589,000 and
 $1,289,000 for December 31, 1996,
 October 31, 1996 and 1995, respectively
 (Note B) .................................................................                570                592              1,296
Securities available for sale
 amortized cost of $3,949,000, $4,090,000 and
 $2,844,000 for December 31, 1996, October 31,
 1996 and 1995, respectively (Note B) .....................................              4,018              4,133              2,890
Loans receivable, net (Note C) ............................................             57,003             54,448             44,854
Foreclosed real estate ....................................................                277                278                 18
Premises and equipment (Note E) ...........................................              2,553              2,564              2,497
Accrued interest receivable (Note D) ......................................                518                514                295
Prepaid income taxes (Note I) .............................................                  0                 19                  0
Other assets ..............................................................                 81                 68                 84
                                                                                            --                 --                 --
    Total Assets ..........................................................            $67,538            $63,869            $54,708
                                                                                       =======            =======            =======
          LIABILITIES AND RETAINED EARNINGS

Deposits (Notes F) ........................................................            $59,642            $56,691            $49,404
Federal Home Loan Bank advances (Note G) ..................................              2,500              1,500                  0
Advances from borrowers for taxes and insurance ...........................                 45                 35                 33
Accrued interest payable ..................................................                374                353                229
Accrued income taxes (Note I) .............................................                 28                  0                 16
Deferred income taxes (Note I) ............................................                100                 91                221
Accrued expenses ..........................................................                103                541                269
                                                                                           ---                ---                ---
    Total Liabilities .....................................................             62,792             59,211             50,172

Commitments and contingencies (Note L)

Retained Earnings - substantially
 restricted (Note H) ......................................................              4,705              4,631              4,508
Unrealized gains on securities for sales (Note B)..........................                 41                 27                 28
                                                                                         -----              -----              -----
    Total Equity...........................................................              4,746              4.658              4,536
                                                                                         -----              -----              -----
    Total Liabilities and Retained Earnings ...............................            $67,538            $63,869            $54,708
                                                                                       =======            =======            =======

         See accompanying notes to consolidated financial statements.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                                                           Unrealized
                                                               Gain
                                                          on Securities
                                                Retained     Available
                                                Earnings   for Sale, Net   Total
                                                --------   -------------   -----
                                                             1,000's
                                                --------------------------------
Balance, October 31, 1993 ................      $3,747      $   0       $ 3,747

Change in accounting for securities
 as of November 1, 1993 ..................           0         63            63

Net income ...............................         362          0           362

Change in unrealized gain on
 securities available for sale ...........           0        (61)          (61)
                                                 -----        ---           ---

Balance, October 31, 1994 ................       4,109          2         4,111

Net income ...............................         399          0           399

Change in unrealized gain on
 securities available for sale ...........           0         26            26
                                                 -----         --            --

Balance, October 31, 1995 ................       4,508         28         4,536

Net income ...............................         123          0           123

Change in unrealized gain on
 securities available for sale ...........           0         (1)           (1)
                                                 -----         --            --

Balance, October 31, 1996 ................       4,631         27         4,658

Net income (unaudited) ...................          74          0            74

Change in unrealized gain on
 securities available for sale
 (unaudited) .............................           0         14            14
                                                 -----         --            --

Balance, December 31, 1996
 (unaudited) .............................      $4,705      $  41       $ 4,746
                                                ======      =====       =======



          See accompanying notes to consolidated financial statements.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Two Months Ended
                                                                        December 31,               For the Years Ended October 31,
                                                                   -------------------          ------------------------------------
                                                                   1996           1995          1996            1995            1994
                                                                   ----           ----          ----            ----            ----
                                                                        Unaudited
                                                                   -------------------
                                                                                               1,000's
                                                                   -----------------------------------------------------------------
Cash flows from operating activities:
  Net income ............................................         $  74          $  48          $ 123          $ 399          $ 362
  Adjustments to reconcile net
   income to net cash (used in)
   provided by operating activities
    Provision for depreciation ..........................            27             25            165            120             96
    Provision for loan losses ...........................             8              4            270              9             24
    Amortization of premiums
      on securities .....................................             2              1             21              3              1
    Accretion of discounts
      on securities .....................................             0             (4)            (2)            (1)             0
    Decrease (increase) in
      foreclosed real estate ............................             1             (7)          (260)             0            110
    (Increase) decrease in other
      repossessed property ..............................             0              0              0             (6)             7
    (Increase) decrease in accrued
      interest receivable ...............................            (4)           (30)          (219)           (82)            12
    Decrease in prepaid income
      taxes .............................................            19              0              0              0              0
    (Increase) decrease in other
      assets ............................................           (13)            42             (3)           (24)            (5)
    Increase in accrued interest
      payable ...........................................            21             18            124             80             26
    Increase (decrease) in
      accrued income taxes ..............................            28             31            (16)            54           (196)
    Increase (decrease) in
      deferred income taxes .............................             9              2           (131)            78             45
    (Decrease) increase in
      accrued expenses ..................................          (438)          (116)           272            116             20
    FHLB stock dividends
      received ..........................................             0              0              0             (4)             0
    Gain on sale of loan ................................             0              0            (45)             0              0
    Gain on sale of premises
      and equipment .....................................             0              0             (8)            (1)             0
                                                                    ---            ---            ---            ---            ---
      Net cash (used in) provided
        by operating activities .........................          (267)            21            551            747            385
                                                                   ====             ==            ===            ===            ===

                                       F-5

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               Two Months Ended
                                                                 December 31,                    For the Years Ended October 31,
                                                          ------------------------          ----------------------------------------
                                                             1996            1995            1996              1995           1994
                                                             ----            ----            ----              ----           ----
                                                                   Unaudited
                                                          -----------------------
                                                                                            1,000's
                                                          --------------------------------------------------------------------------
Cash flows from investing activities:
  Proceeds from sales of
    available-for-sale securities ................        $     0         $     0         $      0         $      0         $    87
  Proceeds from maturities of
    held-to-maturity securities ..................             22              17              706              143             781
  Purchase of held-to-maturity
    securities ...................................              0               0                0                0          (1,241)
  Purchase of available-for-sale
    securities ...................................              0               0           (2,218)               0               0
  Repayment of mortgage-backed
    securities available for sale ................            127              91              954              278           1,079
  Increase in loans receivable ...................         (3,163)           (922)         (11,563)         (13,858)         (2,444)
  Sale of originated loans .......................            600               0            1,744            3,081             109
  Purchase of loans ..............................              0               0                0                0            (900)
  Decrease (increase) in foreclosed
    real estate ..................................              1              (7)            (260)               1             119
  Purchase of premises and
    equipment ....................................            (16)            (38)            (246)            (685)            (83)
  Proceeds from sale of
    premises and equipment .......................              0               0               22                0               0
                                                                -               -               --                -               -
     Net cash used in
       investing activities ......................         (2,429)           (859)         (10,861)         (11,040)         (2,493)
                                                           ------            ----          -------          -------          ------
Cash flows from financing activities:
  Net increase in deposits .......................          2,951             116            7,287           10,196           2,232
  Net advances from FHLB .........................          1,000               0            1,500                0               0
  Increase (decrease) in advances
    from borrowers for taxes
    and insurance ................................             10               8                2               (1)             (1)
                                                               --               -                -               --              --
     Net cash provided by
       financing activities ......................          3,961             124            8,789           10,195           2,231
                                                            -----             ---            -----           ------           -----
Increase (decrease) in cash
 and cash equivalents ............................          1,265            (714)          (1,521)             (98)            123

Cash and cash equivalents
 at beginning of period ..........................          1,253           2,774            2,774            2,872           2,749
                                                            -----           -----            -----            -----           -----
Cash and cash equivalents
 at end of period ................................        $ 2,518         $ 2,060         $  1,253         $  2,774         $ 2,872
                                                          =======         =======         ========         ========         =======

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                               Two Months Ended
                                                                 December 31,                    For the Years Ended October 31,
                                                          ------------------------          ----------------------------------------
                                                             1996            1995            1996              1995           1994
                                                             ----            ----            ----              ----           ----
                                                                   Unaudited
                                                          -----------------------
                                                                                            1,000's
                                                          --------------------------------------------------------------------------
Supplemental Disclosures:
 Additional Cash Flows
   Information:
    Cash paid for:
      Interest on deposits ..............................   $452               $392         $2,496         $ 1,877          $ 1,420
      Interest on other borrowings ......................     22                  0             13              15                0
    Income taxes:
      Federal ...........................................      0                  0            176             148              330
      State .............................................      0                  0             40              43               46

Schedule of Non-Cash Investing
 Activities:
  Federal Home Loan Bank Stock
   dividends ............................................      0                  0              0               4                0
  Change in unrealized gain (loss)
   on securities available for sale .....................      5                 25              2             (43)              (3)
  Change in deferred income taxes
   attributed to unrealized gain
   (loss) on securities available
   for sale .............................................      2                 10              1             (27)              (2)
  Securities transferred to available
   for sale .............................................      0                  0              0               0            4,048
  Foreclosed real estate ................................      0                  0            260               0                9


               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A.  Summary of Significant Accounting Policies

      Description of the Business

        First Robinson Savings & Loan, F.A. (the Association) is a federally chartered mutual savings and loan with financial deposits insured by the Federal Deposit Insurance Corporation through the Savings Association Insurance Fund located in Crawford County, Illinois. The Association's main office is in Robinson with branch facilities in Oblong and Palestine. The Association provides financial services to individuals and corporate customers, and is subject to competition from other financial institutions. The Association is subject to the regulations of certain federal agencies and undergoes periodic examinations by those agencies.

      Basis of Financial Statement Presentation

        The accounting and reporting policies of the Association follow the accrual basis of accounting and conform to generally accepted accounting principles and to general practice within the financial institution industry. The consolidated financial statements include the accounts of the Association and its wholly owned subsidiary First Robinson Service Corporation, Inc., which was incorporated to provide insurance services. All material intercompany transactions and accounts have been eliminated.

        In preparing the consolidated financial statements, management is required to make estimates and assumptions which significantly affect the reported amounts of assets and liabilities as of the date of the consolidated statement of financial condition and revenues and expenses for the year. Actual results could differ significantly from those estimates.

        Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and foreclosed real estate, management obtains independent appraisals for significant properties.

        Management believes the allowance for loan losses and real estate owned is adequate. Management uses available information to recognize losses on loans and foreclosed real estate. Future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Association's allowances for losses on loans and foreclosed real estate. Such agencies may require the Association to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

        The consolidated statements of financial condition as of December 31, 1996 and the consolidated statements of income, retained earnings, and cash flows for the two-month periods ended December 31, 1996 and 1995 are unaudited. However, in the opinion of management, these consolidated financial statements include all material adjustments necessary for the fair presentation of the Association's financial position, consisting solely of normal and recurring adjustments.

      Cash Equivalents

        Cash equivalents of $2,048,000,  $868,000 and $2,472,000 at December 31,
        1996, October 31, 1996 and 1995, respectively, consists of amounts due from depository institutions and interest-bearing deposits. For purposes of the consolidated statements of cash flows, the Association considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

      Securities Held to Maturity

        Securities classified as held to maturity are those securities the Association has the positive intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, which are recognized in interest income using the interest method over the period to maturity.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A.  Summary of Significant Accounting Policies

      Securities Available for Sale

        Securities classified as available for sale are those securities that the Association intends to hold for an indefinite period of time, but not necessarily to maturity, marketable equity securities, and FHLB stock. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Association's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. The difference between fair value and amortized cost, adjusted for amortization of premium and accretion of discounts, which are recognized in interest income using the interest method over their contractual lives, results in an unrealized gain or loss. Unrealized gains or losses are reported as increases or decreases in retained earnings, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

      Loans and Allowance for Loan Losses

        Loans are considered a held-to-maturity asset and, accordingly, are carried at historical cost. Loans are stated at the amount of unpaid principal, reduced by unearned discounts, allowances for loan losses, loans in process, loans participated to other financial institutions, and deferred loan origination fees. Unearned discounts on nonmortgage installment loans are recognized as income over the term of the loan by the interest method. Interest on all other mortgage and nonmortgage loans is calculated by using the simple interest method on the unpaid principal outstanding. The Association's policy is to discontinue the accrual of interest income on any loan when, in the opinion of management, there is reasonable doubt as to the timely collectibility of interest or principal. Interest income on these loans is recognized to the extent payments are received, and the principal is considered fully collectible. An allowance for loan losses has been established for loans through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb probable losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay.

        Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Association's allowance for loan losses. Such agencies may require the Association to recognize additions to the allowance based on their judgments of information available to them at the time of their examination. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses.

               FIRST ROBINSON SAVINGS & LOAN, F.A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A.  Summary of Significant Accounting Policies

        On November 1, 1995, the Association adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by
        Statement of Financial Accounting Standards No. 118. A loan is considered impaired when, based on current information and events, it is probable the Association will not be able to collect all amounts, including principal and interest, in accordance with contractual terms of the loan agreement. The amount of impairment and any subsequent changes are recorded through a provision for loan losses as an adjustment to the reserve for loan losses. SFAS 114 applies to loans, whether collateralized or uncollateralized, except for large groups of smaller balanced, homogeneous loans, one to four family dwellings and consumer loans that are collectively evaluated for impairment. The portion of the reserve for loan losses applicable to impaired loans has been computed based on the present value of the estimated future cash flows of interest and principal discounted at the loan's effective interest rate or on the fair value of the collateral for collateral dependent loans. The entire change in present value of expected cash flows of impaired loans or of collateral value is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported. Generally, the Association evaluates a loan for impairment in accordance with SFAS 114 when it is placed in nonaccrual and a portion of the loan is internally risk rated as substandard or doubtful. The adoption and implementation of SFAS 114 had no impact on the overall reserve for loan losses and did not affect the Association's charge-off or income recognition policies.

      Real Estate Held for Investment and Foreclosed Real Estate

        Direct investments in real estate properties held for investment are carried at the lower of cost, including cost of improvements and amenities subsequent to acquisition, or net realizable value.

        Foreclosed real estate held for sale is carried at the lower of cost or estimated fair market value, net of estimated selling costs. Costs of holding foreclosed property are charged to expense in the current period, except for significant property improvements, which are capitalized to the extent that carrying value does not exceed estimated fair market value.

      Premises and Equipment

        Land is carried at cost. Buildings and furniture, fixtures and equipment are carried at cost adjusted for accumulated depreciated over the estimated useful lives of the assets. Buildings and furniture, fixtures and equipment are depreciated using the straight-line method. The estimated useful lives are five to fifty years for buildings and improvements and five to forty years for equipment.

      Income Taxes

        Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A.  Summary of Significant Accounting Policies

      Pension Plan

        The Association has a pension plan covering substantially all employees. It is the policy of the Association to fund the maximum amount that can be deducted for federal income tax purposes but in amounts not less than the minimum amounts required by law.

      Off-Balance-Sheet Financial Instruments

        In the ordinary course of business, the Association has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such instruments are recorded in the consolidated financial statements when they become payable.

      New Accounting Standards

        Accounting for Mortgage Servicing Rights

         In May 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 122 (FAS 122), "Accounting for Mortgage Servicing Rights." FAS 122 requires the Association to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. If the Association acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells those loans with servicing rights retained, the Association should allocate the total cost of the mortgage loans to mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The mortgage servicing rights should be amortized in proportion to and over the period of estimated net servicing income.

         FAS 122 is effective for fiscal years beginning after December 15, 1995. The Association will be required to adopt FAS 122 for the fiscal year ending October 31, 1997. The Association believes the adoption of FAS 122 will not have a material impact on the consolidated financial statements.

        Accounting for Stock-Based Compensation

         In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123 (FAS 123), "Accounting for Stock-Based Compensation". FAS 123 established a fair value based method of accounting for stock options and other equity instruments. FAS 123 permits the continued use of the intrinsic value method included in Accounting Principals Board Opinion 25 (APB-25), "Accounting for Stock Issued to Employees", but regardless of the method used to account for the compensation cost associated with stock option or similar plans, it requires employers to disclose information required by FAS 123. The Association plans to adopt the disclosure requirements of FAS 123. The disclosure requirement of FAS 123 is effective for fiscal years beginning after December 15, 1995. The Association will be required to include these disclosures in their financial statements for the year ended October 31, 1997.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A.  Summary of Significant Accounting Policies

      New Accounting Standards

        Accounting   for  Transfers  and  Servicing  of  Financial   Assets  and
        Extinguishment of Liabilities

         In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125 (FAS 125), "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities."

         FAS 125 requires that an entity should only recognize those assets that it controls and liabilities it has incurred. Assets should be recognized until control has been surrendered, and liabilities should be recognized until they have been extinguished. Recognition of financial assets and liabilities will not be affected by the sequence of transactions unless the effect of the transactions is to maintain effective control over a transferred financial asset.

         FAS 125 is effective for transactions after December 31, 1996. The Association believes the adoption of FAS 125 will not have a material effect on the consolidated financial statements.

      Reclassifications

        Certain reclassifications have been made to the balances as of October 31, 1995 and 1994, with no effect on net income, to be consistent with the classifications adopted for December 31 and October 31, 1996, respectively.

Note B.  Securities

      Securities available for sale consist of the following:

                                                December 31, 1996
                                   -------------------------------------------
                                               Gross      Gross    Approximate
                                   Amortized Unrealized Unrealized    Market
                                      Cost     Gains      Losses      Value
                                      ----     -----      ------      -----
                                                   (1,000's)
                                   ---------------------------------------
                                                  (Unaudited)
                                   ---------------------------------------
Equity securities:
 FHLMC stock ..................... $  200      $ 2      $    0      $  202
 FHLB stock ......................    264        0           0         264
Mortgage-backed securities:
 FNMA ............................  2,598       52           5       2,645
 FHLMC ...........................    702       14           0         716
 GNMA ............................    185        6           0         191
                                   ------      ---      ------      ------

                                   $3,949      $74      $    5      $4,018
                                   ======      ===      ======      ======

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note B.  Securities

  Securities held to maturity consist of the following:

                                             December 31, 1996
                                   --------------------------------------------
                                               Gross      Gross     Approximate
                                   Amortized Unrealized  Unrealized   Market
                                      Cost     Gains      Losses      Value
                                      ----     -----      ------      -----
                                                    (1,000's)
                                      -----------------------------------
                                                   (Unaudited)
                                      -----------------------------------
Municipal obligations ............    $225       $0       $  0       $225
Mortgage-backed securities:
 FHLMC ...........................     345        0          4        341
                                       ---        -          -        ---
                                      $570       $0       $  4       $566
                                      ====       ==       ====       ====


  Securities available for sale consist of the following:

                                                 October 31, 1996
                                   --------------------------------------------
                                               Gross      Gross     Approximate
                                   Amortized Unrealized  Unrealized   Market
                                      Cost     Gains      Losses      Value
                                      ----     -----      ------      -----
                                                    (1,000's)
                                      -----------------------------------
                                                   (Unaudited)
                                      -----------------------------------
 Equity securities:
 FHLMC stock ..................    $  200      $ 5      $    0      $  205
 FHLB stock ...................       264        0           0         264
Mortgage-backed securities:
 FNMA .........................     2,698       41           9       2,730
 FHLMC ........................       724        6           5         725
 GNMA .........................       204        5           0         209
                                      ---        -           -         ---
                                   $4,090      $57      $   14      $4,133
                                   ======      ===      ======      ======


  Securities held to maturity consist of the following:
                                               October 31, 1996
                                   --------------------------------------------
                                               Gross      Gross     Approximate
                                   Amortized Unrealized  Unrealized   Market
                                      Cost     Gains      Losses      Value
                                      ----     -----      ------      -----
                                                    (1,000's)
                                      -----------------------------------
                                                   (Unaudited)
                                      -----------------------------------
 Municipal obligations ...........     $245       $0       $  0       $245
Mortgage-backed securities:
 FHLMC ..........................       347        0          3        344
                                        ---        -          -        ---
                                       $592       $0       $  3       $589
                                       ====       ==       ====       ====

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note B.  Securities

  Securities available for sale consist of the following:


                                               October 31, 1995
                                   --------------------------------------------
                                               Gross      Gross     Approximate
                                   Amortized Unrealized  Unrealized   Market
                                      Cost     Gains      Losses      Value
                                      ----     -----      ------      -----
                                                    (1,000's)
                                      -----------------------------------
                                                   (Unaudited)
                                      -----------------------------------
Equity securities:
 FHLMC stock ..................      $  200      $ 8      $    0      $  208
 FHLB stock ...................         240        0           0         240
Mortgage-backed securities:
 FNMA certificates ............       1,123       17           1       1,139
 FHLMC certificates ...........         982       13           1         994
 GNMA certificates ............         299       10           0         309
                                        ---       --           -         ---
                                     $2,844      $48      $    2      $2,890
                                     ======      ===      ======      ======


  Securities held to maturity consist of the following:

                                               October 31, 1995
                                   --------------------------------------------
                                               Gross      Gross     Approximate
                                   Amortized Unrealized  Unrealized   Market
                                      Cost     Gains      Losses      Value
                                      ----     -----      ------      -----
                                                    (1,000's)
                                      -----------------------------------
                                                   (Unaudited)
                                      -----------------------------------
U. S. Government and federal
 agencies:
 FHLMC step up .................... $  500       $0       $    6      $  494
Municipal obligations .............    265        0            0         265
Mortgage-backed securities:
 FHLMC certificate ................    531        1            2         530
                                       ---        -            -         ---
                                    $1,296       $1       $    8      $1,289
                                    ======       ==       ======      ======


  Maturity analysis of securities is summarized as follows:


                                                 December 31, 1996
                                  ----------------------------------------------
                                        Securities               Securities
                                    Available for Sale       Held to Maturity
                                  ------------------------ ---------------------
                                               Approximate           Approximate  Interest Rate
                                   Amortized     Market               Amortized       Rate by
                                     Cost        Value       Cost        Value       Maturity
                                     ----        -----       ----        -----       --------
                                                     (1,000's)
                                  ----------------------------------------------
                                                   (Unaudited)
                                  ----------------------------------------------
Due in one year or less ..........  $    0      $    0      $ 15        $ 15          5.15%
Due after one year through
 five years ......................       0           0         0           0             0
Due after five years through
 ten years .......................       0           0         0           0             0
Due after ten years ..............     464         466       210         210          6.53
Mortgage-backed securities .......   3,485       3,552       345         341          7.23
                                     -----       -----       ---         ---          ----
                                    $3,949      $4,018      $570        $566          7.14%
                                    ======      ======      ====        ====          ====

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note B.  Securities

  Maturity analysis of securities is summarized as follows:

                                                  October 31, 1996
                                 -----------------------------------------------
                                        Securities               Securities
                                    Available for Sale       Held to Maturity
                                 ------------------------- ---------------------
                                               Approximate           Approximate
                                   Amortized     Market    Amortized    Market
                                     Cost        Value       Cost        Value
                                     ----        -----       ----        -----
                                                     (1,000's)
                                 -----------------------------------------------
Due in one year or less ........    $    0      $    0        $ 35      $ 35
Due after one year through
 five years ....................         0           0           0         0
Due after five years through
 ten years .....................         0           0           0         0
Due after ten years ............       464         469         210       210
Mortgage-backed securities .....     3,626       3,664         347       344
                                     -----       -----         ---       ---
                                    $4,090      $4,133        $592      $589
                                    ======      ======        ====      ====


                                                  October 31, 1996
                                 -----------------------------------------------
                                        Securities               Securities
                                    Available for Sale       Held to Maturity
                                 ------------------------- ---------------------
                                               Approximate           Approximate
                                   Amortized     Market    Amortized    Market
                                     Cost        Value       Cost        Value
                                     ----        -----       ----        -----
                                                     (1,000's)
                                 -----------------------------------------------
Due in one year or less ........    $    0     $    0       $  126     $  127
Due after one year through
 five years ....................         0          0          559        552
Due after five years through
 ten years .....................         0          0           80         80
Due after ten years ............       440        448            0          0
Mortgage-backed securities .....     2,404      2,442          551        530
                                     -----      -----          ---        ---
                                    $2,844     $2,890       $1,296     $1,289
                                    ======     ======       ======     ======


  There were no gains or losses on the sale of securities for the two-month periods ended December 31, 1996 and 1995 and for the years ended October 31, 1996, 1995 and 1994. During 1994, the Association sold FHLB stock for $87,000 at no gain or loss.

  Securities at December 31, 1996, October 31, 1996 and 1995, respectively, with amortized cost of $2,279,000, $2,661,000 and $1,681,000, and approximate market values of $2,321,000, $2,730,000 and $1,685,000 were pledged to secure public deposits and for other purposes as required or permitted by law. The Association had one derivative security at October 31, 1995, which was a FHLMC Step Up. This security has interest rate adjustments at certain dates.

  As a member of the Federal Home Loan Bank system, the Bank is required to maintain an investment in capital stock of the Federal Home Loan Bank in an amount equal to 1% of its outstanding mortgage loans and it has no quoted market value. For disclosure purposes, such stock is assumed to have a market value which is equal to cost.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note C.  Loans Receivable

  Loans receivable consisted of the following:



                                                                 October 31,
                                             December 31,   --------------------
                                                1996         1996          1995
                                                ----         ----          ----
                                                            (1,000's)
                                            ------------------------------------
                                            (Unaudited)
                                            -----------
Real estate loans:
   One to four family residential .......      $27,822      $27,784      $23,448
   Multi-family residential .............          135          141          174
   Commercial ...........................       10,608        9,594        5,560
   Construction .........................          155           76          514
                                                   ---           --          ---
                                                38,720       37,595       29,696

Other loans:
   Deposit accounts .....................          569          571        1,069
   Automobile ...........................        8,729        8,764        7,273
   Commercial ...........................        6,819        5,257        4,628
   Other loans ..........................        2,712        2,717        2,591
                                                 -----        -----        -----
      Total loans .......................       18,829       17,309       15,561

Less:
   Allowance for loan losses ............          412          413          255
   Specific reserve .....................            0            0            8
   Unearned discounts ...................            0           43          140
   Loans in process .....................          134            0            0
                                                   ---            -            -
     Net loans ..........................      $57,003      $54,448      $44,854
                                               =======      =======      =======

An analysis of the allowance for loan losses is as follows:

                                December 31,            October 31,
                               -------------------------------------------
                               1996     1995      1996       1995     1994
                               ----     ----      ----       ----     ----
                                                  (1,000's)
                               --------------------------------------------
                                                 (Unaudited)
                               --------------------------------------------
Balance ...............        $413      $255      $255      $288      $367
 Provision for losses .           8         4       270         9        24
 Loans charged off ....         (10)      (10)     (122)      (44)     (131)
 Recoveries ...........           1         1        10         2        28
                                ---       ---       ---       ---       ---
Balance ...............        $412      $250      $413      $255      $288
                               ====      ====      ====      ====      ====


Nonaccrual loans at December 31, 1996, October 31, 1996 and 1995 were $42,000, $68,000 and $10,000, respectively. Management had not identified any loans considered to be impaired as of December 31, 1996, October 31, 1996 and 1995, respectively.


The weighted average interest rate on loans at December 31, 1996, October 31, 1996 and 1995 was 9.01%, 8.84%, and 8.78%, respectively.

The Association sold participating interest in loans in the amount of $600,000 and $0 for two months ended December 31, 1996 and 1995, respectively, and $1,138,000, $3,081,000, and $109,000 for the respective years ending October 31, 1996, 1995, and 1994. During the year ended October 31, 1996, the Association sold one SBA guaranteed commercial real estate loan with unpaid principal balance of $606,000 at a gain of $45,000.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D.  Accrued Interest Receivable

      Accrued interest receivable consisted of the following:

                                                                 October 31,
                                             December 31,    -------------------
                                                1996         1996        1995
                                                ----         ----        ----
                                              (1,000's)          (1,000's)
                                              ---------      ----------------
                                             (Unaudited)
                                             -----------
Mortgage loans .......................          $320          $312       $177
Nonmortgage loans ....................           192           193        101
Securities ...........................             6             9         17
                                                ----          ----       ----
                                                $518          $514       $295
                                                ====          ====       ====


Note E.  Premises and Equipment

      Premises and equipment consisted of the following:

                                                             October 31,
                                          December 31,   --------------------
                                              1996         1996         1995
                                              ----         ----         ----
                                           (1,000's)           (1,000's)
                                          -----------    --------------------
                                          (Unaudited)
                                          -----------
Land .................................      $   313       $   313       $   288
Building .............................        2,252         2,246         2,134
Furniture and equipment ..............        1,153         1,143         1,063
                                              3,718         3,702         3,485
Accumulated depreciation .............       (1,165)       (1,138)         (988)
                                             ------        ------          ----
                                            $ 2,553       $ 2,564       $ 2,497
                                            =======       =======       =======

Depreciation included in the consolidated statements of income amounted to $27,000 and $25,000 for the two-month periods ended December 31, 1996 and 1995 and $165,000, $120,000 and $96,000 for the years ended October 31, 1996, 1995 and 1994, respectively.

Included in the buildings is $186,794 of capitalized interest from the 1985 building project. Amortization of capitalized interest, which is included in premises, occupancy and equipment expense, amounted to $623 for each of the two month periods ended December 31, 1996 and 1995, and $3,735 for each of the years ended October 31, 1996, 1995 and 1994.

The Association has purchased land in Oblong for the construction of a drive-up facility. At October 31, 1996, there had been no construction and at December 31, 1996 the Association had incurred $130,000 in cost associated with this project. Total projected cost is $235,000 with completion within the next twelve months.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note F.  Deposit Analysis

      Deposits consisted of the following:


                                                        December 31,                                October 31,
                                                  -----------------------      -----------------------------------------------------
                                                           1996                        1996                      1995
                                                  -----------------------      --------------------     ----------------------
                                                                 Weighted                  Weighted                   Weighted
                                                                  Average                   Average                    Average
                                                                 Interest                  Interest                   Interest
                                                    Amount         Rate        Amount        Rate        Amount         Rate
                                                    ------         ----        ------        ----        ------         ----
                                                                                    (1,000's)
                                                  ----------------------------------------------------------------------------------
                                                         (Unaudited)
                                                  ---------------------
Non-interest bearing .....................         $ 2,790          .00%      $ 2,265          .00%      $ 1,873         .00%
NOW accounts .............................           7,313         3.13%        6,717         3.12%        6,055        3.14%
Passbook .................................           5,515         3.23%        5,540         3.00%        4,124        3.00%
Certificates .............................          44,024         5.69%       42,169         5.65%       37,352        5.65%
                                                    ------         ----        ------         ----        ------        ----
  Total deposits .........................         $59,642         4.87%      $56,691         4.87%      $49,404        4.91%
                                                   =======         ====       =======         ====       =======        ====


  Certificates had the following remaining maturities:

                                             December 31, 1996
                           -----------------------------------------------------
                           Less Than   One to      Two to       After
                            One Year  Two Years  Three Years Three Years  Totals
                            --------  ---------  ----------- -----------  ------
                                                  (1,000's)
                           -----------------------------------------------------
                                                 (Unaudited)
                           -----------------------------------------------------
3.00 to 3.99% .........     $   307     $    0     $    0     $    0     $   307
4.00 to 4.99% .........      20,166      3,907        375        100      24,548
5.00 to 5.99% .........      10,320      3,366      1,084      4,399      19,169
6.00 to 6.99% .........           0          0          0          0           0
                            -------     ------     ------     ------     -------
  Totals ..............     $30,793     $7,273     $1,459     $4,499     $44,024
                            =======     ======     ======     ======     =======

  Certificates had the following remaining maturities:

                                        October 31,1996
                    ----------------------------------------------------------
                    Less Than    One to        Two to        After
                     One Year   Two Years   Three Years   Three Years   Totals
                     --------   ---------   -----------   -----------   ------
                                         (1,000's)
                    ----------------------------------------------------------
3.00 to 3.99% .....  $    94     $    0      $    0        $    0      $    94
4.00 to 5.99% .....   17,859      4,414         590            95       22,958
6.00 to 7.99% .....    7,911      2,478       2,409         3,697       16,495
8.00 to 9.99% .....    2,208        250         164             0        2,622
----    ----           -----        ---         ---             -        -----
  Totals ..........  $28,072     $7,142      $3,163        $3,792      $42,169
                     =======     ======      ======        ======      =======

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note F.  Deposit Analysis

                                              October 31, 1995
                         -------------------------------------------------------
                         Less Than   One to       Two to        After
                          One Year  Two Years   Three Years  Three Years  Totals
                          --------  ---------   -----------  -----------  ------
                                                (1,000's)
                         -------------------------------------------------------
3.00 to 3.99% .........   $    11     $    0     $    0     $    0     $    11
4.00 to 5.99% .........    16,611      3,599      1,494        106      21,810
6.00 to 7.99% .........     4,876      4,005      1,105      1,242      11,228
8.00 to 9.99% .........     1,748      2,149        250        156       4,303
----    ----                -----      -----        ---        ---       -----
  Totals ..............   $23,246     $9,753     $2,849     $1,504     $37,352
                          =======     ======     ======     ======     =======

      Interest expense on deposits is summarized as follows:

                               December 31,                October 31,
                            -----------------    -------------------------------
                            1996         1995      1996        1995        1994
                            ----         ----      ----        ----        ----
                                                    (1,000's)
                            ----------------------------------------------------
                              (Unaudited)
                            -------------
Passbook .............      $ 27      $   21      $  156      $  129      $  131
NOW accounts .........        36          32         207         189         195
Certificates .........       410         357       2,271       1,633       1,120
                             ---         ---       -----       -----       -----
                            $473      $  410      $2,634      $1,951      $1,446
                            ====      ======      ======      ======      ======

      At December 31, 1996, October 31, 1996 and 1995, the Association had $10,972,000, $10,737,000 and $10,155,000, respectively, of deposit accounts with balances of $100,000 or more. The Association did not have brokered deposits at December 31, 1996, October 31, 1996 or 1995. Deposits in excess of $100,000 are not federally insured.

Note G.  Federal Home Loan Bank Advances

      The Association has entered into a FHLB advance agreement on March 19, 1991. The agreement covers the terms and collateral requirements. The daily advances are secured by FHLB stock and a portion of the qualified mortgage loans of the Association. The Association had outstanding advances of $2,500,000, $1,500,000 and $0 as of December 31, 1996, October 31, 1996 and 1995, respectively. In addition, the Association had $12,000, $7,000 and $0 of accrued interest payable as of December 31, 1996, October 31, 1996 and 1995, respectively.

      Information concerning FHLB advances is summarized as follows:
                                                               October 31,
                                         December 31,      ---------------------
                                             1996           1996           1995
                                         ------------      ------         ------
                                                          (1,000's)
                                          --------------------------------------
                                          (Unaudited)
                                          -----------
Average balance ......................       $2,262        $  367        $  329
Average interest rate ................         5.57%         5.72%         6.08%
Maximum month-end balance ............        2,500         1,500         2,000

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note H.  Retained Earnings

      The Association as a member of the Federal Home Loan Bank System is required to hold a specified number of shares of capital stock, which is carried at cost, in the Federal Home Loan Bank of Chicago. In addition, the Association is required to maintain cash and liquid assets in an amount equal to 5% of its deposit accounts and other obligations due within one year. The Association has met these requirements.

      Federal  associations are required to satisfy three capital  requirements:
      (i) a requirement that "tangible capital" equal or exceed 1.5% of adjusted total assets, (ii) a requirement that "core-capital" equal or exceed 3% of adjusted total assets, and (iii) a risk-based capital standard of 8% of "risk-adjusted" assets. Failure to comply with applicable regulatory capital requirements can result in capital directives from regulatory agencies, restrictions on growth, and other limitations on a federal association's operations. At December 31, 1996, October 31, 1996 and 1995 the Association met each of the three capital requirements.

      Generally Accepted Accounting Principles (GAAP) includes the unrealized gain or loss on securities available for sale as capital. In November of 1994, the Office of Thrift Supervision (OTS) changed the determination of regulatory capital not to include any unrealized gain or loss on securities available for sale. As of December 31, 1996, October 31, 1996 and 1995, the Association had $41,000, $27,000 and $28,000 of unrealized gain on securities available for sale included in GAAP capital.

      The following is a reconciliation of the Association's equity reported in the consolidated financial statements under generally accepted accounting principles to OTS regulatory capital requirements (in thousands of dollars):

                                                           Tangible    Core     Risk-Based
                                                           Capital    Capital    Capital
                                                           --------   -------   ----------
      December 31, 1996
        Total equity as reported in the consolidated
          financial statements                              $4,746     $4,746     $4,746
        General allowance for loan losses                       --         --        411
        Unrealized gain on available-for-sale securities        41         41         41
                                                            ------     ------     ------
                                                            $4,705     $4,705     $5,116
                                                            ======     ======     ======

      The Association's actual and required capital amounts and ratios are summarized as follows (in thousands of dollars):

                                                      Regulatory Capital
                                          --------------------------------------
                                              Actual    Requirement      Excess
                                              ------    -----------      ------
Tangible capital:
  Dollar amount ......................    $   4,705    $    1,013    $    3,691
  Percent of tangible assets .........         6.97%        1.50%         5.47%

Core capital:
  Dollar amount ......................    $   4,705    $    2,026    $    2,678
  Percent of tangible assets .........         6.97%        3.00%         3.97%

Risk-based capital:
  Dollar amount ......................    $   5,116    $    3,993    $    1,123
  Percent of risk-weighted assets ....        10.25%        8.00%         2.25%

      The  Bank's  total  risk-weighted   assets  at  December  31,  1996,  were
      approximately $49,912,000.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note H.  Retained Earnings

      As of December 31, 1996, the most recent respective notifications from the OTS classified the Association as well capitalized under the regulatory framework for prompt corrective action. There are no conditions for events since the most recent notification that management believes have changed the Association's category. To be categorized as well capitalized, the Association must maintain minimum ratios of total capital to risk-weighted assets, core capital to risk-weighted assets and core capital to adjusted total assets. The Association's actual and minimum capital requirements to be well capitalized under prompt corrective action provisions are as follows:

                                                                           Minimum
                                                        Actual           Requirement
                                                    ---------------    ---------------
                                                    Amount    Ratio    Amount    Ratio
                                                    ------    -----    ------    -----
      December 31, 1996
        Tier I Capital (to adjusted total assets)   $4,705    6.97%    $3,377     5.0%
        Tier I Capital (to risk-weighted assets)     4,705    9.43%     2,995     6.0%
        Total Capital (to risk-weighted assets)      5,116   10.25%     4,991    10.0%

Note I.  Income Tax

      The  components  of the  provision  for  income  taxes are  summarized  as follows:
                                  December 31,               October 31,
                                 -------------      ----------------------------
                                 1996     1995       1996        1995       1994
                                 ----     ----       ----        ----       ----
                                                     (1,000's)
                                 -----------------------------------------------
Currently payable:              (Unaudited)
                                 ----------
   Federal ..............       $36       $27       $ 147        $162       $167
   State ................        11         4          33          35         30
Deferred:
   Federal ..............         0         0        (105)         28         20
   State ................         0         0         (24)          8          4
                                  -         -         ---           -          -
                                $47       $31       $  51        $233       $221
                                ===       ===       =====        ====       ====

      Income tax expense for the two month periods ended December 31, 1996 and 1995, and the years ended October 31, 1996, 1995 and 1994, has been provided at an effective rate of approximately 29.5%, 36.9% and 40.0%, respectively. An analysis of tax expense for the three years setting forth the reasons for the variations from the federal statutory rate of 34% is as follows:

                                           December 31,        October 31,
                                           ------------  -----------------------
                                           1996   1995   1996    1995       1994
                                           ----   ----   ----    ----       ----
                                                          (1,000's)
                                           -------------------------------------
                                           (Unaudited)
                                           -----------
Computed tax at statutory rates$ ........    41   $27   $  51    $ 215    $ 198
Increase (decrease) in tax
 expense resulting from:
  State and local taxes based
   on income, net of federal
   income tax benefit ...................     6     4      15       28       23
  Municipal interest ....................     0     0      (6)      (5)      (7)
  Other .................................     0     0      (9)      (5)       7
                                              -     -      --       --        -
                                            $47   $31   $  51    $ 233    $ 221
                                            ===   ===   =====    =====    =====

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note I.  Income Tax

      Under existing provisions of the Internal Revenue Code and similar sections of the Illinois income tax law, qualifying thrifts may claim bad debt deductions based on the greater of (1) a specified percentage of taxable income, as defined, or (2) actual loss experience. If, in the future, any of the accumulated bad debt deductions are used for any purpose other than to absorb bad debt losses, gross taxable income may result and income taxes may be payable.

      The Small Business Job Protection Act became law on August 20, 1996. One of the provisions in this law repealed the reserve method of accounting for bad debts for thrift institutions so that the bad debt deduction described in the preceding paragraph will no longer be effective for tax years beginning after December 31, 1995. The change in the law requires that the tax bad debt reserves accumulated after October 31, 1988 be recaptured into taxable income over a six-year period. The start of the six-year period can be delayed for up to two years if the Association meets certain residential lending thresholds. Deferred taxes have been provided on the portion of the tax reserve for loan loss that must be recaptured.

      Retained earnings at October 31, 1996 and 1995 includes approximately $1,400,000 for which federal income tax has not been provided, which is adjusted annually. The Association is allowed a special bad debt deduction limited generally to 8 percent of otherwise taxable income and subject to certain limitations based on aggregate loans and savings account balances at the end of the year. If the amounts that qualify as deductions for federal income tax purposes are later used for purposes other than for bad debt losses, they will be subject to federal income tax at the then current corporate rate. The unrecorded deferred tax liability on the above amounts is approximately $560,000 at a 40% effective tax rate.

      The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:

                                             December 31,         October 31,
                                            -----------         ----------------
                                                1996            1996        1995
                                                ----            ----        ----
                                                         (1,000's)
                                               ---------------------------------
                                            (Unaudited)
                                            -----------
Deferred tax assets:
 Allowance for loan losses ................     $119            $119       $ 62
 Directors retirement .....................       36              36          0
                                                 155             155         62
Deferred tax liabilities:
 Accrual basis adjustment .................       46              51         81
 Depreciation .............................      173             169        174
 FHLB stock ...............................        9               9         10
 Allowance for unrealized gain on
   securities available for sale ..........       27              17         18
                                                ----            ----       ----
                                                 255             246        283
                                                 ---             ---        ---
Net deferred tax liabilities ..............     $100            $ 91       $221
                                                ====            ====       ====


      No valuation allowance was required for deferred tax assets at December 31, 1996, October 31, 1996 or 1995.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note J.  Employee Benefit Plans

      The Association has established a 401(k) profit sharing plan which covers all employees with three months of service and minimum age of 21. This plan allows for individual employees to elect a portion of their salaries to be deferred with a matching provision of the first four percent of salary deferral at a rate of twenty-five percent from the Association. The plan has a five year vesting schedule. Contributions to this plan by the Association amounted to $0 for each of the two-month periods ended December 31, 1996 and 1995, respectively, and $3,000, $26,000, and $40,000 for the years ended October 31, 1996, 1995, and 1994, respectively, which are included in compensation and employee benefits. The Association accrued $14,000, $0 and $24,000, which is included in accrued expenses at December 31, 1996, October 31, 1996 and 1995. Total pension cost including administration and other fees amounted to $14,000 and $0 for each of the two-month periods ended December 31, 1996 and 1995, respectively, and $12,000, $27,000, and $42,000 for the years ended October 31, 1996, 1995, and 1994, respectively, which are included in compensation and employee benefits.

      The Association received $83,000 for the year ended October 31, 1995, from the termination of the Savings Association Retirement Fund, a deferred benefit plan. The payment during 1995 was the final payment from this fund.

      The Association approved a directors retirement plan during 1996. The plan provided for a one-time contribution of $2,000 per year of service for each director, future contributions of $2,000 per year for each director, and a discretionary annual contribution for each director using performance standards similar to those used under the existing 401(k) plan. Each directors account will include a rate of return equal to the highest interest rate paid on the Association's one year or less certificate of deposits. Future annual contributions will be made for each director to the plan as of January 1 of each year starting with January 1, 1998. The Association's contribution, including prior service, for the year ended October 31, 1996 was $94,000 with interest of $400. The plan expense is included in compensation and employee benefits for 1996.

Note K.  Economic Dependency

      The Association is a nondiscriminatory lender in their market area as defined by their Community Reinvestment Act. The Association is a full service institution with facilities located in southeast central Illinois. The Association has no economic dependency other than the general market area. Concentration of credit risk has been disclosed in Note C concerning lending portfolio.

Note L.  Commitments and Contingencies

      In the normal course of business, the Association has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Association is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial statements of the Association.

                                                    October 31,
                                December 31,   --------------------
                                   1996          1996          1995
                                   ----          ----          ----
                                              (1,000's)
                               ------------------------------------
                               (Unaudited)
                               -----------
             Fixed rate             $87           $538         $  0
                                    ===           ====         ====
             Variable rate       $1,973         $2,892         $409
                                 ======         ======         ====

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note L.  Commitments and Contingencies

      Interest rates for fixed rate loan commitments at December 31, 1996 and October 31, 1996 were from 5.00% to 10.00%. Interest rates for variable rate loan commitments at December 31, and October 31, 1996 were from 8.00% to 9.75%. Interest rates for variable rate loan commitments at October 31, 1995 were from 8.00% to 10.75%. The Association had unused lines of credit in the amount of $1,823,000, $2,118,000 and $1,507,000 at December 31,
      1996, October 31, 1996 and 1995, respectively. The Association had an outstanding letter of credit in the amount of $250,000 at December 31, 1996.

      The Association's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual notional amount of these instruments. The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Association upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

Note M.  Related Parties

      The Association has entered into transactions with its directors, and executive officers, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. A summary of loans to such related parties is as follows:

                                                       October 31,
                                   December 31,     -----------------
                                      1996          1996        1995
                                      ----          ----        ----
                                                (1,000's)
                                   ----------------------------------
                                  (Unaudited)
                                  -----------
       Balance ....................   $210          $222        $ 69
       New loans...................     34           140         164
       Repayments..................    (24)         (152)        (11)
       Balance ....................   $220          $210        $222

Note N.  Federal Deposit Insurance Corporation's Assessment

      In September, 1996, the FDIC imposed the one-time assessment on all SAIF insured deposits. The Association has accrued the FDIC assessment in the amount of $281,000 in SAIF deposit insurance in the consolidated statements of income for the year ended October 31, 1996 and this amount was paid in November of 1996. Prior to this assessment the Association SAIF Rate was $0.23 and subsequently the rate is now $0.065 per $100 of insured deposits.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note O.  Plan of Stock Conversion

      On November 12, 1996, the board of directors of the Association adopted a plan of conversion whereby the Association would convert to a federal chartered stock savings bank and thereafter to a national bank. The plan includes, as part of the conversion, the concurrent formation of a holding company. The plan provides that nontransferable subscription rights to purchase holding company conversion stock will be offered first to the Association's eligible account holders of record as of October 31, 1995, then to the Association's tax-qualified employee stock benefit plan, then to supplemental eligible account holders then to other members. Concurrently with, at any time during, or promptly after the subscription offering, and on a lowest priority basis, an opportunity to subscribe may also be offered to the general public in a community offering. Thereafter, if all shares have not been sold, it is anticipated that any remaining shares will be offered to the general public in an underwritten public offering. The price of the holding company conversion stock will be based upon an independent appraisal of the Association and will reflect its estimated pro forma market value, as converted. The Association has not filed its application for conversion at December 31, 1996.

      Subsequent to conversion, savings account holders and borrowers will not have voting rights in the Association. Voting rights of the Association will be vested exclusively with the holding company. Savings deposits will continue to be insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

      All costs associated with the conversion will be deferred and deducted from the proceeds from the sale of stock. If the Association does not convert to stock form, such costs will be charged to expense. As of December 31, 1996 the Association had incurred $37,000 of conversion costs which were included in other assets. The Association had not incurred conversion cost as of October 31, 1996 and 1995.

      For the purpose of granting eligible members of the Association a priority in the event of future liquidation, the Association will, at the time of conversion, establish a liquidation account equal to its regulatory capital as of the date of the latest balance sheet used in the final conversion offering circular. In the event (and only in such event) of future liquidation of the converted Association, an eligible savings account holder who continues to maintain a savings account shall be entitled to receive a distribution from the liquidation account, in the proportionate amount of the then current adjusted balance of the savings deposits then held, before any distributions may be made with respect to capital stock.

      Present regulations provide that the Association may not declare or pay a cash dividend on or repurchase any of its capital stock if the result thereof would be to reduce the regulatory capital of the Association below the amount required for the liquidation account or the regulatory capital requirement. Further, any dividend declared or paid on, or repurchase of, the Association's capital stock shall be in compliance with the rules and regulations of the OTS, until the conversion to a national bank, then the OCC, or other applicable regulations.

Note P.  Disclosures about Fair Value of Financial Institutions

      In December, 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." This statement extends the existing fair value disclosure practices for some instruments by requiring all entities to disclose the fair value of financial instruments (as defined), both assets and liabilities recognized and not recognized in the statements of financial condition, for which it is practicable to estimate fair value.

      There are inherent limitations in determining fair value estimates, as they relate only to specific data based on relevant information at that time. As a significant percentage of the Association's financial instruments do not have an active trading market, fair value estimates are necessarily based on future expected cash flows, credit losses, and other related factors. Such estimates are accordingly, subjective in nature, judgmental and involve imprecision. Future events will occur at levels different from that in the assumptions, and such differences may significantly affect the estimates.

               FIRST ROBINSON SAVINGS & LOAN, F. A. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note P.  Disclosures about Fair Value of Financial Institutions

      The statement excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Association.

      Additionally, the tax impact of the unrealized gains or losses has not been presented or included in the estimates of fair value.

      The following methods and assumptions were used by the Association in estimating its fair value disclosures for financial instruments.

        Cash and Cash Equivalents: The carrying amounts reported in the consolidated statements of financial condition for cash and short-term instruments approximate those assets' fair values.

        Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. No active market exists for the Federal Home Loan Bank capital stock. The carrying value is estimated to be fair value since if the Bank withdraws membership in the Federal Home Loan Bank, the stock must be redeemed for face value.

        Loans Receivable: The fair value of loans was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

        Deposits: The fair value of savings deposits and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

        Borrowings: The fair value of FHLB advances and other borrowings are estimated using rates currently available for debt with similar terms and remaining maturities.

      The estimated fair value of the Association's financial instruments are as follows:

                                              December 31,        October 31,
                                                 1996                1996
                                           ----------------   ------------------
                                           Carrying   Fair    Carrying     Fair
                                            Amount    Value     Amount     Value
                                            ------    -----     ------     -----
                                                         (1,000's)
                                           -------------------------------------
                                                        (Unaudited)
                                           -------------------------------------
ASSETS
   Cash and interest bearing deposits ..   $ 2,518   $ 2,518   $ 1,253   $ 1,253
   Securities available for sale .......     4,018     4,018     4,133     4,133
   Securities held to maturity .........       570       566       592       589
   Loans receivable, net ...............    57,003    57,454    54,448    55,515

LIABILITIES
   Deposits ............................    59,642    59,832    56,691    56,801
   FHLB advances .......................     2,500     2,500     1,500     1,500

================================================================================

         No person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Holding Company or the Association. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Holding Company or the Association since any of the dates as of which information is furnished herein or since the date hereof.

                                  -------------

                                TABLE OF CONTENTS
                                                                            Page
Prospectus Summary ........................................................    4
Selected Financial Information ............................................   11
Recent Financial Data .....................................................   13
Management's Discussion of Recent Financial Data ..........................   15
Risk Factors ..............................................................   16
Use of Proceeds ...........................................................   21
Dividends .................................................................   21
Market for Common Stock ...................................................   22
First Robinson Savings and Loan, F.A. .....................................   22
First Robinson Financial Corporation ......................................   23
First Robinson Savings Bank, National Association .........................   24
Pro Forma Data ............................................................   24
Proposed Management Purchases .............................................   28
Pro Forma Regulatory Capital Analysis .....................................   29
Capitalization ............................................................   30
Statements of Income ......................................................   31
Management's Discussion and Analysis of
 Financial Condition and Results of Operations ............................   33
Business of the Association ...............................................   45
Regulation ................................................................   72
Management ................................................................   88
The Conversion ............................................................   95
Restrictions on Acquisitions of Stock
 and Related Takeover Defensive Provisions ................................  112
Description of Capital Stock ..............................................  118
Legal and Tax Matters .....................................................  120
Experts ...................................................................  120
Additional Information ....................................................  121
Index to Financial Statements .............................................  F-1

       Until the later of _________, 1997, or 25 days after commencement of the offering of Common Stock, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                 747,500 Shares
                              (Anticipated Maximum)





                            FIRST ROBINSON FINANCIAL
                                   CORPORATION

                       (Holding Company for First Robinson
                        Savings and Loan, F.A. to become
               First Robinson Savings Bank, National Association)





                                  Common Stock

                                $10.00 Per Share
                                 Purchase Price



                              ---------------------

                                   PROSPECTUS
                              ---------------------






                            TRIDENT SECURITIES, INC.


                                 ________, 1997



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

         Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance of the shares.

Counsel fees and expenses ....................................          $ 80,000
Accounting fees and expenses .................................            30,000
Appraisal and business plan
  preparation fees and expenses ..............................            30,000
Conversion Agent fees and expenses ...........................             8,000
Underwriting fees(1) (including financial
   advisory fee and expenses) ................................            88,910
Underwriter's counsel fees and expenses ......................            32,500
Printing, postage and mailing ................................            50,000
Registration and Filing Fees .................................            25,000
Blue Sky fees and expenses ...................................             6,000
Stock Transfer Agent and Certificates ........................             7,500
Other expenses(1) ............................................            42,090
                                                                        --------
     TOTAL ...................................................          $400,000
                                                                        ========
------------------
(1) Based on maximum of Estimated Valuation Range.

Item 14.  Indemnification of Directors and Officers

         Article Eleventh of the Holding Company's Certificate of Incorporation provides for indemnification of directors and officers of the Holding Company against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article Eleventh also provides for the authority to purchase insurance with respect thereto.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's Board of Directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

         Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the Board of Directors of the Holding Company by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

         Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 15.  Recent Sales of Unregistered Securities

         The Registrant is newly incorporated, solely for the purpose of acting as the holding company of the First Robinson Savings and Loan, F.A. pursuant to the Plan of Conversion (filed as Exhibit 2 herein), and no sales of its securities have occurred to date, other than the sale of one share of the Registrant's stock to its incorporator for the purpose of qualifying the Registrant to do business in the State of Illinois.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits:

1.1      Letter Agreement regarding management, marketing and
            consulting services*
1.2      Form of Agency Agreement*
2        Plan of Conversion*
3.1      Certificate of Incorporation of the Holding Company*
3.2      Bylaws of the Holding Company*
3.3      Charter of Association in stock form*
3.4      Bylaws of Association in stock form*
3.5      Articles of Association of National Bank*
3.6      Bylaws of National Bank*
4        Form of Stock Certificate of the Holding Company*
5        Opinion of Silver, Freedman & Taff, L.L.P. with Respect to Legality of Stock*
8.1      Opinion of Silver, Freedman & Taff,  L.L.P. with respect to Federal income tax consequences of the Stock Conversion*
8.2      Opinion of Larsson, Woodyard & Henson LLP with respect to Illinois income tax consequences of the Stock Conversion*
10.1     Letter Agreement regarding Appraisal Services and Business Plan
            Preparation
10.2     Employee Stock Ownership Plan*
10.3     Directors Retirement Plan*
22       Subsidiaries*
24.1     Consent  of Silver,  Freedman & Taff,  L.L.P.*
24.2     Consent of  Larsson, Woodyard & Henson LLP
24.3     Consent of  Ferguson & Company*
25       Power of Attorney (set forth on signature  page)
99.1     Appraisal*
99.2 Proxy Statement and form of proxy to be furnished to the Association's account holders*
99.3     Stock Order Form and Order Form Instructions*
99.4     Certification*
99.5     Question and Answer Brochure*
99.6     Advertising, Training and Community Informational Meeting
            Materials*
99.7     Letter of Appraiser with respect to Subscription Rights*

-----------------
*  Previously filed.

Item 17. Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and it will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Robinson, State of Illinois on May 9, 1997.


                                            FIRST ROBINSON FINANCIAL CORPORATION



                                            By:   /s/ Rick L. Catt
                                                  ------------------------------
                                                 Rick L. Catt, President and
                                                 Chief Executive Officer
                                                (Duly Authorized Representative)


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick L. Catt his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Rick L. Catt                           /s/ Jamie E. McReynolds
--------------------------------------     -------------------------------------
Rick L. Catt, Director,                    Jamie E. McReynolds, Vice President,
President and Chief Executive Officer      Secretary and Chief Financial Officer
(Chief Operating Officer)                  (Principal Financial Officer)




/s/ Scott F. Pulliam                       /s/ James D. Goodwine
---------------------------------------    -------------------------------------
Scott F. Pulliam, Chairman of the Board    James D. Goodwine, Director



/s/ Cell T. Keller                         /s/ William K. Thomas
---------------------------------------    -------------------------------------
Cell T. Keller, Director                   William K. Thomas, Director



/s/ Donald K. Inboden
---------------------------------------
Donald K. Inboden, Director

                                  EXHIBIT INDEX




Exhibits:

1.1            Letter Agreement regarding management, marketing and consulting services*
1.2            Form of Agency Agreement*
2              Plan of Conversion*
3.1            Certificate of Incorporation of the Holding Company*
3.2            Bylaws of the Holding Company*
3.3            Charter of Association in stock form*
3.4            Bylaws of Association in stock form*
3.5            Articles of Association of National Bank*
3.6            Bylaws of National Bank*
4              Form of Stock Certificate of the Holding Company*
5              Opinion of Silver, Freedman & Taff, L.L.P. with Respect to
                  Legality of Stock*
8.1            Opinion of Silver, Freedman & Taff,  L.L.P. with respect to
                  Federal income tax consequences of the Stock Conversion*
8.2            Opinion of Larsson, Woodyard & Henson LLP with respect to
                  Illinois income tax consequences of the Stock Conversion*
10.1           Letter Agreement regarding Appraisal Services and Business Plan
               Preparation*
10.2           Employee Stock Ownership Plan*
10.3           Directors Retirement Plan*
22             Subsidiaries*
24.1           Consent of Silver, Freedman & Taff, L.L.P.*
24.2           Consent of Larsson, Woodyard & Henson LLP
24.3           Consent of Ferguson & Company*
25             Power of Attorney (set forth on signature page)
99.1           Appraisal*
99.2           Proxy Statement and form of proxy to be furnished to the
               Association's account holders*
99.3           Stock Order Form and Order Form Instructions*
99.4           Certification*
99.5           Question and Answer Brochure*
99.6           Advertising, Training and Community Informational Meeting
                  Materials*
99.7           Letter of Appraiser with respect to Subscription Rights*


*  Previously filed.

                                    EXHIBITS